UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Innovid Corp.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INNOVID CORP.
30 Irving Place, 12th Floor
New York, New York 10003
To the Stockholders of Innovid Corp.:
You are cordially invited to attend a special meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Special Meeting”) of Innovid Corp., a Delaware corporation (“Innovid”). The Special Meeting will be held on February 11, 2025 at 10:00 a.m., Eastern time. You may attend the Special Meeting via a live interactive webcast at www.virtualshareholdermeeting.com/CTV2025SM. You will be able to listen to the Special Meeting live and submit a proxy online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of November 21, 2024 (the “Merger Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”) and Innovid. Pursuant to the Merger Agreement, Merger Sub will merge with and into Innovid, with Innovid surviving such merger as a wholly owned subsidiary of Parent (the “Merger”).
If the Merger is completed, at the effective time of the Merger, each share of Innovid’s common stock, par value $0.0001 per share, that is outstanding as of immediately prior to the effective time of the Merger (the “Innovid Common Stock”), subject to certain exceptions specified in the Merger Agreement, will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $3.15 per share, without interest thereon and subject to any applicable withholding taxes unless you have properly exercised your appraisal rights. This amount represents an approximately 94% premium to the closing price of Innovid Common Stock of $1.62 per share on November 20, 2024, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby, as well as a premium of approximately 72% over the 90-day volume weighted average trading price of $1.84 per share on November 20, 2024.
Innovid’s board of directors (the “Innovid Board”) has unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Innovid and the holders of shares (the “Innovid Stockholders”) of Innovid Common Stock; (ii) approved the Merger Agreement and the execution and delivery of the Merger Agreement by Innovid, the performance by Innovid of its covenants and other obligations thereunder, and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) resolved to submit the Merger Agreement to the Innovid Stockholders for consideration at a special meeting of the Innovid Stockholders; and (iv) subject to its covenants with respect to its recommendation to the Innovid Stockholders, resolved to recommend that the Innovid Stockholders adopt the Merger Agreement at such special meeting.
The Innovid Board unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, and (2) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
Your vote is very important, regardless of the number of shares you own. Under the terms of the Merger Agreement, the approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock entitled to vote in accordance with the DGCL. Each record holder of Innovid Common Stock is entitled to one vote for each share of Innovid Common Stock owned of record as of the close of business on January 2, 2025 (the “Record Date”). If you fail to vote on the proposal to adopt the Merger Agreement, the effect will be the same as a vote against such proposal.
The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The accompanying proxy statement also describes the actions and determinations of the Innovid Board in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
Even if you plan to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or mail, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to grant your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the adoption of the Merger Agreement, but will not have any effect on the outcome of the vote on the Adjournment Proposal (assuming a quorum is present). You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote against the adoption of the Merger Agreement.
If you have any questions or need assistance voting your shares, please contact Sodali & Co (“Sodali”), our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing CTV@info.sodali.com.
Thank you for your support.
Sincerely,
/s/ Zvika Netter
Zvika Netter
Chief Executive Officer and Director
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated January 10, 2025, and, together with the enclosed form of proxy card, is first being mailed on or about January 10, 2025.

INNOVID CORP.
30 Irving Place, 12th Floor
New York, New York 10003
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY ON February 11, 2025
Notice is given that a special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of Innovid Corp., a Delaware corporation (“Innovid”), will be held on February 11, 2025 at 10:00 a.m., Eastern time, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of November 21, 2024 (the “Merger Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”) and Innovid (the “Merger Proposal”); and

2.
To consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The foregoing matters are more fully described in the attached proxy statement. The proxy statement, as well as the Merger Agreement attached thereto, are hereby incorporated by reference in this Notice.
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock entitled to vote in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast on such matter.
The Special Meeting will be held by means of a live interactive webcast on the internet at www.virtualshareholdermeeting.com/CTV2025SM. We believe this is the most effective approach for enabling stockholder attendance and participation. The Special Meeting will begin promptly at 10:00 a.m., Eastern time. Online check-in will begin at 9:45 a.m., Eastern time, and you should allow ample time for the check-in procedures. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).
Only Innovid’s stockholders as of the close of business on January 2, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting or at any postponement or adjournment thereof. A list of stockholders of record entitled to vote at the Special Meeting will be available at Innovid’s corporate offices located at 30 Irving Place, 12th Floor, New York, New York 10003 during regular business hours for a period of no less than 10 days before the Special Meeting.
Innovid’s Board unanimously recommends that you vote: (1) “FOR” the Merger Proposal, and (2) “FOR” the Adjournment Proposal.
Record holders and beneficial owners of shares of Innovid’s common stock, par value $0.0001 per share, that is outstanding as of immediately prior to the effective time of the Merger (the “Innovid Common Stock”) who do not vote in favor of the proposal to adopt the Merger Agreement and who otherwise comply with the requirements under Section 262 of the DGCL will have the right to seek appraisal of the “fair value” of their shares of Innovid Common Stock (exclusive of any elements of value arising from the accomplishment or expectation of the Merger and together with interest thereon, as described in the accompanying proxy statement) in lieu of receiving $3.15 per share of Innovid Common Stock in cash if the Merger is completed, as determined in accordance with Section 262 of the DGCL. To do so, a record holder or beneficial owner must properly demand appraisal before the vote is taken on the Merger Agreement at the Special Meeting and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.
Even if you plan to attend the Special Meeting, please grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card) or sign, date and return, as promptly as possible, the enclosed proxy card. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the Merger Proposal, but will not have any effect on the outcome of the vote on the Adjournment Proposal (assuming a quorum is present). You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote against the Merger Proposal.
By Order of the Board of Directors,
/s/ Zvika Netter
Zvika Netter
Chief Executive Officer and Director
New York, New York
January 10, 2025

INNOVID CORP.

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 11, 2025
This proxy statement is dated January 10, 2025 and, together with the enclosed form of proxy card, is first being sent to stockholders on or about January 10, 2025.
Neither the SEC nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

CERTAIN DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
Adjournment Proposal means the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
Affiliate means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided that, in no event shall (i) Parent or Merger Sub be considered an “Affiliate” of any member of the CVC Network, or (ii) any member of the CVC Network be considered an “Affiliate” of Parent or Merger Sub, other than for purposes of the definition of “Parent Related Parties” and the effect of termination section of the Merger Agreement.
Ancillary Agreements means the documents, certificates and instruments and other agreements among the Parties as contemplated by the Transactions, including the Confidentiality Agreement, and the Financing Commitments; provided, that the Ancillary Agreements do not include the Support Agreements or the Contribution and Exchange Agreement.
Buyer Parties means, together, Parent and Merger Sub.
Certificate of Merger means a certificate of merger substantially in the form attached as Exhibit A to the Merger Agreement.
CIC Severance Plan means the Innovid, Inc. Executive Change in Control Executive Severance Plan.
Code means the U.S. Internal Revenue Code of 1986, as amended.
Confidentiality Agreement means that certain Confidentiality Agreement, dated as of July 23, 2024, by and between Parent and Innovid.
Contribution and Exchange Agreement means that certain Contribution and Exchange Agreement, dated as of November 21, 2024, by and between TopCo and the Rollover Stockholder.
CVC Network means (i) CVC Capital Partners plc, Clear Vision Capital Fund SICAV FIS S.A., (ii) each of their respective successors or assigns and any form of entity which is controlled by, or under common control with, CVC Capital Partners plc or Clear Vision Capital Fund SICAV FIS S.A. from time to time, together with any investment funds or vehicles advised or managed by any of the foregoing; (iii) any existing or prospective investor in or limited partner of any such investment funds or vehicles; and (iv) any portfolio companies of any such investment funds or vehicles (collectively, the “Portfolio Companies”); provided that for these purposes only “control” includes the power to (directly or indirectly and whether alone or with others) appoint or remove a majority of an entity’s directors or its general partner, manager, adviser, trustee, founder, guardian, beneficiary or other management officeholder and controlled and controlling shall be interpreted accordingly; provided, further, that Parent and Merger Sub shall not be considered Portfolio Companies or part of the CVC Network.
Debt Financing means the debt financing in the amounts specified in the Debt Financing Commitment for the purpose of financing the Merger and the other transactions contemplated by the Merger Agreement and the related fees and expenses.
Debt Financing Commitment means, collectively, Debt Commitment Letter and each Redacted Fee Letter.
DGCL means the General Corporation Law of the State of Delaware.
Dissenting Shares means all shares of Innovid Common Stock that are issued and outstanding as of immediately prior to the effective time of the Merger and held by Innovid Stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised and not withdrawn their statutory rights of appraisal in respect of such shares of Innovid Common Stock in accordance with Section 262 of the DGCL.

DOJ means the Antitrust Division of the U.S. Department of Justice.
Effective Time means the effective time of the Merger.
Equity Award Consideration means, collectively, the Innovid Option Consideration and the Innovid RSU Consideration.
Equity Financing means the commitment made by the Investors (as defined in each Equity Commitment Letter, respectively), subject only to the terms and conditions of each of the Equity Commitment Letters, to invest in Parent, directly or indirectly, the cash amounts set forth therein, respectively, for the purpose of consummating the Merger.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Financing means, together, the Debt Financing and the Equity Financing.
Financing Commitments means, collectively, the Debt Financing Commitment and the Equity Commitment Letters.
Financing Sources means the persons (other than Parent, Merger Sub, and their respective Affiliates), if any, in their respective capacities as such, that have committed to provide, arrange, underwrite or place all or any portion of the Debt Financing in connection with the Merger, including the commitment parties under the Debt Commitment Letter and the commitment parties under any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their representatives, Affiliates and their Affiliates’ representatives (in their capacity as such) and their respective successors and assigns, provided that in no event shall any of Parent or any of its Affiliates be deemed to be Financing Sources under the Merger Agreement.
FTC means the Federal Trade Commission.
GAAP means generally accepted accounting principles, consistently applied, in the United States.
HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
Innovid means Innovid Corp. In addition, the terms “we,” “us” and “our” refer to Innovid Corp.
Innovid Board means the board of directors of Innovid Corp.
Innovid Bylaws means the Amended and Restated Bylaws of Innovid Corp., dated as of February 1, 2024.
Innovid Common Stock means the common stock, par value $0.0001 per share, of Innovid.
Innovid Equity Awards means Innovid Options and Innovid RSUs.
Innovid Equity Plans means, collectively, the Innovid Corp. 2021 Omnibus Incentive Plan, the Innovid., Inc. Global Share Incentive Plan (2008) and any other compensatory equity compensation plan under which any outstanding Innovid Option or Innovid RSU has been granted.
Innovid Intellectual Property means any and all Intellectual Property (as defined in the Merger Agreement) that is owned (or purported to be owned), in whole or in part, by any member of Innovid or its subsidiaries.
Innovid Option means an option to purchase shares of Innovid Common Stock granted under any Innovid Equity Plan.
Innovid Option Consideration means a lump sum cash payment, without interest, equal to the product of (A) the excess, if any, of the Per Share Price over the applicable exercise price per share of Innovid Common Stock subject to such Innovid Option multiplied by (B) the number of shares of Innovid Common Stock subject to such Innovid Option.
Innovid Private Placement Warrants means the warrants purchased by ION Holdings 2, LP (“ION”) pursuant to the Private Place Warrants Purchase Agreement, dated as of February 10, 2021, by and between ION and ION Acquisition Corp 2 Ltd., the predecessor entity to Innovid.
Innovid Public Warrants means the warrants that were issued and delivered to public investors in the initial public offering of units of equity securities of ION Acquisition Corp 2 Ltd., the predecessor entity to Innovid, pursuant to the Warrant Agreement.

Innovid Related Parties means any of Innovid, its Affiliates, the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Innovid and its Affiliates and any holder of any equity, controlling person, director, officer, employee, Affiliate, member, manager, general or limited partner, stockholder and assignee of any of the foregoing.
Innovid RSU means a restricted stock unit award granted under any Innovid Equity Plan.
Innovid RSU Consideration means a lump sum cash payment, without interest and net of applicable withholdings, equal to the product of (A) the Per Share Price multiplied by (B) the number of shares of Innovid Common Stock subject to such Innovid RSUs.
Innovid Stockholders means the holders of shares of Innovid Common Stock.
Innovid Warrants means, collectively, the Innovid Private Placement Warrants and the Innovid Public Warrants.
IRS means the Internal Revenue Service.
Law means any legislation, statute, constitution, law (including common law), ordinance, Order, rule, regulation, code, directive, determination, ruling or stock exchange listing requirement, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental authority, as applicable.
Lease means each lease, sublease, license, sublicense or other similar agreement, including amendments thereto and guarantees thereof, relating to the Leased Real Property (as defined in the Merger Agreement).
Liens means any charge, claim, lien (statutory or other), voting trust agreement, right of first refusal, mortgage, encumbrance, pledge, security interest, deed of trust, encroachment, right of way or other similar restriction of any kind (other than those created under applicable securities Law).
Material Contract has the meaning set forth in the Merger Agreement.
Merger means the merger of Merger Sub with and into Innovid pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with Innovid surviving the Merger as a direct, wholly owned subsidiary of Parent.
Merger Agreement means the Agreement and Plan of Merger, dated as of November 21, 2024, by and among Innovid, Parent, and Merger Sub, as it may be amended, supplemented or modified from time to time.
Merger Proposal means the proposal to adopt the Merger Agreement.
Merger Sub means Ignite Merger Sub, Inc, a Delaware corporation and wholly owned subsidiary of Parent.
NYSE means the New York Stock Exchange and any successor stock exchange.
Owned Innovid Share means each share of Innovid Common Stock that is (1) held by Innovid or any of its subsidiaries, (2) owned by the Buyer Parties or any of their direct or indirect wholly owned subsidiaries as of immediately prior to the Effective Time or (3) a Rollover Share.
Parent means Mediaocean LLC, a Delaware limited liability company.
Parent Related Parties means any of the Buyer Parties, the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates, members, managers, general or limited partners, stockholders and assignees of each Buyer Party and its Affiliates and any holder of any equity, controlling person, director, officer, employee, Affiliate, member, manager, general or limited partner, stockholder and assignee of any of the foregoing.
Party means each of Innovid, Parent and Merger Sub.
Per Share Price means $3.15 in cash per share of Innovid Common Stock, without interest thereon.
Record Date means January 2, 2025.
Rollover Shares means, collectively, the shares of Innovid Common Stock contributed to TopCo by the Rollover Stockholder pursuant to the Contribution and Exchange Agreement.
v

Rollover Stockholder means Zvika Netter.
SEC means the United States Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Special Measures means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, protocols or guidelines promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any epidemic or pandemic, including the Coronavirus Aid, Relief and Economic Security Act, as may be amended, and the Families First Coronavirus Response Act, as may be amended.
Special Meeting means the special meeting of the stockholders of Innovid to be held on February 11, 2025 at 10:00 a.m., Eastern time, and any adjournment or postponement thereof, by means of a live interactive webcast on the internet at www.virtualshareholdermeeting.com/CTV2025SM.
Subsidiary of any person means any other person (other than a natural person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% of the total outstanding securities or ownership interests of such first person, in each case, are owned, directly or indirectly, by such first person.
Surviving Corporation means Innovid, as the surviving corporation of the Merger.
Termination Date means May 21, 2025 (as may be extended pursuant to the Merger Agreement).
TopCo means OceanKey TopCo LLP.
Topco RSUs means restricted stock units in TopCo.
Transactions means the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger.
Warrant Agreement means that certain Warrant Agreement, dated as of February 10, 2021, by and between ION Acquisition Corp 2 Ltd. and Continental Stock Transfer & Trust Company, a New York corporation.
Willful and Material Breach means (x) a material breach of the Merger Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching Party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, constitute a material breach of the Merger Agreement, or (y) in the case of the Buyer Parties, failure to consummate the Equity Financing (i) when and as required to be consummated in accordance with the terms of the Equity Commitment Letters and the Merger Agreement and (ii) when each Equity Funding Circumstance (as defined in the section of this proxy statement captioned “The Merger Agreement—Specific Performance”) has been met.

SUMMARY
This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.
Introduction
On November 21, 2024, Innovid entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Innovid, with Innovid surviving the Merger as a wholly owned subsidiary of Parent. Parent is a portfolio company of certain funds managed by CVC Capital Partners, as well as a portfolio company of TA Associates and Charlesbank Capital Partners. If the Merger is completed, each outstanding share of Innovid Common Stock (other than as described below) will be converted into the right to receive the Per Share Price, without interest and subject to any applicable withholding taxes, and Innovid will become a privately held company. Innovid is asking its stockholders to consider and vote on the adoption of the Merger Agreement. If the Merger is completed, holders of Innovid Common Stock will have the right to receive the Per Share Price, but such Innovid Stockholders will no longer have any rights as a stockholder of Innovid (except that record holders and beneficial owners of Innovid Common Stock who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by the DGCL).
The Innovid Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Innovid and the Innovid Stockholders; (ii) approved the Merger Agreement and the execution and delivery of the Merger Agreement by Innovid, the performance by Innovid of its covenants and other obligations thereunder, and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) resolved to submit the Merger Agreement to the Innovid Stockholders for consideration the Special Meeting; and (iv) subject to its covenants with respect to its recommendation to the Innovid Stockholders, resolved to recommend that the Innovid Stockholders adopt the Merger Agreement at the Special Meeting.
Parties to the Merger Agreement
Innovid
Innovid is an enterprise cloud software platform for the creation, delivery, measurement, and optimization of advertising across CTV, mobile, and desktop environments. Innovid provides critical technology infrastructure for many of the world’s largest brands, agencies, and publishers, empowering them to create ad-supported TV experiences people love. Innovid’s vision, that television should be open for everyone and controlled by no one, is at the heart of how the Innovid operates its business as an independent platform and as a strategic, trusted partner for its clients.
Innovid’s Common Stock is listed on the NYSE under the symbol “CTV.” Innovid’s corporate offices are located at 30 Irving Place, 12th Floor, New York, New York 10003 and its telephone number is (212) 966-7555.
Parent
Mediaocean LLC, a Delaware limited liability company, is a provider of integrated media procurement technology to brands and agencies supporting their advertising needs, including through the Prisma application for media management and finance, Flashtalking’s ad server and personalization platform and Protected by Mediaocean’s ad verification solutions. Parent’s address is 120 Broadway, Floor 8, New York, NY 10271 and its telephone number is +1 (212) 633-8100.
Merger Sub
Ignite Merger Sub, Inc. is a wholly owned subsidiary of Parent and was formed on November 20, 2024, solely for the purpose of engaging in the Merger. Merger Sub has not engaged in any business activities other than as contemplated by the Merger Agreement. Merger Sub’s address is 120 Broadway, Floor 8, New York, NY 10271 and its telephone number is +1 (212) 633-8100.

The Special Meeting
•
Date, Time and Place. The Special Meeting will be held on February 11, 2025 at 10:00 a.m., Eastern time. You may attend the Special Meeting solely via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/CTV2025SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). Innovid believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

•	Purpose. At the Special Meeting, Innovid will ask stockholders to vote on the following proposals:
•
The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Innovid, with Innovid continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent; and

•
The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The Proposals
•
The Merger Proposal. Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock entitled to vote in accordance with the DGCL (collectively, the “Requisite Stockholder Approval”).

•
The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes of Innovid Common Stock cast (excluding abstentions and broker non-votes) on such proposal.

Record Date; Shares Entitled to Vote; Quorum
You are entitled to receive notice of and to vote at the Special Meeting if you owned shares of Innovid Common Stock as of the close of business on January 2, 2025, the Record Date. A quorum of stockholders is necessary to transact business at the Special Meeting. The holders of a majority in voting power of the shares of Innovid Common Stock issued and outstanding and entitled to vote at the Special Meeting, present by remote communication or represented by proxy, will constitute a quorum at the Special Meeting.
Vote Required to Approve the Merger Proposal
Each share of Innovid Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.
The affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal.
The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions or broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.
As of the Record Date, there were 150,918,919 shares of Innovid Common Stock outstanding and entitled to vote at the Special Meeting.
Recommendation of the Innovid Board
Innovid Board’s Recommendation. The Innovid Board has unanimously (i) determined that the Merger and the other Transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Innovid and the Innovid Stockholders; (ii) approved the Merger Agreement and the execution and delivery of the Merger Agreement by Innovid, the performance by Innovid of its covenants and other obligations thereunder, and the consummation of the Transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) resolved to submit the Merger Agreement to the Innovid Stockholders for consideration at a special meeting of the Innovid Stockholders; and (iv) subject to its covenants with respect to its recommendation to the Innovid Stockholders, resolved to recommend that the Innovid Stockholders adopt the Merger Agreement at such special meeting. For a description of the reasons considered by the Innovid Board, see the section of this proxy statement captioned “The Merger—Recommendation of the Innovid Board and Reasons for the Merger.”
The Innovid Board unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement and (2) “FOR” the approval of the Adjournment Proposal.
Fairness Opinion of Innovid’s Financial Advisor
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Innovid retained Evercore to act as its financial advisor in connection with the Innovid Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, Innovid requested that Evercore evaluate the fairness, from a financial point of view, of the Per Share Price to be received by the holders of Innovid Common Stock. At a meeting of the Innovid Board held on November 21, 2024, Evercore rendered to the Innovid Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Per Share Price to be received by the holders of Innovid Common Stock (other than holders of Owned Company Shares and Dissenting Shares) in the Merger was fair, from a financial point of view, to such holders.

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The full text of the written opinion of Evercore, dated as of November 21, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Innovid encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Innovid Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Innovid Board or to any other persons in respect of the Merger, including as to how any holder of shares of Innovid Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Innovid, nor does it address the underlying business decision of Innovid to engage in the Merger.

Certain Effects of the Merger on Innovid
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If the conditions to the completion of the Merger are either satisfied or waived, at the Effective Time: (1) Merger Sub will merge with and into Innovid, (2) the separate existence of Merger Sub will cease, and (3) Innovid will continue as the Surviving Corporation in the Merger and as a wholly owned subsidiary of Parent. As a result of the Merger, Innovid will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation as a result of the Merger.

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The time at which the Merger becomes effective will occur upon the filing of the Certificate of Merger with, and acceptance of record by, the Secretary of State of the State of Delaware (or such other time as may be agreed in writing by Parent and Innovid and specified in the Certificate of Merger).

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Following the Merger, all of the equity interests in the Surviving Corporation will be owned by Parent. If the Merger is completed, Parent (and the Rollover Stockholder indirectly through their indirect equity interests in Parent) will be the sole beneficiaries of Innovid’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting Innovid following the Merger. Similarly, Parent (and the Rollover Stockholder indirectly) will also bear the risks of ongoing operations, including the risks of any decrease in Innovid’s value after the Merger.

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In connection with the Merger, certain members of Innovid’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of Innovid’s Stockholders generally, as described in more detail under “—Interests of Executive Officers and Directors of Innovid in the Merger.”

Effect on Innovid if the Merger is Not Consummated
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If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, Innovid’s Stockholders will not receive any payment for their shares of Innovid Common Stock in connection with the Merger. Instead, (1) Innovid will remain an independent public company, (2) Innovid Common Stock and Innovid Public Warrants will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Innovid will continue to file periodic reports with the SEC. For more information, see the section of this proxy statement captioned “The Merger—Effects on Innovid if the Merger is Not Completed.”
Merger Consideration
Common Stock. The Merger Agreement provides for the following treatment of shares of Innovid Common Stock in connection with the Merger:
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At the Effective Time, each share of Innovid Common Stock outstanding immediately prior to the Effective Time (other than the Owned Innovid Shares or Dissenting Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price, without interest thereon. This amount represents an approximately 94% premium to the closing price of Innovid Common Stock of $1.62 per share on November 20, 2024, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby, as well as a premium of approximately 72% over the 90-day volume weighted average trading price of $1.84 per share on November 20, 2024. For more information, see the sections of this proxy statement captioned “The Merger—Certain Effects of the Merger on Innovid” and “The Merger Agreement—Merger Consideration—Innovid Common Stock.”

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At or prior to the closing of the Merger, Parent will deposit with the Payment Agent (as defined in the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures”) an amount of cash equal to the aggregate consideration to which Innovid Stockholders will become entitled under the Merger Agreement. Once a stockholder has provided the Payment Agent with any documentation required by the Payment Agent, the Payment Agent will pay the stockholder the appropriate portion of the aggregate Per Share Price in exchange for the shares of Innovid Common Stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

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After the Merger is completed, you will have the right to receive the Per Share Price for each share of Innovid Common Stock that you own as of immediately prior to the Effective Time, but you will no longer have any rights as a stockholder (except that record holders and beneficial owners of Innovid Common Stock who have neither voted in favor of the Merger nor consented thereto in writing, who have properly demanded appraisal of such shares of Innovid Common Stock pursuant to, and in accordance with, Section 262 of the DGCL, and who do not validly withdraw or otherwise lose their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “Appraisal Rights”).

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After the Merger is completed, holders of Innovid Common Stock will have the right to receive the Per Share Price, but such Innovid Stockholders will no longer have any rights as a stockholder of Innovid (except that record holders and beneficial owners of Innovid Common Stock who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see Annex B.

Treatment of Innovid Options. The Merger Agreement provides for the following treatment of Innovid Options at the Effective Time:
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Each outstanding option to purchase shares of Innovid Common Stock (each, an “Innovid Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will be fully vested and cancelled in exchange for the Per Share Price (over the applicable exercise price per share of Innovid Common Stock subject to such Innovid Option) in respect of the number of shares of Innovid Common Stock subject to such Innovid Option.

Treatment of Innovid RSUs. The Merger Agreement provides for the following treatment of Innovid RSUs at the Effective Time:
•	Innovid RSU Acceleration. A number of unvested restricted stock unit awards granted under any Equity Plan (the “Innovid RSUs”) generally not to exceed 7,164,386 Innovid RSUs (as such number may be adjusted in accordance with the terms of the Merger Agreement), shall be accelerated and fully vest immediately prior to the Effective Time and such Innovid RSUs (together with any other Innovid RSUs that have previously vested but not yet been settled), will be cancelled, and will convert into the right to receive a lump sum cash payment, without interest and net of applicable withholdings, equal to the product of (a) the Per Share Price multiplied by (b) the number of shares of Innovid Common Stock subject to such award of Innovid RSUs (the “Innovid RSU Consideration”).
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Innovid RSU Rollover. All remaining Innovid RSUs that are outstanding but unvested as of the Effective Time, including any such Innovid RSUs that do not become vested as a result of the Merger, will be cancelled in exchange for TopCo RSUs with substantially similar terms as those terms applicable immediately prior to the Effective Time to such Innovid RSUs (provided that Parent may provide opportunities to the holders of the TopCo RSUs to defer taxation of vested TopCo RSUs beyond the applicable vesting dates to the extent practicable and subject to compliance with all applicable local Laws and provided further that certain TopCo RSUs may be fully vested upon issuance at the Effective Time) in accordance with the terms of the Merger Agreement.

Treatment of Innovid Warrants. The Merger Agreement provides for the following treatment of Innovid Warrants at the Effective Time:
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Each outstanding Innovid Warrant will, in accordance with its terms under the Warrant Agreement, automatically and without any required action on the part of the holder thereof, cease to represent an Innovid Warrant in respect of Innovid Common Stock and shall become an Innovid Warrant exercisable for the Per Share Price. If a holder properly exercises an Innovid Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise shall be reduced by an amount (in dollars and in no event less than zero) equal to the difference between (a) the Warrant Price in effect prior to such reduction and (b) (i) the Per Share Price minus (ii) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Effect Upon Employee Stock Purchase Plan
At the Effective Time, the Innovid Corp. 2021 Employee Stock Purchase Plan will be terminated.
For more information about the treatment of Innovid Equity Awards, see the sections of this proxy statement captioned “Certain Effects of the Merger,” “The Merger Agreement—Merger Consideration—Equity Awards” and “Interests of Executive Officers and Directors of Innovid in the Merger.”
Interests of Executive Officers and Directors of Innovid in the Merger
In considering the recommendations of the Innovid Board with respect to the Merger, you should be aware that, aside from their interests as holders of Innovid Common Stock, Innovid’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:
•	Innovid’s directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and Innovid;
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each of Innovid’s directors and officers hold Innovid Equity Awards that will be treated as described below under “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger—Treatment of Innovid Equity Awards” and “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger—Equity Interests of Executive Officers and Directors of Innovid”; and

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each of Innovid’s executive officers (Zvika Netter, Anthony Callini and Ken Markus) is a participant in the CIC Severance Plan, which provides for severance payments and benefits in the event of an involuntary termination (as defined in the section of this proxy statement captioned “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger—Change in Control and Severance Benefits under Existing Agreements”).

The Innovid Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For a more detailed description of the interests of Innovid’s executive officers and directors in the Merger, see “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger.”

Contribution and Exchange Agreement
Concurrently with the execution of the Merger Agreement, TopCo entered into the Contribution and Exchange Agreement with the Rollover Holder, Mr. Zvika Netter, Innovid’s Chief Executive Officer, pursuant to which, upon the terms and subject to the conditions thereof, the Rollover Holder will, immediately prior to the Effective Time, contribute to TopCo a number of shares of Innovid Common Stock in exchange for, or otherwise subscribe and purchase, newly issued equity interests of Topco.
Support Agreements
Concurrently with the execution of the Merger Agreement, Parent entered into support agreements (each, a “Support Agreement” and collectively, the “Support Agreements”) with each member of the Innovid Board in their capacities as stockholders of Innovid, pursuant to which, among other things and on the terms and subject to the conditions therein, each such stockholder agrees to vote all shares of Innovid Common Stock that it beneficially owns (representing approximately 7.03% in the aggregate of the total current outstanding voting power of Innovid as of January 8, 2025), in favor of, among other things, granting the Requisite Stockholder Approval, approving the Merger and adopting the Merger Agreement. The Support Agreements include certain restrictions on transfer of shares of Innovid Common Stock by the members of the Innovid Board. The obligations of each member of the Innovid Board in their capacities as stockholders of Innovid under the Support Agreements will automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the Innovid Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (iv) the time at which the Innovid Board makes a Recommendation Change.
Financing of the Merger
Parent has obtained equity and debt financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses.
Concurrently with the execution of the Merger Agreement, funds managed by entities affiliated with CVC Capital Partners and Charlesbank Capital Partners entered into an equity commitment letter with Parent pursuant to which they have severally committed to provide equity financing to Parent in an aggregate amount equal to $47,000,000, on the terms and subject to the conditions set forth in the signed equity commitment letter.
Certain financial institutions have severally committed to provide an affiliate of Parent (“Borrower”) with a $350.0 million senior secured first lien term loan facility and a $50.0 million increase to the existing revolving facility commitments under Borrower’s existing credit agreement, on the terms set forth in the related debt commitment letter. The obligations of such financial institutions to provide debt financing under the debt commitment letter are subject to a number of customary conditions as limited by the “certain funds” provisions set forth therein.
Appraisal Rights
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Appraisal rights are statutory rights that enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the transaction.

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If the Merger is consummated, holders of record or beneficial owners of Innovid Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Innovid Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in Annex B which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

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This means that these holders of record and beneficial owners may be entitled to have their shares of Innovid Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Innovid Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. If you fail to properly demand appraisal or waive your appraisal rights, you will receive the Merger consideration provided for in the Merger Agreement. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see Annex B.

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To exercise appraisal rights, a holder of record or a beneficial owner of Innovid Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of Innovid Common Stock to Innovid before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Innovid Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Innovid Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Innovid Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in Annex B which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

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A holder of record’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.

Material U.S. Federal Income Tax Considerations of the Merger
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For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined under the section of this proxy statement captioned, “The Merger—Material U.S. Federal Income Tax Considerations of the Merger”) in exchange for such U.S. Holder’s shares of Innovid Common Stock in the Merger will be a taxable transaction. In general, such U.S. Holder’s gain or loss will be an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives pursuant to the Merger and such U.S. Holder’s adjusted tax basis in the shares of Innovid Common Stock surrendered in the Merger.

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A Non-U.S. Holder (as defined under the section of this proxy statement captioned, “The Merger—Material U.S. Federal Income Tax Considerations of the Merger”), who exchanges shares of Innovid Common Stock for cash in the Merger will generally not be subject to U.S. federal income tax with respect to such exchange unless such Non-U.S. Holder has certain connections with the United States.

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For a more complete description of the U.S. federal income tax considerations of the Merger, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Considerations of the Merger”.

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Holders of Innovid Common Stock should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Approvals Required for the Merger
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Under the Merger Agreement, the Merger cannot be consummated until (1) the waiting periods (and any extensions thereto pursuant to an agreement with a governmental authority) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), have expired or been terminated; or (2) all requisite consents, directions or orders required to consummate the Merger have been obtained (in the case of Parent, without the imposition of a Burdensome Condition (as defined in the section of this proxy statement captioned “The Merger Agreement—Regulatory Efforts”)). Additionally, the Merger cannot be consummated if any injunction or other judgment or order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger is in effect or any law has been enacted, entered, enforced or deemed applicable to the Merger (and be in effect), that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger.

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Innovid and Parent and their respective affiliates filed their respective HSR Act notifications on December 13, 2024. The 30-day HSR waiting period with respect to the Merger, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, expires at 11:59 p.m. EDT on January 13, 2025.

Solicitation of Other Offers and Recommendation Changes
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During the period beginning on November 21, 2024 and continuing until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Innovid is subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows Innovid and the Innovid Board, under certain specified circumstances and after entry into an Acceptable Confidentiality Agreement, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Innovid Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law, and promptly provides to Parent and its representatives any non-public information concerning Innovid that is provided to the third party making such Acquisition Proposal that was not previously provided to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”

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Innovid is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including providing certain information regarding the Superior Proposal to Parent and engaging in good faith negotiations with Parent during a specified period. If Innovid terminates the Merger Agreement in order to accept a Superior Proposal from a third party, it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—Recommendation Changes.”

Change in the Innovid Board’s Recommendation
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The Innovid Board may not amend, modify or withdraw its recommendation that Innovid’s Stockholders adopt the Merger Agreement, nor take certain similar actions other than, under certain circumstances, if the

Innovid Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law and the Innovid Board complies with the terms of the Merger Agreement.
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Moreover, the Innovid Board may not withdraw the Innovid Board’s recommendation that Innovid’s Stockholders adopt the Merger Agreement or take certain similar actions unless the Innovid Board complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If Innovid or Parent terminates the Merger Agreement under certain circumstances, including because the Innovid Board amends, modifies or withdraws the Innovid Board’s recommendation that Innovid’s Stockholders adopt the Merger Agreement, then Innovid must pay a termination fee to Parent.

For more information, see the section of this proxy statement captioned “The Merger Agreement—Recommendation Changes.”
Conditions to the Closing of the Merger
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Obligations of Parent, Merger Sub and Innovid. The obligations of Parent, Merger Sub and Innovid, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including:

•	the adoption of the Merger Agreement by the Requisite Stockholder Approval (which shall not be waivable);
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the expiration or termination of the waiting periods applicable to the Merger pursuant to the HSR Act and any extensions thereof (which waiting period will expire at 11:59 p.m., Eastern time, on January 13, 2025 unless extended) or the obtainment of all requisite consents, directions or orders required to consummate the Merger (in the case of Parent and Merger Sub, without the imposition of a Burdensome Condition (as defined in the section of this proxy statement captioned “The Merger Agreement—Regulatory Efforts”)); and

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no injunction or other judgment or order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger shall be in effect, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger (and be in effect) that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger.

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Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent (where permissible pursuant to applicable law) of each of the following conditions:

•	the accuracy of the representations and warranties of Innovid in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;
•	Innovid having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by it at or prior to the closing of the Merger;
•	receipt by Parent and Merger Sub of a customary closing certificate of Innovid; and
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no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the Merger Agreement and be continuing.

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Obligations of Innovid. The obligations of Innovid to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

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the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

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Parent and Merger Sub having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing of the Merger; and

•	the receipt by Innovid of a customary closing certificate of Parent and Merger Sub.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”
Termination of the Merger Agreement
Company Termination Fee
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Payment of Company Termination Fee by Innovid. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Company Termination Fee,” under specified circumstances, including Innovid terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement or Parent terminating the Merger Agreement due to a Recommendation Change, Innovid will be required to pay the Parent a fee of $17,000,000 (the “Company Termination Fee”). The Company Termination Fee will also be payable by Innovid if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction has been made to Innovid or has been publicly announced or disclosed and not irrevocably withdrawn or otherwise abandoned and any Acquisition Transaction is consummated or Innovid enters into an agreement providing for the consummation of any Acquisition Transaction within twelve months after the termination.

Parent Termination Fee
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Payment of Parent Termination Fee by Parent. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Parent Termination Fee,” under specified circumstances, Parent will be required to pay Innovid the Parent Termination Fee of $42,000,000 (the “Parent Termination Fee”).

Specific Performance
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Specific Performance. Parent, Merger Sub and Innovid are entitled, in addition to any other remedy to which they are entitled at law or equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement. Innovid has the right, subject to the terms and conditions of the Merger Agreement and the Equity Commitment Letter, to an injunction, specific performance or other equitable remedies in connection with enforcing Parent and Merger Subs’ equity financing to be funded to fund the Merger.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Specific Performance.”
Fees and Expenses
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Generally, except as described under “The Merger Agreement—Company Termination Fee”, “The Merger Agreement—Other Covenants—Debt Financing” and for certain expenses incurred by Innovid in connection with Innovid’s covenant to provide certain access to Parent between the date of the Merger Agreement and the Closing, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such fees and expenses whether or not the Transactions are consummated.

Market Prices
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The Innovid Common Stock is listed on the NYSE under the symbol “CTV”. On November 20, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of the Innovid Common Stock on the NYSE was $1.62 per share. On January 8, 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of the Innovid Common Stock on the NYSE was $3.03 per share. You are encouraged to obtain current market quotations for Innovid Common Stock.

Litigation Relating to the Merger
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As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger. For a more detailed description of litigation relating to the Merger, see the section of this proxy statement captioned “The Merger—Litigation Relating to the Merger.”

GENERAL INFORMATION (Q&A)
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. Innovid encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which Innovid refers in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find Additional Information.”
Q:	Why am I receiving these materials?
A:
On November 21, 2024, Innovid entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire all of the outstanding shares of Innovid Common Stock for the aggregate Per Share Price. In order to complete the Merger, the Innovid Stockholders must vote to adopt and approve the Merger Agreement at the Special Meeting pursuant to the Requisite Stockholder Approval. This approval is a condition to the consummation of the Merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The Innovid Board is furnishing this proxy statement and form of proxy card to the Innovid Stockholders as of the Record Date in connection with the solicitation of proxies of the Innovid Stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of Innovid Common Stock without attending the Special Meeting and to ensure that your shares of Innovid Common Stock are represented and voted at the Special Meeting.
Your vote is very important. Even if you plan to attend the Special Meeting, Innovid encourages you to submit a proxy as soon as possible.
Q:	What is the Merger and what effects will it have on Innovid?
A:
The Merger is the acquisition of Innovid by Parent. If the Merger Proposal is approved by the Innovid Stockholders pursuant to the Requisite Stockholder Approval and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Innovid, with Innovid continuing as the Surviving Corporation. Upon completion of the Merger, Innovid will become a wholly owned subsidiary of Parent, and the Innovid Common Stock and Innovid Public Warrants will no longer be publicly traded, and will be delisted from the NYSE. In addition, the Innovid Common Stock and Innovid Public Warrants will be deregistered under the Exchange Act, and Innovid will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation.

At the Effective Time, Innovid, as the Surviving Corporation in the Merger, will possess all properties, rights, privileges, powers and franchises of Innovid and Merger Sub, and all of the debts, liabilities, obligations and duties of Innovid and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation.
Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Per Share Price, without interest and less any applicable withholding taxes, for each share of Innovid Common Stock that you own as of immediately prior to the Effective Time, unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of Innovid Common Stock as of immediately prior to the Effective Time, you will be entitled to receive $315 in cash in exchange for your shares of Innovid Common Stock, without interest and less any applicable withholding taxes.

Q:	How does the Per Share Price compare to the market price of Innovid Common Stock?
A:
This amount represents an approximately 94% premium to the closing price of Innovid Common Stock of $1.62 per share on November 20, 2024, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby, as well as a premium of approximately 72% over the 90-day volume weighted average trading price of $1.84 per share on November 20, 2024.

Q:	What will happen to Innovid Equity Awards?
A:	Generally speaking, Innovid Equity Awards will be treated as follows at the Effective Time:
•
Innovid Options. Each outstanding Innovid Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be fully vested and cancelled in exchange for the Per Share Price (over the applicable exercise price per share of Innovid Common Stock subject to such Innovid Option) in respect of the number of shares of Innovid Common Stock subject to such Innovid Option.

•	Innovid RSUs.
•
A number of Innovid RSUs generally not to exceed 7,164,386 Innovid RSUs (as such number may be adjusted in accordance with the terms of the Merger Agreement) shall be accelerated and fully vest immediately prior to the Effective Time and such Innovid RSUs (together with any other Innovid RSUs that have previously vested but not yet been), will be cancelled, and will convert into the right to receive the Innovid RSU Consideration.

•
All remaining Innovid RSUs that are outstanding but unvested as of the Effective Time, including any Innovid RSUs that do not become vested as a result of the Merger, will be cancelled in exchange for the TopCo RSUs with substantially similar terms as those terms applicable immediately prior to the Effective Time to such Innovid RSUs (provided that Parent may provide opportunities to the holders of the TopCo RSUs to defer taxation of vested TopCo RSUs beyond the applicable vesting dates to the extent practicable and subject to compliance with all applicable local laws and provided further that certain TopCo RSUs may be fully vested upon issuance at the Effective Time) in accordance with the terms of the Merger Agreement.

Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to vote on the following proposals:
•
The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Innovid, with Innovid continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent; and

•
The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	When and where is the Special Meeting?
A:
The Special Meeting will take place virtually on February 11, 2025 at 10:00 a.m. Eastern time. You may attend the Special Meeting solely via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/CTV2025SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Q:	Who is entitled to vote at the Special Meeting?
A:
All of Innovid’s Stockholders as of the close of business on January 2, 2025, which is the Record Date for the Special Meeting, are entitled to vote their shares of Innovid Common Stock at the Special Meeting. As of January 2, 2025 there were 150,918,919 shares of Innovid Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Innovid Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting.

Q:	What vote is required to approve the Merger Proposal?
A:
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock entitled to vote in accordance with the DGCL.

Q:	What vote is required to approve the Adjournment Proposal?
A:
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes of Innovid Common Stock cast (excluding abstentions and broker non-votes) on such proposal.

Q:	What happens if I fail to vote or abstain from voting on a proposal?
A:
If you (1) are a stockholder of record and fail to submit a signed proxy card, grant a proxy over the internet or by telephone, or vote your shares at the Special Meeting, or if you (2) hold in “street name” and you fail to instruct your broker, bank or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal, but will not have any effect on the outcome of the vote on the Adjournment Proposal (assuming a quorum is present).

With respect to the Merger Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will have the same effect as voting “AGAINST” the Merger Proposal. With respect to the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, and such abstention will not have any effect on the outcome of the vote on the Adjournment Proposal (assuming a quorum is present).
Q:	How will Innovid’s directors and executive officers vote on the Merger Proposal?
A:
Concurrently with the execution of the Merger Agreement, on November 21, 2024, Parent entered into support agreements (each, a “Support Agreement” and collectively, the “Support Agreements”) with each member of the Innovid Board in their capacities as Innovid Stockholders, pursuant to which, among other things and on the terms and subject to the conditions therein, each member of the Innovid Board agreed to vote all shares of Innovid Common Stock that they beneficially own in favor of, among other things, granting the Requisite Stockholder Approval, approving the Merger and adopting the Merger Agreement. As of January 8, 2025, Innovid’s directors and executive officers beneficially owned, in the aggregate, 10,271,056 shares of Innovid Common Stock, collectively representing approximately 6.79% of the voting power of the shares of Innovid Common Stock outstanding as of January 8, 2025. For more information, see the section of this proxy statement captioned “The Support Agreements”, as well as the full text of the Support Agreement, attached as Annex E to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.

Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that Innovid refers to in this proxy statement carefully and consider how the Merger affects you. Then, even if you expect to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card, or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	How does the Innovid Board recommend that I vote?
A:	The Innovid Board unanimously recommends that you vote:
•	“FOR” the Merger Proposal; and
•	“FOR” the Adjournment Proposal.
You should read the section of this proxy statement captioned “The Merger—Recommendation of the Innovid Board and Reasons for the Merger” for a discussion of the factors that the Innovid Board considered in deciding to recommend and/or approve, as applicable, the approval of the adoption of the Merger Agreement.
Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, Innovid’s Stockholders will not receive any payment for their shares of Innovid Common Stock. Instead: (1) Innovid will remain an independent public company, (2) Innovid Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Innovid will continue to file periodic reports with the SEC.

In specified circumstances in which the Merger Agreement is terminated, Innovid has agreed to pay Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Company Termination Fee.”

Q:	What is the compensation that will or may become payable by Innovid to its named executive officers in connection with the Merger?
A:
The compensation that will or may become payable by Innovid to Innovid’s named executive officers in connection with the Merger is certain compensation that is based on or otherwise relates to the Merger and payable to certain of Innovid’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation not described in the preceding sentence that will or may become payable by Parent or its affiliates (including, following the consummation of the Merger, the Surviving Corporation) to Innovid’s named executive officers in connection with or following the Merger is not subject to this advisory vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with Innovid’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Innovid. As a stockholder of record, you may attend the Special Meeting and vote your shares at the Special Meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Innovid Common Stock held in “street name.” If you are a beneficial owner of shares of Innovid Common Stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares.

If you do not provide your bank, broker or other nominee with voting instructions, your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal but will have no effect on the outcome of the vote on the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.
Q:	How may I vote?
A:
If you are a stockholder of record (that is, if your shares of Innovid Common Stock are registered in your name with Continental Stock Transfer & Trust Company, Innovid’s transfer agent), there are four ways to submit a proxy or vote:

•	by visiting the internet address on your proxy card;
•	by calling the toll-free (within the United States or Canada) phone number on your proxy card;
•	by signing, dating and returning the enclosed proxy card; or
•	by attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.
The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of Innovid Common Stock and to confirm that your voting instructions have been properly recorded when submitting a proxy to vote electronically over the internet or by telephone. Although there is no charge for submitting a proxy to vote your shares, if you submit a proxy to vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting, you are strongly encouraged to submit a proxy to vote your shares of Innovid Common Stock. If you are a stockholder of record or if you provide a “legal proxy” to vote shares that you beneficially own, you may vote your shares of Innovid Common Stock at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy. You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To submit a proxy to vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Q:	May I attend the Special Meeting and vote at the Special Meeting?
A:
Yes. You may attend the Special Meeting via live interactive webcast on the internet at www.virtualshareholdermeeting.com/CTV2025SM. You will be able to listen to the Special Meeting live and vote online. The Special Meeting will begin at 10:00 a.m., Eastern time, on February 11, 2025. Online check-in will begin a few minutes prior to the Special Meeting. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). As the Special Meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the Special Meeting, to ensure that your shares will be represented at the Special Meeting, Innovid encourages you to promptly sign, date and return the enclosed proxy card or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy previously submitted. You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting.
If, as of the Record Date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions.
Q:	Why did Innovid choose to hold a virtual Special Meeting?
A:
The Innovid Board decided to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. Innovid believes this is the right choice for a company with a global footprint. A virtual Special Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving Innovid and its stockholders time and money. Innovid also believes that the online tools that it has selected will increase stockholder communication. Innovid has designed its virtual format to enhance, rather than constrain, stockholder access, participation and communication.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Innovid Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Innovid Common Stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. Zvika Netter and Anthony Callini, each with full power of substitution and re-substitution, have been designated as proxy holders for the Special Meeting by the Innovid Board.

Q:	May I change my vote after I have submitted my proxy card?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to Innovid prior to the Special Meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to Innovid’s Secretary; or
•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.
If you hold your shares of Innovid Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Q:	If a stockholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card, with full power of substitution and re-substitution, will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Innovid Board with respect to each proposal. This means that they will be voted: (1) “FOR” the Merger Proposal and (2) “FOR” the Adjournment Proposal, and in the proxyholders’ discretion with respect to any other business that may properly come before the Special Meeting.
Q:	Should I send in my stock certificates now?
A:
No. After the Merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the Payment Agent in order to receive the appropriate cash payment for the shares of Innovid Common Stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of Innovid Common Stock in book-entry form, the Payment Agent will pay you the appropriate portion of the aggregate Per Share Price (subject to any applicable withholding taxes) upon receipt of a customary “agent’s message” (or such other evidence of transfer as the Payment Agent may reasonably request) and any other items specified by the Payment Agent.

Q:	What happens if I sell or transfer my shares of Innovid Common Stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of Innovid Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Innovid in writing of such special arrangements, you will transfer the right to receive the Per Share Price with respect to such shares, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of Innovid Common Stock after the Record Date, Innovid encourages you to sign, date and return the enclosed proxy card or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.
Q:	Where can I find the voting results of the Special Meeting?
A:
Innovid intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that Innovid files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of Innovid Common Stock for cash pursuant to the Merger?
A:
The exchange of Innovid Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Considerations of the Merger”) who exchanges shares of Innovid Common Stock for cash in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares pursuant to the Merger and the U.S. Holder’s adjusted tax basis in such shares. A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Considerations of the Merger”), who exchanges shares of Innovid Common Stock for cash in the Merger will generally not be subject to U.S. federal income tax with respect to such exchange unless such Non-U.S. Holder has certain connections with the United States.

For a more complete description of the U.S. federal income tax considerations of the Merger, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Considerations of the Merger.”
Q:	When do you expect the Merger to be completed?
A:
Innovid currently expects to complete the Merger by the second quarter of 2025. However, the exact timing of completion of the Merger, and whether it will be completed at all, cannot be known with certainty because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of the control of Innovid.

Q:	What governmental and regulatory approvals are required?
A:
Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting periods (and any extensions thereto pursuant to an agreement with a governmental authority) applicable to the Merger under the HSR Act have expired or been terminated, or all requisite consents, directions or orders required to consummate the Merger have been obtained (in the case of Parent, without the imposition of a Burdensome Condition (as defined in the section of this proxy statement captioned “The Merger Agreement—Regulatory Efforts”)). The waiting period under the HSR Act expires at 11:59 p.m., Eastern time, on January 13, 2025. For more information, see the section of this proxy statement captioned “The Merger – Regulatory Approvals Required for the Merger.”

Q:	Am I entitled to appraisal rights under the DGCL?
A:
If the Merger is consummated and certain conditions set forth in Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of Innovid Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Innovid Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements as described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that such holders of record and beneficial owners will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Innovid Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to each person seeking appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. If you fail to properly demand appraisal or waive your appraisal rights, you will receive the Merger consideration provided for in the Merger Agreement. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Q:	Do any of Innovid’s directors or officers have interests in the Merger that may differ from those of Innovid’s Stockholders generally?
A:
Yes. In considering the recommendations of the Innovid Board with respect to the Merger, you should be aware that, aside from their interests as holders of Innovid Common Stock, Innovid’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Innovid Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger.”

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of Innovid Common Stock, please contact Innovid’s proxy solicitor:

Sodali & Co
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: CTV@info.sodali.com

PARTIES TO THE MERGER AGREEMENT
Innovid
Innovid is an enterprise cloud software platform for the creation, delivery, measurement, and optimization of advertising across connected TV CTV, mobile, and desktop environments. Innovid provides critical technology infrastructure for many of the world’s largest brands, agencies, and publishers, empowering them to create ad-supported TV experiences people love. Innovid’s vision, that television should be open for everyone and controlled by no one, is at the heart of how the company operates its business as an independent platform and as a strategic, trusted partner for its clients.
See the section of this proxy statement captioned “Where You Can Find Additional Information.”
Innovid Common Stock is listed on the NYSE under the symbol “CTV.” Innovid’s corporate offices are located at 30 Irving Place, 12th Floor, New York, New York 10003.
Buyer Parties
Parent
Mediaocean LLC, a Delaware limited liability company, is a provider of integrated media procurement technology to brands and agencies supporting their advertising needs, including through the Prisma application for media management and finance, Flashtalking’s ad server and personalization platform and Protected by Mediaocean’s ad verification solution.
Parent’s address is 120 Broadway, Floor 8, New York, NY 10271 and its telephone number is +1 (212) 633-8100.
Merger Sub
Ignite Merger Sub, Inc. is a wholly owned subsidiary of Parent and was formed on November 20, 2024, solely for the purpose of engaging in the Merger. Merger Sub has not engaged in any business activities other than as contemplated by the Merger Agreement. Merger Sub’s address is 120 Broadway, Floor 8, New York, NY 10271 and its telephone number is +1 (212) 633-8100.

THE SPECIAL MEETING
Date, Time and Place
Innovid will hold the Special Meeting on February 11, 2025, at 10:00 a.m., Eastern time. You may attend the Special Meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/CTV2025SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). Innovid believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.
If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Attending the Special Meeting
The Special Meeting will begin at 10:00 a.m., Eastern time. Online check-in will begin a few minutes prior to the Special Meeting. Innovid encourages you to access the meeting prior to the start time.
As the Special Meeting is virtual, there will be no physical meeting location. To attend the Special Meeting, log in at www.virtualshareholdermeeting.com/CTV2025SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Once online access to the Special Meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Purpose of the Special Meeting
At the Special Meeting, Innovid will ask stockholders to vote on the Merger Proposal and the Adjournment Proposal.
Innovid’s Stockholders must approve the Merger Proposal in order for the Merger to be consummated. Approval of the Adjournment Proposal is not a condition to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Innovid encourages you to read the Merger Agreement carefully in its entirety.
Record Date; Shares Entitled to Vote; Quorum
Only Innovid’s Stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available at Innovid’s corporate offices located at 30 Irving Place, 12th Floor, New York, New York 10003, during regular business hours for a period of no less than 10 days before the Special Meeting. As of January 2, 2025, there were 150,918,919 shares of Innovid Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Innovid Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting.
The holders of a majority in voting power of the shares of Innovid Common Stock issued and outstanding and entitled to vote at the Special Meeting, present by remote communication or represented by proxy, will constitute a quorum at the Special Meeting.
Votes Required; Abstentions and Broker Non-Votes
Votes Required
Under the terms of the Merger Agreement, the approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock entitled to vote in accordance with the DGCL.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes of Innovid Common Stock cast (excluding abstentions and broker non-votes) on such proposal.

Abstentions
Abstentions will be counted as present for purposes of determining whether a quorum exists. If a stockholder abstains from voting on the Merger Proposal, that abstention will have the same effect as if the stockholder voted “AGAINST” such proposal. If a stockholder abstains from voting on the Adjournment Proposal, that abstention will not have any effect on the outcome of the vote on the Adjournment Proposal (assuming a quorum is present).
Broker Non-Votes
Each “broker non-vote,” if any, will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the Adjournment Proposal (assuming a quorum is present). Broker non-votes are shares of Innovid Common Stock held by brokers on behalf of the beneficial owners of such shares of Innovid Common Stock that are present by means of remote communication or by proxy at the Special Meeting, but with respect to which the broker is not instructed by the applicable beneficial owner of such shares of Innovid Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposal. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of Innovid Common Stock held in “street name” does not give voting instructions to the broker, then those shares of Innovid Common Stock will not be present by remote communication or by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting and will have the same effect as voting “AGAINST” the Merger Proposal. For shares of Innovid Common Stock held in “street name,” only shares of Innovid Common Stock affirmatively voted “FOR” the Merger Proposal will be counted as a vote in favor of such proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of the votes of Innovid Common Stock cast (excluding abstentions and broker non-votes) on such proposal, therefore, any broker non-votes will have no effect on the approval of the Adjournment Proposal (assuming a quorum is present).
Shares Held by Innovid’s Directors and Executive Officers
As of January 8, 2025, Innovid’s directors and executive officers beneficially owned, in the aggregate, 10,271,056 shares of Innovid Common Stock, collectively representing approximately 6.79% of the voting power of the shares of Innovid Common Stock outstanding as of January 8, 2025. Pursuant to the Support Agreements, each member of the Innovid Board agreed to vote all shares of Innovid Common Stock that it beneficially owns in favor of, among other things, granting the Requisite Stockholder Approval, approving the Merger and adopting the Merger Agreement. Each of Innovid’s executive officers have informed Innovid that they intend to vote all of their shares of Innovid Common Stock: (1) “FOR” the Merger Proposal and (2) “FOR” the Adjournment Proposal. For more information, please see the section of this proxy statement captioned “The Support Agreement.”
Voting; Proxies
If you are a stockholder of record (that is, your shares are registered in your name with Innovid’s transfer agent, Continental Stock Transfer & Trust Company), you may vote your shares by returning a signed and dated proxy card, or you may vote at the Special Meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.
If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy. You may revoke your proxy or change your vote at any time before your proxy is voted at the Special Meeting.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal and (2) “FOR” the Adjournment Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting and vote at the Special Meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may submit a proxy to vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form, (2) vote over the internet or by telephone through your bank, broker or other nominee, or (3) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal. It will not, however, have any effect on the Adjournment Proposal (assuming a quorum is present).
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to Innovid prior to the Special Meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to Innovid’s Secretary; or
•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the Special Meeting, in the absence of voting at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of Innovid Common Stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Any adjournment, or postponement of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Innovid’s Stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Adjournments and Postponements
In addition to the Merger Proposal, Innovid’s Stockholders are also being asked to approve the Adjournment Proposal. If a quorum is not present, the chairperson of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented, subject to the terms of the Merger Agreement. The chairperson may also adjourn the meeting to another place, date or time, even if a quorum is present, subject to the terms of the Merger Agreement. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, Innovid’s Stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the Special Meeting.
Board Recommendation
The Innovid Board, after considering various factors described under the section entitled “The Merger—Recommendation of the Innovid Board and Reasons for the Merger” of this proxy statement, unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Innovid and the Innovid Stockholders; (ii) approved the Merger Agreement and the execution and delivery of the Merger Agreement by Innovid, the performance by Innovid of its covenants and other obligations thereunder, and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein; (iii) resolved to submit the Merger

Agreement to the Innovid Stockholders for consideration the Special Meeting; and (iv) subject to its covenants with respect to its recommendation to the Innovid Stockholders, resolved to recommend that the Innovid Stockholders adopt the Merger Agreement at the Special Meeting
The Innovid Board unanimously recommends that you vote: (1) “FOR” the Merger Proposal and (2) “FOR” the Adjournment Proposal.
Solicitation of Proxies
Innovid, on behalf of the Innovid Board, is soliciting proxies from Innovid’s Stockholders for the Special Meeting. Under applicable SEC rules and regulations, the members of the Innovid Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.
The expense of soliciting proxies will be borne by Innovid. Innovid has retained Sodali & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $35,000. Innovid will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, Innovid may reimburse banks, brokers and other nominees representing beneficial owners of shares of Innovid Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Innovid’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Innovid currently expects to complete the Merger by the second quarter of 2025. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of Innovid’s control.
Appraisal Rights
If the Merger is consummated, holders of record or beneficial owners of Innovid Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Innovid Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in Annex B, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Holders of record and beneficial owners of Innovid Common Stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of Innovid Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. If you fail to properly demand appraisal or waive your appraisal rights, you will receive the Merger consideration provided for in the Merger Agreement. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see Annex B.
To exercise appraisal rights, a holder of record or a beneficial owner of Innovid Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of Innovid Common Stock to Innovid before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Innovid Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Innovid Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Innovid Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in Annex B, which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Other Matters
At this time, Innovid knows of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to Innovid, your shares of Innovid Common Stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 11, 2025
This proxy statement is available on the “Investor Relations” section of Innovid’s website located at https://investors.Innovid.com/home/default.aspx.
Householding of Special Meeting Materials
Innovid has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address will receive only one copy of the proxy materials unless one or more of these stockholders notifies Innovid that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. If you wish to receive a separate set of Innovid’s proxy materials, please contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Innovid at the above address or email.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Innovid Common Stock, please contact Innovid’s proxy solicitor at:
Sodali & Co
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: CTV@info.sodali.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Merger. These statements are based on the beliefs and assumptions of Innovid’s management. Although Innovid believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:
•
the completion of the Merger on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Merger;

•	potential litigation relating to the Merger that could be instituted against Innovid, Parent or their respective directors, managers or officers, including the effects of any outcomes related thereto;
•	the risk that disruptions from the Merger will harm Innovid’s business, including current plans and operations;
•	the ability of Innovid to retain and hire key personnel;
•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;
•	continued availability of capital and financing and rating agency actions;
•	legislative, regulatory and economic developments affecting Innovid’s business;
•	general economic and market developments and conditions;
•	potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Innovid’s financial performance;
•	certain restrictions during the pendency of the Merger that may impact Innovid’s ability to pursue certain business opportunities or strategic transactions;
•
unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as Innovid’s response to any of the aforementioned factors;

•	significant transaction costs associated with the Merger;
•	the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring Innovid to pay a termination fee;
•	competitive responses to the Merger; and
•
other risks and uncertainties indicated in this proxy statement, including those incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024.

These risks, as well as other risks associated with the Merger, are considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. These forward-looking statements are based on information available as of the date of this proxy statement and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.
You should read this proxy statement and the documents that we reference and have filed as exhibits to this proxy statement with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this proxy statement, whether as a result of any new information, future events or otherwise. Innovid’s Stockholders are advised to consult any future disclosures that Innovid makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

MARKET PRICES
The Innovid Common Stock has been traded on the NYSE under the symbol “CTV” since December 1, 2021. Prior to that time, there was no public market for our shares. The table below sets forth, for the periods indicated, the range of high and low closing prices per share of Innovid Common Stock as reported by the NYSE.

	High	Low
2025
1st Quarter (through January 8, 2025)	$3.09	$3.03

	High	Low
2024
4th Quarter	$3.17	$1.62
3rd Quarter	$2.21	$1.59
2nd Quarter	$2.50	$1.73
1st Quarter	$2.49	$1.29

	High	Low
2023
4th Quarter	$1.74	$0.98
3rd Quarter	$1.36	$1.04
2nd Quarter	$1.41	$0.77
1st Quarter	$2.51	$1.28

	High	Low
2022
4th Quarter	$3.74	$1.61

As of the Record Date, there were 150,918,919 shares of Innovid Common Stock outstanding, held by approximately 91 stockholders of record.
On November 20, 2024, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of Innovid Common Stock on the NYSE was $1.62 per share. On January 8, 2025, the latest practicable trading day before the printing of this proxy statement, the closing price of Innovid Common Stock on the NYSE was $3.03 per share. You are encouraged to obtain current market quotations for Innovid Common Stock.
The Innovid Common Stock is currently registered under the Exchange Act. If the Merger is consummated, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent, and the Innovid Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

THE MERGER
Certain Effects of the Merger on Innovid
If the Requisite Stockholder Approval is obtained and all other conditions to closing of the Merger are satisfied or waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will merge with and into Innovid, (2) the separate existence of Merger Sub will cease, and (3) Innovid will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Parent. As a result of the Merger, Innovid will cease to be a publicly traded company, Innovid Common Stock and Innovid Public Warrants will be delisted from the NYSE and deregistered under the Exchange Act and Innovid will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of the Certificate of Merger with, and acceptance of record by, the Secretary of State of the State of Delaware (or such other time as may be agreed in writing by Parent and Innovid and specified in the Certificate of Merger).
Following the Merger, all of the equity interests in the Surviving Corporation will be owned by Parent. If the Merger is completed, Parent (and the Rollover Stockholder indirectly through their indirect equity interests in Parent) will be the sole beneficiaries of Innovid’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting Innovid following the Merger. Similarly, Parent (and the Rollover Stockholder indirectly) will also bear the risks of ongoing operations, including the risks of any decrease in Innovid’s value after the merger.
In connection with the Merger, certain members of Innovid’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of Innovid’s Stockholders generally, as described in more detail under “—Interests of Executive Officers and Directors of Innovid in the Merger.”
Effects on Innovid if the Merger is Not Completed
If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, Innovid’s Stockholders will not receive any payment for their shares of Innovid Common Stock in connection with the Merger. Instead, (1) Innovid will remain an independent public company, (2) Innovid Common Stock and Innovid Public Warrants will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) Innovid will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, Innovid expects that: (x) our management will continue to operate the business as it is currently being operated, and (y) Innovid’s Stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which Innovid operates and adverse economic conditions.
Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of Innovid Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Innovid Common Stock would return to the price at which Innovid Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of Innovid Common Stock. If the Merger is not completed, the Innovid Board will continue to evaluate and review, among other things, Innovid’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, Innovid’s business, prospects or results of operation may be adversely impacted.
In addition, in specified circumstances in which the Merger Agreement is terminated, Innovid has agreed to pay Parent a termination fee of $17,000,000 as more fully described in “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Company Termination Fee.”
Merger Consideration
Innovid Common Stock
At the Effective Time, each share of Innovid Common Stock outstanding as of immediately prior to the Effective Time (other than the Owned Innovid Shares or the Dissenting Shares, as applicable) will be cancelled and extinguished and automatically converted into the right to receive the Per Share Price of $3.15 per share in cash, without interest thereon (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the Merger Agreement).

At the Effective Time, each Owned Innovid Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor. The Rollover Shares are not entitled to receive the Per Share Price and will, immediately prior to the Closing, be contributed to TopCo pursuant to the terms of the Contribution and Exchange Agreement and will be treated as Owned Innovid Shares.
After the Merger is completed, holders of Innovid Common Stock will have the right to receive the Per Share Price, but such Innovid Stockholders will no longer have any rights as a stockholder of Innovid (except that record holders and beneficial owners of Innovid Common Stock who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see Annex B.
Innovid Equity Awards and Innovid ESPP
Treatment of Innovid Options
The Merger Agreement provides for the following treatment of Innovid Options at the Effective Time:
Each outstanding Innovid Option, whether vested or unvested as of the Effective Time, whose exercise price is less than the Per Share Price, will fully vest, be cancelled and convert into the right to receive a lump sum cash payment, without interest, equal to the product of the excess of the Per Share Price over the applicable exercise price per share of Innovid Common Stock subject to such Innovid Option multiplied by the number of shares of Innovid Common Stock subject to such Innovid Option. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the first regularly scheduled payroll date that is at least three business days following the Closing Date. Any outstanding Innovid Option whose exercise price is equal to or greater than the Per Share Price will be cancelled without payment.
Treatment of Innovid RSUs
The Merger Agreement provides for the following treatment of Innovid RSUs at the Effective Time:
•
a number of Innovid RSUs generally not to exceed 7,164,386 Innovid RSUs (as such number may be adjusted in accordance with the terms of the Merger Agreement), shall be accelerated and fully vest immediately prior to the Effective Time and such Innovid RSUs (together with any other Innovid RSUs that have previously vested but not yet been), will be cancelled, and will convert into the right to receive a lump sum cash payment, without interest and net of applicable withholdings, equal to the Innovid RSU Consideration; and

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all remaining Innovid RSUs that are outstanding but unvested as of the Effective Time, including any such Innovid RSUs that do not become vested as a result of the Merger, will be cancelled in exchange for TopCo RSUs with substantially similar terms as those terms applicable immediately prior to the Effective Time to such Innovid RSUs (provided that Parent may provide opportunities to the holders of the TopCo RSUs to defer taxation of vested TopCo RSUs beyond the applicable vesting dates to the extent practicable and subject to compliance with all applicable local Laws and provided further that certain TopCo RSUs may be fully vested upon issuance at the Effective Time) in accordance with the terms of the Merger Agreement.

Treatment of Innovid ESPP
The Merger Agreement provides that the Innovid ESPP will be terminated and no shares of Innovid Common Stock will be issued or become issuable thereunder.
Innovid Warrants
The Merger Agreement provides for the following treatment of Innovid Warrants at the Effective Time:
Each outstanding Innovid Warrant will, in accordance with its terms under the Warrant Agreement, automatically and without any required action on the part of the holder thereof, cease to represent an Innovid Warrant in respect of Innovid Common Stock and shall become an Innovid Warrant exercisable for the Per Share Price. If a holder properly exercises an Innovid Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise shall be reduced by an amount (in dollars and in no event less than zero) equal to the difference between (a) the Warrant Price in effect prior to such reduction and (b) (i) the Per Share Price minus (ii) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the members of the Innovid Board, Innovid’s management, Innovid’s advisors and representatives, or other parties and their respective affiliates, advisors or representatives.
Following Innovid’s de-SPAC merger in November 2021, the Innovid Board and management team, with the assistance of financial and legal advisors, regularly considered and assessed Innovid’s business and operations, competitive position, performance, prospects, industry and stock market dynamics, customer landscape, long-term goals and strategic direction. These reviews included, among other matters, potential opportunities for acquisitions, business combinations and other strategic alternatives for Innovid, including the continued execution of Innovid’s strategy as an independent public company.
On April 11, 2023, the closing price of Innovid Common Stock fell below $1 for the first time, closing at $0.92 per share.
On May 4, 2023, the Innovid Board held a regularly scheduled quarterly meeting, with members of Innovid’s management and representatives of Evercore Group L.L.C. (“Evercore”) in attendance. During the meeting, Evercore reviewed the results of the preliminary financial analysis it had been asked to conduct by Innovid (the “May 2023 Financial Analysis”) and discussed the potential for shareholder activism and possible responses thereto. The Innovid Board then discussed Innovid’s ability to comply with NYSE listing standards given the recent closing prices of Innovid Common Stock.
Later in May 2023, Mr. Ben Kartzman, then Chief Operating Officer of Parent, expressed to Mr. Tal Chalozin, then Chief Technology Officer of Innovid, that Parent was interested in exploring potential business development opportunities with Innovid while both were attending an industry event hosted by Needham & Company. Although Parent and Innovid discussed arranging a meeting with Mr. Kartzman, Mr. Chalozin, Mr. Zvika Netter, Chief Executive Officer of Innovid and Mr. William Wise, Chief Executive Officer of Parent, to further explore this possibility, a meeting did not take place at that time.
On June 8, 2023, Messrs. Wise, Kartzman, Netter, Chalozin and Mr. Guy Kuperman, Innovid’s Chief Strategy Officer held an introductory call, during which the parties discussed the possibility of exploring potential business development opportunities between Innovid and Parent.
On June 21, 2023, Messrs. Kartzman and Netter met while both were attending an industry event in Cannes, France. Mr. Kartzman provided Mr. Netter with additional information regarding Parent’s core business activities and discussed Parent’s vision for potential business development opportunities between Innovid and Parent.
On August 9, 2023, the Innovid Board held a regularly scheduled quarterly meeting, with members of Innovid’s management and representatives of Latham in attendance. During the meeting, Latham reviewed the state of shareholder activism, potential actions Innovid could take if it received an unsolicited acquisition proposal or faced shareholder activism and the Innovid Board’s fiduciary duties under Delaware law in such situations.
Later that day, Mr. Wise emailed Mr. Netter, without solicitation or knowledge of the Innovid Board meeting earlier that day, and asked to continue their discussions from earlier that year regarding business development opportunities. Mr. Netter confirmed he was available to connect later in August and a call was scheduled for August 17, 2023.
On August 17, 2023, Messrs. Netter and Wise held an informal call, during which Mr. Wise expressed to Mr. Netter that Parent was interested in exploring a potential strategic transaction between Parent and Innovid but did not provide any specific terms or timeline for this potential transaction. Mr. Netter informed Mr. Wise on this call that Innovid was not interested in pursuing a strategic transaction with Parent at this time.
On September 18, 2023, Mr. Wise, on behalf of Parent, submitted an unsolicited preliminary non-binding indication of interest to Mr. Netter, on behalf of the Innovid Board (the “September 2023 IOI”), proposing to acquire all the outstanding shares of Innovid Common Stock for $1.70 per share in cash. Parent requested that Innovid respond by September 25, 2023. On September 18, 2023, the closing price of Innovid Common Stock was $1.21 per share.
Mr. Netter informed the other members of the Innovid Board in individual discussions on September 18 and 19, 2023 that Innovid had received the September 2023 IOI and subsequently shared the September 2023 IOI with the Innovid Board.

On September 20, 2023, the Innovid Board met to discuss the September 2023 IOI, with members of Innovid’s management and representatives of Latham in attendance. During the meeting, the Innovid Board compared the price per share proposed in the September 2023 IOI to the results of the May 2023 Financial Analysis and reviewed Innovid’s recent financial performance and future prospects in light of recent improvements to general business dynamics and Innovid’s industry. Latham then reviewed the Innovid Board’s fiduciary duties under Delaware law. Following such discussion, the Innovid Board determined that it would reject the September 2023 IOI, as Innovid was not interested in pursuing a potential strategic transaction with Parent and, in any event, the price per share offered in the September 2023 IOI was insufficient. The Innovid Board instructed Mr. Netter to inform Mr. Wise that Innovid was not interested in pursuing a strategic transaction with Parent.
On September 22, 2023, Mr. Wise contacted Mr. Netter to discuss the September 2023 IOI. Wise and Netter then discussed the business rationale for a potential transaction between Parent and Innovid.
On September 28, 2023, Mr. Netter re-iterated to Mr. Wise that Innovid was not interested in pursuing a strategic transaction with Parent.
On October 20, 2023, Mr. Wise, on behalf of Parent, submitted a revised non-binding indication of interest to Mr. Netter, on behalf of Innovid (the “October 2023 IOI”) proposing to acquire all the outstanding shares of Innovid Common Stock for $1.80 per share in cash. Parent requested that Innovid respond by October 26, 2023. On October 20, 2023, the closing price of Innovid Common Stock was $1.08 per share.
On October 25, 2023, Mr. Netter informed Mr. Wise that Innovid would respond to the October 2023 IOI after its next regularly scheduled board meeting. The members of the Innovid Board informally discussed the October 2023 IOI and noted that the price per share proposed in the October 2023 IOI was not meaningfully increased from the September 2023 IOI. Therefore, the members of the Innovid Board each concurred that Mr. Netter would deliver the same message to Mr. Wise as he had with respect to the September 2023 IOI.
On November 13, 2023, Mr. Netter reiterated to Mr. Wise that Innovid was still not interested in pursuing a strategic transaction with Parent.
On November 23, 2023, Mr. Wise called Mr. Netter, without solicitation, and informed Mr. Netter that he would like to introduce Mr. Netter to Mr. Chris Stadler, a managing partner at CVC Capital Partners (“CVC”). Certain funds managed by entities affiliated with CVC indirectly control, and own a majority of the voting power of, Parent.
Mr. Netter informed Mr. Gilad Shany, lead independent director of Innovid, prior to each of the meetings Mr. Netter had with representatives of Parent and CVC from December 2023 to November 2024. Mr. Shany periodically updated the other members of the Innovid Board on these discussions between formal meetings of the Innovid Board.
On December 18, 2023, Mr. Wise introduced Mr. Netter, via email and without solicitation from Mr. Netter, to Mr. Stadler, and encouraged them to connect for an informal introductory call. Mr. Netter agreed to attend this call to learn more about another member of Innovid’s industry.
On December 28, 2023, Messrs. Netter and Stadler held an introductory call, and discussed CVC’s investment thesis behind its acquisition of Parent, Mr. Stadler’s vision for Parent’s business and aspects of Parent’s business strategy. Mr. Netter did not share any information about Innovid and did not express any interest in pursuing a strategic transaction with Parent.
On January 18, 2024, Mr. Wise emailed Mr. Netter and asked to arrange a meeting in Miami the next week, where Mr. Netter had told Mr. Stadler he would be for an Innovid corporate event. Messrs. Netter, Wise and Stadler then met in Miami on January 22, 2024. During this meeting, Messrs. Wise and Stadler shared their thoughts on Parent’s industries and potential commercial opportunities for Parent and noted their high regard for Innovid and its business. Mr. Netter did not share any information about Innovid and did not express any interest in pursuing a strategic transaction with Parent.
On February 6, 2024, Mr. Wise emailed Mr. Netter again and asked to set up a meeting, with Mr. Stadler attending as well. Mr. Netter agreed to attend this meeting to learn more about another member of Innovid’s industry. Messrs. Netter, Wise and Stadler then met for dinner in New York on February 19, 2024, and again Messrs. Wise and Stadler shared their thoughts on Parent’s industries and potential commercial opportunities for Parent. Mr. Netter did not express any interest in pursuing a potential strategic transaction in which Innovid would be acquired by Parent but did note that Innovid may be interested in acquiring Flashtalking, a division of Parent (“Flashtalking”). Messrs. Wise and Stadler responded that they were not interested in discussing or pursuing such a transaction.

On March 5, 2024, Mr. Wise emailed Mr. Netter, without solicitation, and asked to set up a call with Mr. Ramsey McGrory, Parent’s Chief Development Officer, to discuss Parent’s ad infrastructure business and demonstrate the opportunities that could result from a combination of the Innovid business and Parent’s ad infrastructure business. Mr. Netter agreed to attend this call to learn more about another member of Innovid’s industry.
On March 20, 2024, Messrs. Wise and McGrory conducted a demonstration of Parent’s ad infrastructure product with Mr. Netter and a product consultant engaged by Innovid. Following the product presentation, Messrs. Wise and McGrory discussed Parent’s ad infrastructure business with Mr. Netter and the Innovid consultant. Mr. Netter did not share any information about Innovid and did not express any interest in pursuing a strategic transaction with Parent.
On May 30, 2024, Mr. Wise called Mr. Netter and again expressed interest in pursuing a potential strategic transaction between Parent and Innovid. During the conversation, Mr. Wise suggested that Parent could materially improve its offered price per share from the price per share proposed in the October 2023 IOI. While Mr. Netter did not share any information about Innovid and did not express any interest in pursuing a strategic transaction with Parent, he did agree to meet with Messrs. Wise and Stadler in New York to learn more about Parent’s potential price increase.
On June 5, 2024 and June 6, 2024, Mr. Netter informally met with Mr. Wise and Mr. Stadler, respectively. During these discussions, Mr. Wise and Mr. Stadler each individually outlined their visions for Parent’s business, including scenarios in which Parent would acquire Innovid. Neither Mr. Wise nor Mr. Stadler specified the revised price per share that Parent may offer to acquire Innovid, and the parties did not discuss any other specifics of a potential strategic transaction between Parent and Innovid.
On June 14, 2024, Mr. Wise, on behalf of Parent, submitted an updated unsolicited preliminary non-binding indication of interest to Mr. Netter, on behalf of the Innovid Board (the “June 2024 IOI”), proposing to acquire all the outstanding shares of Innovid Common Stock for $3.00 to $3.50 per share in cash. The June 2024 IOI stated that its price per share, calculated using publicly available information of the number of basic shares outstanding as of April 30, 2024 and other capitalization information as of March 31, 2024, and including lease liabilities and warrants take out value, implied Innovid’s total enterprise value was between $469 million and $553 million. Parent confirmed that it was prepared to move expeditiously and complete its due diligence and negotiate definitive agreements in parallel. Parent requested that Innovid respond by June 25, 2024. On June 14, 2024, the closing price of Innovid Common Stock was $1.89.
Mr. Netter informed the other members of the Innovid Board in individual discussions over the ensuing days that Innovid had received the June 2024 IOI. Innovid’s management subsequently shared the June 2024 IOI with the Innovid Board.
Following receipt of the June 2024 IOI, Messrs. Wise and Netter coordinated by email to meet while both were attending an industry event in Cannes, France later that month. On June 20, 2024, Messrs. Netter and Wise briefly greeted each other at the event, but did not hold their meeting as scheduled and did not discuss the June 2024 IOI or any specific terms of a potential strategic transaction between Parent and Innovid.
On June 24, 2024, the Innovid Board met to discuss, among other matters, the June 2024 IOI, with members of Innovid’s management and representatives of Latham in attendance. During the meeting, the Innovid Board discussed the terms of the June 2024 IOI and considered an illustrative timeline to completing the potential transaction described in the June 2024 IOI, should the Innovid Board decide to engage further. Following such discussion, the Innovid Board determined that the price range set forth in the June 2024 IOI was sufficient for the Innovid Board to further consider the potential transaction and that Innovid should seek to engage a financial advisor to assist with considering and evaluating the June 2024 IOI and potential strategic transactions with other interested counterparties. The Innovid Board then instructed Innovid’s management to consider potential financial advisor candidates and provide the Innovid Board with their recommendation. Latham then again reviewed with the Innovid Board its fiduciary duties under Delaware law.
Later that day, Innovid’s management discussed several potential investment banks to serve as financial advisor to Innovid. Following that discussion, Innovid determined that it would reach out to representatives of Evercore about potentially engaging Evercore as financial advisor due to Evercore’s familiarity with Innovid (including in connection with Innovid’s de-SPAC transaction and the May 2023 Financial Analysis), its reputation as an internationally recognized investment banking firm and its substantial experience in transactions similar to the transaction described in the June 2024 IOI. That afternoon, Messrs. Netter and Kuperman met with representatives of Evercore.

On June 25, 2024, Mr. Netter informed Mr. Wise that the price range set forth in the June 2024 IOI was sufficient for the Innovid Board to further consider the potential transaction and that Innovid would seek to engage a financial advisor to assist with considering and evaluating the June 2024 IOI and potential strategic transactions with other interested counterparties.
On June 26, 2024, representatives of Evercore again met with Innovid’s management to review Innovid’s discussions with Parent. Following this meeting, Innovid’s management asked Evercore to present its initial perspectives on the June 2024 IOI, as well as other potential strategic transactions, to the Innovid Board at its next meeting.
On June 28, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Latham in attendance. During the meeting, Innovid’s management updated the Innovid Board on activity since the June 24 meeting and recommended engaging Evercore as financial advisor in connection with the June 2024 IOI and potential strategic transactions with other counterparties due to, among other reasons, Evercore’s familiarity with Innovid (including in connection with Innovid’s de-SPAC transaction and the May 2023 Financial Analysis), its reputation as an internationally recognized investment banking firm and its substantial experience in transactions similar to the transaction described in the June 2024 IOI. The Innovid Board then discussed the proposed terms of engagement with Evercore. Following such discussions, the Innovid Board determined there was no need to contact additional potential financial advisor candidates and unanimously approved the engagement of Evercore.
Representatives of Evercore then joined the meeting and presented various considerations relating to the transactions described in the June 2024 IOI and potential strategic transactions with other counterparties, including a general overview of the process for completing a strategic transaction, key workstreams and next steps, and an illustrative list of potential acquirors of Innovid. Following this presentation, the Innovid Board authorized (i) Innovid’s management to confer with Evercore and determine the strategic approach to communicating to Parent that the price range set forth in the June 2024 was sufficient to continue to further consider the potential transaction, and that Innovid was hiring Evercore to act as financial advisor in connection with the potential transaction and consider other potential strategic transactions, and (ii) Evercore to conduct an introductory call with Parent’s financial advisor to deliver such response and discuss the June 2024 IOI.
On July 3, 2024, representatives of Evercore and Deutsche Bank Securities Inc. (“Deutsche Bank”), Parent’s financial advisor, discussed the potential strategic transaction between Parent and Innovid. Their conversation covered the terms of the June 2024 IOI, as well as Parent’s anticipated due diligence requirements, financing, and anticipated timeline to executing definitive documents.
On July 11, 2024, Innovid’s management provided the 10-Year Projections (as defined and described in the section of this proxy statement captioned “The Merger—Certain Financial Forecasts” to Evercore).
Between July 11, 2024, and September 27, 2024, members of Innovid’s management met with Mr. Shany and another Innovid director, Mr. Brian Hughes, several times each week to update Mr. Shany and Mr. Hughes, on behalf of the Innovid Board, on the status of Innovid’s discussions with Parent and other potential acquirors.
On July 12, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, Innovid’s management updated the Innovid Board on Evercore’s discussions with Deutsche Bank on July 3, 2024, and that management had provided the 10-Year Projections for purposes of Evercore’s preliminary financial analysis. Innovid’s management noted that management, Mr. Shany and Mr. Hughes had held a status update call the day before to discuss the status of the potential transaction, and the Innovid Board instructed Mr. Shany and Mr. Hughes to continue to periodically meet with members of Innovid’s management to keep informed of the progress of the sale process and discussions with Parent and Deutsche Bank. Innovid’s management also summarized an illustrative timeline for the potential transaction between Innovid and Parent. Representatives of Evercore then (i) reviewed Evercore’s preliminary financial analysis of Innovid based on the 10-Year Projections, (ii) provided an overview of the financial terms of the June 2024 IOI, and (iii) discussed an illustrative list of other potential acquirors of Innovid. The Innovid Board and Evercore then discussed Evercore’s preliminary financial analysis, potential responses to the June 2024 IOI and the process for conducting outreach to other potential acquirors. Following such discussions, the Innovid Board determined that Evercore should convey to Deutsche Bank that a price range, as identified in the June 2024 IOI, was not sufficient for Innovid to pursue the transaction described in the June 2024 IOI and proceed with definitive agreements regarding the potential transaction, but that Innovid was willing to furnish commercial due diligence materials and conduct an initial management presentation to facilitate a revised price range, if Parent was willing to execute a confidentiality agreement. The Innovid Board further determined that Evercore should engage in preliminary outreach with a select group of the potential acquirors identified by Evercore, as recommended to the Innovid Board by Innovid’s management and Evercore based on their respective experience in and knowledge of the industries in which Innovid operates. The Innovid Board further (i) authorized Evercore to provide the form confidentiality agreement (as prepared by Latham and reviewed by Innovid’s management prior to the meeting) to Parent and any other interested potential acquirors that Evercore contacted during the outreach process and, following the execution of a confidentiality agreement with each such party, and (ii) authorized Innovid’s management and Evercore to provide diligence materials, including confidential information, to such parties and their respective representatives and conduct initial management presentations.
Later that day, representatives of Evercore communicated to Deutsche Bank that Parent would need to raise its proposed price per share in order for Innovid to execute definitive documentation for the transactions described in the June 2024 IOI. Evercore proposed that Parent execute a confidentiality agreement with Innovid to access confidential due diligence information requested in the June 2024 IOI. Evercore noted that this information would showcase potential growth opportunities in Innovid’s business stemming from new products, which Innovid believed were not reflected in the then-current price of Innovid Common Stock. After Deutsche Bank confirmed Parent’s interest in entering into a confidentiality agreement, representatives of Evercore provided the form confidentiality agreement that same day.
On July 14, 2024, representatives of Evercore and members of Innovid’s management discussed (i) the likelihood that any of the potential acquirors identified by Evercore at the July 12 Innovid Board meeting would have the interest, motivation and resources to execute definitive documents providing for a potential strategic transaction at a sufficient price per share and (ii) the potential risks that additional outreach may have with respect to confidentiality and Innovid’s existing discussions with Parent (and the effect thereof on Innovid). The representatives of Evercore and members of Innovid’s management then discussed the outreach strategy for two additional potential strategic acquirers of Innovid (“Party A” and “Party B”).
On July 15, 2024, representatives of Evercore contacted representatives of the financial sponsor which controlled Party A (“Party A Sponsor”) and a representative of Party B.
Later that day, representatives of Evercore and representatives of Party A Sponsor discussed the potential transaction. After Party A Sponsor confirmed Party A’s interest in entering into a confidentiality agreement, representatives of Evercore provided the form confidentiality agreement that same day.
On July 16, 2024, representatives of Evercore and a representative of Party B discussed a potential transaction between Party B and Innovid.
On July 18, 2024, Evercore met with members of Innovid’s management to review the management presentation that Innovid planned to deliver to Parent, Party A and Party B.
On July 19, 2024, Innovid entered into a customary confidentiality agreement, including standstill restrictions that are no longer in effect, with Party A to facilitate Party A’s due diligence investigation of Innovid.
On July 23, 2024, Innovid delivered a management presentation to representatives of Party A, which included the Bidder Projections (as defined and described in the section of this proxy statement captioned “The Merger—Certain Financial Forecasts”).
On July 23, 2024, Innovid and Parent entered into a customary confidentiality agreement to facilitate Parent’s due diligence investigation of Innovid. Later that day, Innovid granted Parent and its representatives’ access to the virtual data room containing confidential information of Innovid (the “Data Room”).
On July 24, 2024, representatives of Evercore and Party B again discussed a potential transaction between Party B and Innovid. During this discussion, representatives of Evercore informed the representatives of Party B that Innovid had received another offer for a potential strategic transaction.
On July 25, 2024, Innovid granted Party A and its representatives’ access to the Data Room.
On July 29, 2024, representatives of Party B contacted Evercore, further expressing its interest in exploring a potential strategic transaction with Innovid and conducting a related due diligence investigation. Representatives of Evercore provided the form confidentiality agreement to Party B that same day.

On July 30, 2024, representatives of Evercore and Deutsche Bank discussed the status of Parent’s due diligence investigation of Parent. Deutsche Bank also informed Evercore that Parent was preparing a revised indication of interest and desired to enter into a short period of exclusive negotiations with Innovid.
On July 31, 2024, Messrs. Netter and Stadler held an informal meeting in New York and discussed the business rationale for a potential combination of Innovid and Flashtalking.
On the same day, at the direction of the Innovid Board, Evercore conducted a financial model due diligence call with representatives and advisors of Parent.
On August 1, 2024, the Innovid Board held a regularly scheduled quarterly meeting, with members of Innovid’s management in attendance. During the meeting, members of Innovid’s management updated the Innovid Board on the due diligence investigations being conducted by Parent, Party A and Party B. The Innovid Board also discussed potential synergies related to a transaction with each prospective counterparty and the anticipated timeline for the remainder of Innovid’s sale process.
Throughout August, Innovid and its management (i) conducted a series of due diligence sessions with Parent, Party A, Party B (following its execution of a customary confidentiality agreement on August 7, 2024) and their respective representatives and advisors and (ii) responded to the due diligence requests of Parent, Party A and Party B, respectively. Each of Parent, Party A and Party B received substantially similar due diligence materials during this period, including the Bidder Projections. Representatives of Evercore also participated in a series of status update calls with Parent, Deutsche Bank, Party A, and Party B during the month of August.
On August 5, 2024, Innovid and Evercore executed an engagement letter.
On August 7, 2024, Innovid entered into a customary confidentiality agreement, which did not contain standstill restrictions, with Party B to facilitate Party B’s due diligence investigation of Innovid. Later that day, Innovid (i) granted Party B and its representatives access to the Data Room and (ii) conducted a management presentation with representatives of Party B.
On August 9, 2024, Innovid and Parent entered into a “clean team” agreement to facilitate Parent’s due diligence investigation of certain competitively sensitive information of Innovid’s business.
At the suggestion of Mr. Netter, between August 12, 2024 and October 28, 2024, Messrs. Netter, Wise and Stadler held a series of videoconferences, typically on Mondays and Thursdays, to discuss the status of the potential transaction between Innovid and Parent. These meetings also covered key workstreams, including updates on Parent’s due diligence investigation.
On August 12, 2024, Messrs. Netter, Wise and Stadler discussed the timeline for Parent’s due diligence investigation and the anticipated timing for Parent to submit an updated indication of interest.
On August 19, 2024, representatives of Evercore and Party A discussed Innovid’s customer retention metrics. After August 19, 2024, neither Innovid nor any of its representatives or advisors had any discussions with Party A until September 25, 2024.
On August 26, 2024, representatives of each of Evercore and Party B held a status update call, during which representatives of Party B stated it would provide further details by Friday, August 30, 2024, concerning the expected timing for submitting an indication of interest.
On August 27, 2024, and August 28, 2024, Mr. Netter held additional status update calls with Party B, with additional members of Innovid’s management present.
On August 29, 2024, Messrs. Wise and Stadler previewed the price of Parent’s revised indication of interest with Mr. Netter on their regular status update call. Messrs. Wise and Stadler confirmed Parent intended to submit the revised indication of interest later that day.
Later that day, Parent submitted a revised non-binding indication of interest to Innovid (the “August 2024 IOI”), which was subsequently shared with the Innovid Board, proposing to acquire all the outstanding shares of Innovid Common Stock for $3.11 per share in cash. The August 2024 IOI stated that its price per share, calculated using publicly available information of the number of basic shares outstanding as of July 30, 2024 and capitalization information as of June 30, 2024 and assuming (i) $30.6 million of cash and cash equivalents, (ii) $11.4 million of lease liabilities and (iii) warrants at their take-out value, implied Innovid’s total enterprise value was $508 million, which was approximately the mid-point of the equity values implied by the price per share range in the June 2024 IOI. Parent confirmed that it expected to complete its customary due diligence, sign and announce the potential transaction within 30 days, subject to receiving appropriate access to management and required diligence materials (listing six illustrative categories of remaining due diligence), but did not specify how Parent expected to finance the potential transaction. Parent requested that Innovid respond by September 5, 2024, and enter into a 30-day exclusivity period with Parent. On August 29, 2024, the closing price of Innovid Common Stock was $1.81 per share.
On August 30, 2024, representatives of each of Evercore and Party B held a status update call, during which Party B informed Evercore that it aimed to complete its due diligence investigation and deliver a verbal indication of interest prior to September 6, 2024.
On September 1, 2024, the Innovid Board met, with members of Innovid’s management in attendance. During the meeting, Innovid’s management informed the Innovid Board that Innovid’s third and fourth quarter financial results may fall below Innovid’s previously issued market guidance and analyst consensus for Innovid’s third quarter and 2024 fiscal year. Representatives of Evercore and Latham then joined the meeting and representatives of Evercore updated the Innovid Board on the status of a potential transaction between Innovid and each of Parent, Party A and Party B, respectively. It was noted that Party A’s most recent diligence session was on August 13, 2024, and that Party A had not indicated its expected timing for providing an indication of interest to Innovid. Representatives of Evercore then presented an overview of the terms and conditions of the August 2024 IOI, following which the attendees at the meeting discussed, among other items, (i) the price per share, timeline to signing definitive agreements and the closing conditions indicated in the August 2024 IOI and (ii) Parent’s requests that Innovid respond by September 5, 2024 and enter into a 30-day exclusivity period with Parent. Representatives of Evercore further informed the Innovid Board that Party B expected to provide a preliminary price per share for a strategic transaction within approximately one week’s time. Following discussions, the Innovid Board determined to wait to respond to the August 2024 IOI until Party B had provided its preliminary price per share and resolved to re-convene at such time or, if Party B failed to provide its preliminary price per share in a timely manner, at such time as the Innovid Board determined to take further action with respect to a potential strategic transaction. The attendees at the meeting then discussed (a) the advisability of and potential process for engaging in preliminary outreach with the other potential acquirors identified by Evercore (the “Other Potential Acquirors”) and (b) the likelihood that any of the Other Potential Acquirors would have the interest, motivation and resources to execute definitive documents providing for a potential strategic transaction at a sufficient price per share. The Innovid Board then compared such likelihood to the potential risks that additional outreach may have with respect to confidentiality and Innovid’s existing discussions with Parent, Party A and Party B (and the effect thereof on Innovid), and the Innovid Board discussed the significant premium to Innovid’s recent stock price that had been offered by Parent. Following such discussion, the Innovid Board determined that (x) it believed there was a very low likelihood that the Other Potential Acquirors would be willing and able to act quickly to submit a proposal to acquire Innovid and pay a similar or greater premium to acquire Innovid (other than Party B, which had not yet submitted a proposal); (y) in the Innovid Board’s view, the risks of additional outreach, including the risk of a “leak” of the strategic transaction process, outweighed the benefits; and (z) Innovid should not expand its outreach to any of the Other Potential Acquirors at such time. The Innovid Board further resolved to reconsider contacting Other Potential Acquirors at a later date, as necessary or appropriate. Following such resolutions, representatives of Latham further reviewed the key terms and conditions proposed in the August 2024 IOI and the potential timing and process if the Innovid Board decided to move forward with the proposed strategic transaction with Parent. The representatives of Latham noted that Latham had prepared an initial draft of a merger agreement providing for a sale of Innovid, which was under review by Innovid’s management. Finally, the representatives of Latham once again reviewed the Innovid Board’s fiduciary duties under Delaware law.
On September 3, 2024, Mr. Netter and a representative of Party B discussed the status of Party B’s indication of interest.
On September 5, 2024, Deutsche Bank informed Evercore that Parent (without a request from Innovid) had extended the response deadline in the August 2024 IOI to September 9, 2024.
On September 6, 2024, representatives of Party B orally communicated to representatives of Evercore that Party B was willing to offer $2.25 per share in cash (the “Party B Offer”) to acquire all the outstanding shares of Innovid Common Stock. Evercore informed Party B that Innovid had a received an offer with a significantly higher price per share than what Party B proposed. Party B confirmed to Evercore that it could not offer more than $2.25 per share. Evercore subsequently communicated the Party B Offer to members of Innovid’s management, who in turn conveyed the Party B Offer to the Innovid Board.

On September 8, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, representatives of Evercore updated the Innovid Board on the status of a potential transaction between Innovid and Parent, Party A and Party B and summarized the Party B Offer. The Innovid Board (i) discussed, among other items, the price per share indicated in the Party B Offer, the timeline to signing a definitive agreement with Party B and its request that Innovid enter into a 30-day exclusivity period with Party B and (ii) compared the terms of the Party B Offer to the terms of the August 2024 IOI. The representatives of Evercore then reviewed Evercore’s preliminary financial analysis of Innovid and the price per share in the Party B Offer. It was noted that Party A’s most recent diligence session was on August 13, 2024, and that Party A had not indicated its expected timing for providing an indication of interest to Innovid. The attendees at the meeting then discussed various strategic approaches with respect to whether and how to best engage with Parent and Party B moving forward. Following such discussion, the Innovid Board determined to engage in further negotiations with Parent to improve upon the proposed price per share and other terms in the August 2024 IOI. To that end, the Innovid Board authorized Mr. Netter to engage in discussions with representatives of Parent and CVC and instructed Mr. Netter to (a) request that Parent submit a revised indication of interest reflecting its best price per share, (b) emphasize the potential synergistic benefits of a strategic transaction between Parent and Innovid in his discussions with Parent, (c) identify certain comparable non-media, volume-based peer companies to Innovid, (d) re-iterate the valuation guidance previously provided to Parent by Innovid and (e) inform Parent that Innovid had engaged with a select group of potential acquirors, one of which had submitted a formal offer. The Innovid Board further instructed Evercore to engage in further negotiations with Deutsche Bank and provide further valuation guidance, as necessary or appropriate. The Innovid Board then determined to wait to respond to the Party B Offer until Parent had a reasonable opportunity to provide the revised indication of interest that Mr. Netter would request, and the Innovid Board would reconvene after Parent had provided such revised indication of interest or, if Parent failed to provide such revised indication of interest in a timely manner, at such time as the Innovid Board determined to take further action with respect to a potential strategic transaction. The Innovid Board then again discussed and considered the advisability of and potential process for engaging in preliminary outreach with the Other Potential Acquirors and the likelihood that any of the Other Potential Acquirors would have the interest, motivation and resources to execute definitive documents providing for a potential strategic transaction at a sufficient price per share. The Innovid Board then compared such likelihood to the potential risks that additional outreach may have with respect to confidentiality and Innovid’s existing discussions with Parent, Party A and Party B, and the Innovid Board discussed the significant premium to Innovid’s recent stock price that had been offered by Parent. Following such discussion, the Innovid Board again determined that (x) it believed there was a very low likelihood that the Other Potential Acquirors would be willing and able to act quickly to submit a proposal to acquire Innovid and pay a similar or greater premium to acquire Innovid; (y) therefore, in the Innovid Board’s view, the risks of additional outreach, including the risk of a “leak” of the strategic transaction process, outweighed the benefits; and (z) Innovid should not expand its outreach to any of the Other Potential Acquirors at such time. The Innovid Board further resolved to reconsider contacting Other Potential Acquirors at a later date, as necessary or appropriate.
On September 9, 2024, Messrs. Netter, Wise and Stadler held a status update call, during which Mr. Netter informed Messrs. Wise and Stadler that Innovid had received a formal offer from another potential acquiror and requested that Parent submit a revised indication of interest reflecting its best price per share.
On September 9, 2024 and September 10, 2024, representatives of each of Evercore and Deutsche Bank discussed the August 2024 IOI and the revised indication of interest that Mr. Netter had requested on behalf of the Innovid Board. Their discussions included the reasons why the price per share offered in the August 2024 IOI was at the lower end of the range indicated in the June 2024 IOI, despite assuming Innovid’s enterprise value was at the mid-point of the equity values implied by the price per share range in the June 2024 IOI.
Later that day, a representative of Party B emailed a representative of Evercore and inquired as to the status of Innovid’s consideration of the Party B Offer. The Evercore representative responded that the price per share in the Party B Offer was significantly lower than the price per share Innovid had expected.
On September 11, 2024, the Innovid Board met. Following an executive session, members of Innovid’s management and representatives of Evercore and Latham joined the meeting. During the meeting, representatives of Evercore updated the Innovid Board on the status of a potential transaction between Innovid and Parent, Party A and Party B, noting that Parent had submitted the August 2024 IOI, Party B had submitted the Party B Offer and that Party A continued to conduct preliminary due diligence but had not indicated whether it expected to submit a formal proposal for a strategic transaction with Innovid. Representatives of Evercore updated the Innovid Board on the most recent discussions with Deutsche Bank, including discussions regarding certain follow-up diligence requests relating to Innovid’s outstanding share count and expected financial results for each of the third quarter and 2024 fiscal year. The Innovid Board then discussed the advisability of providing Parent with a counteroffer reflecting Innovid’s view on a proposed price per share. The representatives of Evercore then reviewed Evercore’s preliminary financial analysis of Innovid and the August 2024 IOI. Following such discussion, the Innovid Board authorized Mr. Netter and Evercore to propose to Parent and CVC and Deutsche Bank, respectively, that Parent acquire all the outstanding shares of Innovid Common Stock for $3.50 to $3.55 per share in cash (the “Company Counteroffer”). The attendees at the meeting discussed various strategic approaches to communicating the Company Counteroffer and, following such discussions, the Innovid Board instructed Evercore to request that Parent respond to the Company Counteroffer as soon as reasonably practicable. Representatives of Evercore noted that Party B had requested an update on Innovid’s consideration of the Party B Offer and the Innovid Board discussed the Party B Offer and various responses to Party B. Following such discussions, the Innovid Board determined that it would continue to wait to respond until Parent had a reasonable opportunity to respond to the Company Counteroffer and that, if prompted by Party B, Evercore was authorized to inform Party B that Innovid’s formal response to the Party B Offer was forthcoming. Finally, the Innovid Board again discussed and considered (i) the advisability of and potential process for engaging in preliminary outreach with the Other Potential Acquirors and (ii) the likelihood that any of the Other Potential Acquirors would have the interest, motivation and resources to execute definitive documents providing for a potential strategic transaction at a sufficient price per share. Following such discussions, the Innovid Board made the same determinations with respect to additional outreach as it had made at the September 1 and September 8 meetings.
On September 12, 2024, Evercore presented Deutsche Bank with the Company Counteroffer and requested that Parent provide a revised indication of interest as soon as reasonably practicable.
On September 12, 2024, Messrs. Netter, Wise and Stadler discussed the Company Counteroffer on their regular status update call. Messrs. Wise and Stadler re-explained the rationale for the $3.11 per share price offer in the August 2024 IOI. Messrs. Wise and Stadler also requested an update on Innovid’s expected third quarter financial results.
On September 18, 2024, a representative of Party B emailed Evercore and inquired as to the status of Innovid’s consideration of the Party B Offer. A representative of Evercore responded and requested a call, which was held the next day.
On September 19, 2024, Messrs. Wise and Stadler previewed the material terms, including price and the proposed treatment of Innovid’s unvested restricted stock units, of Parent’s revised indication of interest with Mr. Netter on their regular status update call. Messrs. Wise and Stadler confirmed Parent intended to submit the revised indication of interest later that day.
Later that day, Parent submitted a revised non-binding indication of interest to Innovid (the “September 19 IOI”), which was subsequently shared with the Innovid Board, proposing to acquire all the outstanding shares of Innovid Common Stock for $3.20 per share in cash. Parent requested that Innovid respond by September 26, 2024, and enter into a 30-day exclusivity period with Parent. The September 19 IOI also stated that it was contingent on Innovid’s unvested restricted stock units continuing to time vest following the closing of a potential transaction (and not being accelerated in connection with the closing) and that Parent expected to discuss a “rollover” of shares of Innovid Common Stock by certain existing Innovid stockholders at the appropriate time. Parent’s proposed timing was now delayed approximately three weeks from the timeline set forth in the August 2024 IOI, as the September 19 IOI stated that Parent expected to complete its customary due diligence, sign and announce the potential transaction within 30 days, subject to receiving appropriate access to management and required diligence materials (listing the same six illustrative categories of remaining due diligence), and did not specify how Parent expected to finance the potential transaction. On September 19, 2024, the closing price of Innovid Common Stock was $1.98 per share.
That evening, at the direction of the Innovid Board, representatives of Evercore and Party B held a call, and representatives of Evercore presented Party B with a counteroffer of $3.25 per share in cash (the “Party B Counteroffer”) for all outstanding shares of Innovid Common Stock. Party B indicated to Evercore that it would consider the Party B Counteroffer and provide a response after completing its review.
On September 20, 2024, the Innovid Board met. Following an executive session, members of Innovid’s management and representatives of Evercore and Latham joined the meeting. During the meeting, Evercore reviewed the terms and conditions of the September 19 IOI. The Innovid Board proceeded to discuss, among other items, (i) the price per share, timeline to signing a definitive agreement and closing conditions indicated in the September 19 IOI as compared to the August 2024 IOI and (ii) Parent’s requests that Innovid respond by September 26, 2024 and enter into a 30 day exclusivity period with Parent. The Innovid Board then discussed (a) Evercore’s preliminary financial analysis of Innovid and the proposed price per share in the September 19 IOI, (b) the proposed treatment of unvested restricted stock units in the September 19 IOI and (c) the September 19 IOI’s reference to a future discussion regarding an equity “rollover” by certain Innovid stockholders. Representatives of Evercore then updated the Innovid Board on its latest discussions with Party B, noting that representatives of Evercore had presented the Party B Counteroffer the previous day and that Party B had confirmed it was considering such counteroffer. The Innovid Board then returned to its consideration of the September 19 IOI and discussed various strategic approaches with respect to whether and how to best engage with Parent moving forward. Following such discussion, the Innovid Board authorized Mr. Netter and Evercore to propose to Parent, CVC and Deutsche Bank, respectively, that Parent acquire all the outstanding shares of Innovid Common Stock for $3.25 per share (the “Revised Company Counteroffer”). In addition, the Innovid Board instructed Mr. Netter and Evercore to inform Parent, CVC and Deutsche Bank, respectively, that Innovid was (w) rejecting the request for exclusivity, (x) declining to discuss any rollover of Innovid Common Stock at this stage, (y) proposing that 50% of Innovid’s unvested restricted stock units would continue to vest after the closing of a potential strategic transaction, and the other 50% would be treated at the Innovid Board’s discretion prior to such closing and (z) emphasizing that speed to signing definitive documents and closing the strategic transaction was important to Innovid. Finally, the Innovid Board again discussed and considered (I) the advisability of and potential process for engaging in preliminary outreach with the Other Potential Acquirors and (II) the likelihood that any of the Other Potential Acquirors would have the interest, motivation and resources to execute definitive documents providing for a potential strategic transaction at a sufficient price per share. Following such discussions, the Innovid Board made the same determinations with respect to additional outreach as it had made at the September 1, September 8 and September 11 meetings.
After the meeting, at the direction of the Innovid Board, representatives of Evercore then informed a representative of Party B that the Innovid Board was unwilling to continue discussions if Party B’s proposed price per share remained at $2.25, as this was significantly lower than the price per share in the other offer that Innovid had received (the September 19 IOI). Party B responded that it could not match the price per share in the Party B Counteroffer and declined to provide a revised proposal. Thereafter, Party B did not engage further with Innovid or its representatives or advisors regarding a potential strategic transaction.
At the direction of Innovid, Evercore revoked access to the Data Room from both Party A and Party B and their respective representatives and advisors on September 23, 2024.
At the direction of the Innovid Board, representatives of Evercore then presented Deutsche Bank with the Revised Company Counteroffer and communicated that Parent’s price per share would need to increase if Parent wanted to continue in Innovid’s strategic review process.
On September 23, 2024, Messrs. Wise and Stadler previewed the material terms, including price, of Parent’s revised indication of interest with Mr. Netter on their regular status update call. Messrs. Wise and Stadler confirmed Parent intended to submit the revised indication of interest later that day.
Later that day, Parent submitted a revised non-binding indication of interest to Innovid (via Deutsche Bank and Evercore) (the “September 23 IOI”), which was subsequently shared with the Innovid Board, proposing to acquire all the outstanding shares of Innovid Common Stock for $3.25 per share in cash. Parent requested that Innovid respond by September 24, 2024 (but did not re-request an exclusivity period). The September 23 IOI also stated that it was contingent on (i) fifty percent of Innovid’s unvested restricted stock units, as of September 23, 2024, vesting either before or upon the closing of the potential transaction and (ii) fifty percent of Innovid’s unvested restricted stock units, as of September 23, 2024, continuing to time vest in a holding company that indirectly owns Parent following the closing of a potential transaction (and not being accelerated in connection with the closing). The September 23 IOI further noted that it was contingent on and assumed that no additional Innovid restricted stock units would be granted after September 23, 2024, and again mentioned that Parent expected to discuss a “rollover” of shares of Innovid Common Stock by certain existing Innovid stockholders at the appropriate time. Parent’s proposed timing continued to be delayed over two weeks from the timeline set forth in the August 2024 IOI, as the September 23 IOI stated that Parent expected to complete its customary due diligence, sign and announce the potential transaction within 21 days, subject to receiving appropriate access to management and required diligence materials (listing the same six illustrative categories of remaining due diligence), and did not specify how Parent expected to finance the potential transaction. On September 23, 2024, the closing price of Innovid Common Stock was $1.74 per share.

Following the meeting, members of Innovid’s management, along with representatives of Evercore and Latham, reviewed the terms and conditions of the September 23 IOI and noted that Parent accepted the price per share proposed in the Revised Company Counteroffer. Following such discussion, Innovid authorized Latham to send the form of merger agreement, which had been discussed with the Innovid Board at the September 1 meeting and updated in consultation with Innovid’s management, to Parent’s legal advisors, White & Case LLP (“White & Case”). Latham subsequently provided the form of merger agreement to White & Case.
Between the receipt of the September 23 IOI and the morning of October 30, 2024, Innovid’s management conducted a series of additional due diligence sessions (both in-person and virtually) with Parent and its representatives and advisors and responded to Parent’s additional due diligence requests. Representatives of Evercore also attended such sessions.
Later that day, Messrs. Netter and Wise discussed how private equity sponsors generally structure management retention programs. During this discussion, Mr. Wise indicated that Parent would require, as a condition to signing definitive agreements, certain members of Innovid’s management team to both execute term sheets providing for the terms of their post-closing employment by Parent and execute rollover agreements to roll a portion of their shares of Innovid Common Stock into an affiliate of Parent.
On September 24, 2024, Mr. Netter introduced Mr. Stadler, via email, to Mr. Michael DiPiano, director of Innovid, who had previously expressed to Mr. Netter an interest in participating in a “rollover” of certain of his shares of Innovid Common Stock. Although Mr. Stadler and Mr. DiPiano discussed arranging a call, no such call ever occurred.
On September 25, 2024, Evercore submitted a customary relationship disclosure letter to Innovid’s management. After reviewing the letter with Latham, Innovid’s management subsequently provided this letter to the Innovid Board. Based on review of this letter (and the updated versions provided in October and November), the Innovid Board concluded that there were no conflicts of interest that would impede Evercore’s ability to serve as Innovid’s financial advisor.
On the same day, Mr. Wise introduced Mr. Netter, via email and without solicitation from Mr. Netter, to Mr. Grant Parker, President of Flashtalking, and encouraged them to connect for an informal introductory call. On September 30, 2024, Messrs. Netter and Parker held an informal introductory call, but did not discuss any specifics of a potential strategic transaction between Parent and Innovid.
Later that afternoon, Innovid’s management conducted an in-person diligence session with Evercore, Parent, CVC and Deutsche Bank in New York, with certain persons joining by videoconference.
Later that evening, at the direction of Innovid, representatives of Evercore emailed Party A to inquire about the status of Party A’s interest in a potential strategic transaction with Innovid. Party A replied by email and stated it was not interested in continuing to participate in the strategic transaction process and, subsequently, Party A did not engage further with Innovid or its representatives or advisors regarding a potential strategic transaction.
On September 26, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, representatives of Evercore informed the Innovid Board that Party A had declined to provide a proposal to acquire Innovid and Party B declined to improve the terms of the Party B Offer and informed Evercore that it did not intend to continue to participate in the strategic transaction process, stating that it could not justify paying higher than $2.25 per share to acquire Innovid. It was noted that the September 23 IOI remained the only outstanding proposal for a strategic transaction with Innovid. Representatives of Evercore then reviewed the September 23 IOI and the attendees of the meeting discussed, among other items, the price per share, timeline to signing a definitive agreement and closing conditions indicated in the September 23 IOI as compared to the August 2024 IOI, the September 19 IOI and the Revised Company Counteroffer. The representatives of Latham informed the Innovid Board that Latham had, at the instruction of Innovid’s management, provided an initial draft of a form of merger agreement to White & Case on September 23, 2024. The attendees at the meeting then discussed (i) the contingencies surrounding Parent’s proposed price per share, (ii) the proposed treatment of unvested restricted stock units in the September 23 IOI (and, among other matters, how that treatment differed from the September 19 IOI and the Revised Company Counteroffer), (iii) the September 23 IOI’s reference to a future discussion regarding an equity “rollover” of shares of Innovid Common Stock by certain existing Innovid stockholders and (iv) the fact that CVC had indicated CVC and Parent would require, as a condition to signing definitive agreements, certain members of Innovid’s management to both execute term sheets providing for the terms of their post-closing employment by Parent and execute rollover agreements to roll a portion of their shares of

Innovid Common Stock into an affiliate of Parent (the “Management Signing Conditions”). It was noted that Parent no longer requested to enter into an exclusivity period with the Innovid prior to signing definitive agreements providing for a strategic transaction. Following such discussion, representatives of Evercore and Latham then referred the Innovid Board to the illustrative timeline for a potential strategic transaction with Parent, and summarized the potential timeline to announcing and then closing a strategic transaction.
The Innovid Board again discussed and considered (i) the advisability of and potential process for engaging in preliminary outreach with the Other Potential Acquirors and (ii) the likelihood that any of the Other Potential Acquirors would have the interest, motivation and resources to execute definitive documents providing for a potential strategic transaction at a sufficient price per share. Following such discussions, the Innovid Board made the same determinations with respect to additional outreach as it had made at the September 1, September 8, September 11 and September 20 meetings.
The Innovid Board then discussed the Management Signing Conditions and the representatives of Latham discussed the potential process for any discussions with management regarding the management employment term sheets and an equity rollover and the timing of the Innovid Board’s authorization of such discussions. Following such discussion, the Innovid Board determined that it would not authorize employment term sheet discussions at this time, but would reconsider following receipt of a revised draft of the merger agreement from Parent.
The representatives of Evercore then left the meeting and the representatives of Latham reviewed the Innovid Board’s fiduciary duties under Delaware law, the related standards of review of the Innovid Board’s actions in certain circumstances, including a sale of Innovid for cash, certain protections for directors provided by Delaware law and insurance and other considerations for directors with respect to a sale process. The representatives of Latham and members of Innovid’s management then led a discussion of the conflicts letter provided by Evercore to Innovid on September 25, 2024. The representatives of Latham summarized the disclosures made in the letter and noted that Evercore would provide an updated draft of the letter which included certain additional disclosures. The Innovid Board then returned to the potential treatment of unvested restricted stock units in a strategic transaction with Parent and discussed, among other things, various methods of calculating which unvested restricted stock units would be accelerated at the closing.
On September 26, 2024, Messrs. Netter and Wise held an informal meeting in New York. No material terms of the potential transaction were discussed.
On September 27, 2024, Mr. Wise emailed, without solicitation, an executive organizational chart of Parent to Mr. Netter. Mr. Netter did not respond to or otherwise engage with Mr. Wise with respect to any post-closing employment arrangements at this time.
On October 3, 2024, White & Case provided a revised draft of the form of merger agreement to Latham.
On October 5, 2024, Mr. Wise emailed Mr. Netter, without solicitation, and asked Mr. Netter to provide the values of the shares of Innovid Common Stock to be “rolled over” by Mr. Netter and eight other members of Innovid’s management. Mr. Netter asked a follow-up question regarding the size of Parent’s incentive equity program relative to its overall capitalization, but did not provide the values requested by Mr. Wise or otherwise engage with respect to the “rollover” of shares of Innovid Common Stock at this time.
On October 8, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, the members of Innovid’s management updated the Innovid Board on the status of a potential strategic transaction between Innovid and Parent and noted that White & Case had sent Latham a revised draft of the merger agreement. The representatives of Latham then reviewed the material terms of the revised merger agreement and discussed them with the Innovid Board and management, including (i) Innovid’s recourse in the event the transaction failed to close, and Innovid’s right to pursue specific performance, recover damages or, in certain circumstances, receive a “reverse termination fee”; (ii) the obligations of Parent and Innovid with respect to obtaining regulatory approvals, and Innovid’s recourse in the event the potential transaction fails to close due to regulatory approval failures; (iii) the treatment of unvested restricted stock units in the transaction; (iv) Parent’s equity and debt financing commitments; (v) Parent’s request for an expense reimbursement if Innovid’s stockholders do not approve the transaction; (vi) Parent’s requests that, concurrently with executing definitive documentation, certain directors and members of Innovid’s management execute support agreements; and (vii) the Management Signing Conditions. Following such discussion, the Innovid Board instructed the representatives of Latham and Evercore to request, through White & Case and Deutsche Bank, respectively, that Parent provide its proposals for the Management Signing Conditions and initial drafts of a rollover agreement and support agreement to enable the relevant members of Innovid’s management and the Innovid Board to begin to consider such terms (without authorizing Innovid’s management to engage with Parent with respect to the Management Signing Conditions). The Innovid Board further instructed Latham to revise the merger agreement to reflect the discussions at the meeting and, in consultation with Innovid’s management, provide a revised draft of the merger agreement to White & Case.
On October 9, 2024, Latham provided a revised draft of the merger agreement to White & Case and requested that (i) Parent provide its proposals for the Management Signing Conditions and (ii) White & Case provide initial drafts of the rollover agreement, support agreement, equity commitment letter and debt commitment papers.
On October 14, 2024, the date Parent had originally committed to announcing the transaction in the September 23 IOI, a representative of Deutsche Bank communicated to a representative of Evercore that Parent would need until October 25, 2024 to execute definitive documents.
That morning, White & Case provided Latham with drafts of amendments to the employment agreements or offer letters, as applicable, of Mr. Netter, Mr. Kuperman, Mr. Ken Markus, Innovid’s Chief Operating Officer and Mr. Yuval Pemper, Innovid’s Chief Technology Officer. Later that day, White & Case provided a draft form of rollover agreement to Latham. Innovid’s management subsequently provided these drafts to management’s counsel, DLA Piper LLP (“DLA Piper”) and management’s other advisors. These drafts were not negotiated further or executed, and the substance of the amendments with respect to Mr. Netter were replaced by the Netter Term Sheet (as defined later in this section of this proxy statement). Messrs. Kuperman, Markus and Pemper have not executed any definitive agreements with Parent or any of its affiliates regarding their post-closing employment with Parent.
Later that day, Latham submitted a relationship disclosure to Innovid’s management, who subsequently provided this disclosure to the Innovid Board. This disclosure provided a high-level overview of Latham’s representations of members of the CVC Network and affiliates of TA Associates (“TA”) over the past two years, during which Latham received fees which were described as significant, in the aggregate. Due to client confidentiality requirements, the disclosure did not include details of transactions that were not publicly disclosed or did not materialize. However, the disclosure included an illustrative list of publicly disclosed mergers and acquisitions transactions where Latham represented members of the CVC Network and TA and its affiliates, including Latham’s representations of CVC in a consortium acquiring Hargreaves Lansdown, a savings and investment platform, in a transaction valued at $6.9 billion; CVC and its acquisition vehicle on the acquisition of Jagex, a video game developer, in a transaction reported to be valued at over $1 billion; D-Marin Group, a portfolio company of CVC, in its acquisition of Industrie Turistiche Nautiche S.p.A, an Italy-based concessionaire and operator of touristic marina Mirabello in La Spezia; and TA in its joint acquisition of Harvest, a French fintech company, and re-investment in Orisha, a European software publisher. The Innovid Board later determined on this basis that there were no conflicts of interest that would affect the ability of Latham to fulfill its responsibilities as legal advisor to Innovid.
On October 16, 2024, White & Case provided a revised draft of the merger agreement to Latham, which was subsequently provided to the Innovid Board. Parent indicated in this draft that CVC and the other financial sponsor investors of Parent would not provide an equity backstop for the purchase price.
Later that day, Messrs. Netter, Shany and Wise discussed the timing for CVC’s investment committee meeting to approve the potential transaction and for the potential execution of definitive documentation. Mr. Wise indicated that CVC and Parent aimed to finalize definitive documents during the week of October 28th. Messrs. Netter and Shany responded that all material commercial issues should be resolved by October 25th, with definitive documents executed by Monday, October 28th.
Later on October 16, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, the representatives of Latham reviewed the material terms of the merger agreement and discussed them with the Innovid Board and management, including (i) Innovid’s recourse in the event the transaction failed to close, and Innovid’s right to pursue specific performance, recover damages or, in certain circumstances, receive a “reverse termination fee”; (ii) the obligations of Parent and Innovid with respect to obtaining regulatory approvals, and Innovid’s recourse in the event the potential transaction fails to close due to regulatory approval failures; (iii) the treatment of unvested restricted stock units in the transaction; (iv) Parent’s equity and debt financing commitments, including the refusal by CVC and the other financial sponsor investors of Parent to provide an equity backstop for the purchase price; (v) Parent’s request that, concurrently with executing definitive documentation, the members of the Innovid Board, certain members of Innovid’s management and an institutional Innovid Stockholder execute support agreements; and (vi) the Management Signing Conditions. Latham also reviewed a summary of the draft amendments to the employment agreements and offer letters with the Innovid Board.
Following such discussion, the Innovid Board discussed the fact that speed to execution and transaction certainty were of primary importance to the Innovid Board but that CVC and Parent had delayed the timeline to executing definitive documents twice in the last 3 days, with a request (on October 14) to execute definitive documents on October 25 and then another request (on October 16) to execute definitive documents during the week of October 28. It was noted that Parent had indicated in the August 2024 IOI, September 19 IOI and September 23 IOI that it would be prepared to execute definitive documents on September 28, 2024, October 19, 2024 and October 14, 2024, respectively. Representatives of Evercore noted that Deutsche Bank had also requested, on behalf of Parent, to conduct additional due diligence calls prior to executing definitive documents, despite Parent and its advisors having been conducting due diligence since late July. It was also noted that Parent and CVC had stated that CVC had scheduled an investment committee meeting regarding the potential transaction on Wednesday, October 23, 2024 to consider, among other matters, CVC’s willingness to provide an equity backstop for the portion of the merger consideration which was not covered by the debt financing it was arranging. Following discussion of these requests, the Innovid Board concurred with the response Messrs. Netter and Shany provided to on their call with Messrs. Wise and Stadler earlier that day and determined that it would extend the deadline for resolving all material commercial issues to October 25, 2024, and that Mr. Shany and Mr. Netter were authorized to contact Parent and CVC to discuss such revised timeline and the definitive documentation.
On October 17, 2024, Messrs. Netter and Stadler met in New York and discussed Innovid’s business, the current state of Parent’s financing for the potential transaction and Parent’s capital structure.
On October 17, 2024, Mr. Stadler emailed Mr. DiPiano and asked if he would like to discuss rolling over shares of Innovid Common Stock in the potential transaction or investing in an affiliate of Parent following the closing of the potential transaction. Mr. DiPiano responded that he understood only certain members of Innovid’s management would be participating in such a rollover and, therefore, there was nothing further to discuss. Mr. DiPiano and his representatives had no further discussions with CVC, Parent or any of their representatives regarding such potential rollover or investment.
On October 19, 2024, Latham provided a revised draft of the merger agreement to White & Case.
Later on October 19, 2024, CVC and Parent provided Mr. Netter with a proposal for eight members of Innovid’s management to participate in a “rollover” of restricted stock units and shares of Innovid Common Stock (such proposal, the “Proposed Equity Rollover”). The Proposed Equity Rollover specified that, aside from Mr. Netter, the value of the rollover for each management member would be less than $1 million. This proposal was subsequently shared with the Innovid Board that same day.
On October 20, 2024, Mr. Wise provided Mr. Netter with projections of the financial performance of Parent and Innovid, assuming the potential transaction closed on December 31, 2024. Mr. Netter responded and asked for permission to share with Mr. Kuperman, Markus and Pemper.
Later that day, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, the representatives of Latham updated the Innovid Board on the status of the legal documents related to the potential strategic transaction between Parent and Innovid, including that, among other items, Latham had sent a revised draft of the merger agreement to White & Case on October 19, 2024. The representatives of Latham then reviewed the material terms of the latest draft of the merger agreement and discussed them with the Innovid Board and management, including (i) Innovid’s recourse in the event the transaction failed to close, and Innovid’s right to pursue specific performance, recover damages or, in certain circumstances, receive a “reverse termination fee”; (ii) the obligations of Parent and Innovid with respect to obtaining regulatory approvals, and Innovid’s recourse in the event the potential transaction fails to close due to regulatory approval failures; (iii) the treatment of unvested restricted stock units in the transaction; (iv) Parent’s equity and debt financing commitments, including the refusal by CVC and the other financial sponsor investors of Parent to provide an equity backstop for the purchase price; (v) Parent’s request that, concurrently with executing definitive documentation, each Innovid director execute a support agreement; and (vi) the Management Signing Conditions. Innovid’s management discussed the terms of the Proposed Equity Rollover with the Innovid Board. Mr. DiPiano then informed the other members of the Innovid Board of his email exchange with Mr. Stadler the day before regarding a potential rollover or post-closing investment into TopCo, and Mr. DiPiano confirmed that he had previously determined not to pursue a rollover or post-closing investment. Mr. Netter also updated the Innovid Board on his latest discussions with Parent and CVC regarding the potential transaction and noted that Parent and CVC had informed Mr. Netter that they were nearing the consummation of a third-party financing transaction from new investors that they were pursuing in parallel with the potential transaction with Innovid, which might result in a further delay to the timeline to executing definitive documents with Innovid. The Innovid Board noted that it was critical that Innovid have clarity on the timeline to execute definitive documents and that these other transactions described by Parent and CVC introduced uncertainty, on top of the extensions already requested by Parent and CVC.
Following such discussion, the Innovid Board acknowledged that it would need to extend its anticipated timeline to execute definitive documentation beyond October 28, 2024, but that the Innovid Board would meet again during the upcoming week to re-examine the status of the potential transaction in order to better understand the timeline for executing definitive documentation. The Innovid Board then instructed Evercore to contact Deutsche Bank to emphasize the concerns discussed at the meeting around the timeline to execute definitive documentation and schedule an “all hands” call to discuss the material unresolved issues in the definitive documents, including termination fees payable by Parent and Innovid, regulatory efforts standards, limitations of liability of the parties following termination of the merger agreement in the event of a willful and material breach, the “outside date” upon which either Parent or Innovid could terminate the merger agreement, treatment of restricted stock units in the potential transaction and certain employee compensation matters. Finally, the Innovid Board authorized management and management’s advisors to engage with Parent, CVC and White & Case to negotiate the terms of the Proposed Equity Rollover and any other documentation related to the Management Signing Conditions, subject to providing further updates to the Innovid Board on the negotiated terms.
On October 21, 2024, Messrs. Netter and Stadler met in New York and discussed the Proposed Equity Rollover, including the terms of Mr. Netter’s equity interests in an affiliate of Parent following closing of the potential transaction (which Mr. Netter would “roll” a portion of his shares of Innovid Common Stock into), and the Management Signing Conditions, including Mr. Netter’s employment and compensation arrangements with Parent following closing the potential transaction.
In October 2024, Mr. Wise introduced Mr. Netter, via email and without solicitation from Mr. Netter, to Ms. Amanda Glen Smith, Chief Client Officer of Flashtalking and Mr. Aaron Goldman, Parent’s Chief Marketing Officer, and encouraged them to connect for an informal introductory meeting. On October 22, 2024, Mr. Netter separately had general introductory meetings in New York with Ms. Smith and Mr. Goldman. The parties did not discuss any specifics of a potential strategic transaction between Parent and Innovid. On October 23, 2024, Messrs. Netter and Parker had a general introductory meeting in New York; the parties did not discuss any specifics of a potential strategic transaction between Parent and Innovid.
On October 22, 2024, White & Case prepared, after consultation with Deutsche Bank, an issues list with respect to certain material outstanding issues in the merger agreement, including termination fees payable by Parent and Innovid, regulatory efforts standards, limitations of liability of the parties following termination of the merger agreement in the event of a willful and material breach, the “outside date” upon which either Parent or Innovid could terminate the merger agreement, treatment of restricted stock units in the potential transaction and certain employee compensation matters, which list was provided to Evercore. Later that day, Latham prepared, after consultation with Evercore, a revised draft of the issues list outlining Innovid’s positions on each of these matters, which list was provided to Deutsche Bank.
On October 23, 2024, CVC held an investment committee meeting regarding the potential transaction between Parent and Innovid.
On October 23, 2024, at the direction of the Innovid Board, Evercore provided a revised version of the Proposed Equity Rollover to Deutsche Bank, which included reduced rollover values for each of the members of Innovid’s management.
Later on October 23, 2024, Mr. Netter, Mr. Wise and representatives of Latham and White & Case discussed the issues remaining in the issues list.
On October 24, 2024, White & Case provided a revised draft of the merger agreement to Latham. That afternoon, in response to the draft amendment to Mr. Netter’s employment agreement and draft form of rollover agreement previously provided by White & Case, DLA Piper provided to White & Case a draft of a term sheet outlining material terms applicable to Mr. Netter’s rollover of certain of his equity interests in Innovid into an affiliate of Parent following closing of the potential transaction (the “Netter Term Sheet”). The Netter Term Sheet also detailed Mr. Netter’s employment and compensation arrangements with Parent following closing of the potential transaction. The Netter Term Sheet did not reference Messrs. Kuperman, Markus or Pemper or any other member of Innovid’s management.
Later that day, Messrs. Netter, Shany, Wise and Stadler discussed the outcome of CVC’s investment committee meeting, and Messrs. Wise and Stadler informed Innovid that (i) Parent’s proposed price per share had been reduced to $3.00 in cash per share of Innovid Common Stock as a result of Parent’s internal financial analysis, (ii) Parent did not currently have sufficient commitments to finance the acquisition of Innovid and was continuing to pursue a third-party financing transaction from new investors and (iii) CVC would not provide the full equity financing required to fund the portion of the purchase price not covered by debt financing for the acquisition. After this discussion, Innovid’s management instructed its advisors to cease engaging with Parent and its advisors until further notice. At the direction of Innovid’s management, Evercore then revoked access to the Data Room from Parent and its representatives and advisors.
On October 25, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, Innovid’s management informed the Innovid Board of the price reduction communicated by CVC and further noted that Parent expressed that it needed to complete the third-party financing transaction it was pursuing prior to executing definitive documentation with respect to the potential transaction between Parent and Innovid, as CVC would not provide the additional equity financing required to finance the acquisition. Mr. Netter also noted that the Proposed Equity Rollover and Netter Term Sheet had not been agreed between the relevant members of Innovid’s management and Parent, which Parent had indicated was a condition to executing definitive documentation. The attendees at the meeting then discussed, among other items, the remedies provided in the latest draft of the merger agreement, the potential status of Parent’s equity and debt financing related to the potential transaction, including the refusal by CVC and the other financial sponsor investors of Parent to provide an equity backstop for the purchase price, and the risks presented to Innovid by the developments since the previous meeting on October 20, 2024. Representatives of Evercore then updated the Innovid Board on their latest discussions with Parent and Deutsche Bank and relayed that Parent had emphasized a strong desire to continue to engage with respect to the potential transaction. Representatives of Evercore and Latham then discussed the open workstreams and timeline that would likely be necessary in order to execute definitive documents related to the potential transaction. The attendees at the meeting then reviewed and discussed the issues list with respect to the draft definitive documentation that had been prepared by representatives of Latham and noted that while the outstanding legal issues could likely be resolved, the Innovid Board was not willing to take on financing risk with respect to the potential transaction. The attendees at the meeting then discussed potential next steps and Innovid’s response to Parent’s reduced price per share. Following such discussion, the Innovid Board instructed representatives of Evercore to contact Deutsche Bank to express that the Innovid Board would consider a slight price reduction from the $3.25 per share previously offered, but that it required financing certainty. The Innovid Board further instructed representatives of Evercore to request an updated proposal from Parent by Monday, October 28, 2024. Later that day, representatives of Evercore delivered these messages to Deutsche Bank.
Later that evening, White & Case provided Latham with drafts of Parent’s debt commitment papers.
On October 26, 2024, Mr. Stadler informed Mr. Shany that CVC would hold another investment committee meeting on October 28, 2024, to consider a revised transaction, including a price of $3.15 per share with an equity backstop for the full portion of the purchase price not covered by debt financing (including the portion expected to be funded by third party equity financing). Mr. Stadler also mentioned that Parent and CVC would send their financing documentation to Innovid after the meeting. In response, Mr. Shany emphasized that Innovid was focused on securing remedies beyond a reverse termination fee in the event that Parent did not close an acquisition of Innovid and willfully and materially breached the merger agreement.
Later that day, Mr. Shany and Innovid’s management instructed Evercore and Latham to resume progressing the outstanding workstreams with Deutsche Bank and White & Case, respectively. At the direction of Innovid’s management, Evercore restored Parent and its representatives’ and advisors’ access to the Data Room. Subsequently, Innovid and Parent entered into a customary confidentiality agreement with respect to Parent’s balance sheet, after which Parent shared its balance sheet to help Innovid assess Parent’s current financial position and Parent’s ability to fund part of the potential transaction using available cash. Additionally, White & Case provided Latham with an initial draft of the support agreement, and Latham provided White & Case with a revised draft of the merger agreement. Last, Innovid’s management instructed management’s advisors to re-engage with Parent and its advisors, and management’s advisors and White & Case exchanged correspondence on certain terms related to the Netter Term Sheet.
On October 27, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, Mr. Shany updated the other members of the Innovid Board on his discussions with CVC the day before and Evercore’s discussions with Deutsche Bank. The representatives of Latham then noted that they had re-engaged with White & Case the day before and provided an overview of the status of the legal documents related to the potential transaction between Parent and Innovid. As part of this discussion, Latham summarized the latest draft of the merger agreement that had been provided to White & Case, referred the Innovid Board to the summary of the merger agreement and related documents circulated to the Innovid Board prior to the meeting, and discussed the Innovid Board’s fiduciary duties under Delaware law with respect to considering the potential transaction. Mr. Netter noted that DLA Piper had provided the Netter Term Sheet to White & Case and provided an overview of the terms to the Innovid Board. Representatives of Evercore then updated the Innovid Board on the other open workstreams and timeline that would likely be necessary in order to execute definitive documents related to the potential transaction. As part of the ensuing discussion, it was noted that the Innovid Board would have further clarity on Parent’s timeline to executing definitive documentation following CVC’s investment committee meeting on October 28, 2024, but that the current intention of the parties was to execute definitive documentation during the upcoming week. Following such discussion, the Innovid Board determined that it would schedule meetings on Tuesday, October 29 and Wednesday, October 30, to assess the status of the potential transaction.
That evening, White & Case and management’s advisors discussed the Netter Term Sheet and White & Case provided a revised draft of the Netter Term Sheet to management’s advisors and Deutsche Bank provided a revised draft of the Proposed Equity Rollover to Evercore.
On October 28, 2024, CVC held an investment committee meeting regarding the potential transaction between Parent and Innovid. Messrs. Netter, Wise and Stadler then discussed the outcome of CVC’s investment committee meeting and informed Innovid that CVC was still extremely interested in an acquisition of Innovid for $3.15 in cash per share and had scheduled another investment committee meeting on October 30, 2024 to discuss an equity backstop for the full portion of the purchase price not covered by debt financing (including the portion expected to be funded by third party equity financing).
Later that day, DLA Piper provided a revised draft of the Netter Term Sheet and rollover agreement to White & Case. Mr. Wise subsequently provided a revised draft of the Proposed Equity Rollover to Mr. Netter.
On October 29, 2024, Mr. Wise provided another revised draft of the Proposed Equity Rollover to Mr. Netter.
Later that morning, Mr. Netter called Mr. Wise to inquire about the outcome of CVC’s investment committee meeting held on October 28, 2024. Mr. Wise responded that he had not been informed of the outcome.
That afternoon, White & Case provided a revised draft of the merger agreement to Latham and a revised draft of the Netter Term Sheet to management’s advisors. White & Case and management’s advisors had further discussion around the Netter Term Sheet and draft rollover agreement.
Later that afternoon, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, Mr. Shany informed the other members of the Innovid Board of the details of his discussions with Parent and CVC the day before regarding CVC’s investment committee meeting on October 28, 2024. As part of the ensuing discussion, representatives of Evercore updated the Innovid Board on their latest discussions with Deutsche Bank, and it was noted that CVC had scheduled another investment committee meeting on the morning of October 30, 2024, to review the potential transaction. Following such discussion, the representatives of Latham then provided an overview of the status of the legal documents related to the potential transaction, summarized the latest draft of the support agreement that each member of the Innovid Board would execute concurrently with execution of the merger agreement and again outlined the Innovid Board’s fiduciary duties under Delaware law with respect to considering the potential transaction. As part of the ensuing discussion, representatives of Latham noted that, if the other commercial and financing issues were resolved, it was likely that the outstanding legal issues in the merger agreement could be quickly resolved. Furthermore, members of the Innovid Board expressed significant concerns with Parent and CVC pursuing a financing transaction in parallel with the potential transaction and noted that the Innovid Board and Innovid required deal certainty if it was to continue to pursue the potential transaction. The Innovid Board further discussed its willingness to continue to pursue the potential transaction if Parent and CVC were able to address the Innovid Board’s concerns in an expedited manner. Following such discussion, the Innovid Board instructed the representatives of Evercore to contact Deutsche Bank and notify them that the Innovid Board had determined that proof of financing certainty must be provided within the next 24 hours and Parent must commit to signing definitive documents within the next 48 hours, or Innovid would not continue to engage with Parent with respect to the potential transaction. The Innovid Board then determined to reconvene the next day to discuss the status of the potential transaction following CVC’s investment committee meeting. Later that day, representatives of Evercore delivered these messages to Deutsche Bank.
Later that evening, Evercore submitted an updated relationship disclosure letter to Innovid’s management, which addressed the clarifications requested by Innovid’s management and Latham and was current as of October 28, 2024. Members of Innovid’s management subsequently provided this letter to the Innovid Board on November 20, 2024.
On October 30, 2024, CVC held an investment committee meeting regarding the potential transaction between Parent and Innovid. Mr. Stadler then called Mr. Shany and informed him that CVC was still not willing to commit to provide an equity backstop for the full portion of the purchase price not covered by debt financing for the potential transaction (including the portion expected to be funded by third party equity financing) at a price of $3.15 per share and that Parent and CVC would need time to complete its third party equity financing prior to executing definitive documents for the potential transaction between Parent and Innovid, and believed that it would be able to consummate such financing by Friday, November 8, 2024.
Later that day, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, Mr. Shany updated the other members of the Innovid Board on the details of his discussion with Mr. Stadler earlier that morning. Mr. Shany also noted that he had told CVC that Innovid could not take the risk of continuing to pursue the potential transaction beyond its current timeline given the substantial amount of resources and time the Innovid Board and Innovid’s management had expended pursuing the potential transaction, the repeated uncertainty that CVC and Parent had introduced with respect to financing the transaction, the ongoing delays and the unresolved issues in the legal documents.
The attendees at the meeting then discussed Innovid’s strategic alternatives process generally and the developments over the previous months regarding the potential acquirors it had engaged with during that process. The Innovid Board further discussed the risks to Innovid presented by the financing transaction that CVC and Parent were pursuing concurrently, including repeated delays to the timeline to executing documents and potential “leaks” of deal information to the investors in the financing transaction. Following this discussion, the Innovid Board determined that continuing to pursue the potential transaction was not in the best interest of Innovid and its stockholders at that time. Following such determination, the Innovid Board instructed Innovid’s management and its and management’s advisors to cease engaging with Parent, CVC and their advisors with respect to the potential transaction. The Innovid Board further instructed the representatives of Evercore to convey this instruction to Deutsche Bank, indicating that the Innovid Board might consider re-engaging with Parent and CVC if they were able to demonstrate financing certainty. Last, the Innovid Board instructed Latham to send to Parent, after consulting with Innovid’s management, a customary request to return or destroy the information provided under the confidentiality agreement between Parent and Innovid. Latham delivered this request to Parent the next day.
Following this meeting, representatives of Evercore communicated the Innovid Board’s instructions to representatives of Deutsche Bank, noting that the Innovid Board might consider re-engaging with Parent and CVC if they were able to demonstrate financing certainty. At the direction of Innovid, Evercore revoked access to the Data Room from Parent and its representatives and advisors.
On October 31, 2024, a representative of a potential strategic acquiror (“Party C”) submitted an unsolicited non-binding indication of interest to Mr. Netter (the “Party C IOI”) proposing to acquire all the outstanding shares of Innovid Common Stock for $2.21 – $2.57 per share in cash. To Innovid’s knowledge, Party C was not aware of the ongoing sale process. Party C was not contacted in the sale process due to (i) Innovid’s determination, after consultation with representatives of Evercore, that Party C was not likely to have the interest, motivation and resources to execute definitive documents providing for a potential strategic transaction at a sufficient price per share and (ii) the potential risks that additional outreach to Party C may have with respect to confidentiality and Innovid’s existing discussions with Parent (and the effect thereof on Innovid).
After October 31, 2024, Mr. Netter was periodically contacted by Mr. Wise concerning the progress of the financing transaction that Parent and CVC were pursuing.

On November 1, 2024, White & Case provided a revised draft of the merger agreement and support agreement to Latham and a revised draft of the rollover agreement and Netter Term Sheet to management’s advisors and indicated that Parent had provided signature pages in escrow and was prepared to sign the updated drafts. The merger agreement remained consistent with the draft previously provided by White & Case on October 29, 2024. White & Case did not provide any update to Latham with respect to Parent’s financing for the potential transaction or provide the Financing Commitments. Latham and management’s advisors forwarded these draft agreements to Innovid’s management; however, at that stage, neither Innovid nor its or management’s advisors engaged further with Parent or its advisors regarding these drafts.
On November 6, 2024, the Innovid Board held a regularly scheduled quarterly meeting, with members of Innovid’s management in attendance. During the meeting, Mr. Netter confirmed to the other members of the Innovid Board that Innovid had not re-engaged with Parent or CVC with respect to the potential transaction, but that Mr. Wise had continued to contact Mr. Netter regarding the progress of the financing transaction that Parent and CVC were pursuing. Mr. Netter also informed the other members of the Innovid Board that Party C had submitted the Party C IOI. The Innovid Board discussed the Party C IOI and potential responses, given that the price per share proposed in the Party C IOI was significantly below the price per share offered by Parent in the potential transaction. Following discussion, the Innovid Board directed Mr. Netter to inform Party C that Innovid was not interested in discussing a potential strategic transaction with Party C at the price per share range offered in the Party C IOI. Mr. Netter orally communicated this message to a representative of Party C on November 8, 2024.
On November 12, 2024, Innovid announced its third quarter 2024 financial results.
On November 13, 2024, Mr. Netter emailed Mr. Wise, requesting that no further discussions occur between Parent and Innovid regarding a potential transaction.
On November 16, 2024, Mr. Stadler contacted Mr. Shany and informed him (i) of CVC’s and Parent’s continued desire to pursue the potential transaction between Parent and Innovid at a price of $3.15 per share of Innovid Common Stock, (ii) that Parent had completed the financing transaction it was previously pursuing in parallel and (iii) that CVC and other existing investors in Parent (a) were willing to provide an equity commitment with respect to the remaining required equity financing for the transaction and (b) had now secured sufficient debt and equity financing sufficient to fund the potential transaction. On the same day, Deutsche Bank emailed Evercore confirming Mr. Stadler’s message.
On November 17, 2024, Messrs. Netter, Shany, Wise and Stadler discussed certain unresolved points in the merger agreement, including the quantum of the “reverse termination fee” payable by Parent in the event that the merger agreement is terminated due to the failure to obtain regulatory approvals, limitations of liability of the parties following termination of the merger agreement in the event of a willful and material breach and the “outside date” upon which either Parent or Innovid could terminate the merger agreement. The working group also discussed the status of CVC and Parent’s financing for the potential transaction and Messrs. Wise and Stadler re-confirmed what Mr. Stadler had communicated to Mr. Shany on their call the day before. Following such discussion, Innovid’s management instructed Latham to resume progressing the outstanding legal workstreams. At the direction of Innovid’s management, Evercore restored Parent and its representatives’ and advisors’ access to the Data Room.
That afternoon, Innovid’s management emailed the Innovid Board and noted that discussions with Parent and CVC had resumed and that a meeting of the Innovid Board would be scheduled for the next day. Parent also requested that Innovid withdraw the request to return or destroy the information provided under the confidentiality agreement sent on October 31, 2024, as a condition to Parent’s continued engagement with Innovid. After being instructed by Innovid’s management, Latham subsequently sent such withdrawal notice to Parent and White & Case.
Later that evening, White & Case provided an updated draft of the merger agreement to Latham. In addition, White & Case provided updated drafts of the Netter Term Sheet and rollover agreement to management’s advisors.
Between the evening of November 17, 2024, and the finalization of definitive documentation on the morning of November 21, 2024, representatives of Latham, White & Case and DLA Piper engaged in negotiations and exchanged revised drafts of the relevant documents. This process continued until all documents were in an agreed-upon form and included several “all hands” calls to discuss unresolved issues in the merger agreement, including financing matters and the treatment of restricted stock units.
On November 18, 2024, Messrs. Netter and Wise discussed unresolved issues in the merger agreement by videoconference. As a result of this discussion, they agreed that the “reverse termination fee” payable by Parent under certain circumstances would be approximately 8% of the transaction’s implied equity value. Furthermore, they concurred that each party’s liability would be capped at approximately 20% of the transaction’s implied equity value in the event of a willful and material breach of the merger agreement.
Later that afternoon, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, Mr. Shany updated the other members of the Innovid Board on the latest discussions with Parent and CVC regarding a potential strategic transaction between Parent and Innovid since the Innovid Board had previously determined to cease engaging with Parent and CVC. The representatives of Latham discussed potential timing for executing definitive documents based on the unresolved issues in the legal documents, assuming that Parent and CVC provided proof of financing and received the approval of CVC’s investment committee. The representatives of Latham then provided an overview of the status of the legal documents related to the potential transaction, summarized the latest draft of the merger agreement received from White & Case and the latest draft of the support agreement and discussed the Innovid Board’s fiduciary duties under Delaware law with respect to considering the potential transaction. The attendees at the meeting then discussed various approaches to negotiating and finalizing the definitive documents with Parent, CVC and their advisors. Mr. Netter then updated the other members of the Innovid Board on his latest negotiations with Parent and CVC regarding the Contribution and Exchange Agreement and the Netter Term Sheet. Mr. Netter confirmed that the amount of the rollover ($6 million) had been agreed upon with Parent and that he and DLA Piper continued to negotiate other terms related to the rollover and the terms of the Netter Term Sheet. The Innovid Board determined that it would schedule a meeting on Wednesday, November 20, to assess the status of the potential transaction.
On November 19, 2024, White & Case, on behalf of Parent and CVC, communicated to DLA Piper that, due to the quantum of unvested restricted stock units contemplated to be cancelled and exchanged for TopCo RSUs in the latest merger agreement draft, only Mr. Netter remained subject to the Management Signing Conditions. Consequently, no other members of Innovid’s management would be required to execute or negotiate any agreements with Parent in connection with the execution of the merger agreement, nor would they need to roll a portion of their shares of Innovid Common Stock into TopCo.
On November 20, 2024, Evercore submitted an updated relationship disclosure letter to Innovid’s management as of November 19, 2024. Members of Innovid’s management provided this letter to the Innovid Board that same day.
Later that evening, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting representatives of Latham provided an overview of the status of the legal documents related to the potential strategic transaction between Parent and Innovid, and summarized the latest changes to the draft of the merger agreement since the previous meeting on November 18, 2024. The representatives of Latham then reviewed a summary of the draft of the merger agreement with the Innovid Board, noting where issues had been resolved and where issues remained open. The representatives of Latham also summarized (i) the support agreements to be executed by each director, (ii) the key terms of the “rollover” of shares of Innovid Common Stock by Mr. Netter into TopCo and (iii) the key terms of Mr. Netter’s post-closing employment and compensation arrangements with Parent. Following this discussion, the representatives of Latham again reviewed the Innovid Board’s fiduciary duties under Delaware law. It was noted that although significant progress had been made on the open workstreams of the potential transaction since the Innovid Board’s last meeting on November 18, there were still certain unresolved issues in the legal documents related to the potential transaction, including the treatment of restricted stock units and certain representations, warranties, and covenants regarding Parent’s access to available cash on its balance sheet. The Innovid Board then discussed the timing for executing definitive documents and announcing the potential transaction. The Innovid Board determined to reconvene at 7:00 a.m. ET to assess the status of the potential transaction and, if all issues had been resolved in a satisfactory manner at such time, approve the potential transaction.
The representatives of Evercore then presented Evercore’s financial analysis as described in further detail in the section of this proxy statement captioned “The Merger—Fairness Opinion of Innovid’s Financial Advisor.”
Following the meeting, Innovid, Latham, DLA Piper, Parent, CVC and White & Case, each acting at the direction of their respective clients, continued to engage in negotiations and exchanged drafts of the transactions documents until each transaction document was in substantially final form.
In the early morning of November 21, 2024, the Innovid Board met, with members of Innovid’s management and representatives of Evercore and Latham in attendance. During the meeting, the representatives of Latham updated the Innovid Board on the latest discussions with Parent and White & Case regarding the potential strategic transaction between Parent and Innovid since the Innovid Board had last met on the evening of November 20, 2024. Evercore then delivered to the Innovid Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, confirmed by delivery of a written opinion dated November 21, 2024, the Per Share Price to be received by holders of Innovid Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) in the Merger was fair, from a financial point of view, to such holders. The Innovid Board confirmed that it had no further questions or concerns with respect to Evercore’s analysis and fairness opinion.
Following discussion, and after taking into consideration the information provided by and discussed with members of Innovid’s management and advisors, including the factors described below in greater detail in the section of this proxy statement captioned “The Merger—Recommendation of the Innovid Board and Reasons for the Merger,” the Innovid Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby were advisable, fair to and in the best interests of the Innovid and the Innovid Stockholders; (ii) approved the Merger Agreement and the execution and delivery of the Merger Agreement by Innovid, the performance by Innovid of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein; (iii) resolved to submit the Merger Agreement to the Innovid Stockholders for consideration at the Special Meeting; and (iv) subject to the exceptions in Innovid’s non-solicitation and recommendation covenants, resolved to recommend that the Innovid Stockholders adopt the Merger Agreement in accordance with the DGCL at the Special Meeting.
Following the meeting, representatives of Latham and White & Case exchanged the final version of the Merger Agreement and the other transaction documents, and the Merger Agreement and the other transaction documents (including the Support Agreements and the Contribution and Exchange Agreement) were executed on the morning of November 21, 2024. Before the opening of financial markets in New York on November 21, 2024, Innovid and Parent issued a press release announcing the transaction.
Recommendation of the Innovid Board and Reasons for the Merger
Recommendation of the Innovid Board
On November 21, 2024, the Innovid Board unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Innovid and the Innovid Stockholders; (ii) approved the Merger Agreement and the execution and delivery of the Merger Agreement by Innovid, the performance by Innovid of its covenants and other obligations thereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth therein; (iii) resolved to submit the Merger Agreement to the Innovid Stockholders for consideration at a special meeting of the Innovid Stockholders; and (iv) subject to its covenants with respect to its recommendation to the Innovid Stockholders, resolved to recommend that the Innovid Stockholders adopt the Merger Agreement at such special meeting.
The Innovid Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger Agreement and the Transactions, including the Merger, and recommending that the Innovid stockholders authorize the plan of Merger, the Innovid Board consulted with Innovid’s management team, financial advisors and legal counsel and considered a number of factors, including the following factors:
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Implied Premium. The Innovid Board considered the relationship of the Per Share Price to the price of the Innovid Common Stock immediately prior to the execution of the Merger Agreement and the recent historical market price and volatility of the Innovid Common Stock, including the fact that the Per Share Price represents an approximately 94% premium to the closing price of Innovid Common Stock of $1.62 per share on November 20, 2024, the last trading day before the public announcement of the Merger Agreement and the transactions contemplated thereby, as well as a premium of approximately 72% over the 90-day volume weighted average trading price of $1.84 per share on November 20, 2024.

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Cash Merger Consideration; Certainty of Value. The Innovid Board considered (1) the trading price of Innovid Common Stock since it began trading following the de-SPAC transaction in November 2021, (2) the uncertain prospect that trading prices of the Innovid Common Stock would approach the Per Share Price in the foreseeable future and (3) that the Merger Agreement provided that all of the outstanding shares of Innovid Common Stock (other than Owned Innovid Shares or Dissenting Shares) would be cancelled and exchanged into the Per Share Price in the Merger. The Innovid Board further considered the fact that the all-cash merger consideration provides certainty of value and immediate value and liquidity to Innovid Stockholders, while effectively eliminating the long-term business and execution risk of continuing to operate Innovid on a standalone basis, including in respect of growth and cost savings opportunities, product development and integration, and the risks and uncertainties associated with our business generally, including those described below and those discussed in Innovid’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 110 of this proxy statement.
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Results of Process Conducted. The Innovid Board, with the assistance of Innovid’s management and advisors, evaluated the outcome of the process undertaken to explore potential strategic transaction opportunities for Innovid. This process, as described further in the section of this proxy statement captioned “The Merger—Background of the Merger,” included conducting management presentations, sharing the Bidder Projections, and facilitating due diligence of three potential acquirors for multiple months. As described further in the section of this proxy statement captioned “The Merger—Background of the Merger,” the Innovid Board considered, but decided against, conducting outreach to additional potential acquirors due to its belief that there was a very low likelihood that any other potential acquirors would be willing and able to act quickly to submit a proposal to acquire Innovid and pay a similar or greater premium to that offered by Parent to acquire Innovid and that, in the Innovid Board’s view, the risks of additional outreach, including the risk of a “leak” of the strategic transaction process, outweighed the benefits. The Innovid Board also considered the fact that Party A withdrew from Innovid’s strategic transaction process without providing any indication of interest to acquire Innovid and that Party B declined to provide any indication of interest to acquire Innovid in writing, and withdrew from Innovid’s strategic transaction process following the Innovid Board’s request that Party B increase its proposed price per share to meet the price per share offered by Parent at that time. Finally, the Innovid Board considered the Party C IOI, the fact that the price per share offered in the Party C IOI was significantly below the price per share offered by Parent and that Party C made no attempt to increase its price per share upon being informed that Innovid was not interested in discussing a potential strategic transaction at the price per share range offered in the Party C IOI.

•
Negotiations with Parent and CVC. The Innovid Board considered that it had held arm’s-length negotiations with Parent and CVC since the receipt of the June 2024 IOI and had conducted extensive deliberations among the Innovid Board since Innovid’s receipt of the September 2023 IOI to evaluate alternatives for Innovid with the assistance of Innovid’s advisors; and had been able to obtain multiple price increases since Parent’s original proposed price per share of $1.70 in the September 2023 IOI. The Innovid Board further believed, based on its negotiations with Parent and CVC, that the Per Share Price was the highest price per share that Parent and CVC were willing to pay.

•
Highest Price Per Share Reasonably Attainable. The Innovid Board believed the $3.15 per share of Innovid Common Stock represented the highest value reasonably obtainable for Innovid Common Stock for the foreseeable future, taking into account the business, operations, product development and commercialization risks, business strategy, assets, liabilities and general financial condition of Innovid.

•
Risk of Loss of Opportunity. The Innovid Board considered the risk that prolonging the process for evaluating alternatives available to Innovid in an effort to obtain additional proposals at higher prices prior to executing a definitive merger agreement could have resulted in the loss of the opportunity to successfully consummate the Merger and was unlikely to yield a proposal that would be a material improvement to the offer presented by Parent and CVC upon the parties re-engaging on November 16, 2024.

•
Business, Financial Condition and Prospects of Innovid. The Innovid Board considered its knowledge of and familiarity with Innovid’s business, financial condition and results of operations, as well as its financial plan and prospects if it were to remain a standalone company, and other alternatives available to Innovid, including the following risks (not necessarily in order of relative importance) and those discussed in Innovid’s public filings with the SEC (see the section of this proxy statement captioned “Where You Can Find Additional Information”):

○	if Innovid fails to grow its advertiser base or experience continued levels of ad-spend among existing customers, its business may be adversely affected;

○	decreases and/or changes in CTV audience viewing behavior may adversely affect Innovid’s business and growth potential;
○
if Innovid fails to innovate and develop new solutions that are adopted by advertisers, it may not attract advertisers, which could have an adverse effect on Innovid’s business, results of operations and financial condition;

○	Innovid’s sales and marketing efforts may require significant investment and, in certain cases, involve long sales cycles, and may not yield the results it seeks;
○
Innovid’s revenue and results of operations are highly dependent on the overall demand for advertising, and factors that affect the amount of advertising spending, such as economic downturns, can make it difficult to predict Innovid’s revenue and could adversely affects its business, results of operations and financial condition;

○	Innovid’s business depends on a limited number of advertising agencies and advertisers;
○	Innovid’s international operations and expansion expose it to several risks; and
○	Innovid has substantial client concentration in certain local markets and solutions, with a limited number of clients accounting for a substantial portion of its revenue in those areas.
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Fairness Opinion of Evercore. The Innovid Board considered the opinion of Evercore rendered to the Innovid Board on November 21, 2024, to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, confirmed by delivery of a written opinion dated November 21, 2024, the Per Share Price to be received by holders of Innovid Common Stock (other than holders of Owned Innovid Shares or Dissenting Shares) in the Merger was fair, from a financial point of view, to such holders. For additional information related to the opinion of Evercore, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Innovid’s Financial Advisor.”

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Timing of Completion. The Innovid Board considered the anticipated timing of the consummation of the Merger and concluded that the Merger could be completed in a reasonable timeframe and in an orderly manner. The Innovid Board also considered that the potential for closing the Merger in a reasonable timeframe could reduce the period during which Innovid’s business would be subject to the potential uncertainty of closing and related disruption.

•
Likelihood of Completion. The Innovid Board considered the absence of a financing condition or similar contingency based on Parents’ ability to obtain financing, Parent’s committed equity and debt financing, and the strong commitment made by Parent to obtain regulatory approvals as well as CVC’s and Parent’s business reputation and financial resources, which provided the Innovid Board comfort that Parent would be able to consummate the transaction.

•
Terms of the Merger Agreement. The Innovid Board reviewed and considered the terms and conditions of the Merger Agreement and the Transactions, including the Merger, which included the respective representations, warranties, covenants, conditions and termination rights of the parties, each of which are described in the section of this proxy statement captioned “The Merger Agreement.” Those matters considered included:

○
Nature of the Negotiations; Terms of the Merger Agreement as a Whole. The Innovid Board considered the fact that the Merger Agreement was negotiated at arm’s length for nearly two months between Innovid and Parent, with the assistance of their respective legal and financial advisors. The Innovid Board considered that, in its view, the material terms of the Merger Agreement, taken as a whole, were as favorable as those found in comparable acquisition transactions.

○
Opportunity for Innovid Stockholders to Vote. The Innovid Board considered the fact that the Merger would be subject to the approval of Innovid Stockholders, and Innovid Stockholders would be free to evaluate the Merger and vote for or against the adoption of the Merger Agreement at the Special Meeting.

○
Other Conditions to the Consummation of the Merger; Likelihood of Closing. The Innovid Board considered the reasonable likelihood of the consummation of the Merger in light of the conditions in the Merger Agreement to the obligations of Parent and Merger Sub to consummate the Merger and the likelihood that required antitrust and regulatory approvals would be received.

○
Absence of Any Financing Condition; Parent Termination Fee. The Innovid Board considered that Parent’s obligations pursuant to the Merger Agreement, including with respect to the consummation of the Merger, are not subject to any financing condition and that Parent would make representations and warranties in the Merger Agreement about the Financing Commitments it had received to have funds available to consummate the Merger and the other transactions contemplated by the Merger Agreement. As noted below, the Innovid Board also considered that in certain circumstances in which the Merger Agreement is terminated Parent would be required to pay Innovid the $42,000,000 Parent Termination Fee, including as a result of the failure to obtain regulatory approvals or if Parent fails to obtain its financing for the Merger and the other transactions contemplated by the Merger Agreement.

○
Ability to Change Board Recommendation. The Innovid Board considered the provisions in the Merger Agreement that provide for the ability of the Innovid Board under certain limited circumstances to change, withdraw or modify the recommendation that the Innovid Stockholders vote in favor of the adoption of the Merger Agreement.

○
Ability to Engage with Third Parties. The Innovid Board considered the provisions in the Merger Agreement that provide for Innovid’s ability, under certain circumstances, to enter into discussions with, furnish information to, and conduct negotiations with, third parties submitting unsolicited alternative Acquisition Proposals if, among other conditions, the Innovid Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the proposal(s) either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal.

○
Ability to Terminate Merger Agreement to Accept a Superior Proposal. The Innovid Board considered the provisions in the Merger Agreement that provide for the ability of the Innovid Board to terminate the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal, subject to certain conditions, including that Innovid pays to Parent the termination fee described in the immediately following bullet substantially concurrently with such termination.

○
Company Termination Fee. The Innovid Board considered that, in its view, (1) the $17,000,000 Company Termination Fee that could become payable pursuant to the Merger Agreement was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other potential offers, and (2) neither the Company Termination Fee nor the other provisions of the Merger Agreement regarding alternative proposals would likely deter any interested potential acquirors from making a competing alternative proposal. The Innovid Board considered that the termination fee would not likely be required to be paid unless the Innovid Board entered into or intended to enter into an agreement providing for a transaction that would reasonably be expected to be more favorable, from a financial point of view, to the Innovid Stockholders (in their capacity as such) than the Merger.

○
Specific Performance. The Innovid Board considered the provisions in the Merger Agreement that provide for the ability of Innovid, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s and Merger Sub’s obligation to consummate the Merger and to prevent other breaches of the Merger Agreement.

○
Willful and Material Breach. The Innovid Board considered the provisions in the Merger Agreement which permit Innovid to pursue a claim for damages against Parent, even if Innovid has received the Parent Termination Fee, in the event of Parent’s Willful and Material Breach of the Merger Agreement, subject to the $105,000,000 cap on Parent’s liability under the Merger Agreement.

○
Operating Flexibility. The Innovid Board considered that the Merger Agreement provides Innovid sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger and the termination of the Merger Agreement, as more fully described in the section of this proxy statement captioned “The Merger Agreement—Conduct of Business Pending the Merger.”

○
Support Agreement. The Innovid Board considered that each member of the Innovid Board in their capacities as stockholders of Innovid was willing to enter into each Support Agreement, which evidenced that approximately 7.22% in the aggregate of the total current outstanding voting power of Innovid supported the Merger and increased the likelihood of the consummation of the Merger. The Innovid Board also considered that the terms of the Support Agreement (1) were limited to each member of the Innovid Board’s capacity as an Innovid Stockholder, (2) did not limit the Innovid Board from exercising its ability to change its recommendation to the Innovid Stockholders or terminate the Merger Agreement to accept a Superior Proposal, in each case, in accordance with the terms of the Merger Agreement and (3) would terminate in the event that the Innovid Board effected a Recommendation Change (as defined below).

•
Appraisal Rights. The Innovid Board considered that the Innovid Stockholders (and beneficial owners) have the right to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the fair value of their shares of Innovid Common Stock in lieu of the Per Share Price, subject to and in accordance with the terms and conditions of the Merger Agreement and the DGCL, unless and until any such Innovid Stockholder fails to perfect or effectively withdraws or loses such holder’s rights to appraisal and payment under the DGCL.

The Innovid Board also considered a number of uncertainties and risks in their deliberations concerning the Transactions contemplated by the Merger Agreement, including the following:
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Cash Consideration; Loss of Future Value Creation. The Innovid Board considered that, subsequent to the closing of the Merger, Innovid will no longer exist as an independent public company and that the nature of the Merger as a cash transaction would prevent the Innovid Stockholders from being able to participate in any value creation that Innovid could generate going forward.

•
Regulatory Risks. The Innovid Board considered the possibility that regulatory agencies may delay, object to, challenge or seek to enjoin the Merger, or may seek to impose terms and conditions on their approvals that constitute a Burdensome Condition or are not acceptable to Parent, notwithstanding its obligations under the Merger Agreement.

•
Failure to Close; Closing Conditions. The Innovid Board considered that (1) the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger would be subject to conditions, including (i) the receipt of shareholder approval and other regulatory approval, (ii) the absence of a material adverse effect, (iii) compliance in all material respects by Innovid with covenants in the Merger Agreement in all material respects and (iv) the absence of inaccuracies in its representations and warranties in the Merger Agreement beyond negotiated standards of materiality, and (2) the possibility that such conditions may not be satisfied, including as a result of events outside of Innovid’s control. The Innovid Board considered the fact that, if the Merger is not consummated, Innovid’s directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the Transactions, and Innovid will have incurred significant transaction costs in attempting to consummate the Transactions. The Innovid Board also considered the fact that, if the Merger is not completed, (w) Innovid’s continuing business could potentially have been harmed by the pendency of the Merger, (x) the market’s perception of Innovid could be harmed, (y) it could result in a loss of employees and (z) the trading price of Innovid Common Stock could be adversely affected. The Innovid Board considered that, in that event, it would be unlikely that any of the other active bidders who indicated an interest in acquiring Innovid would continue to be willing to acquire Innovid Common Stock on terms as favorable as the terms on which Parent was prepared to acquire Innovid or at all.

•
Financing Failure. The Innovid Board considered the risk that the proposed Merger might not be completed due to failure of Parent to obtain the required financing for the Transactions. In that case, even if Parent pays the $42,000,000 Parent Termination Fee and certain collection costs payable under certain circumstances, Innovid may incur damages exceeding the amount it is entitled to receive from Parent.

•
Nature of Merger Sub. The Innovid Board considered that (1) Merger Sub is a corporation newly formed by Parent solely for the Merger, with no assets other than those contemplated under the Merger Agreement, the Equity Commitment Letters, and the Debt Commitment Letter, that (2) under certain circumstances

Innovid’s monetary remedy in the event of breach of the Merger Agreement by Parent or Merger Sub may be limited to receipt of the Parent Termination Fee of $42,000,000 and certain collection costs, and that (3) in the event the Merger fails to be consummated, Innovid may not be entitled to any Parent Termination Fee or monetary remedy at all.
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No-Shop Restrictions. The Innovid Board considered the restrictions in the Merger Agreement on Innovid’s ability to solicit competing transactions, subject to certain exceptions to allow the Innovid Board to exercise its fiduciary duties to negotiate with parties who submit an unsolicited Acquisition Proposal and to accept a Superior Proposal, and then only upon the payment of the $17,000,000 termination fee by Innovid to Parent.

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Other Pre-Closing Covenants. The Innovid Board considered the restrictions on the conduct of Innovid’s business prior to the consummation of the Merger, including covenants that Innovid use its commercially reasonable efforts to conduct its business and operations in the ordinary course of business, consistent with past practice, in all material respects, and refrain from taking certain actions without Parent’s consent, which may delay or prevent us from undertaking strategic initiatives before the completion of the Merger that, absent the Merger Agreement, Innovid might have pursued, or from taking certain actions aimed at incentivizing and retaining Innovid’s employees.

•
Company Termination Fee. The Innovid Board considered that the $17,000,000 Company Termination Fee could become payable following termination of the Merger Agreement in certain circumstances, including if Innovid terminates the Merger Agreement to accept a Superior Proposal or if Parent terminates the Merger Agreement because the Innovid Board effects a Recommendation Change. The Innovid Board further considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making an unsolicited competing Acquisition Proposal to acquire Innovid.

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Cap on Parent Liability. The Innovid Board considered the fact that Parent’s liability for monetary damages or other monetary remedies in connection with the Merger Agreement and the Transactions is limited to an amount equal to $105,000,000.

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Public Announcement of the Merger. The Innovid Board considered the effect of a public announcement of the execution of the Merger Agreement and the Merger, including effects on Innovid’s operations, share price, employees and ability to attract and retain key management and personnel. The Innovid Board also considered the effect of these matters on Innovid and the risks that any adverse reaction to the Transactions contemplated by the Merger Agreement could adversely affect Parent’s willingness to consummate the Transactions, notwithstanding its obligations under the Merger Agreement.

•	Tax Treatment. The Innovid Board considered that gains from the Merger would be taxable to the Innovid stockholders for U.S. federal income tax purposes.
The foregoing discussion of information and factors considered by the Innovid Board is not intended to be exhaustive but includes the material factors considered by the Innovid Board. In light of the variety of factors considered in connection with its evaluation of the Merger Agreement, the Merger and the other Transactions, the Innovid Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Innovid Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Innovid Board based its recommendation on the totality of the information presented.
In considering the recommendation of the Innovid Board that the Innovid Stockholders vote “FOR” the Merger Proposal, you should be aware that Innovid’s directors and executive officers may have interests in the Merger that are different from, or in addition to, yours. The Innovid Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and in recommending that the Innovid Stockholders vote “FOR” the Merger Proposal. For more information on these interests, see the section of this proxy statement captioned “—Interests of Executive Officers and Directors of Innovid in the Merger” beginning on page 67.
Fairness Opinion of Innovid’s Financial Advisor
Innovid retained Evercore to act as its financial advisor in connection with the Innovid Board’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, Innovid requested that Evercore evaluate the fairness, from a financial point of view, of the Per Share Price to be received by the holders of Innovid Common

Stock. At a meeting of the Innovid Board held on November 21, 2024, Evercore rendered to the Innovid Board its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Per Share Price to be received by the holders of Innovid Common Stock (other than holders of Owned Company Shares and Dissenting Shares) in the Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated as of November 21, 2024, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Innovid encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Innovid Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Innovid Board or to any other persons in respect of the Merger, including as to how any holder of shares of Innovid Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Innovid, nor does it address the underlying business decision of Innovid to engage in the Merger.
In connection with rendering its opinion Evercore, among other things:
•	reviewed certain publicly available business and financial information relating to Innovid that Evercore deemed to be relevant, including publicly available research analysts’ estimates;
•
reviewed certain internal projected financial data relating to Innovid prepared and furnished to Evercore by Innovid management, as approved for Evercore’s use by Innovid (referred to in this proxy statement as the “Fairness Opinion Projections”, as described in more detail under “The Merger—Certain Financial Forecasts”);

•
discussed with Innovid management their assessment of the past and current operations of Innovid, the current financial condition and prospects of Innovid, and the Fairness Opinion Projections (including Innovid’s views on the risk and uncertainties of achieving the Fairness Opinion Projections);

•	reviewed the reported prices and the historical trading activity of Innovid Common Stock;
•	compared the financial performance of Innovid and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;
•
compared the financial performance of Innovid and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of a draft, dated November 21, 2024, of the Merger Agreement; and
•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.
For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of Innovid management that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Fairness Opinion Projections, Evercore assumed with Innovid’s consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Innovid management as to the future financial performance of Innovid and the other matters covered thereby. Evercore expressed no view as to the Fairness Opinion Projections or the assumptions on which they are based.
For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Innovid or the consummation of the Merger or reduce the contemplated benefits to the holders of Innovid Common Stock of the Merger. In addition, Evercore relied, without independent verification, on the assessments of Innovid management as to (i) the validity of, and risks associated with, Innovid’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of Innovid’s current and future products and services. Evercore undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or any settlements thereof, to which Innovid is or may be a party or is or may be subject, and its opinion does not consider the potential effects of any such litigation, actions, claims, other contingent liabilities or settlements.
Evercore did not conduct a physical inspection of the properties or facilities of Innovid and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Innovid, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Innovid under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of November 21, 2024, and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect its opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to holders of Innovid Common Stock (other than holders of Owned Company Shares or Dissenting Shares), from a financial point of view, of the Per Share Price. Evercore did not express any view on, and Evercore’s opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of Innovid or the holders of the Rollover Shares, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Innovid, or any class of such persons, whether relative to the Per Share Price or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, the Support Agreements, the Contribution and Exchange Agreement and any consideration to be received or exchanged in connection with the Contribution and Exchange Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to Innovid, nor did it address the underlying business decision of Innovid to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Innovid Board or to any other persons in respect of the Merger, including as to how any holder of shares of Innovid Common Stock should vote or act in respect of the Merger. Evercore expressed no opinion as to the impact of the Merger on the solvency or viability of Innovid or Parent or the ability of Innovid or Parent to pay their obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Innovid and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Innovid Board on November 20, 2024 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before November 19, 2024, and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of Innovid. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary.

The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analysis
Evercore performed a discounted cash flow analysis of Innovid to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, less changes in net working capital and capital expenditures, less certain capitalized research and development costs, less certain other expenses that Innovid was forecasted to generate during the portion of Innovid’s fiscal year 2024 from June 30, 2024 through December 31, 2024 and during Innovid’s fiscal years 2025 through 2034 based on the Fairness Opinion Projections. Evercore calculated terminal values for Innovid by applying perpetuity growth rates of 3.5% to 5.5%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Innovid was forecasted to generate based on the Fairness Opinion Projections. The cash flows and terminal values in each case were then discounted to present value as of June 30, 2024 using discount rates ranging from 14.0% to 17.0%, which were based on an estimate of Innovid’s weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, Innovid’s estimated net cash (calculated as cash and cash equivalents less total debt) as of November 18, 2024, and the number of fully diluted shares of Innovid Common Stock, in each case as provided by Innovid’s management, this analysis indicated a range of implied equity values per share of Innovid Common Stock of $2.55 to $4.23, compared to the Per Share Price of $3.15 per share of Innovid Common Stock.
Selected Public Company Trading Analysis
Evercore reviewed and compared certain financial information of Innovid to corresponding financial multiples and ratios for the following selected publicly traded companies in the media and non-media ad-tech industry (the “selected companies”):
Non-Media Ad-Tech
•	LiveRamp, Inc.
•	Double Verify, Inc.
•	IAS Corp.
Media Ad-Tech
•	The Trade Desk, Inc.
•	Zeta Corp.
•	Viant, Inc.
•	Nexxen Ltd.
•	Magnite, Inc.
•	Taboola Ltd.
•	PubMatic, Inc.
•	Outbrain, Inc.
•	Criteo S.A.
•	AppLovin Corp.
•	Unity, Inc.
•	Digital Turbine, Inc.
•	Roku, Inc.

For each of the selected companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) (a) as a multiple of estimated 2024 earnings before interest, taxes, depreciation and amortization, excluding stock-based compensation expense and other non-recurring items, adjusted to expense certain research and development costs that are generally capitalized by Innovid, as applicable (“Adjusted EBITDA”), which we refer to as “2024E Adjusted EBITDA”, (b) as a multiple of estimated 2025 Adjusted EBITDA, which we refer to as “2025E Adjusted EBITDA”, (c) as a multiple of estimated 2024 revenue, which we refer to as “2024E Revenue” and (d) as a multiple of estimated 2025 revenue, which we refer to as “2025E Revenue”, based on closing share prices as of November 19, 2024. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.
The analysis indicated the following:

Benchmark	High	Low	Non-Media Ad-Tech Mean	Media Ad-Tech Mean
2024E Adjusted EBITDA	58.5x	3.4x	13.7x	23.9x
2025E Adjusted EBITDA	47.7x	3.0x	12.0x	19.5x
2024E Revenue	24.1x	0.6x	3.5x	6.3x
2025E Revenue	20.0x	0.6x	3.1x	5.4x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied (a) an enterprise value / 2024E Adjusted EBITDA multiple reference range of 9.0x to 14.0x to 2024E Adjusted EBITDA based on the Fairness Opinion Projections, (b) an enterprise value / 2025E Adjusted EBITDA multiple reference range of 6.0x to 12.0x to 2025E Adjusted EBITDA based on the Fairness Opinion Projections, (c) an enterprise value / 2024E Revenue multiple reference range of 1.5x to 4.0x 2024E Revenue based on the Fairness Opinion Projections, and (d) an enterprise value / 2025E Revenue multiple reference range of 1.5x to 3.5x to 2025E Revenue based on the Fairness Opinion Projections. Based on this range of implied enterprise values, Innovid’s estimated net cash (calculated as cash and cash equivalents less total debt) as of November 18, 2024, and the number of fully diluted shares of Innovid Common Stock, in each case as provided by Innovid’s management, this analysis indicated a range of implied equity values per share of Innovid Common Stock as shown below, compared to the Per Share Price of $3.15 per share of Innovid Common Stock.

Benchmark	Implied Equity Value Range Per Share
2024E Adjusted EBITDA	$1.31 - $1.90
2025E Adjusted EBITDA	$1.61 - $2.95
2024E Revenue	$1.64 - $3.92
2025E Revenue	$2.08 - $4.48

Although none of the selected companies is directly comparable to Innovid, Evercore selected these companies because they are publicly traded companies in the ad-tech industry that Evercore, in its professional judgment and experience, considered generally relevant to Innovid for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Selected Transactions Analysis
Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target companies in the ad-tech industry announced since 2016 (the “selected transactions”). The selected transactions reviewed by Evercore and the month and year each was announced, were as follows:

Month and Year Announced	Acquiror	Target
December 2016	Golden Gate Capital LP	Neustar, Inc.
June 2018	Vista, Inc.	IAS Corp
November 2020	Experian Plc.	Tapad Inc.
February 2021	Magnite, Inc.	SpotX, Inc.
July 2021	Magnite, Inc.	SpringServe, Inc.
July 2021	Mediaocean LLC	Flashtalking, Inc.
August 2021	IAS Corp	Publica, Inc.
September 2021	TransUnion	Neustar, Inc.
August 2022	Criteo S.A.	IPONWEB, Inc.
December 2022	Lumine, Inc.	WideOrbit, Inc.
June 2023	Neptune Retail Solutions	Quotient, Inc.
July 2023	Double Verify, Inc.	Scibids, Inc.
October 2023	Omicron, Inc.	Flywheel, Inc.
April 2024	Cadent Plc.	AdTheorent, Inc.

For each selected transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of last twelve-month revenue for the target company at the time of the announcement of the applicable transaction, which we refer to as “LTM Revenue”. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.
This analysis indicated the following:

Benchmark	High	Low	Mean	Median
LTM Revenue	10.5x	1.5x	4.5x	3.0x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 2.0x to 4.5x and applied this range of multiples to Innovid’s 2024E Revenue based on the Fairness Opinion Projections. Based on this range of implied enterprise values, Innovid’s estimated net cash (calculated as cash and cash equivalents less total debt) as of November 18, 2024, and the number of fully diluted shares of Innovid Common Stock, in each case as provided by Innovid’s management, this analysis indicated a range of implied equity values per share of Innovid Common Stock of $2.15 to $4.42, compared to the Per Share Price of $3.15 per share of Innovid Common Stock.
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Innovid and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Innovid for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
Last 52-Week Trading Range
Evercore reviewed historical trading prices of shares of Innovid Common Stock during the twelve-month period ended November 19, 2024, noting that the low and high closing prices during such period ranged from $1.28 to $2.50 per share of Innovid Common Stock, respectively.
Equity Research Analyst Price Targets
Evercore reviewed selected public market trading price targets for the shares of Innovid Common Stock prepared and published by equity research analysts that were publicly available as of November 19, 2024. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Innovid Common Stock at the time the price target was published. As of November 19, 2024, the range of selected equity research analyst price targets per share of Innovid Common Stock was $2.25 to $3.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Innovid Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of Innovid and future general industry and market conditions.
Premiums Paid Analysis
Using publicly available information, Evercore reviewed 16 SPAC transactions and announced bids for control of U.S. public targets with an aggregate transaction value between $46 million and $4.6 billion announced since 2018 through 2024. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the closing market prices per share of the target companies one day, thirty days and sixty days prior to announcement of each transaction.
The analysis indicated the following:

	1 Day Prior	30 Day Prior	60 Day Prior
Median	58%	56%	25%
Mean	77%	59%	37%

Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 25.0% to 80.0% to the closing price per share of Innovid Common Stock of $1.71 as of November 19, 2024. This analysis indicated a range of implied equity values per share of Innovid Common Stock of $2.14 to $3.08, compared to the Per Share Price of $3.15 per share of Innovid Common Stock.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Innovid Board. In connection with the review of the Merger by the Innovid Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Innovid Common Stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Innovid Board as to the fairness, from a financial point of view, of the Per Share Price to the holders of shares of Innovid Common Stock (other than holders of Owned Company Shares or Dissenting Shares). These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Innovid Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.
Evercore did not recommend any specific amount of consideration to the Innovid Board or Innovid’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Innovid Common Stock.
Pursuant to the terms of Evercore’s engagement letter with Innovid, Innovid, has agreed to pay Evercore a fee for its services in the amount of approximately $8.9 million, of which $1.0 million was paid upon delivery of Evercore’s opinion, and the balance of which will be payable contingent upon consummation of the Merger. Innovid has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the period from July 25, 2022 to the date of its opinion, Evercore and its affiliates have not been engaged to provide investment banking advisory and/or capital markets services to any of Innovid, Parent, ION Crossover Partners Ltd. and ION Asset Management (Israel) Ltd., a significant shareholder of Innovid (collectively, “ION”) for which Evercore has received any compensation. During the period from July 25, 2022 to the date of its opinion, Evercore and its affiliates have provided and are currently providing investment banking and financial advisory services and capital markets services to CVC, an affiliate of which indirectly controls Parent, and/or CVC’s affiliates or portfolio companies and received fees for the rendering of these services in the amount of approximately $82.0 million, and none of such fees were or are related to transactions with or involving Innovid or Parent. In addition, during the period from July 25, 2022 to the date of its opinion, Evercore and its affiliates have provided and are currently providing investment banking advisory services to TA Associates, with respect to which Parent is a portfolio company (“TA”), and/or TA’s affiliates or portfolio companies and received fees for the rendering of these services in the amount of approximately $1.2 million, and none of such fees were or are related to transactions with or involving Innovid or Parent. Evercore may provide financial advisory or other services to Innovid, Parent, ION, CVC or TA or any of their respective affiliates or portfolio companies in the future, and in connection with any such services Evercore may receive compensation.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Innovid, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Innovid or Parent.
Innovid engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation and Evercore’s familiarity with Innovid. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Certain Financial Forecasts
Other than from time to time in connection with Innovid’s regular earnings press releases and related investor materials, Innovid does not, as a matter of course, make public projections as to Innovid’s longterm future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, financial projections prepared by Innovid management were made available to the Innovid Board, Evercore and potential counterparties to a strategic transaction. The financial projections are included in this proxy statement solely to give the Innovid Stockholders access to the information that was made available to the Innovid Board, Evercore and Parent. These financial projections are not included in this proxy statement to influence any Innovid Stockholder as to how to vote at the Special Meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares of Innovid Common Stock. By including the financial projections in this proxy statement, none of Innovid, Evercore or any of Innovid’s or Evercore’s representatives has made or makes any representation to any person regarding the information included in the financial projections or Innovid’s ultimate performance as compared to the information contained in the financial projections.
Bidder Projections
In June and July 2024, in connection with the Innovid Board’s evaluation of the June 2024 IOI, Innovid’s management prepared unaudited non-public prospective financial information of Innovid, on a standalone basis without giving effect to a prospective transaction, for fiscal year 2024 through fiscal year 2034 (the “10-Year Projections”). The portion of the 10-Year Projections for fiscal year 2024 through fiscal year 2026 (the “Bidder Projections”) was made available to potential counterparties to a strategic transaction, including Parent, as described in the section of this proxy statement captioned “The Merger—Background of the Merger.” The Bidder Projections exclude any potential synergies and integration expenses.
In addition to the assumptions and estimates discussed below, the Bidder Projections include the following assumptions and estimates of Innovid management:
•	revenue growth rates ranging from approximately 15% in 2024 to approximately 28% in 2026;
•	gross profit growth ranging from approximately 18% in 2024 to approximately 29% in 2026;
•	gross profit margins ranging from approximately 79% in 2024 to approximately 81% in 2026;
•	Adjusted EBITDA growth rates ranging from approximately 61% in 2024 to approximately 55% in 2026;
•	Adjusted EBITDA margins ranging from approximately 20% in 2024 to approximately 29% in 2026;
•	EBIT growth rates ranging from a rate that is not meaningful in 2024 to approximately 207% in 2026; and
•	EBIT margins ranging from approximately (1%) in 2024 to approximately 11% in 2026.
These values and amounts were determined by Innovid management based on their experience and judgment and their expectations of Innovid’s operations as a standalone company.
The following table summarizes the Bidder Projections ($ in millions):

	Bidder Projections
	2024E	2025E	2026E
Revenue	$161	$204	$260
Gross Profit(1)	$127	$164	$211
Adjusted EBITDA(2)	$32	$49	$77
Capitalized Software(3)	$10	$12	$13
EBIT(4)	($2)	$9	$29
Free Cash Flows(5)	$8	$19	$32

(1)	Gross profit is adjusted to exclude depreciation and amortization.
(2)	Adjusted EBITDA represents Innovid earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense and other non-recurring items.
(3)	Capitalized Software represents certain research and development costs that are generally capitalized by Innovid.
(4)	EBIT represents Innovid earnings before interest and taxes and includes stock-based compensation expense.
(5)
Free Cash Flows represents Adjusted EBITDA, less (A) taxes, (B) severance, (C) certain costs related to Innovid’s ongoing patent litigation, (D) interest expense/(income), (E) capital expenditures, (F) Capitalized Software and (G) increase/(decrease) in net working capital.

October 2024 Projections
In October 2024, Innovid’s management updated, and provided to Parent on October 16, 2024, the 2024 fiscal year portion of the Bidder Projections (other than figures for gross profit, EBIT and capitalized software) to reflect

Innovid’s actual results for the first nine months of 2024 and Innovid management’s updated view with respect to the final three months of 2024 (the “October 2024 Projections”).
The following table summarizes the October 2024 Projections ($ in millions):

October 2024 Projections
Q4 2024E
Revenue	$41
Adjusted EBITDA(1)	$12
Free Cash Flows(2)	$3

(1)	Adjusted EBITDA represents Innovid earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense and other non-recurring items.
(2)
Free Cash Flows represents Adjusted EBITDA, less (A) taxes, (B) severance, (C) certain costs related to Innovid’s ongoing patent litigation, (D) interest expense/(income), (E) capital expenditures, (F) certain research and development costs that are generally capitalized by Innovid and (G) increase/(decrease) in net working capital.

November 2024 Projections
In November 2024, in connection with providing an update to Parent on Innovid’s expected fourth quarter financial results, Innovid’s management updated, and presented to Parent on November 20, 2024, the October 2024 Projections to reflect Innovid management’s updated view with respect to the final three months of 2024 (the “November 2024 Projections”).
The following table summarizes the November 2024 Projections ($ in millions):

November 2024 Projections
Q4 2024E
Revenue	$40
Adjusted EBITDA(1)	$10
Free Cash Flows(2)	$3

(1)	Adjusted EBITDA represents Innovid earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense and other non-recurring items.
(2)
Free Cash Flows represents Adjusted EBITDA, less (A) taxes, (B) severance, (C) certain costs related to Innovid’s ongoing patent litigation, (D) interest expense/(income), (E) capital expenditures, (F) certain research and development costs that are generally capitalized by Innovid and (G) increase/(decrease) in net working capital.

Fairness Opinion Projections
From August 2024 through October 2024, in connection with the Innovid Board’s evaluation of potential strategic transactions, Innovid management updated the 2024 fiscal year portion of the 10-Year Projections to reflect Innovid’s actual results for the first nine months of 2024 and Innovid management’s updated view with respect to the final three months of 2024 (the “Fairness Opinion Projections” and collectively with the 10-Year Projections, Bidder Projections, the October 2024 Projections and the November 2024 Projections, the “Projections”).
The Fairness Opinion Projections were provided to the Innovid Board and were approved by the Innovid Board for use by Evercore in connection with its financial analyses and for the purpose of evaluating the fairness of the Per Share Price from a financial point of view. The Innovid Board used the Fairness Opinion Projections to assist in its decision-making process in determining whether to approve the Merger Agreement. Evercore used the Fairness Opinion Projections in connection with its financial analyses and in connection with the delivery of its opinion to the Innovid Board described in the section of this proxy statement captioned “The Merger—Fairness Opinion of Innovid’s Financial Advisor,” which is filed as Annex C to this proxy statement and incorporated herein by reference.
In addition to the assumptions and estimates discussed below, the Fairness Opinion Projections include the following assumptions and estimates of Innovid management:
•	revenue growth rates ranging from approximately 10% in 2024 to approximately 7% in 2034;
•	gross profit growth ranging from approximately 18% in 2024 to approximately 7% in 2034;
•	gross profit margins ranging from approximately 82% in 2024 to approximately 83% in 2034;

•	Adjusted EBITDA growth rates ranging from approximately 52% in 2024 to approximately 7% in 2034;
•	Adjusted EBITDA margins ranging from approximately 19% in 2024 to approximately 36% in 2034;
•	Adjusted EBITDA — Post-Capitalized Software margins ranging from approximately 13% in 2024 to approximately 33% in 2034;
•	EBIT growth rates ranging from an immaterial amount in 2024 to approximately 7% in 2034; and
•	EBIT margins ranging from approximately (4%) in 2024 to approximately 24% in 2034.
These values and amounts (i) were determined by Innovid management based on their experience and judgment and their expectations of Innovid’s operations as a standalone company and (ii) were reviewed and approved by the Innovid Board for use by Evercore in connection with its financial analyses.
The following table summarizes the Fairness Opinion Projections ($ in millions):

	Fairness Opinion Projections
	H2 2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Revenue	$80	$204	$260	$332	$410	$494	$578	$661	$740	$809	$865
Gross Profit(1)	$62	$164	$211	$273	$338	$408	$477	$546	$612	$668	$715
Adjusted EBITDA(2)	$19	$49	$77	$110	$143	$177	$208	$238	$266	$291	$311
Capitalized Software(3)	$4	$11	$13	$15	$18	$21	$22	$23	$24	$26	$27
Adjusted EBITDA — Post-Capitalized Software (4)	$15	$38	$64	$95	$125	$157	$186	$215	$242	$265	$284
EBIT(5)	$0	$9	$29	$61	$86	$109	$131	$155	$176	$195	$209
Unlevered Free Cash Flows(6)	($2)	($13)	($3)	$9	$22	$43	$62	$82	$101	$119	$135

(1)	Gross profit is adjusted to exclude depreciation and amortization.
(2)	Adjusted EBITDA represents Innovid earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense and other non-recurring items.
(3)	Capitalized Software represents certain research and development costs that are generally capitalized by Innovid.
(4)	Adjusted EBITDA – Post-Capitalized Software represents Adjusted EBITDA, adjusted to expense Capitalized Software.
(5)	EBIT represents Innovid earnings before interest and taxes and includes stock-based compensation expense.
(6)
Unlevered Free Cash Flows represents EBIT, less (A) cash taxes, (B) certain other expenses, (C) capital expenditures, (D) increase/(decrease) in net working capital and (E) Capitalized Software, plus depreciation and amortization.

Historical Financials
In addition, solely for informational purposes, the following table summarizes certain select historical financial information for the fiscal years ended December 31, 2023, as set forth in, or derived from, Innovid’s annual report on Form 10-K for the fiscal year ended December 31, 2023 (such historical financial information, the “Historical Financials”) ($ in millions):

Historical
2023A
Revenue	$140
Gross Profit(1)	$108
Adjusted EBITDA(2)	$19.4
Capitalized Software(3)	$9.6
Adjusted EBITDA – Post-Capitalized Software(4)	$10
EBIT(5)	($33)
Free Cash Flows(6)	$1.4

(1)	Gross profit is adjusted to exclude depreciation and amortization.
(2)
Adjusted EBITDA is a non-GAAP financial measure and represents Innovid earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense and other non-recurring items. For a reconciliation of adjusted EBITDA for the fiscal year ended December 31, 2023 from the most comparable GAAP measure, net loss, see the section captioned “Key Metrics and Non-GAAP Financial Measures” in Innovid’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

(3)	Capitalized Software represents certain research and development costs that are generally capitalized by Innovid.
(4)	Adjusted EBITDA – Post-Capitalized Software represents Adjusted EBITDA, adjusted to expense Capitalized Software.
(5)	EBIT represents Innovid earnings before interest and taxes and includes stock-based compensation expense.
(6)	Free Cash Flows represents net cash provided by operating activities, less capital expenditures and net loss on foreign exchange.
The line items set forth in the Historical Financials are reported in accordance with GAAP unless otherwise noted in the footnotes to the Historical Financials. The Historical Financials should be read together with the financial statements (including notes thereto) and other financial information set forth in Innovid’s annual report on Form 10-K for the fiscal year ended December 31, 2023.
Additional Information Concerning the Projections
Although the Projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events, including those detailed above, made by Innovid management that Innovid management believed in good faith were reasonable. Innovid’s ability to achieve the financial results contemplated by the Projections will be affected by its ability to achieve its strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Projections not to be achieved include, among others, (1) general economic conditions; (2) Innovid’s ability to maintain and expand relationships with advertisers and agencies and continued resilience of adspend among existing customers; (3) decreases and/or changes in CTV audience viewing behavior and overall demand for advertising; (4) its ability to achieve the various monetization, market share and other assumptions and estimates underlying the Projections; (5) changes in laws, regulations and taxes relevant to Innovid’s business; (6) competitive pressures in the digital advertising industry, including new products and market entrants and changes in the competitive environment; (7) Innovid’s ability to attract, integrate and retain qualified personnel; (8) risks associated with Innovid’s international operations and expansion, (9) Innovid’s dependence on a limited number of advertising agencies and advertisers and (10) uncertainty in the timing of relevant investments, transactions and sales cycles and resulting cash inflows and outflows. Additional factors that may impact Innovid or Innovid’s business can be found in the various risk factors included in Innovid’s periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of Innovid’s control. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections may not be consistent with Innovid’s historical operating data as a result of the assumptions and estimates detailed above. The Projections also may differ from publicized analyst estimates and forecasts. You should evaluate the Projections, if at all, in conjunction with Innovid’s historical financial statements and other information regarding Innovid contained in Innovid’s public filings with the SEC.
The Projections were developed by Innovid management as then-current estimates of Innovid’s future financial performance as an independent company, without giving effect to the Merger, or any changes to Innovid’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Projections do not take into account any circumstances or events occurring after the date they were prepared and, except to the extent required by applicable federal securities laws, Innovid does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events, even in the event that all or any of the assumptions are shown to be in error. The Projections also do not consider the effect of any failure of the Merger to be completed. The Projections are not, and should not be considered to be, a guarantee of future operating results. The Projections should not be regarded as an indication that Innovid management, the Innovid Board or any of their respective advisors, or any other person, considered or now considers the Projections to be necessarily predictive of actual future results. For the foregoing reasons, as well as the bases and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be viewed as an indication that such projections are an accurate prediction of future events, and they should not be relied upon as such.
The Projections were not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, Innovid’s management. Neither Innovid’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled, performed any other assurance procedures, nor applied agreed-upon procedures with respect to the Projections, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Innovid contained in Innovid’s public filings with the SEC. The report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, incorporated by reference in this proxy statement relates to Innovid’s historical audited financial statements and does not extend to the Projections and should not be read to do so.
Certain of the financial measures included in the Projections and the Historical Financials are not calculated in accordance with GAAP. Financial measures such as adjusted EBITDA are non-GAAP financial measures. Innovid believes that these non-GAAP measures are helpful in understanding its past financial performance and future results. Innovid believes that adjusted EBITDA, when taken together with the most directly comparable GAAP financial measure of net income (loss), provides meaningful supplemental information regarding Innovid’s performance by excluding certain items that may not be indicative of Innovid’s business, results of operations or outlook. However, these non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in financial information provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure.
Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Innovid Board, Evercore or Parent. Accordingly, no reconciliation of the financial measures included in the Projections is provided in this proxy statement.
The inclusion of the Projections should not be regarded as an indication that Innovid, the Innovid Board, Evercore, or any other recipient of the Projections (including the Bidder Projections, the October 2024 Projections or the November 2024 Projections) considered, or now considers, the Projections (including the Bidder Projections, the October 2024 Projections or the November 2024 Projections) to be predictive of Innovid’s performance or actual future results. Further, the inclusion of the Projections in this proxy statement does not constitute an admission or representation by Innovid that the information presented is material.
In light of the foregoing factors and the uncertainties inherent in the Projections, Innovid Stockholders are cautioned not to place undue reliance on the Projections.
Interests of Executive Officers and Directors of Innovid in the Merger
In considering the recommendations of the Innovid Board with respect to the Merger, you should be aware that, aside from their interests as holders of Innovid Common Stock, Innovid’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:
•	Innovid’s directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and Innovid;
•
each of Innovid’s directors and officers hold Innovid Equity Awards that will be treated as described below under “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger—Treatment of Innovid Equity Awards” and “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger—Equity Interests of Executive Officers and Directors of Innovid”; and

•
each of Innovid’s executive officers (Zvika Netter, Anthony Callini and Ken Markus) is a participant in the CIC Severance Plan, which provides for severance payments and benefits in the event of an involuntary termination (as defined in the section of this proxy statement captioned “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger—Change in Control and Severance Benefits under Existing Agreements”).

Treatment of Innovid Equity Awards
The following is an overview of the treatment of Innovid Equity Awards applicable to our current non-employee directors and executive officers.
Treatment of Innovid Options.
As of January 8, 2025, there were outstanding Innovid Options covering an aggregate of 6,338,301 shares of Innovid Common Stock, none of which were held by our current non-employee directors and 3,012,279 of which were held by our current executive officers. The Merger Agreement provides for the following treatment of Innovid Options at the Effective Time:
•
Each Innovid Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be fully vested and cancelled in exchange for the Per Share Price (over the applicable exercise price per share of Innovid Common Stock subject to such Innovid Option) in respect of the number of shares of Innovid Common Stock subject to such Innovid Option.

Treatment of Innovid RSUs.
As of January 8, 2025, there were outstanding Innovid RSUs covering an aggregate of 11,976,402 shares of Innovid Common Stock, 634,219 of which were held by our current non-employee directors and 2,133,335 of which were held by our current executive officers. The Merger Agreement provides for the following treatment of Innovid RSUs at the Effective Time:
•
Innovid RSU Acceleration. A number of Innovid RSUs generally not to exceed 7,164,386 Innovid RSUs (as such number may be adjusted in accordance with the terms of the Merger Agreement), shall be accelerated and fully vest immediately prior to the Effective Time and such Innovid RSUs (together with any other Innovid RSUs that have previously vested but not yet been settled), will be cancelled, and will convert into the right to receive a lump sum cash payment, without interest and net of applicable withholdings, equal to the Innovid RSU Consideration.

•
Innovid RSU Rollover. All remaining Innovid RSUs that are outstanding but unvested as of the Effective Time, including any such Innovid RSUs that do not become vested as a result of the Merger, will be cancelled in exchange for TopCo RSUs with substantially similar terms as those terms applicable immediately prior to the Effective Time to such Innovid RSUs (provided that Parent may provide opportunities to the holders of the TopCo RSUs to defer taxation of vested TopCo RSUs beyond the applicable vesting dates to the extent practicable and subject to compliance with all applicable local Laws and provided further that certain TopCo RSUs may be fully vested upon issuance at the Effective Time) in accordance with the terms of the Merger Agreement.

Equity Interests of Executive Officers and Directors of Innovid
The following table sets forth for each of Innovid’s executive officers and directors the number of shares of Innovid Common Stock subject to his or her Innovid Options and Innovid RSUs, in each case, expected to be held on the Closing Date, assuming the following and such additional assumptions set forth in the footnotes to the table:
•
the number of outstanding Innovid Equity Awards for each non-employee director and executive officer on the Closing Date is equal to the number of Innovid Equity Awards that were outstanding as of September 21, 2024, and do not forecast any vesting, deferrals or forfeitures of equity-based awards following such date.

None of our current non-employee directors hold any outstanding Innovid Options.

	Innovid Options		Innovid RSUs(2)
Name	Number of Shares Underlying Vested and Unvested Innovid Options (#)	Value ($) of Shares Underlying Innovid Options(1)	Number of Shares Underlying Innovid RSU Awards (#)	Value ($) of Shares Underlying Innovid RSU Awards to be Vested and Cashed Out	Value ($) of Shares Underlying Innovid RSU Awards to be Rolled Over into TopCo RSUs
Non-Employee Directors

	Innovid Options		Innovid RSUs(2)
Name	Number of Shares Underlying Vested and Unvested Innovid Options (#)	Value ($) of Shares Underlying Innovid Options(1)	Number of Shares Underlying Innovid RSU Awards (#)	Value ($) of Shares Underlying Innovid RSU Awards to be Vested and Cashed Out	Value ($) of Shares Underlying Innovid RSU Awards to be Rolled Over into TopCo RSUs
Michael DiPiano	—	—	102,338	$322,365	—
Brian Hughes	—	—	146,033	$460,004	—
Genevieve Juillard	—	—	318,284	$1,002,595	—
Gilad Shany	—	—	102,338	$322,365	—
Executive Officers
Zvika Netter	2,155,288	$4,038,679	1,418,751	(3)	(3)
Anthony Callini	600,000	$1,278,000	725,000	$1,141,875	$1,141,875
Ken Markus	256,991	$270,601	467,084	$586,591	$884,724(4)

(1)	The values reported herein were determined by multiplying the number of Innovid Options held by each executive officer by the Per Share Price less the applicable exercise price.
(2)
As described further in the section of this proxy statement captioned “—CIC Severance Plan,” each of the Innovid executive officers (Messrs. Netter, Callini and Markus) is eligible for vesting acceleration of his or her Innovid Equity Awards in connection with certain qualifying terminations of employment under the CIC Severance Plan.

(3)
The portion of Mr. Netter’s unvested Innovid RSUs that will be cancelled in exchange for TopCo RSUs and the portion that will be vested and cashed out will be determined at a later date and prior to the Closing. As described below under “Contribution and Exchange Agreement,” the number of shares of Innovid Common Stock to be contributed by Mr. Netter in exchange for TopCo Units will be reduced by the number of Innovid RSUs held by Mr. Netter that are cancelled in exchange for TopCo RSUs. Any Innovid RSUs held by Mr. Netter that are not cancelled in exchange for TopCo RSUs in order to comply with the terms of the Contribution and Exchange Agreement will become fully vested and settled via lump sum cash payment.

(4)	$149,067 in value of Mr. Markus’ TopCo RSUs will be fully vested as of the Closing Date.
Change in Control and Severance Benefits Under Existing Agreements
CIC Severance Plan
Innovid has entered into employment agreements with each of Zvika Netter (Innovid’s Chief Executive Officer), Anthony Callini (Innovid’s Chief Financial Officer), and Ken Markus (Innovid’s Chief Operating Officer), which provide for each executive officer’s participation in the CIC Severance Plan. The CIC Severance Plan provides that if the applicable executive officer is terminated by Innovid without “cause” or by the applicable executive officer for “good reason” (in each case, an “involuntary termination”), within 24 months following a change in control, the applicable executive officer will be entitled to the following severance benefits:
•	a cash lump sum payment equal to 0.5 (or 1.0 for Mr. Netter) times the sum of (A) the participant’s base salary and (B) the participant’s target annual bonus;
•	a cash lump sum payment equal to the participant’s target annual bonus, prorated for the number of days the participant was employed during the applicable annual performance period;
•
a cash lump sum payment equal to the product of (A) 6 (or 12 for Mr. Netter) times (B) 105% of the monthly premium paid by Innovid for the participant’s medical, dental, optical and group term-life insurance coverage in effect on the date of the termination of employment; and

•	accelerated vesting of all outstanding and unvested time-based equity or equity-based awards that were granted prior to the date of the change in control.
The severance payments and benefits are conditioned on the applicable executive officer executing and not revoking a general release of claims in favor of Innovid.
Intent of Innovid’s Directors and Executive Officers to Vote in Favor of the Merger
Innovid’s directors and executive officers have informed Innovid that, as of the date of this proxy statement, they intend to vote all of the shares of Innovid Common Stock owned directly by them in favor of the Merger Proposal and each of the other proposals listed in this proxy statement. As of January 8, 2025, Innovid’s directors and executive officers beneficially owned, in the aggregate, 10,271,056 shares of Innovid Common Stock, collectively representing approximately 6.79% of the voting power of the shares of Innovid Common Stock outstanding as of January 8, 2025.
For purposes of clarity, the shares of Innovid Common Stock that the directors and executive officers are entitled to vote shall be included in determining whether the Merger Proposal has been approved by the affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock entitled to vote thereon, but the shares held by Innovid’s directors and executive officers will be excluded from determining whether the Merger Proposal has been approved by the affirmative vote of the holders of a majority of the outstanding shares of Innovid Common Stock held by Innovid Stockholders and entitled to vote thereon.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, directors and officers of Innovid will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”
Interests of Parent’s and TopCo’s Directors and Officers in the Merger
Bill Wise, the Chief Executive Officer of Parent, owns 86,825 shares of Innovid common stock (representing approximately 0.06% of the outstanding shares of common stock of Innovid as of January 8, 2025), all of which were acquired using personal funds of Mr. Wise. Mr. Wise, in his capacity as a stockholder of Innovid may vote all shares of Innovid Common Stock that it beneficially owns, in favor of adopting the Merger Agreement. Each share of Innovid common stock directly owned by Mr. Wise will be treated in the same manner as the other outstanding shares of Innovid common stock pursuant to the Merger Agreement and if the Merger is completed, he will have the right to receive the Per Share Price with respect to such shares.
The fact that Mr. Wise personally owns an immaterial number of shares of Innovid common stock, which would allow him to receive approximately $273,49 if the Merger is consummated, was disclosed to the other directors and officers of Parent and TopCo prior to approval of the Merger and the Merger Agreement by Parent’s board of directors.
No other officer of Parent or director or officer of TopCo has any interest in the Merger.
Contribution and Exchange Agreement
Concurrently with the execution of the Merger Agreement, TopCo entered into a Contribution and Exchange Agreement with the Rollover Holder, Mr. Zvika Netter, Innovid’s Chief Executive Officer, pursuant to which, upon the terms and subject to the conditions thereof, the Rollover Holder will, immediately prior to the Effective Time, contribute to TopCo a number of shares of Innovid Common Stock in exchange for, or otherwise subscribe and purchase, newly issued equity interests of TopCo. A term sheet attached to the Contribution and Exchange Agreement also generally provides that (A) following the Closing, Mr. Netter’s title will be CEO of the AdTech business (which shall be made up of the business formed by the combination of Innovid and Flashtalking businesses, with the actual name of such combined business to be determined), (B) following the Closing, Mr. Netter will report to the CEO of Parent (the “Parent CEO”) and the governing board of TopCo, (C) for the duration of his employment, Mr. Netter will serve as a member of TopCo’s governing board, (D) following the Closing, Mr. Netter’s annual base salary and annual bonus opportunity shall be no less favorable to him as compared to his base salary and annual bonus opportunity immediately prior to the Closing, and his work location and severance terms will remain unchanged, (E) within 30 days following the Closing, Mr. Netter will receive compensatory equity awards with respect to interests in TopCo, subject to certain vesting conditions and (F) Mr. Netter will be subject to restrictive covenant agreements with Parent that will expire 12 months post-employment as to non-competition, non-solicitation and non-disparagement covenants, and which will be perpetual as to confidentiality and intellectual property covenants.
Support Agreements
Concurrently with the execution of the Merger Agreement, Parent entered into support agreements (each, a “Support Agreement” and collectively, the “Support Agreements”) with each member of the Innovid Board in their capacities as stockholders of Innovid, pursuant to which, among other things and on the terms and subject to the conditions therein, each such stockholder agrees to vote all shares of Innovid Common Stock that it beneficially owns (representing approximately 7.03% in the aggregate of the total current outstanding voting power of Innovid as of

January 8, 2025), in favor of, among other things, granting the Requisite Stockholder Approval, approving the Merger and adopting the Merger Agreement. The Support Agreements include certain restrictions on transfer of shares of Innovid Common Stock by the members of the Innovid Board.
The obligations of each member of the Innovid Board in their capacities as stockholders of Innovid under the Support Agreements will automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the Innovid Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (iv) the time at which the Innovid Board makes a Recommendation Change.
Financing of the Merger
The anticipated total amount of cash necessary to be paid to Innovid Stockholders and holders of Innovid’s other equity-based interests to complete the Merger will be approximately $505.0 million. Additional funds will be required to pay fees and expenses in connection with the Merger, the financing arrangements and the related transactions. Parent and Merger Sub have obtained committed financing consisting of (a) equity financing to be provided by the Equity Investors pursuant to the terms and conditions of the Equity Commitment Letters and (b) debt financing to be provided pursuant to the terms and conditions of the Debt Commitment Letter by the parties thereto. In connection with the Merger Agreement, Parent and Merger Sub have delivered to Innovid copies of the Financing Commitments. The equity financing will be available to Parent, together with the debt financing (or any alternative Debt Financing) obtained by Parent or its affiliates as of the Closing, to fund the aggregate Per Share Price (including payment of the Equity Award Consideration), other than in respect of Owned Company Shares (including the Rollover Shares) and Dissenting Shares, if any, and to pay the fees, expenses and other amounts specified in the Merger Agreement to be paid by Parent and Merger Sub in connection with the Closing.
At or promptly after the Closing, Parent shall deposit (or cause to be deposited) with Innovid, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to all holders of Innovid RSUs and Innovid Options pursuant to Section 2.8(a) and Section 2.8(b) of the Merger Agreement, as applicable.
Equity Financing
In connection with the financing of the Merger, (i) funds managed by entities affiliated with CVC Capital Partners (the “CVC Investors”) and Parent entered into an equity commitment letter on November 21, 2024 (the “CVC Investor Equity Commitment Letter”), pursuant to which, subject to the terms and conditions therein, the CVC Investors will provide Parent with an equity commitment of an aggregate amount of $42,917,758.05 of cash equity financing for the purpose of Parent funding, and to the extent necessary to fund, together with the substantially concurrent receipt of the proceeds of the Debt Financing, (x) the payments required to be made pursuant to the payment procedures set forth in the Merger Agreement, (y) the payment of Repaid Indebtedness and (z) the payment of all related fees and expenses of Parent and Merger Sub required to be paid in connection with the Merger, in accordance with the respective commitment percentages of the CVC Investors set forth therein, which may be reduced in accordance with the terms set forth in the CVC Investors Equity Commitment Letter (the “CVC Investors Equity Commitment”), and (ii) funds managed by entities affiliated with Charlesbank Capital Partners (the “Charlesbank Investors”) and Parent entered into an equity commitment letter on November 21, 2024 (the “Charlesbank Investors Equity Commitment Letter” and together with the CVC Investors Equity Commitment Letter, the “Equity Commitment Letters”), pursuant to which, subject to the terms and conditions therein, the Charlesbank Investors will provide Parent with an equity commitment of an aggregate amount of $4,082,241.95 of cash equity financing for the purpose of Parent funding, and to the extent necessary to fund, together with the substantially concurrent receipt of the proceeds of the Debt Financing, (x) the payments required to be made pursuant to the payment procedures set forth in the Merger Agreement, (y) the payment of Repaid Indebtedness and (z) the payment of all related fees and expenses of Parent and Merger Sub required to be paid in connection with the Merger, in accordance with the respective commitment percentages of the Charlesbank Investors set forth therein, which may be reduced in accordance with the terms set forth in the Charlesbank Investors Equity Commitment Letter (the “Charlesbank Investors Equity Commitment” and together with the CVC Investors Equity Commitment, the “Equity Financing”).
The obligation of each Investor (as defined in the Equity Commitment Letters) to fund its respective portion of the respective commitment will terminate automatically and immediately upon the earliest to occur of: (a) the consummation of the Closing (including the payments of the full amounts required to be paid at the Closing by

Parent); (b) the valid termination of the Merger Agreement in accordance with its terms; and (c) the assertion by Innovid or any of its Subsidiaries, or any of their respective agents or representatives acting on their behalf, in any written claim, complaint, proceeding or other similar action (an “Improper Assertion”) against any of the Investors, Parent, Parent, Merger Sub or any Investor Related Party (as defined in the Equity Commitment Letters) relating to (x) the Equity Commitment Letters and (y) the Merger Agreement or any of the transactions contemplated hereby or thereby, in each case other than (i) any claims to specifically enforce the provisions of the Equity Commitment Letters as described in Section 4 and Section 12 of the Equity Commitment Letters or (ii) any claims pursuant to Section 9.10(b)(iv) of the Merger Agreement (the legal proceedings described in clause (i) or (ii), “Retained Claims”), if such Improper Assertion has not been withdrawn within two (2) business days following the written notice from Parent to Innovid to that effect. Upon the valid termination of the Equity Commitment Letters in accordance with its terms, no Investor shall have any further liabilities or obligations thereunder.
Innovid is an express third-party beneficiary of the Equity Commitment Letters solely with respect to enforcing Parent’s right to cause the commitments under the Equity Commitment Letters by the Equity Investors to be funded to Parent in accordance with the Equity Commitment Letters, and to cause Parent to enforce its rights against each of the Equity Investors to perform their respective funding obligations under the CVC Investors Equity Commitment Letter or the Charlesbank Investors Equity Commitment Letter, as applicable, in each case subject to (1) the terms of the Equity Commitment Letters, (2) the written waiver by Parent and Merger Sub or satisfaction of all conditions set forth in Section 7.1 and Section 7.2 of the Merger Agreement to Parent’s and Merger Sub’s obligations to effect the Merger (other than those conditions that by their terms are to be satisfied at the Effective Time, but subject to the satisfaction or waiver (to the extent permitted under the Merger Agreement) of such conditions at the Effective Time), (3) the prior or substantially simultaneous funding of the Debt Financing (or any alternative Debt Financing) and (4) the substantially simultaneous closing of the Merger pursuant to the Merger Agreement.
Debt Financing
In addition to the Equity Financing, OceanKey (U.S.) II Corp., an indirect parent company of Parent, has obtained financing commitments pursuant to a debt commitment letter, dated as of November 21, 2024 (the “Debt Commitment Letter”), from Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Macquarie Capital (USA) Inc., Macquarie Capital Funding LLC, and Nomura Securities International, Inc. The Debt Commitment Letter provides for (i) a $350.0 million senior secured term loan facility and (ii) a $50.0 million senior secured revolving credit facility. The availability of the Debt Financing under the Debt Commitment Letter is subject to customary conditions as limited by the “certain funds” provisions set forth therein.
Parent Closing Accounts
(i) As of the date of the Merger Agreement, Parent and its Subsidiaries have and maintain bank accounts with certain nationally recognized banks or trust companies (or other banks of similar standing) in the ordinary course (together, such accounts, the “Parent Closing Accounts”), (ii) as of the date of the Merger Agreement and at any time until the earlier of (x) the valid termination of the Merger Agreement in accordance with its terms and (y) the Closing and the payment in full of Required Amount (as defined in the Merger Agreement), the Parent Closing Accounts contain and will contain at least an aggregate balance of $125,000,000 freely usable cash (the “Parent Closing Amount”), $75,000,000 of which will remain at all such times in a nationally recognized bank or trust company in the United States; (iii) the Parent Closing Amount (x) is and will remain freely usable, in the form of cash only, and is not and will not be subject to any Liens (other than any Liens granted to lenders under first lien and second lien credit agreements in effect (unmodified) as of the date of the Merger Agreement), and (y) will continuously remain available for the purpose of funding the Required Amount, (iv) Parent (or its applicable Subsidiary) has the sole power to withdraw amounts from any Parent Closing Accounts holding some or all of the Parent Closing Amount, and (v) as of the date of the Merger Agreement, there is no legal prohibition (including by way of Law, contract or order) of any kind or nature that would prevent or materially delay the ability of Parent to draw upon amounts in any Parent Closing Account holding some or all of the Parent Closing Amount and use such amounts to pay any portion of the Required Amount.
Closing and Effective Time
The Closing will take place no later than the third business day following the satisfaction or waiver (to the extent permitted by Law) of all conditions to the Closing (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by Law) of such conditions) or such other time agreed to in writing by Parent and Innovid, but if any of such conditions to be satisfied at the Closing set forth in the Merger Agreement are not satisfied or waived (to the extent permitted by Law) on such third business day, then the Closing will take place on the first business day thereafter on which all such conditions have been satisfied or waived (to the extent permitted by Law). However, in no event will the Closing occur prior to January 30, 2025, unless the parties mutually agree otherwise. On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or such later time as may be agreed by the parties and specified in the certificate of merger.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Appraisal Rights
If the Merger is consummated, holders of record or beneficial owners of Innovid Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Innovid Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares prior to the vote on the Merger Proposal at the Special Meeting, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Holders of record and beneficial owners of Innovid Common Stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of Innovid Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined by the Delaware Court of Chancery to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceeding, the Surviving Corporation may make a voluntary cash payment to persons entitled to appraisal, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. If you fail to properly demand appraisal or waive your appraisal rights, you will receive the Merger consideration provided for in the Merger Agreement. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see Annex B.
To exercise appraisal rights, a holder of record or a beneficial owner of Innovid Common Stock must (1) submit a written demand for appraisal of such holder’s or beneficial owner’s shares of Innovid Common Stock to Innovid before the vote is taken on the Merger Proposal at the Special Meeting, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of Innovid Common Stock through the effective date of the Merger, (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL, and (5) not withdraw the appraisal demand or otherwise lose his, her or its rights to appraisal. If you are a beneficial owner of shares of Innovid Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of Innovid Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Material U.S. Federal Income Tax Considerations of the Merger
The following discussion is a summary of the material U.S. federal income tax considerations of the Merger generally applicable to holders whose shares of Innovid Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, its legislative history, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, court decisions, published positions of the IRS, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.
This discussion applies only to holders who hold shares of Innovid Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) and does not address any tax consequences applicable to holders of Innovid Equity Awards. In addition, this summary does not address or consider any state, local or non-U.S. tax consequences, and does not address or consider all aspects of U.S. federal taxation that may be relevant or applicable to holders, including, for example, any aspects of the alternative minimum tax, the Medicare tax on net investment income, or any U.S. federal estate, gift or other non-income tax consequences that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.
This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, nor does it address any consequences to holders subject to special rules under U.S. federal income tax law, including, for example:
•	banks and other financial institutions;
•	mutual funds;
•	insurance companies;
•	tax-exempt entities or organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations, and qualified foreign pension funds;
•	retirement or other tax deferred accounts;
•
S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulates earnings to avoid U.S. federal income tax;
•	dealers and brokers in securities, currencies or commodities;
•	dealers or traders in securities that elect to use the mark-to-market method of accounting with respect to Innovid Common Stock;
•	regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;
•	U.S. expatriates or certain former citizens or long-term residents of the United States;
•
persons that own or have owned (directly, indirectly or constructively) five percent (5%) or more of Innovid Common Stock, together with any other interest in Innovid not solely as a creditor (by vote or value);

•
persons who hold their shares of Innovid Common Stock as part of a hedging, constructive sale or conversion, straddle, synthetic security, integrated investment or other risk reduction transaction for U.S. federal income tax purposes;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to the shares of Innovid Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons that do not vote in favor of the Merger and who properly demand appraisal of their shares under Section 262 of the DGCL;
•
persons that acquired their shares of Innovid Common Stock pursuant to the exercise of employee or other stock options or warrants or otherwise as compensation or in connection with the performance of services;

•	any Rollover Holder;
•
persons that acquired Innovid Common Stock in any exchange or other transaction where their basis in such Innovid Common Stock was determined in whole or in part with respect to the basis of any other property; or

•	persons whose “functional currency” is not the U.S. dollar.
If a partnership (or other entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes, hereinafter a “partnership”) is a beneficial owner of shares of Innovid Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of Innovid Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger to their particular circumstances.
No ruling has been requested, or will be obtained, from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the discussion set forth in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and U.S. courts could disagree with one or more of the positions taken in this summary. There can be no assurances that the IRS will not take a different position concerning the tax consequences of the Merger or that such a position would not be sustained.
TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE RECEIPT OF THE MERGER CONSIDERATION TO YOU WILL DEPEND ON YOUR PARTICULAR SITUATION. THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY, DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER, AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL THE TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of Innovid Common Stock who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of Innovid Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis will generally equal the U.S. Holder’s acquisition cost less any prior distribution paid to such U.S. Holder with respect to its shares of Innovid Common Stock treated as a return of capital. Gain or loss will be determined separately for each block of shares of Innovid Common Stock (that is, shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Innovid Common Stock who or that is:
•	a non-resident alien individual (other than certain U.S. expatriates or certain former citizens or long-term residents of the United States);
•	a foreign corporation; or
•	an estate or trust that is not a U.S. holder
Subject to the discussion under “Information Reporting and Backup Withholding,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized pursuant to the Merger unless:
•
such gain is effectively connected with the conduct of a trade or business by such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. Holders, and any such gain of a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of thirty percent (30%) (or such lower rate as may be specified by an applicable income tax treaty); or

•
such Non-U.S. Holder is an individual who is present in the United States for one hundred and eighty-three (183) days or more in the taxable year of the Merger, and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of thirty percent (30%) (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24 percent) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding will generally not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or its successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such Non-U.S. Holder’s foreign status on the applicable IRS Form W-8 (or its successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF INNOVID COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Regulatory Approvals Required for the Merger
General Efforts
Under the Merger Agreement, Parent, Merger Sub and Innovid agreed to use their respective reasonable best efforts to take (or cause to be taken) all actions, do (or cause to be done) all things and assist and cooperate with the other parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the Merger, including: (1) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities, and (2) making all registrations, declarations and filings with governmental authorities, in each case, that are necessary or advisable to consummate the Merger.
HSR Act
Under the HSR Act, the Merger cannot be completed until Parent and Innovid file a Notification and Report Form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on December 13, 2024. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended, or the early termination of that waiting period. The waiting period under the HSR Act expires at 11:59 p.m., Eastern time, on January 13, 2025.
At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC, the DOJ or foreign governmental authorities of any other applicable jurisdiction could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Innovid or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
Delisting and Deregistration of Innovid Common Stock and Innovid Public Warrants
If the Merger is completed, Innovid Common Stock and Innovid Public Warrants will no longer be traded on the NYSE and will be deregistered under the Exchange Act. Innovid will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of Innovid Common Stock or Innovid Public Warrants.
Fees and Expenses
Except as described under “The Merger Agreement—Company Termination Fee”, “The Merger Agreement—Other Covenants—Debt Financing” and for certain antitrust filing expenses and certain expenses incurred by Innovid in connection with Innovid’s covenant to provide certain access to Parent between the date of the Merger Agreement and the Closing, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger will be paid by the party incurring such fees and expenses whether or not the transactions contemplated by the Merger Agreement are consummated.
Litigation Relating to the Merger
As of the date of this Proxy Statement, there are no pending lawsuits challenging the Merger.

THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A attached hereto. The Merger Agreement has been included to provide the Innovid Stockholders with information regarding its terms. It is not intended to provide any other factual information about Innovid, Parent, Merger Sub or their respective Subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to Innovid’s stockholders. Innovid’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective Subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Innovid’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Innovid and its business. Please see the section of this proxy statement captioned “Where You Can Find Additional Information.”
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, and the applicable provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into Innovid, the separate corporate existence of Merger Sub will thereupon cease, and Innovid will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned Subsidiary of Parent, and Innovid Common Stock and Innovid Public Warrants will no longer be publicly traded. In addition, as promptly as practicable after the Effective Time, Innovid Common Stock and Innovid Public Warrants will be delisted from NYSE, and as promptly as practicable after such delisting, Innovid Common Stock and Innovid Public Warrants will be deregistered under the Exchange Act, in each case, in accordance with applicable Laws, and Innovid will no longer file periodic reports with the SEC on account of Innovid Common Stock and Innovid Public Warrants. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation. The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Innovid, Parent and Merger Sub may agree and specify in the certificate of merger).
At the Effective Time, Innovid, as the Surviving Corporation in the Merger, will possess all properties, rights, privileges, powers and franchises of Innovid and Merger Sub, and all of the debts, liabilities, obligations and duties of Innovid and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation.
Closing and Effective Time
The Closing will take place (a) as soon as practicable, and in no event later than the third business day following the satisfaction or waiver (to the extent permitted by Law) of all conditions to the Closing (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by Law) of such conditions at the Closing); provided that if any of the conditions set forth in the Merger Agreement are not satisfied or waived (to the extent permitted by Law) on such third business day, then the Closing will take place on the first business day thereafter on which all such conditions have been satisfied or waived (to the extent permitted by Law) or (b) such other time, location and/or date as Parent and Innovid mutually agree in writing. However, in no event will the Closing occur prior to January 30, 2025, unless the parties mutually agree otherwise. At the Closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of record of the certificate of merger by the Secretary of State of the State of Delaware, or such later time as may be agreed by the parties and specified in the certificate of merger.
Directors and Officers; Certificate of Incorporation; Bylaws
At the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, and the officers of Innovid as of immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, as applicable. Immediately following the Effective Time, Parent will cause the certificate of incorporation and the bylaws of Innovid as the Surviving Corporation to be amended and restated in their entirety to read in the form of the certificate of incorporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation and bylaws will be the certificate of incorporation and the bylaws of the Surviving Corporation, except that all references to Merger Sub’s name will be replaced by references to “Innovid Corp.”, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation of the Surviving Corporation and such bylaws.
Merger Consideration
Innovid Common Stock
At the Effective Time, each share of Innovid Common Stock outstanding as of immediately prior to the Effective Time (other than the Owned Innovid Shares or the Dissenting Shares, as applicable) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $3.15, without interest thereon (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the Merger Agreement).
At the Effective Time, each Owned Innovid Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor. The Rollover Shares are not entitled to receive the Per Share Price and will, immediately prior to the Closing, be contributed to TopCo and contributed by TopCo and its Subsidiaries to Parent pursuant to the terms of the applicable Support Agreement and will be treated as Owned Innovid Shares.
After the Merger is completed, holders of Innovid Common Stock will have the right to receive the Per Share Price, but such Innovid Stockholders will no longer have any rights as a stockholder of Innovid (except that record holders and beneficial owners of Innovid Common Stock who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by the DGCL). For more information, please see Annex B.
Innovid Equity Awards
Treatment of Innovid Options
The Merger Agreement provides for the following treatment of Innovid Options at the Effective Time:
Each outstanding Innovid Option, whether vested or unvested as of the Effective Time, whose exercise price is less than the Per Share Price, will fully vest, be cancelled and convert into the right to receive a lump sum cash payment, without interest, equal to the product of the excess of the Per Share Price over the applicable exercise price per share of Innovid Common Stock subject to such Innovid Option multiplied by the number of shares of Innovid Common Stock subject to such Innovid Option. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the first regularly scheduled payroll date that is at least three business days following the Closing Date. Any outstanding Innovid Option whose exercise price is equal to or greater than the Per Share Price will be cancelled without payment.

Treatment of Innovid RSUs
The Merger Agreement provides for the following treatment of Innovid RSUs at the Effective Time:
•
a number of Innovid RSUs generally not to exceed 7,164,386 Innovid RSUs (as such number may be adjusted in accordance with the terms of the Merger Agreement), shall be accelerated and fully vest immediately prior to the Effective Time and such Innovid RSUs (together with any other Innovid RSUs that have previously vested but not yet been), will be cancelled, and will convert into the right to receive a lump sum cash payment, without interest and net of applicable withholdings, equal to the Innovid RSU Consideration; and

•
all remaining Innovid RSUs that are outstanding but unvested as of the Effective Time, including any such Innovid RSUs that do not become vested as a result of the Merger, will be cancelled in exchange for TopCo RSUs with substantially similar terms as those terms applicable immediately prior to the Effective Time to such Innovid RSUs (provided that Parent may provide opportunities to the holders of the TopCo RSUs to defer taxation of vested TopCo RSUs beyond the applicable vesting dates to the extent practicable and subject to compliance with all applicable local Laws and provided further that certain TopCo RSUs may be fully vested upon issuance at the Effective Time) in accordance with the terms of the Merger Agreement.

Innovid Warrants
The Merger Agreement provides for the following treatment of Innovid Warrants at the Effective Time:
Each outstanding Innovid Warrant will, in accordance with its terms under the Warrant Agreement, automatically and without any required action on the part of the holder thereof, cease to represent an Innovid Warrant in respect of Innovid Common Stock and shall become an Innovid Warrant exercisable for the Per Share Price. If a holder properly exercises an Innovid Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise shall be reduced by an amount (in dollars and in no event less than zero) equal to the difference between (a) the Warrant Price in effect prior to such reduction and (b) (i) the Per Share Price minus (ii) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).
Exchange and Payment Procedures
Prior to the Closing, Parent will designate and enter into a payment agent agreement with a nationally recognized bank or trust company reasonably acceptable to Innovid to act as the paying agent for the Merger (the “Payment Agent”). At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash sufficient to pay the aggregate Per Share Price for each share of Innovid Common Stock outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares and the Dissenting Shares).
Promptly following the Closing (and in any event within three business days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record of shares of Innovid Common Stock as of immediately prior to the Effective Time (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the certificates representing such shares (the “Certificates”) will pass, only upon delivery of the Certificates to the Payment Agent) and (B) instructions for use in effecting the surrender of the shares of Innovid Common Stock represented by the Certificates and book-entry shares, as applicable, in exchange for the Per Share Price, and the Certificates so surrendered will be cancelled.
Once a stockholder has provided the Payment Agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message (or such other evidence of transfer as the Payment Agent may reasonably request) with respect to book-entry shares, appropriate letter of transmittal and other items specified by the Payment Agent, then the Payment Agent will pay the stockholder the appropriate portion of the aggregate Per Share Price.
If any cash deposited with the Payment Agent is not claimed within one year following the Closing Date, such cash will be returned to Parent, upon demand, and any holders of Innovid Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look solely to Parent as general creditor for payment of the Per Share Price without interest thereon (subject to applicable Law). Any cash deposited with the Payment Agent that remains unclaimed two years following the Closing Date, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any governmental authority, will, to the extent permitted by “applicable Law”, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
Prior to the Closing, Parent and Innovid will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date or as soon as practicable thereafter an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Innovid Common Stock (other than Owned Innovid Shares and Dissenting Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (ii) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first business Day after the Closing Date or as soon as practicable thereafter.
Representations and Warranties
The Merger Agreement contains representations and warranties of Innovid, Parent and Merger Sub.
Some of the representations and warranties in the Merger Agreement made by Innovid are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, effect, development, condition, fact, state of facts, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, when taken together with any other Effect, has had or would reasonably be expected to (i) have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Innovid and its Subsidiaries, taken as a whole, or (ii) prevent, materially impair, materially impede or materially delay the consummation of the Transactions contemplated in the Merger Agreement on a timely basis; provided, however, that solely with respect to clause (i), none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
•
changes in general conditions in the financial markets, credit markets, securities markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country; (2) changes in exchange rates generally for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in general conditions in the industries in which Innovid and its Subsidiaries operate or any of their clients, customers or other business counterparties operate;
•	changes in general regulatory, legislative or political conditions in the United States or any other country or region in the world;
•
any general geopolitical conditions, outbreak of hostilities, acts of war, sabotage, riot, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•
earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;

•	any cyberterrorism (including by means of cyberattack);
•
any epidemic, pandemic or disease outbreak (or the worsening thereof), or any Law, directive, guidelines or recommendations issued by a governmental authority, the Centers for Disease Control and Prevention, the World Health Organization, any other governmental authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any other Special Measures;

•
any Effect to the extent resulting from the announcement of the Merger Agreement or the pendency of the Merger and the other Transactions, including the impact thereof on the relationships, contractual or otherwise, of Innovid and its Subsidiaries with suppliers, customers, partners or vendors; provided, however, that this bullet 9 will not apply to certain representations or warranties contained in the Merger Agreement that relate to consequences of the Merger;

•	the taking by any Party of any action expressly required to be taken, or the failure by any Party to take any action expressly prohibited, by the Merger Agreement;
•
any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance (including from the SEC or any other governmental authority) relating thereto or interpretation thereof, in each case after the date of the Merger Agreement;

•
changes after the date of the Merger Agreement in the price or trading volume of the Innovid Common Stock or Innovid Warrants, in and of itself (it being agreed that any cause of such change may be, in and of itself, taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent not otherwise expressly excluded by the definition of the Merger Agreement);

•
any failure, in and of itself, by Innovid and its Subsidiaries to meet (1) any public analyst estimates or expectations of Innovid’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal projections or forecasts of its revenues, earnings or other financial performance (it being agreed that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent not otherwise expressly excluded by the definition of the Merger Agreement); and

•	any Transaction Litigation.
Except, with respect to bullets 1, 2, 3, 4, 5, 6, 7, 8 and 11 above, to the extent that such Effect has had a disproportionate adverse effect on Innovid relative to other companies operating in the industries in which Innovid and its Subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred, or would reasonably be expected to occur, a Company Material Adverse Effect.
In the Merger Agreement, Innovid made customary representations and warranties to Parent and Merger Sub (the “Buyer Parties”) that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and power, authority and qualification to conduct the business of Innovid and its Subsidiaries;
•
Innovid’s requisite corporate power and authority to (i) execute and deliver the Merger Agreement and each Ancillary Agreement to which it is a party; (ii) perform its covenants and obligations thereunder; and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Transactions;

•	the necessary approval of the Innovid Board;
•	the inapplicability of anti-takeover statutes to the Merger Agreement, the Support Agreements, the Merger and the other Transactions;
•	the requisite vote of Innovid stockholders to adopt the Merger Agreement and consummate the merger;
•
the absence of any conflict or violation of any organizational documents of Innovid, certain existing contracts of Innovid and its Subsidiaries, applicable Laws to Innovid or its Subsidiaries, the resulting creation of any lien upon the properties or assets (including intangible assets) of Innovid or its Subsidiaries, or the arising of any person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of any member of Innovid or its Subsidiaries or any of their respective assets or properties due to the execution and delivery of the Merger Agreement and performance thereof;

•	required consents, approvals and regulatory filings in connection with the execution and delivery of the Merger Agreement, the performance thereof and the consummation of the Merger;
•	the capital structure of Innovid as well as the ownership and capital structure of its Subsidiaries;
•	the accuracy and completeness of Innovid’s SEC filings;
•	Innovid’s financial statements;
•	Innovid’s disclosure controls and procedures;
•	Innovid’s internal accounting controls and procedures, including the absence of any material, written unresolved complaint, allegation, assertion or claim regarding such procedures;
•	the absence of specified undisclosed liabilities and estimated transaction expenses;
•	the conduct of the business of Innovid and its Subsidiaries in the ordinary course and the absence of any Company Material Adverse Effect, in each case, since January 1, 2024;
•
the existence and enforceability of specified categories of Innovid’s and its Subsidiaries’ material contracts, and any notices with respect to termination, material breaches or intent not to renew those material contracts therefrom;

•	real property leased or subleased by Innovid and its Subsidiaries;
•	trademarks, patents, copyrights and other intellectual property matters;
•	information technology systems;
•	data security and privacy matters;
•	tax matters;
•	employee benefit plans and the granting of Innovid Options and Innovid RSUs;
•	labor matters;
•	Innovid’s and its Subsidiaries’ compliance with Laws since January 1, 2022 and possession of necessary permits;
•	sanctions matters;
•	legal proceedings and orders and rulings of governmental authorities;
•	insurance matters;
•	the absence of any contracts or transaction between Innovid or any of its Subsidiaries and any affiliate or related person;
•	the payment of fees to brokers in connection with the Transactions;
•	the rendering of Evercore’s fairness opinion to the Innovid Board;
•	anti-corruption Laws matters;
•	environmental Laws matters; and
•	Innovid or any of its Subsidiaries being a non-TID U.S. business.
In the Merger Agreement, the Buyer Parties made customary representations and warranties to Innovid that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, good standing and authority and qualification to conduct business with respect to the Buyer Parties and availability of the organizational documents of the Buyer Parties;
•	the Buyer Parties’ power and authority to enter into and perform the Merger Agreement and each Ancillary Agreement to which each Buyer Party is a party;

•
the absence of any conflict or violation of the Buyer Parties’ organizational documents, existing contracts, applicable Laws or the resulting creation of any lien upon the Buyer Parties’ properties or assets due to the execution and delivery of the Merger Agreement and each Ancillary Agreement to which each Buyer Party is a party and performance thereof;

•	required consents and regulatory filings in connection with the Merger Agreement and each Ancillary Agreement to which each Buyer Party is a party and performance thereof;
•	the absence of legal proceedings and orders;
•	lack of ownership of capital stock of Innovid;
•	the payment of fees to brokers in connection with the Transactions;
•	the operations of the Merger Sub;
•	the absence of any required vote or approval of holders of voting interests in the Parent;
•
the absence of agreements (other than those contemplated by the Merger Agreement) between the Buyer Parties or any of their respective affiliates, and members of the Innovid Board or Innovid and its Subsidiaries’ management;

•	matters with respect to Parent’s financing, Parent Closing Account and sufficiency of funds;
•	the absence of exclusive arrangements entered into by the Buyer Parties or any of their respective affiliates in connection with the Merger;
•	the solvency of the Surviving Corporation as of immediately after the Effective Time and after giving effect to the Merger;
•	the accuracy of information supplied by the Buyer Parties; and
•	the exclusivity and terms of the representations and warranties made by Innovid.
The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, except (1) as expressly contemplated by the Merger Agreement or required by applicable Law, (2) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), or (3) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Innovid will, and will cause each of its Subsidiaries to:
•
use its respective commercially reasonable efforts to (i) conduct its business and operations in the ordinary course of business, consistent with past practice, in all material respects, (ii) preserve intact its current business organizations and (iii) preserve its current relationships with material suppliers, customers, vendors, distributors, partners, lessors, licensees, creditors, contractors and other persons having material business relationships with Innovid and its Subsidiaries.

In addition, Innovid has also agreed that, except (1) as expressly contemplated by the Merger Agreement or required by applicable Law, (2) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), or (3) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Innovid will not, and will not permit any of its Subsidiaries to, among other things:
•	amend, or propose to adopt any amendments to, the organizational documents of Innovid and its Subsidiaries;
•
make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly owned Subsidiary of Innovid either to Innovid or any other wholly owned Subsidiary of Innovid;

•
enter into a contract that would be a Material Contract or Lease if entered into prior to November 21, 2024, or modify, amend, terminate or waive any material right under, any Material Contract or Lease, in each case other than in the ordinary course of business or as permitted under the Merger Agreement;

•	propose or adopt a plan to liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize;
•
authorize for issuance, issue, sell, encumber, deliver, grant options or rights to purchase or receive, pledge, dispose of or deliver or agree or commit to issue, sell or deliver any capital stock of Innovid, except upon the exercise or settlement of, Innovid Options, Innovid RSUs or Innovid Warrants;

•
reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of capital stock of Innovid or any of its Subsidiaries, except for (i) the acquisitions of Innovid Common Stock in connection with the surrender of Innovid Common Stock by holders of Innovid Options in order to pay the exercise price of such Innovid Options; (ii) the withholding of Innovid Common Stock to satisfy tax obligations incurred in connection with the exercise of Innovid Options and the settlement of Innovid RSUs; or (iii) the acquisition of Innovid Options and Innovid RSUs in connection with the forfeiture of such awards;

•
incur or assume any indebtedness, issue any debt securities or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, except with respect to obligations of any Subsidiaries of Innovid, except for (i) trade payables, obligations pursuant to business credit cards and liabilities pursuant to or in connection with letters of credit or bank’s acceptances or similar items incurred in the ordinary course of business (ii) obligations incurred pursuant to Innovid’s loan and security agreement (or replacements thereof on comparable or then-market terms) not to exceed $1,000,000 in the aggregate, and (iii) intercompany loans or advances between or among Innovid and its Subsidiaries;

•
make any loans, advances or capital contributions to, or investments in, any other person except for (i) prepayments and deposits paid to suppliers and other business counterparties of Innovid and its Subsidiaries in the ordinary course of business, (ii) trade credit extended to customers of Innovid and its Subsidiaries in the ordinary course of business, (iii) advances or other payments among Innovid and its Subsidiaries (iv) advances to employees, officers or directors of Innovid or its Subsidiaries for business-related out-of-pocket expenses in the ordinary course of business in compliance in all material respects with policies of Innovid and its Subsidiaries related thereto;

•	make, authorize, enter into any commitment for or incur any new capital expenditures in an amount in excess of $200,000 individually or $500,000 in the aggregate;
•
(i) lease, license, sell, transfer, assign, allow to lapse, or otherwise dispose of, or subject to any liens (other than permitted liens) any material Innovid Intellectual Property, other than granting non-exclusive licenses in the ordinary course of business to customers or service providers; (ii) disclose to any third person any material Trade Secrets of Innovid and its Subsidiaries, except pursuant to reasonably protective written confidentiality agreements entered into in the ordinary course of business or (iii) subject any Innovid products or proprietary software to any Copyleft Terms;

•
license, sell, transfer, assign or otherwise dispose of any material assets, rights or properties (other than Innovid Intellectual Property), other than (i) the sale or lease of goods and services to customers in the ordinary course of business; (ii) the sale or other disposition of assets or equipment deemed by Innovid in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) transactions among Innovid and its Subsidiaries or among its Subsidiaries or (iv) pursuant in connection with financing transactions permitted under the Merger Agreement;

•
except pursuant to an Employee Plan (as defined in the Merger Agreement) in effect on the date of the Merger Agreement or as may be required by applicable Law, (i) enter into, adopt, amend or terminate any Employee Plan or other plan, program, agreement or arrangement that would constitute a material Employee Plan if in effect on the date of the Merger Agreement, except for annual renewals of any Employee Plan providing health and welfare benefits in the ordinary course of business; (ii) increase the compensation of any director, officer, employee, individual consultant or other individual service provider of Innovid and its Subsidiaries, other than increases to any such individuals in the ordinary course of business that do not exceed 20% individually or 3.5% in the aggregate; (iii) pay any special bonus to any director, officer, employee, individual consultant or other individual service provider of Innovid and its Subsidiaries; (iv) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor or other individual service provider of Innovid and its Subsidiaries; (v) grant any new awards under any Employee Plan; (vi) amend, modify or accelerate the vesting of any outstanding award under any Employee Plan, (vii) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan, (viii) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (ix) forgive any loans, or issue any loans (other than routine travel advances issued in the ordinary course of business) to any employees, directors, officers, or contractors of Innovid and its Subsidiaries, or (x) (A) hire or engage any new officer of Innovid, other than as needed to replace an officer of Innovid whose employment terminates for any reason or (B) hire or engage any new employee or individual consultant, in either case, with respect to this subclause (x), except in the ordinary course of business with respect to employees and individual consultants who are not executive officers of Innovid or the Rollover Stockholder and whose annual base compensation does not exceed $180,000 or to replace a departed officer, employee or individual where the annual compensation of such replacement officer, employee or individual consultant, as the case may be does not materially exceed the annual compensation of the individual being replaced;
•
take any action that would constitute a “Mass Layoff” or “Plant Closing” of employees of Innovid or its Subsidiaries within the meaning of, or would otherwise trigger notice requirements or liability under, the WARN Act;

•
settle, release, waive or compromise any pending or threatened material litigation involving Innovid and its Subsidiaries, except for the settlement of any legal proceeding or other claim that is (i) solely for monetary payments of, net of insurance recovery, no more than $500,000 in the aggregate and that does not involve any admission of wrongdoing, or (ii) settled in compliance with the terms of the Merger Agreement;

•	make any material change accounting principles or methods of financing accounting, except as required by GAAP or applicable law;
•
(i) make (other than in the ordinary course of business), revoke or change any material tax election, (ii) settle or compromise any material tax claim or assessment or surrender any right to claim a material tax refund, (iii) change any material tax accounting method, (iv) enter into any closing agreement with respect to any material taxes, (v) except for requests for extensions of time to file tax returns, in the ordinary course of business, grant or request a waiver or extension of any limitation on the period for audit and examination or assessment and collection of any material tax, or (vi) amend any material tax return;

•
engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of Innovid or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•
acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material portion thereof or material equity interest therein or enter into any contract that involves a joint venture entity, limited liability company or legal partnership (excluding commercial agreements that do not involve the formation of an entity with any third person);

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;
•
enter into or amend any contract with any broker, finder, investment banker or other person under which such person is or may be entitled to any brokerage, finder’s or other similar fee or commission (whether in connection with the Transactions or otherwise); or

•	enter into, authorize any of or agree or commit to enter into a contract to do any of the foregoing.

Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means any confidentiality agreement to which Innovid is a party (i) containing terms no less restrictive in any material respect on Innovid’s counterparty (and its affiliates and representatives) than those contained in the Confidentiality Agreement, (ii) that does not contain terms that restrict Innovid’s ability to comply with its obligations under the Merger Agreement and consummate the Transactions and (iii) that does not contain any provision requiring Innovid or its Subsidiaries to pay or reimburse the counterparty’s fees, costs or expenses of any nature, except that such confidentiality agreement (x) need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal and (y) may contain such changes specifically necessary in order for Innovid and its Subsidiaries to be able to comply with its obligations under the Merger Agreement.
“Acquisition Proposal” means any inquiry, bid, indication of interest, request for information, offer or proposal (other than by the Buyer Parties) relating to an Acquisition Transaction.
“Acquisition Transaction” means any transaction or series of related transactions (other than any of the transactions contemplated by the Merger Agreement between Innovid and the Buyer Parties) involving:
•
any direct or indirect purchase or other acquisition (or any joint venture or other arrangement having the same economic effect as an acquisition or purchase) by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties or their affiliates or any group that includes the Buyer Parties or their affiliates), whether from Innovid or any other person(s), of securities representing more than 15% of the total outstanding equity securities of Innovid (or more than 15% of the respective voting power thereof) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding equity securities of Innovid (or more than 15% of the respective voting power thereof) after giving effect to the consummation of such tender or exchange offer or other transaction;

•
any direct or indirect purchase or other acquisition (or any joint venture or other arrangement having the same economic effect as an acquisition or purchase) by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties or their affiliates or any group that includes the Buyer Parties or their affiliates) of assets constituting or accounting for more than 15% of the consolidated assets (measured by the fair market value thereof as of the date of such purchase or other acquisition), revenue or net income of Innovid and its Subsidiaries, taken as a whole;

•
any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving Innovid pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties or their affiliates or any group that includes the Buyer Parties or their affiliates) would beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) securities representing more than 15% of the total equity securities of Innovid (or more than 15% of the respective voting power thereof) after giving effect to the consummation of such transaction; or

•	any combination of the foregoing.
“Alternative Acquisition Agreement” means any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.
“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction, that (i) was not solicited in breach of the no-shop provisions of the Merger Agreement (as described below) and (ii) is on terms that the Innovid Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing), the identity of the person making the proposal and other aspects of the Acquisition Proposal that the Innovid Board deems relevant, and if consummated, would reasonably be expected to be more favorable, from a financial point of view, to

Innovid Stockholders (in their capacity as such) than the Merger (taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
No-Shop Period
From November 21, 2024 (the “No-Shop Period Start Date”) and continuing until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Innovid will (i) cease, and will cause its Subsidiaries and its and their directors, officers and employees to cease, and will use its reasonable best efforts to cause all of its other Representatives to cease, and cause to be terminated any solicitations, facilitation, discussions, encouragement or negotiations with any person (other than Parent, Merger Sub, the Financing Sources and their respective representatives) in connection with any Acquisition Proposal or any other proposal, offer, inquiry or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) promptly, and in any event within two business days, request the prompt return or destruction of all non-public information concerning Innovid or its Subsidiaries furnished to any such person with whom a confidentiality agreement with respect to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to lead to, an Acquisition Transaction or Acquisition Proposal was entered into, or furnished to such person’s representatives or financing sources, and use its commercially reasonable efforts to have such information returned or destroyed (iii) cease providing any further information with respect to Innovid or any Acquisition Proposal to any such person or its affiliates, representatives or financing sources and (iv) terminate all access granted to any such person (other than Parent, Merger Sub, the Financing Sources and their respective Representatives) and its affiliates, financing sources or representatives to any physical or electronic data room.
In addition, from the No-Shop Period Start Date until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, Innovid and its Subsidiaries will not, and will cause its Subsidiaries, directors, officers and employees not to, and will use its reasonable best efforts to cause all of its other Representatives (in their capacity as such) not to:
•
solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•
furnish to any person (other than to Parent, Merger Sub, the Financing Sources and their respective representatives) any information relating to Innovid and its Subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Innovid and its Subsidiaries (other than to Parent, Merger Sub, the Financing Sources and their respective representatives), in any such case with the intent to induce, or that would reasonably be expected to, solicit or induce, the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal;

•
participate or engage in discussions or negotiations with any person (other than Parent, Merger Sub, the Financing Sources and their respective representatives) in a manner to induce, encourage or facilitate an Acquisition Proposal (except, in each case, to notify such person that the no-shop provisions of the Merger Agreement prohibit any such discussions or negotiations);

•	approve, endorse or recommend any offer or proposal that constitutes an Acquisition Proposal;
•	enter into any Alternative Acquisition Agreement; or
•	authorize or commit to do any of the foregoing.
Notwithstanding these restrictions, at any time from the No-Shop Period Start Date until the time the Requisite Stockholder Approval are obtained, Innovid and the Innovid Board may directly or indirectly, participate or engage in discussions or negotiations with, furnish any non-public information relating to Innovid and its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Innovid and its Subsidiaries solely pursuant to, and only following execution of, an Acceptable Confidentiality Agreement to any person or its representatives that has made or delivered to Innovid a bona fide written Acquisition Proposal after November 21, 2024, and solely to the extent that (i) such Acquisition Proposal did not result from a breach of the non-solicitation covenants of the Merger Agreement, (ii) the Innovid Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and (iii) prior to taking such action, the Innovid Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by the above would be inconsistent with its fiduciary duties pursuant to applicable Law. Innovid must promptly (and in any event within 24 hours thereafter) make available to Parent and its Representatives, as applicable, any non-public information that is provided to any such person or its affiliates or representatives that was not previously made available to Parent.
Innovid is not entitled to terminate the Merger Agreement for the purpose of entering into an Alternative Acquisition Agreement, unless it complies with certain procedures in the Merger Agreement and pays a termination fee to Parent, as described in the subsection below captioned “—Company Termination Fee.”
Recommendation Changes
As described above, and subject to the provisions described below, the Innovid Board has made the recommendation that Innovid stockholders vote “FOR” the Merger Proposal. The Merger Agreement prohibits the Innovid Board (or a committee thereof) from effecting a Recommendation Change (as defined below) except as described below.
•	Prior to obtaining the Requisite Stockholder Approval, the Innovid Board (or a committee thereof) may not take any of the following actions (any such action, a “Recommendation Change”):
•
withhold or withdraw (or amend, qualify or modify in any manner adverse to Parent), or publicly propose to withhold or withdraw (or amend, qualify or modify in any manner adverse to Parent) the Innovid Board Recommendation;

•
adopt, authorize, approve, agree to, accept, endorse, recommend, submit to a vote of the Innovid Stockholders or otherwise declare advisable (or publicly propose to do any of the foregoing) an Acquisition Proposal;

•
fail to publicly reaffirm the Innovid Board Recommendation within five business days after Parent so requests in writing (or, if earlier, by the second business day prior to the then-scheduled Innovid Stockholder Meeting), it being understood that Innovid will have no obligation to make such reaffirmation on more than one occasion with respect to any specific Acquisition Proposal and on more than one occasion with respect to each material modification thereof;

•
make any recommendation or public statement in connection with a tender or exchange offer or publicly disclosed Acquisition Proposal, or fail to publicly reaffirm the Innovid Board Recommendation reasonably promptly after the launch of a tender or exchange offer or public disclosure of an Acquisition Proposal prior to the earlier of (i) ten business days after commencement or disclosure thereof, and (ii) the second business day prior to the then-scheduled Innovid Stockholder Meeting or the date of commencement or disclosure thereof if commenced or disclosed after the second business day prior to the then scheduled Innovid Stockholder Meeting, other than a recommendation against such offer or a “stop, look and listen” communication by the Innovid Board (or a committee thereof) to the Innovid stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication which is not otherwise a Recommendation Change);

•	fail to include the Innovid Board’s recommendation in this proxy statement when disseminated to the Innovid Stockholders; or
•	resolve, agree or publicly propose any of the foregoing actions.
•
Notwithstanding the restrictions described above, prior to obtaining the Requisite Stockholder Approval, other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Innovid Board (or a committee thereof) may effect a Recommendation Change if (1) there has been an Intervening Event (as defined below) or (2) the Innovid Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and only if: Innovid has provided prior written notice to Parent at least four business days (the “Event Notice Period”) in advance of such Recommendation Change to the effect that the Innovid Board (or a committee thereof) has (A) so determined, and (B) resolved to effect a Recommendation Change pursuant to the Merger Agreement, which notice must specify the basis for such Recommendation Change, including a description of the applicable Intervening Event in reasonable detail;
•
prior to effecting such Recommendation Change, Innovid and its representatives, during the Event Notice Period, must have (A) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate), including providing Parent’s outside legal counsel the opportunity to discuss with Innovid’s outside legal counsel such adjustments to the terms and conditions of the Merger Agreement and/or the Financing Commitments that would permit the Innovid Board to determine that the failure to make a Recommendation Change in response to such Intervening Event would no longer be inconsistent with the Innovid Board’s fiduciary duties pursuant to applicable Law, and (B) taken into account any adjustments to the terms and conditions of the Merger Agreement and/or the Financing Commitments proposed by Parent and other information provided by Parent in response to the notice described in the recommendation change provisions of the Merger Agreement; and

•
following such Event Notice Period, the Innovid Board (or a committee thereof) (after consultation with its outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and/or the Financing Letters (as defined in the Merger Agreement)) shall have determined in good faith that the failure of the Innovid Board to make such a Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, Innovid will be required to deliver a new written notice to Parent and to comply with the requirements of the recommendation change provisions of Merger Agreement with respect to such new written notice (it being understood that the “Event Notice Period” in respect of such new written notice will begin a new two business day period).

•
In addition, prior to obtaining the Requisite Stockholder Approval, if Innovid has received a bona fide Acquisition Proposal after the No-Shop Period Start Date that has not been withdrawn and that the Innovid Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Innovid Board may effect a Recommendation Change with respect to such Acquisition Proposal or authorize Innovid to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal substantially concurrently with the termination of the Merger Agreement; provided, however, that the Innovid Board shall not take any of the foregoing actions unless:

•
The Innovid Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

•	Innovid and its Subsidiaries and their representatives have complied in all material respects with the requirements of and their obligations pursuant to no-shop provisions of the Merger Agreement;
•
Innovid has provided prior written notice to Parent at least four business days (the “Proposal Notice Period”) in advance to the effect that the Innovid Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn, (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal, and (C) resolved to effect a Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Recommendation Change or termination, including the identity of the person or “group” of persons such Acquisition Proposal, and all the material terms and conditions of the Acquisition Proposal which enabled the Innovid Board to make the determination that such Acquisition Proposal constitutes a Superior Proposal and, to the extent not already provided, copies of all relevant documents relating to such Acquisition Proposal;

•
prior to effecting such Recommendation Change or termination, Innovid and its representatives, during the Proposal Notice Period, must have (1) negotiated with Parent and its representatives in good faith (to the extent that Parent desires to so negotiate), including providing Parent’s outside legal counsel the opportunity to discuss with Innovid’s outside legal counsel such adjustments to the terms and conditions of the Merger Agreement and/or the Financing Commitments that would permit the Innovid Board to determine that such Acquisition Proposal would cease to constitute a Superior Proposal and (2) taken into account any adjustments to the terms and conditions of the Merger

Agreement and/or the Financing Commitments proposed by Parent and other information provided by Parent during the Proposal Notice Period; provided, however, that in the event of any material modifications, revisions, updates or supplements to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), Innovid must deliver a new written notice to Parent and to comply with the foregoing requirements with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will begin a new two business day period);
•
following the end of the applicable Proposal Notice Period, the Innovid Board (or a committee thereof) (after consultation with its outside legal counsel) concludes in good faith (after taking into account any such revisions to the terms and conditions of the Merger Agreement and/or the Financing Commitments proposed by Parent and any other information provided by Parent) that such Acquisition Proposal continues to be a Superior Proposal and that the failure of the Innovid Board to make such a Recommendation Change or to terminate the Merger Agreement would be inconsistent with its fiduciary duties pursuant to applicable Law; and

•
solely in the event of any termination of the Merger Agreement in order to cause or permit Innovid and its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal which constitutes a Superior Proposal, Innovid will have validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, and complied with its obligation to pay to Parent the Company Termination Fee (as defined in the Merger Agreement and described below).

If Parent terminates the Merger Agreement prior to the adoption of the Merger Agreement by Innovid stockholders because the Innovid Board (or a committee thereof) has effected a Recommendation Change, then Innovid must promptly (and in any event within three business days) pay to Parent (as designated by Parent) a Company Termination Fee of $17,000,000. If Innovid terminates the Merger Agreement prior to the adoption of the Merger Agreement by Innovid stockholders because Innovid has received a Superior Proposal, the Innovid Board (or a committee thereof) has authorized Innovid to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal (with respect to which Innovid has complied with the terms of the no-shop provisions of the Merger Agreement), Innovid must pay to Parent (as designated by Parent) the Company Termination Fee of $17,000,000 prior to or concurrently with, and as a condition to, such termination.
For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any positive material event, fact or development or material change in circumstances with respect to Innovid that was not actually known to, or reasonably foreseeable by the Innovid Board as of the date of the Merger Agreement; provided, however, that in no event shall the following events, facts, developments or changes in circumstances constitute an Intervening Event: (i) the receipt, existence or terms of any Acquisition Proposal or any offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) changes in the price or trading volume of Innovid Common Stock or Innovid Warrants or (iii) the fact, in and of itself, that Innovid and its Subsidiaries meet or exceed (x) any public analyst estimates or expectations of Innovid’s revenue, earnings or other financial performance or results of operations for any period or (y) any internal projections or forecasts of its revenues, earnings or other financial performance (it being understood that the underlying cause of any of the foregoing in clauses (x) or (y) may be considered and taken into account).
Employee Matters
Immediately following the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of Innovid and its Subsidiaries as of the Effective Time. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of the employee) the Surviving Corporation and its Subsidiaries will provide each employee employed by Innovid or its Subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”) with (1) base salary (or base wages, as the case may be) and annual cash bonus opportunity that is no less than the base salary (or base wages, as the case may be and annual cash bonus opportunity), as applicable, provided to such Continuing Employee immediately prior to the Effective Time; provided that the foregoing shall not restrict the Innovid Board from adjusting performance metrics applicable to such bonus opportunity (but not the target amount of such bonus opportunity) following the Closing to give effect to the Merger and the integration of Innovid with Parent, and (2) employee benefits (excluding equity compensation, long-term incentive compensation, retention and severance) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time.

To the extent that a benefit plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will generally cause to be granted to such Continuing Employee credit for service with Innovid or its Subsidiaries prior to the Effective Time for all purposes, except that such service need not be credited to the extent that it would result in duplication of coverage, benefits or compensation and no service shall be required to be credited under any plan that provides for defined benefit pension or retiree welfare benefits. In addition, the Surviving Corporation will use commercially reasonable efforts to ensure that: (1) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all group welfare benefit plans sponsored by the Surviving Corporation and its Subsidiaries to the extent that coverage pursuant to any such group welfare benefit plans (the “New Plan”) replaces coverage previously provided under a comparable group welfare employee benefit plan in which such Continuing Employee participated immediately before the Effective Time and (2) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, the Surviving Corporation will use commercially reasonable efforts to cause all waiting periods, preexisting condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and the Surviving Corporation will use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
Parent acknowledges that a “change in control” (or similar phrase) within the meaning of each applicable Employee Plan (including the Innovid, Inc. Executive Change in Control Severance Plan) will occur at or prior to the Effective Time, as applicable.
Regulatory Efforts
Under the Merger Agreement, Parent, Merger Sub and Innovid agreed to use their respective reasonable best efforts to take (or cause to be taken) all actions, do (or cause to be done) all things and assist and cooperate with the other parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective the Merger, as promptly as practicable, the Transactions, including: (1) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities, and (2) making all registrations, declarations and filings with governmental authorities, in each case, that are necessary or advisable to consummate the Merger.
The parties filed a notification and report form with the FTC and DOJ on December 13, 2024. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms, unless extended, or the early termination of that waiting period. The waiting period under the HSR Act expires at 11:59 p.m., Eastern time, on January 13, 2025. No Party will (or will permit any of its Affiliates, as applicable, to) withdraw its filing, or commit to or agree with any governmental authority to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed).
Parent and Merger Sub, on the one hand, and Innovid (and its subsidiaries, if applicable) have each agreed to use its respective reasonable best efforts to (1) cooperate and coordinate with the other in the making of such filings; (2) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (3) supply (or cause to be supplied) any additional information that may be required or reasonably requested by the FTC or the DOJ; and (4) (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act; and (b) obtain any required consents pursuant to the HSR Act, in each case as promptly as practicable and, in any event, prior to the Termination Date of May 21, 2025, as may be extended pursuant to the Merger Agreement. If any Party receives a request for additional information or documentary material (the “Second Request”) from any governmental authority with respect to the Merger pursuant to the HSR Act, then such Party will use reasonable best efforts to make (or cause to be made) as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request within five (5) months of receipt of the Second Request. Parent will be solely responsible for and pay all filing fees payable to any governmental authority under any antitrust Law.

Each Buyer Party will, on the one hand, and Innovid (and its subsidiaries, if applicable), on the other hand, agrees to use, and to cause each of their respective subsidiaries to use, reasonable best efforts to take all actions necessary to avoid or eliminate each and every impediment, obtain all consents and make all filings under any antitrust laws that may be required or requested by any foreign or U.S. federal, state or local governmental authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the transactions contemplated by this Agreement, including the Merger, as promptly as practicable, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of (or limiting the freedom of action with respect to) such assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement as promptly as practicable.
Further, Parent will, and will cause its subsidiaries to, use reasonable best efforts in order to ensure that (1) no requirement for any non-action by or consent or approval of any foreign or U.S. governmental authority with respect to any antitrust laws, (2) no decree, judgment, injunction, temporary restraining order or any other order in any suit or proceeding with respect to any antitrust laws, and (3) no other matter relating to any antitrust laws, in each case of clauses (1), (2) and (3), would preclude consummation of the Merger by the Termination Date. If any legal proceeding is brought challenging any of the transactions contemplated hereby as violative of any antitrust laws, each of the Parties will use reasonable best efforts to contest, resist and defend against such legal proceeding, in order to avoid the entry of, or seek to have vacated, reversed or terminated, any order (whether temporary, preliminary or permanent) that would restrain, enjoin, prohibit or delay the consummation of the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, in no event will any of the Buyer Parties or their Affiliates be required to take, and Innovid will not take without the prior written consent of Parent, any actions required by any governmental authority in connection with obtaining approval for the Merger under antitrust laws that would be material to the business, operations or financial condition of the combined business of Parent, Innovid and their respective subsidiaries, taken as a whole after giving effect to the Transactions (collectively, a “Burdensome Condition”). Notwithstanding anything in the Merger Agreement to the contrary and for the avoidance of doubt, nothing in the Merger Agreement will require the taking of any action by, including the offering of any remedy with respect to, the CVC Network.
None of Innovid or any of the Buyer Parties or their respective subsidiaries will take any action that would reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Merger, including by (1) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consent of any governmental authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (2) materially increasing the risk of any governmental authority entering an order prohibiting the consummation of the Merger; or (3) materially increasing the risk of not being able to remove any such order on appeal or otherwise.
Indemnification and Insurance
The Merger Agreement provides that, for a period of six years from and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor and fulfill, in all respects, the obligations of Innovid and its Subsidiaries pursuant to any indemnification agreements between Innovid or any of its Subsidiaries and current or former directors or officers (and any person who becomes a director or officer of Innovid or any of its Subsidiaries prior to the Effective Time), for any acts or omissions by such indemnified persons occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will maintain the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in the certificates of incorporation, bylaws and other organizational documents of Innovid and its Subsidiaries as of the date of the Closing. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable Law.
In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of Innovid and its Subsidiaries (and any person who becomes a director or officer of Innovid or any of its Subsidiaries prior to the Effective Time), to the fullest extent permitted by Law or pursuant to any indemnification agreements with Innovid and its Subsidiaries in effect on the date of the Closing, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any actual or threatened Legal proceeding or other matter, whether civil, criminal, administrative or investigative, to the extent that such actual or threatened legal proceeding or other matter is based on, arising out of or relating to the fact that such person is or was a director, officer, member, manager or employee of Innovid or its Subsidiaries or such person is or was serving at the request of or with the knowledge and consent of Innovid and its Subsidiaries as a director, officer, member, manager or fiduciary of any other person and based on, arising out of or relating to any act, omission, fact, circumstance or other matter occurring or existing on or prior the Effective Time. Parent shall cause the Surviving Corporation and its Subsidiaries to advance such costs, fees and expenses incurred by or on behalf of the indemnified persons on a current basis (but no later than thirty days after the submission of invoices) to the fullest extent permitted by applicable Law to repay such advances if it is determined in a final and non-appealable adjudication of a court of competent jurisdiction that such indemnified person is not entitled to indemnification.
In addition, the Merger Agreement requires the Surviving Corporation to, and Parent to cause the Surviving Corporation to, maintain, on terms that are equivalent to those of Innovid’s directors’ and officers’ liability, employment practices liability and fiduciary liability insurance in effect as of the Closing, for a period of six years commencing at the Effective Time. The Surviving Corporation will not be required to pay annual premiums for such policy in excess of 300% of the aggregate annual premiums currently paid by Innovid for its last full fiscal year, and if the premium for such insurance coverage would exceed such amount, the Surviving Corporation is obligated to obtain the greatest coverage available for a cost not exceeding such amount.
The Merger Agreement permits Innovid to purchase a prepaid six-year “tail” policy on terms that are no less favorable than those of Innovid’s directors’ and officers’ liability insurance policies as in effect as of the Closing, so long as the aggregate premium for such “tail” policy does not exceed 300% of the amount paid by Innovid for coverage for its last full fiscal year, and if the premium for such insurance coverage would exceed such amount, the Surviving Corporation shall obtain the most coverage available for a cost not exceeding such amount.
For more information, please refer to the section of this proxy statement captioned “The Merger—Interests of Executive Officers and Directors of Innovid in the Merger.”
Other Covenants
Stockholders’ Meeting
Innovid has agreed to take all necessary action (in accordance with applicable Law, NYSE rules and Innovid’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the mailing of this proxy statement for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger.
Transaction Litigation
Prior to the Effective Time, Innovid will: (1) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement or the Merger, (2) keep Parent reasonably informed on a current basis with respect to status thereof (and furnish Parent with copies of communications received or documents filed), (3) consult with Parent on, and consider in good faith all of Parent’s comments to, all filings, pleadings and responses proposed to be filed or submitted by or on behalf of Innovid prior to such filing or submission, (4) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation, including by giving Parent the opportunity to attend and participate in any external meetings and (5) consult with Parent with respect to the proposed strategy, material actions and significant decisions (including relating to defense, settlement and prosecution) with respect to any such litigation. Innovid may not compromise or settle, or agree to compromise or settle, any such litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).
Equity Financing
Subject to the terms and conditions of the Merger Agreement, the Buyer Parties (together with any of Parent’s affiliates or Subsidiaries, as applicable) shall:
•
not, without Innovid’s prior written consent, agree to or permit any termination of or amendment, supplement, replacement, restatement or modification to be made to, or grant any waiver of any provision under, (i) the Equity Commitment Letters or (ii) the Debt Commitment Letter or the Redacted Fee Letter (as defined in the Merger Agreement) if such termination, amendment, supplement, modification or waiver would: (a) reduce the aggregate amount of the Equity Financing and Debt Financing such that, after drawing upon or using available amounts contained in the Parent Closing Accounts (as defined in the Merger Agreement), Parent or Merger Sub, as applicable, would not have sufficient available funds necessary to pay the required amounts on the Closing Date; (b) impose new or additional conditions precedent to the availability of the Debt Financing or expand, amend or modify any of the existing conditions precedent to the Debt Financing, in each case in a manner that would reasonably be expected to make the funding of the Debt Financing less likely to occur or materially hinder, delay or prevent the Closing; (c) adversely affect the ability of the Parent to enforce its rights against the other parties to the Debt Financing Commitment or the Redacted Fee Letters; or (d) otherwise reasonably be expected to materially hinder, delay or prevent the Closing;
•
promptly deliver to Innovid copies of any written amendment, amendment and restatement, replacement, modification, supplement, consent or wavier to or under any Debt Commitment Letter promptly upon execution thereof;

•	upon Innovid’s reasonable written request, keep Innovid informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing;
•
not take any action that could reasonably be expected to materially delay or prevent the consummation of the Debt Financing or Equity Financing on the Closing Date (after taking into account any available Equity Financing and available amounts contained in the Parent Closing Accounts); and

•
maintain the Parent Closing Accounts and, until the earlier of (i) the valid termination of the Merger Agreement in accordance with its terms and (ii) the Closing and the payment in full of the Required Amount (as defined in the Merger Agreement), ensure and be responsible that the Parent Closing Accounts contain, in the aggregate, $125,000,000 in the form of freely usable unrestricted cash.

Debt Financing
Prior to the Closing Date, Innovid will use its commercially reasonable efforts to provide, and will cause its Subsidiaries and its and their respective personnel to use their commercially reasonable efforts to cause its and their respective representatives to, use reasonable best efforts to provide, to Parent and Merger Sub, with necessary, advisable or customary cooperation as is reasonably requested by Parent in connection with the arrangement of the Debt Financing. Innovid’s obligations include reasonably assisting with the marketing efforts for the Debt Financing (including the preparation of customary marketing materials), providing reasonable assistance in connection with the preparation, execution and delivery of definitive financing documents for the Debt Financing, pledging and granting of security interests in the property of Innovid (provided, that such security interests will be conditioned upon or will become operative as of or after the Closing), providing documentation and other information as is reasonably requested under applicable “know your customer” and anti-money laundering rules and regulations, delivering notices of prepayment within the time periods required by the Repaid Indebtedness to be delivered at the Closing and taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent or any Financing Sources to permit the consummation of the Debt Financing; provided, that no such actions will be required to be effective prior to the Closing; provided further, that:
•
in no event shall Innovid or any of its Subsidiaries be required to provide any such cooperation to the extent it would interfere unreasonably with the ongoing operations of Innovid and its Subsidiaries;

•
in no event shall Innovid or any of its Subsidiaries or any of their respective representatives be required to incur any liability or obligation on account of the Debt Financing until the Closing Date and that is not contingent on the Closing;

•
in no event shall Innovid or any of its Subsidiaries be required to pay any commitment or other fee, enter into any definitive agreement relating to the Debt Financing Commitments or agree to provide any indemnity in connection with the Financing that, in each case, is not effective or conditioned, as applicable, upon the Closing or that would not terminate without liability to Innovid or any of its Affiliates upon the termination of the Merger Agreement;

•
nothing in the Merger Agreement shall require any action that would conflict with, violate or result in a breach of or a default under Innovid’s or any of its Subsidiaries’ organizational documents or any applicable Laws or result in, prior to the Closing Date, the contravention of any material contract of Innovid or its Subsidiaries;

•
neither Innovid or its Subsidiaries nor any persons who is a director, officer or employee of Innovid or its Subsidiaries shall be required to pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or, execute any Debt Financing Commitment or contract prior to the occurrence of the Closing in connection with the Debt Financing (other than customary authorization letters for use in marketing materials for the Debt Financing);

•
none of Innovid, its Subsidiaries or any of their respective representatives shall be required to disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of Innovid, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation;

•
none of Innovid, its Subsidiaries or any of their respective representatives shall be obligated to provide any financial (or other) information that is not produced in the ordinary course of business or cannot be produced or provided without unreasonable cost or expense;

•
none of Innovid, its Subsidiaries or any of their respective representatives shall be required to deliver any legal opinion or accountants’ comfort letters or reliance letters in connection with the Debt Financing;

•	none of Innovid, its Subsidiaries or any of their respective representatives shall be required to take any action other than at Parent’s request and with reasonable prior notice;
•
none of Innovid, its Subsidiaries or any of their respective representatives shall be required to take any action that would cause Innovid or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in the Merger Agreement; and

•
none of Innovid, its Subsidiaries or any of their respective representatives shall be required to take any action that would reasonably be expected to subject any director, officer or employee or stockholder of Innovid or any of its Subsidiaries to actual or potential personal liability.

Parent shall, on the earlier of the Closing Date or the termination of the Merger Agreement pursuant to its terms, promptly, upon request by Innovid, (i) reimburse Innovid and its Subsidiaries, as applicable, for all reasonable and documented out-of-pocket costs and expenses incurred by Innovid or any of its Subsidiaries or their respective Representatives in connection with the cooperation with Debt Financing and (ii) indemnify and hold harmless Innovid, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection with the Financing, in each case other than to the extent any of the foregoing was suffered or incurred as a result of fraud, bad faith, willful misconduct or information provided by or on behalf of Innovid, any of its Subsidiaries or any of their respective Representatives.
Obtaining the Financing or any Alternative Debt Financing (as defined in the Merger Agreement) is not a condition to the Closing. If the Debt Financing has not been obtained, the Buyer Parties will continue to be obligated, until such time as the Merger Agreement is validly terminated in accordance with its terms and subject to the waiver or fulfillment of the closing conditions set forth in the Merger Agreement, to complete the transactions contemplated by the Merger Agreement, including by drawing on the Equity Financing.
Repaid Indebtedness
At the Closing, the Buyer Parties must, on behalf of Innovid and its Subsidiaries, pay, or cause to be paid, all amounts specified in the Payoff Letters (as defined in the Merger Agreement) to fully discharge the then-outstanding obligations under all third-party indebtedness specified in the previously disclosed confidential disclosure letter to the Merger Agreement (other than (a) any contingent indemnification obligations as to which no claim has been asserted and (b) any other obligations which, by their terms, are to survive the termination of any such contract containing such third-party indebtedness) (such indebtedness, collectively, the “Repaid Indebtedness”), in accordance with the payoff letters with respect to such Repaid Indebtedness. Innovid shall deliver, or cause to be delivered, substantially final forms of the Payoff Letters to Parent not less than two business days prior to the Closing Date.

Conditions to the Closing of the Merger
The respective obligations of the Buyer Parties and Innovid to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law, except with respect to the Requisite Stockholder Approval, which are not waivable) of each of the following conditions:
•	Innovid will have received the Requisite Stockholder Approval; and
•
no injunction or other judgment or order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger will be in effect, and no Law will have been enacted, entered, enforced or deemed applicable to the Merger (and be in effect), that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger.

In addition, the obligations of the Buyer Parties to consummate the Merger will be subject to the satisfaction or waiver by Parent (where permitted by applicable Law) of each of the following additional conditions:
•
the representations and warranties of Innovid (other than the representations and warranties in the next two bullets) set forth in the Merger Agreement will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of November 21, 2024, and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except, in each case, for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, have a Company Material Adverse Effect;

•
the representations and warranties of Innovid relating to certain aspects of Innovid’s organization and good standing, corporate power, Innovid Board approval, Innovid’s capital stock, Innovid’s stock reservation, Innovid Options and Innovid RSUs, Innovid’s securities and the absence of brokers (other than Evercore) will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth in the Merger Agreement) in all material respects as of November 21, 2024, and as of the Closing Date as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date);

•
the representations and warranties of Innovid relating to certain aspects of Innovid’s capital stock and Innovid’s securities will be true and correct as of November 21, 2024, and as of the Closing Date as if made at and as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis;

•
Innovid will have performed and complied in all material respects with the covenants and obligations in the Merger Agreement required to be performed or complied with by Innovid at or prior to the Closing;

•	no Company Material Adverse Effect will have occurred on or after November 21, 2024 and be continuing;
•
the Buyer Parties will have received a certificate of Innovid, validly executed for and on behalf of Innovid and in its name by a duly authorized executive officer thereof, certifying that the foregoing conditions to the obligations of the Buyer Parties to consummate the Merger have been satisfied; and

•
the waiting periods, if any, (and any extensions thereof pursuant to an agreement with a governmental authority) applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto will have been obtained without the imposition of a Burdensome Condition.

In addition, the obligation of Innovid to consummate the Merger is subject to the satisfaction or waiver by Innovid (where permitted by applicable Law) of each of the following additional conditions:
•
the representations and warranties of the Buyer Parties set forth in the Merger Agreement will be true and correct as of November 21, 2024 and as of the Closing Date as if made at and as of the Closing Date with the same force and effect as if made on and as of each such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to the Merger Agreement, and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent the consummation of the Merger by the Buyer Parties to fully perform their respective covenants and obligations pursuant to the Merger Agreement;
•
the Buyer Parties will have performed and complied in all material respects with all covenants and obligations in the Merger Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing, provided that, the obligations of the Buyer Parties required to be performed and complied with by the Buyer Parties under the exchange of certificates section of the Merger Agreement will have been performed in all respects;

•
Innovid will have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in their respective names by a duly authorized officer thereof, certifying that the foregoing conditions to the obligations of Innovid to effect the Merger have been satisfied; and

•
the waiting periods, if any, (and any extensions thereof pursuant to an agreement with a governmental authority) applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto will have been obtained.

Termination of the Merger Agreement
The Merger Agreement may only be validly terminated:
at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and Innovid;
by either Innovid or Parent at any time prior to the Effective Time:
•
whether prior to or after the receipt of the Requisite Stockholder Approval, if (i) any injunction or other judgment or order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, restricts, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable, or (ii) any Law has been enacted (and is in effect) that prohibits, restricts, makes illegal or enjoins the consummation of the Merger;

•
whether prior to or after the receipt of the Requisite Stockholder Approval, if the Closing has not occurred by the Termination Date, except that the right to terminate the Merger Agreement will not be available to any party whose material breach of its obligations under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to have occurred prior to the Termination Date; or

•
if Innovid fails to obtain the Requisite Stockholder Approval at the Innovid Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of the Merger Agreement.

by Innovid:
•
prior to the Effective time and whether prior to or after the receipt of the Requisite Stockholder Approval, if any Buyer Party has breached or failed to perform or there is any inaccuracy of any of their respective representations, warranties, covenants or other agreements of any Buyer Party contained in the Merger Agreement, which breach, failure to perform or inaccuracy would result in a failure of a condition to Closing; provided that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, Innovid will not be entitled to terminate the Merger Agreement prior to the delivery by Innovid to Parent of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Innovid’s intention to terminate the Merger Agreement and the basis for such termination, except that Innovid will not be entitled to terminate the Merger Agreement if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) that the right to terminate the Merger Agreement will not be available to Innovid if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition to Closing as of the date of termination;

•
prior to the receipt of the Requisite Stockholder Approval if (i) Innovid has received a Superior Proposal; (ii) the Innovid Board (or a committee thereof) has authorized Innovid to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; (iii) Innovid has complied in all material respects with its obligations under the Merger Agreement with respect to such Superior Proposal; and (iv) concurrently with such termination Innovid pays the Company Termination Fee due to Parent in accordance with the Merger Agreement; or

•
prior to the Effective Time, if (i) all of the conditions to Closing have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), (ii) any Buyer Party has failed to consummate the Closing by the time the Closing was required to occur, (iii) Innovid has irrevocably notified Parent in writing that, if the Buyer Parties perform their obligations under the Merger Agreement and the Equity Financing is funded, Innovid stands ready, willing and able to consummate, and will consummate, the Merger, (iv) Innovid shall have given Parent written notice at least three business days prior to such termination stating Innovid’s intention to terminate the Merger Agreement and (v) the Merger shall not have been consummated by the end of such three business day period.

by Parent:
•
prior to the Effective Time, if Innovid has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach, failure to perform or inaccuracy would result in a failure of a condition to Closing, except that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, Parent will not be entitled to terminate the Merger Agreement prior to the delivery by Parent to Innovid of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate the Merger Agreement and the basis for such termination, except that Parent will not be entitled to terminate the Merger Agreement if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) that the right to terminate the Merger Agreement will not be available to Parent if it or Merger Sub is then in material breach of any of its or Merger Sub’s respective representations, warranties, covenants or other agreements contained in the Merger Agreement that would result in a failure of a condition to Closing as of the date of termination; or

•	if, prior to the receipt of the Requisite Stockholder Approval, the Innovid Board (or a committee thereof) has effected a Recommendation Change.
Company Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, Innovid may be required to pay the Company Termination Fee.
Innovid must pay the Company Termination Fee if:
•
the Merger Agreement is validly terminated at any time prior to the Effective Time (i) by either Parent or Innovid because Innovid fails to obtain the Requisite Stockholder Approval, (ii) by either Parent or Innovid because the Closing has not occurred by the Termination Date or (iii) by Parent because Innovid has breached, failed to perform or there is any inaccuracy of its representations, warranties, covenants or other agreements contained in the Merger Agreement (subject to the cure periods and other limitations), and, in the case of clauses (ii) and (iii), at a time when the Requisite Stockholder Approval has not been obtained;

•
following the execution and delivery of the Merger Agreement and prior to such termination of the Merger Agreement, an Acquisition Proposal has been made to Innovid or the Innovid Board or any person has publicly announced or otherwise communicated to Innovid Stockholders such Acquisition Proposal and, in any such case, such Acquisition Proposal has not been withdrawn or otherwise abandoned prior to such termination; and

•	any Acquisition Transaction is consummated, or Innovid enters into a definitive agreement with respect to any Acquisition Proposal within 12 months following such termination of the Merger Agreement.

Innovid will pay the Company Termination Fee in such instance concurrently with the consummation of such Acquisition Transaction. For purposes of determining whether a Company Termination Fee is payable in this instance, all references to “15%” in the definition of “Acquisition Transaction” are deemed to be references to “50%”.
Additionally, if the Merger Agreement is validly terminated by (i) Parent or Innovid, at any time prior to the Effective Time because Innovid fails to obtain the Requisite Stockholder Approval at the Innovid Stockholder Meeting following any time at which Parent was entitled to terminate the Merger Agreement due to Innovid’s breach, failure to perform or inaccuracy of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement or (ii) Parent, at any time prior to obtaining the Requisite Stockholder Approval, because the Innovid Board (or a committee thereof) has effected a Recommendation Change, Innovid must promptly (and in any event within three business days) following such termination pay to Parent the Company Termination Fee.
If the Merger Agreement is validly terminated by Innovid, at any time prior to obtaining the Requisite Stockholder Approval in order to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by a Superior Proposal with the authorization of the Innovid Board (or a committee thereof), and Innovid has complied in all material respects with its obligations under the no-shop provisions of the Merger Agreement, then prior to or concurrently with, and as a condition to, such termination, Innovid must pay to Parent the Company Termination Fee.
Parent Termination Fee
If the Merger Agreement is validly terminated in specified circumstances, Parent may be required to pay Innovid a termination fee of $42,000,000.
Parent must promptly (and, in any event, within three business days) following any termination specified below, pay the Parent Termination Fee if:
•
the Merger Agreement is validly terminated by (A) either Parent or Innovid, at any time prior to the Effective Time, because the Closing has not occurred by the Termination Date, at a time when Innovid could otherwise have terminated the Merger Agreement because of the circumstances described in clause (B), or (B) by Innovid, at any time prior to the Effective Time, because (i) all of the conditions to Closing have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), (ii) any Buyer Party has failed to consummate the Closing by the time the Closing was required to occur, (iii) Innovid has irrevocably notified Parent in writing that, if the Buyer Parties perform their obligations under the Merger Agreement and the Equity Financing is funded, Innovid stands ready, willing and able to consummate, and will consummate, the Merger, (iv) Innovid has given Parent written notice at least three business days prior to such termination stating Innovid’s intention to terminate the Merger Agreement if the Closing is not consummated and (v) the Merger has not been consummated by the end of such three business day period;

•
the Merger Agreement is validly terminated by Parent or Innovid, at any time prior to the Effective Time, because (A) (i) any injunction or other judgment or order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, restricts, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable, or (ii) any Law has been enacted (and is in effect) that prohibits, restricts, makes illegal or enjoins the consummation of the Merger, or (B) the Closing has not occurred by the Termination Date, at such time when all of the conditions to Closing (other than certain conditions as specified in the Merger Agreement) are capable of being satisfied if the Closing were then to occur (other than conditions relating to the prohibitive Laws or injunctions or the HSR waiting period), and the injunction or other judgment, order or Law preventing the consummation of the Merger is issued pursuant to or arises under antitrust Laws; provided that the failure of the conditions relating to the prohibitive Laws or injunctions or the HSR waiting period to be satisfied did not directly result from Innovid’s Willful and Material Breach of its regulatory covenants; or

•
the Merger Agreement is validly terminated by Innovid, at any time prior to the Effective Time and whether prior to or after the receipt of the Requisite Stockholder Approval, because any Buyer Party has breached or failed to perform or there is inaccuracy of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform or inaccuracy would result in a failure of a condition to Closing, subject to the cure periods and other limitations set forth therein (as a result of a material breach of the regulatory covenants by Parent), at such time when all of the conditions to Closing (other than the condition regarding the Buyer Parties receiving an executed certificate of an officer of Innovid as specified in the Merger Agreement) are capable of being satisfied if the Closing were then to occur (other than conditions relating to the prohibitive Laws or injunctions or the HSR waiting period), and the injunction or other judgment, order or Law preventing the consummation of the Merger is issued pursuant to or arises under antitrust Laws.
Specific Performance
The Buyer Parties and Innovid are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at Law or in equity, provided that Innovid may only cause Parent to exercise its rights to enforce the obligations of the Equity Investors under the Equity Commitment Letter in order to cause the Equity Financing to be funded pursuant to the Equity Commitment Letters if (a) all closing conditions to the Buyer Parties’ obligations to consummate the Merger have been satisfied or waived (at the time as of the time the Closing was first required to occur under the Merger Agreement (other than those conditions that by their terms cannot be satisfied until the Closing, but which conditions are capable of being satisfied if the Closing were to occur at such time)), (b) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded substantially concurrently therewith at the Closing, and (c) Innovid has irrevocably confirmed in a written notice to Parent that if the Debt Financing and Equity Financing are funded, then Innovid would take such actions required of them by the Merger Agreement to cause the Closing to occur (clauses (a)-(c), the “Equity Funding Circumstances”).
Limitations of Liability
In the event of the valid termination of the Merger Agreement, the Merger Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party or any direct or indirect partner, member, manager, equityholder, director, officer, employee, Affiliate, agent or other representative of any of the foregoing) to the other Parties, as applicable, except certain sections will each survive the termination of the Merger Agreement in accordance with their respective terms.
Notwithstanding the foregoing, nothing in the Merger Agreement will relieve any Party from any liability for any Willful and Material Breach of the Merger Agreement prior to or in connection with the termination of the Merger Agreement. In addition to the foregoing, no termination of the Merger Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms. None of the Financing Sources will have any liability to Innovid, any of its Affiliates or any of its or their direct or indirect equityholders or otherwise relating to or arising out of the transactions contemplated by the Merger Agreement or any Debt Financing (including for any Willful and Material Breach) or otherwise, whether at Law or equity, in contract, in tort or otherwise, and none of Innovid, any of its Affiliates or any of its or their direct or indirect equityholders will have rights or claims against any of the Financing Sources thereunder; provided, that nothing in the foregoing will limit the rights of Innovid and its Affiliates from and after the Effective Time under any Debt Financing Commitment or the definitive debt documents executed in connection with the Debt Financing (but not under the Merger Agreement) to the extent Innovid and/or its Affiliates are party thereto.
Except in the case of any Willful and Material Breach (subject to the cap, which is $105,000,000 (the “Cap”)) or any breach of the Confidentiality Agreement, in either case, by any of the Buyer Parties, if the Merger Agreement is terminated and in circumstances where the Parent Termination Fee is payable in connection such termination, the sole and exclusive remedy for money damages of Innovid and its related parties against Parent Related Parties under the Merger Agreement (or termination thereof), any agreement executed in connection with the Merger Agreement and the transactions contemplated thereby, respectively, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure will be the aggregate of (i) Innovid’s receipt in full of the Parent Termination Fee ($42,000,000), (ii) any amounts owed by Parent pursuant to payments default section of the Merger Agreement (not exceeding $3,000,000) and (iii) the Reimbursement Obligations (as defined in the Merger Agreement) relating to costs incurred by Innovid arising from its cooperation with Debt Financing. None of the Parent Related Parties will have any further liability or obligation to any of the Innovid

Related Parties relating to or arising out of the Merger Agreement, any agreement executed in connection therewith or the transactions contemplated thereby for any matters forming the basis of such termination.
Except in the case of any Willful and Material breach (subject to the Cap) or any breach of the Confidentiality Agreement, in either case, by Innovid, if the Merger Agreement is terminated and in circumstances where the Company Termination Fee is payable in connection such termination, the sole and exclusive remedy for money damages of the Buyer Parties and the Parent related parties against Innovid Related Parties under the Merger Agreement (or termination thereof), any agreement executed in connection with the Merger Agreement and the transactions contemplated thereby, respectively, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure will be the aggregate of (i) Parent’s receipt in full of the Company Termination Fee ($17,000,000) and (ii) any amounts owed by Parent pursuant to payments default section of the Merger Agreement (not exceeding $3,000,000). None of the Innovid Related Parties will have any further liability or obligation to any of the Parent Related Parties relating to or arising out of the Merger Agreement, any agreement executed in connection therewith or the transactions contemplated thereby for any matters forming the basis of such termination.
Notwithstanding such limitations of liability, the Buyer Parties and Innovid will be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.
Fees and Expenses
Generally, except as described under “The Merger Agreement—Company Termination Fee”, “The Merger Agreement—Other Covenants—Debt Financing” and for certain antitrust filing expenses and certain expenses incurred by Innovid in connection with Innovid’s covenant to provide certain access to Parent between the date of the Merger Agreement and the Closing, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such fees and expenses whether or not the Transactions are consummated.
Amendment
Subject to applicable Law and subject to the other provisions of the Merger Agreement, the Merger Agreement may be amended in writing signed on behalf of each of the Buyer Parties and Innovid (pursuant to authorized action by the Innovid Board) at any time before or after the adoption of the Merger Agreement by Innovid stockholders. However, after the approval of the Merger Agreement by Innovid stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval. Notwithstanding anything to the contrary, the provisions in the Merger Agreement relating to the Financing Sources may not be amended, modified or altered in a manner materially adverse to any Financing Source without the prior written consent of the Financing Sources party to the Debt Commitment Letter.
Governing Law
The Merger Agreement is governed by the Laws of the State of Delaware, except that any legal proceeding involving the Financing Sources arising out of, or relating to, the Merger, the Merger Agreement, the Debt Commitment Letter, the Debt Financing or the performance of services thereunder or related thereto is governed by the Law of the State of New York.

SUPPORT AGREEMENTS
Concurrently with the execution of the Merger Agreement, Parent entered into a Support Agreement with each member of the Innovid Board in their capacities as stockholders of Innovid, pursuant to which, among other things and on the terms and subject to the conditions therein, each such stockholder agrees to vote all shares of Innovid Common Stock that it beneficially owns (representing approximately 7.03% in the aggregate of the total current outstanding voting power of Innovid as of January 8, 2025), in favor of, among other things, granting the Requisite Stockholder Approval, approving the Merger and adopting the Merger Agreement. The Support Agreements include certain restrictions on transfer of shares of Innovid Common Stock by the members of the Innovid Board.
The obligations of each member of the Innovid Board in their capacities as stockholders of Innovid under the Support Agreements will automatically terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the Innovid Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (iv) the time at which the Innovid Board makes a Recommendation Change.

CONTRIBUTION AND EXCHANGE AGREEMENT
Concurrently with the execution of the Merger Agreement, TopCo entered into a Contribution and Exchange Agreement with the Rollover Holder, Mr. Zvika Netter, Innovid’s Chief Executive Officer, pursuant to which, upon the terms and subject to the conditions thereof, the Rollover Holder will, immediately prior to the Effective Time, contribute to TopCo a number of shares of Innovid Common Stock in exchange for, or otherwise subscribe and purchase, newly issued equity interests of TopCo.
The Rollover Holder will contribute an amount of $6,000,000, provided, however, such rollover amount shall be reduced by the aggregate value of (A) Rollover Holder’s Innovid RSUs to be converted into TopCo RSUs, and (B) the Reduction Amount (as defined in the Contribution and Exchange Agreement) paid to TopCo at the Closing. For the avoidance of doubt, (i) Rollover Holder will be permitted to allocate the particular shares of Innovid Common Stock to be contributed, assigned and transferred in exchange for TopCo Units (as defined in the Contribution and Exchange Agreement) and (ii) Rollover Holder will subscribe for Subscribed Units (as defined in the Contribution and Exchange Agreement) with cash paid to TopCo at the Closing to the extent the aggregate value of the rollover shares and Innovid RSUs is less than $6,000,000.
Pursuant to the Contribution and Exchange Agreement, the parties also agreed to a term sheet (attached as an exhibit to the Contribution and Exchange Agreement) (the “Term Sheet”), which will govern certain terms and conditions applicable to the TopCo interests acquired by Mr. Netter pursuant to the Contribution and Exchange Agreement and to Mr. Netter’s employment following the Closing. The Term Sheet generally provides, among other items, that the terms applicable to Mr. Netter’s TopCo interests acquired pursuant to the Contribution and Exchange Agreement shall be no less favorable than the terms that apply to the Class A Units of TopCo held by the CEO of Parent (“Parent CEO”). In addition, the Term Sheet confirms that (A) following the Closing, Mr. Netter’s title will be CEO of the AdTech business (which shall be made up of the business formed by the combination of Innovid and Flashtalking businesses, with the actual name of such combined business to be determined), (B) following the Closing, Mr. Netter will report to the Parent CEO and the governing board of TopCo, (C) for the duration of his employment, Mr. Netter will serve as a member of TopCo’s governing board, and (D) following the Closing, Mr. Netter’s annual base salary and annual bonus opportunity shall be no less favorable to him as compared to his base salary and annual bonus opportunity immediately prior to the Closing, and his work location and severance terms will remain unchanged. In addition, the Term Sheet confirms that, within 30 days following the Closing, Mr. Netter will receive compensatory equity awards with respect to interests in TopCo (in accordance with the terms of the Term Sheet), subject to certain vesting conditions. In connection with the new employment relationship and equity award grants, Mr. Netter agreed to enter into restrictive covenant agreements with Parent that will expire 12 months post-employment as to non-competition, non-solicitation and non-disparagement covenants, and which will be perpetual as to confidentiality and intellectual property covenants.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
Innovid is asking you to adopt and approve the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement captioned “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.
The Innovid Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE ADJOURNMENT
Innovid is asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve this proposal, Innovid can adjourn the Special Meeting and one adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Agreement, provided that Innovid may not, without Parent’s prior written consent, adjourn the Special Meeting (i) on more than two occasions or for more than two months in the aggregate or (ii) to a date that is later than five business days prior to the Termination Date. Among other things, approval of the Adjournment Proposal could mean that, even if Innovid received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, Innovid could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, Innovid may seek stockholder approval to adjourn the Special Meeting if a quorum is not present. Finally, the chairperson of the Special Meeting is permitted by Innovid Bylaws to adjourn the Special Meeting even if Innovid’s Stockholders have not approved the proposal to adjourn the Special Meeting.
The Innovid Board unanimously recommends that you vote “FOR” this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of Innovid Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of Innovid Common Stock, and (ii) each of our directors (which includes all nominees), each of Innovid’s named executive officers and all directors and executive officers as a group as of December 16, 2024, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 150,885,138 shares of common stock outstanding as of December 16, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of December 16, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is 30 Irving Place, 12th Floor, New York, New York 10003. Innovid believes, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Significant Stockholders:
ION Crossover Partners Ltd(1)	11,476,456	7.61%
Sequoia Capital Israel IV Holdings L.P.(2)	9,697,224	6.43%
Phoenix Financial Ltd.(3)	8,026,249	5.32%

Directors and Named Executive Officers:
Zvika Netter(4)	6,838,506	4.53%
Gilad Shany(5)	1,283,002	*
Ken Markus(6)	511,638	*
Brian Hughes(7)	353,211	*
Anthony Callini(8)	287,201	*
Genevieve Juillard(9)	287,284	*
Michael DiPiano(10)	277,695	*
All Directors and Executive Officers as a group (7 individuals)	9,838,537	6.52%

*	Less than one percent.
(1)
Based solely on the Schedule 13G/A filed by ION Crossover Partners Ltd on June 25, 2024. Consists of (i) 10,481,131 shares, and (ii) 995,325 shares issuable upon the exercise of warrants. ION Crossover Partners Ltd serves as a management company and investment manager for a fund that is the direct owner of the shares and has the sole voting power and sole dispositive power over the shares. The principal business address of ION Crossover Partners Ltd. is 14th Floor, Building E, 89 Medinat Hayehudim Street, Herzliyah, Israel.

(2)
Based solely on the Schedule 13G/A filed by Sequoia Capital Israel IV Holdings L.P. on May 24, 2024. Sequoia Capital Israel IV, L.P. owns 100% of Sequoia Capital Israel IV Holdings, LP. The general partner of Sequoia Capital Israel IV, L.P. is SC Israel IV Management, L.P. The general partner of SC Israel IV management, L.P. is SC Israel IV Genpar, Ltd. The directors and stockholders of SC Israel IV Genpar, Ltd who exercise voting and investment discretion with respect to the shares held by Sequoia Capital Israel IV Holdings, LP. are Messrs. Shmuel Levy and Haim Sadger. The address of the reporting persons is C/O: Shimony House of Finance, 26 Ben Gurion St. P.O Box 2058, Bnei Brak, Ramat Gan, Israel 5112001.

(3)
Based solely on the Schedule 13G/A filed by Phoenix Financial Ltd. on November 14, 2024. The shares reported are beneficially owned by various direct or indirect, majority or wholly-owned subsidiaries of Phoenix Financial Ltd. as further described in the Schedule 13G/A, and the reporting person has shared voting and shared dispositive power over those shares. The address of Phoenix Financial Ltd. is Derech Hashalom 53, Givataim, 53454, Israel.

(4)
Consists of (i) 3,740,732 shares held directly by Mr. Netter, (ii) 977,394 shares held by each of the Zvika Netter 2021 Family Trust #1, the Zvika Netter 2021 Family Trust #2 and the Zvika Netter 2021 Family Trust #3, (iii) 61,841 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of December 16, 2024 and (iv) 103,751 RSUs that will vest within 60 days of December 16, 2024.

(5)	Consists of 1,283,002 shares held directly by Mr. Shany.
(6)
Consists of (i) 472,462 shares held directly by Mr. Markus, (ii) 15,009 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of December 16, 2024 and (iii) 24,167 RSUs that will vest within 60 days of December 16, 2024.

(7)	Consists of 353,211 shares held directly by Mr. Hughes.

(8)
Consists of (i) 186,451 shares held directly by Mr. Callini, (ii) 750 shares held in Mr. Callini’s child’s name, (iii) 37,500 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days of December 16, 2024 and (iv) 62,500 RSUs that will vest within 60 days of December 16, 2024.

(9)	Consists of 287,284 shares held directly by Ms. Juillard.
(10)	Consists of 277,695 shares held directly by Mr. DiPiano.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, Innovid will have no public stockholders and there will be no public participation in any future meetings of Innovid’s Stockholders. However, if the Merger is not completed, Innovid’s Stockholders will continue to be entitled to attend and participate in stockholder meetings.
Innovid will hold an annual meeting of stockholders in 2025 (the “2025 Annual Meeting”) only if the Merger has not already been completed and Innovid remains a public company.
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Secretary at our offices at 30 Irving Place, 12th Floor, New York, New York 10003 in writing not later than December 30, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, if held, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Innovid Bylaws. The Innovid Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than February 10, 2025 and no later than March 12, 2025. The notice must contain the information required by the Innovid Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2025, then our Secretary must receive such written notice not more than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by Innovid.
In addition to satisfying the foregoing requirements under the Innovid Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Innovid files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows Innovid to “incorporate by reference” into this proxy statement documents Innovid files with the SEC. This means that Innovid can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement, later information that Innovid files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. Innovid incorporates by reference the documents listed below and, with respect to this proxy statement, any documents filed by Innovid pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024;
•
Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed on May 7, 2024; for the quarterly period ended June 30, 2024, filed on August 6, 2024; and for the quarterly period ended September 30, 2024, filed on November 12, 2024;

•
Current Reports on Form 8-K filed on November 21, 2024 and the Amendment No. 1 to Form 8-K filed on November 21, 2024, September 3, 2024 and the Amendment No. 1 to Form 8-K filed on September 18, 2024, June 11, 2024, March 12, 2024 and February 5, 2024 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein);

•	Innovid’s Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of stockholders, filed on April 29, 2024.
You may obtain any of the documents that Innovid files with the SEC, without charge, by requesting them in writing from Innovid at the following address:
Innovid Corp.
30 Irving Place, 12th Floor
New York, New York 10003
Attention: Investor Relations
If you would like to request documents from Innovid, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from Innovid, Innovid will mail them to you by first class mail, or another equally prompt method. Please note that all of Innovid’s documents that it files with the SEC are also promptly available through the “Investor Relations” section of Innovid’s website, https://investors.Innovid.com/home. The information included on Innovid’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of Innovid Common Stock, please contact Innovid’s proxy solicitor:
Sodali & Co
333 Ludlow Street
5th Floor, South Tower
Stamford, CT 06902
Telephone: (800) 662-5200
(banks and brokers can call collect at (203) 658-9400)
Email: CTV@info.sodali.com

MISCELLANEOUS
Innovid has supplied all information relating to Innovid, and Parent has supplied, and Innovid has not independently verified, all of the information relating to Parent, Merger Sub, or the Rollover Stockholder contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF INNOVID COMMON STOCK AT THE SPECIAL MEETING. INNOVID HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 10, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER

by and among

MEDIAOCEAN LLC,

IGNITE MERGER SUB, INC.

and

INNOVID CORP.

Dated as of November 21, 2024

A-i

A-ii

Exhibits

Exhibit A	Form of Certificate of Merger
Exhibit B	Rollover Stockholder

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of November 21, 2024, by and among Mediaocean LLC, a Delaware limited liability company (“Parent”), Ignite Merger Sub, Inc, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and Innovid Corp., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.
RECITALS
A. The board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein, and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved this Agreement and the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions (as defined herein) upon the terms and subject to the conditions set forth herein; (iii) resolved to submit this Agreement to the Company Stockholders for consideration at a Company Stockholder Meeting; and (iv) subject to Section 5.3(d), resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting.
B. Each of the sole member of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; (ii) approved this Agreement and the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger and the other Transactions upon the terms and subject to the conditions set forth herein; and (iii) in the case of the board of directors of Merger Sub only, recommended that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Merger in accordance with the DGCL.
C. As a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered to the Company concurrently with the execution of this Agreement, the Financing Commitments.
D. Concurrently with the execution of this Agreement, and as a condition of, and inducement to, the willingness of Parent to enter into this Agreement, Parent has entered into agreements with the Company Stockholders party thereto to vote in favor of the Transactions (the “Support Agreements”).
E. Prior to, or concurrently with the execution of this Agreement, the Rollover Stockholder has entered into a Rollover Agreement with OceanKey TopCo LLP (“TopCo”) (the “Rollover Agreement”).
F. Promptly following the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt resolutions adopting and approving this Agreement and the transactions contemplated by this Agreement, including the Merger (the “Merger Sub Stockholder Approval”).
G. The Buyer Parties and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows:
ARTICLE I

DEFINITIONS & INTERPRETATIONS
1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:
(a) “Acceptable Confidentiality Agreement” means any confidentiality agreement (i) containing terms no less restrictive in any material respect on the Company’s counterparty (and its Affiliates and Representatives) than those contained in the Confidentiality Agreement, (ii) that does not contain terms that restrict the Company’s ability to comply with its obligations under this Agreement (including Section 5.3) and consummate the Transactions and (iii) that does not contain any provision requiring the Company or its Subsidiaries to pay or reimburse the counter-party’s fees, costs or expenses of any nature, except that such confidentiality agreement (x) need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal and (y) may contain such changes specifically necessary in order for the Company Group to be able to comply with its obligations under this Agreement.
(b) “Acquisition Proposal” means any inquiry, bid, indication of interest, request for information, offer or proposal (other than by the Buyer Parties) relating to an Acquisition Transaction.
(c) “Acquisition Transaction” means any transaction or series of related transactions (other than any of the transactions contemplated hereby between the Company and the Buyer Parties) involving:
(i) any direct or indirect purchase or other acquisition (or any joint venture or other arrangement having the same economic effect as an acquisition or purchase) by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding equity securities of the Company (or more than 15% of the respective voting power thereof) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding equity securities of the Company (or more than 15% of the respective voting power thereof) after giving effect to the consummation of such tender or exchange offer or other transaction;
(ii) any direct or indirect purchase or other acquisition (or any joint venture or other arrangement having the same economic effect as an acquisition or purchase) by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) of assets constituting or accounting for more than 15% of the consolidated assets (measured by the fair market value thereof as of the date of such purchase or other acquisition), revenue or net income of the Company Group, taken as a whole;
(iii) any merger, consolidation, business combination, share exchange, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) would beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) securities representing more than 15% of the total equity securities of the Company (or more than 15% of the respective voting power thereof) after giving effect to the consummation of such transaction; or
(iv) any combination of the foregoing.
(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control”

(including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise; provided that, in no event shall (i) Parent or Merger Sub be considered an “Affiliate” of any member of the CVC Network, or (ii) any member of the CVC Network be considered an “Affiliate” of Parent or Merger Sub, other than for purposes of the definition of “Parent Related Parties” and Section 8.2(b).
(e) “AI/ML” means generative artificial intelligence, deep learning and other machine learning or artificial intelligence technologies, including any and all proprietary algorithms, Software or other IT assets that include large language models, natural language processing, computer vision, neural networks or reinforcement learning.
(f) “Ancillary Agreements” means the documents, certificates and instruments and other agreements among the Parties as contemplated by the Transactions, including the Confidentiality Agreement, and the Financing Commitments; provided, that the Ancillary Agreements do not include the Support Agreements or the Rollover Agreements.
(g) “Antitrust Laws” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.
(h) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2023, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2023.
(i) “Business Day” means each day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.
(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended.
(k) “Company Common Stock” means the Common Stock, par value $0.0001 per share, of the Company.
(l) “Company Equity Plans” means, collectively, the Innovid Corp. 2021 Omnibus Incentive Plan, the Innovid, Inc. Global Share Incentive Plan (2008) and any other compensatory equity compensation plan under which any outstanding Company Option or Company RSU has been granted.
(m) “Company ESPP” means the Innovid Corp. 2021 Employee Stock Purchase Plan.
(n) “Company Group” means the Company and its Subsidiaries.
(o) “Company Intellectual Property” means any and all Intellectual Property that is owned (or purported to be owned), in whole or in part, by any member of the Company Group.
(p) “Company IT Systems” means any and all IT Systems that are owned, leased, or otherwise controlled by any member of the Company Group and used or held for use by or for any member of the Company Group in the conduct of the business of the Company Group.
(q) “Company Loan and Security Agreement” means the Amended and Restated Loan and Security Agreement, dated as of August 4, 2022, between Innovid LLC, TV Squared Inc and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as amended by the First Loan Modification Agreement, dated as of August 2, 2023, the Second Loan Modification Agreement, dated as of June 26, 2024 and as further amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.
(r) “Company Material Adverse Effect” means any change, event, effect, development, condition, fact, state of facts, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, when taken together with any other Effect, has had or would reasonably be expected to (i) have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company Group, taken as a whole, or (ii) prevent, materially impair, materially impede or materially delay the consummation of the Transactions contemplated hereby on a timely basis; provided, however, that solely with respect to clause (i), none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):
(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;
(ii) changes in general conditions in the financial markets, credit markets, securities markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country; (2) changes in exchange rates generally for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;
(iii) changes in general conditions in the industries in which the Company Group operates or any of its clients, customers or other business counterparties operate;
(iv) changes in general regulatory, legislative or political conditions in the United States or any other country or region in the world;
(v) any general geopolitical conditions, outbreak of hostilities, acts of war, sabotage, riot, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;
(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world;
(vii) any cyberterrorism (including by means of cyberattack);
(viii) any epidemic, pandemic or disease outbreak (or the worsening thereof), or any Law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization, any other Governmental Authority or industry group providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak or any other Special Measures;
(ix) any Effect to the extent resulting from the announcement of this Agreement or the pendency of the Merger and the other Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with suppliers, customers, partners or vendors; provided, however, that this clause (ix) shall not apply to any representation or warranty contained in Sections 3.5 and 3.6;
(x) the taking by any Party of any action expressly required to be taken, or the failure by any Party to take any action expressly prohibited, by this Agreement;
(xi) any change in Law, regulatory policies, accounting standards or principles (including GAAP) or any guidance (including from the SEC or any other Governmental Authority) relating thereto or interpretation thereof, in each case after the date of this Agreement;
(xii) changes after the date of this Agreement in the price or trading volume of the Company Common Stock or Company Warrants, in and of itself (it being agreed that any cause of such change may be, in and of itself, taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent not otherwise expressly excluded by the definition hereof);
(xiii) any failure, in and of itself, by the Company Group to meet (1) any public analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal projections or forecasts of its revenues, earnings or other financial performance (it being agreed that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, to the extent not otherwise expressly excluded by the definition hereof); and
(xiv) any Transaction Litigation;
with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xi), to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred, or would reasonably be expected to occur, a Company Material Adverse Effect.
(s) “Company Option” means an option to purchase shares of Company Common Stock granted under any Company Equity Plan.
(t) “Company Preferred Stock” means the Preferred Stock, par value $0.0001 per share, of the Company.
(u) “Company Products” means any and all products (including devices, Software, and mobile applications) and services (including software-as-a-service and web and application services) marketed, distributed, imported, licensed out, provided, made available, offered, sold, or supported by or on behalf of any member of the Company Group as of the date of this Agreement.
(v) “Company Registered Intellectual Property” means any and all of the Registered Intellectual Property owned (or purported on Section 3.15(a) of the Company Disclosure Letter to be owned), in whole or in part, by any member of the Company Group.
(w) “Company RSU” means a restricted stock unit award granted under any Company Equity Plan.
(x) “Company Stockholders” means the holders of shares of Company Common Stock.
(y) “Company Termination Fee” shall mean an amount equal to $17,000,000.
(z) “Company Warrants” means, collectively, the Private Placement Warrants and the Public Warrants.
(aa) “Continuing Employee” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) on and immediately following the Effective Time.
(bb) “Contract” means any (i) legally binding contract, subcontract, letter of intent, note, bond, mortgage, indenture, lease, sublease, license, sublicense, or (ii) other legally binding agreement of any kind, whether in writing or not.
(cc) “Copyleft Terms” means any and all open source Software license terms that require that any other Intellectual Property that is used by or with, incorporates, relies on, or is linked to or with, is derived from, or is distributed with such open source Software be (i) disclosed, made available, distributed, or offered to any Person, whether in the form of object code, source code, software-as-a-service, or otherwise; (ii) licensed to any Person, including for purposes of creating modifications or derivative works; or (iii) subject to any other restrictions on, or other abridgment of, future licensing terms or the exercise or enforcement of any rights in such other Intellectual Property through any means.
(dd) “CVC Network” means (i) CVC Capital Partners plc, Clear Vision Capital Fund SICAV FIS S.A., (ii) each of their respective successors or assigns and any form of entity which is controlled by, or under common control with, CVC Capital Partners plc or Clear Vision Capital Fund SICAV FIS S.A. from time to time, together with any investment funds or vehicles advised or managed by any of the foregoing; (iii) any existing or prospective investor in or limited partner of any such investment funds or vehicles; and (iv) any portfolio companies of any such investment funds or vehicles (collectively, the “Portfolio Companies”); provided that for these purposes only “control” includes the power to (directly or indirectly and whether alone or with others) appoint or remove a majority of an entity’s directors or its general partner, manager, adviser, trustee, founder, guardian, beneficiary or other management officeholder and controlled and controlling shall be interpreted accordingly; provided, further, that Parent and Merger Sub shall not be considered Portfolio Companies or part of the CVC Network.

(ee) “DOJ” means the United States Department of Justice or any successor thereto.
(ff) “Environmental Laws” means any Laws relating to pollution, the environment, or Hazardous Materials.
(gg) “Environmental Permit” means any Permit or identification number under any Environmental Law.
(hh) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(ii) “Exchange Act” means the Securities Exchange Act of 1934.
(jj) “Financing Conditions” means (a) with respect to the Debt Financing, the conditions precedent set forth in Section 6 and Exhibit C of the Debt Commitment Letter, and (b) with respect to the Equity Financing, the conditions precedent to the Buyer Parties’ obligations under this Agreement set forth in Section 7.2.
(kk) “Financing Sources” means the Persons (other than Parent, Merger Sub, and their respective Affiliates), if any, in their respective capacities as such, that have committed to provide, arrange, underwrite or place all or any portion of the Debt Financing in connection with the Merger, including the commitment parties under the Debt Commitment Letter and the commitment parties under any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Representatives, Affiliates and their Affiliates’ Representatives (in their capacity as such) and their respective successors and assigns, provided that in no event shall any of Parent or any of its Affiliates be deemed to be Financing Sources hereunder.
(ll) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.
(mm) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency or instrumentality or official, and any court, tribunal, arbitrator or arbitral body (public or private) or other legislative judicial or executive body, in each case whether federal, state, county or provincial, and whether local, foreign, multinational or transnational.
(nn) “group” has the meaning of “group” as defined in Section 13(d) of the Exchange Act.
(oo) “Hazardous Material” means (i) any petroleum, petroleum products, petroleum by- products, petroleum breakdown products, radioactive materials, asbestos, asbestos-containing materials, per- or polyfluoroalkyl substance, or polychlorinated biphenyls, or (ii) any chemical, material or substance defined, classified or regulated as toxic, hazardous, a pollutant, a contaminant, a waste or words of similar meaning and regulatory effect under any Environmental Law.
(pp) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
(qq) “Indebtedness” means the principal amount of any of the following liabilities or obligations (plus, as applicable, any related accrued and unpaid interest, expenses, termination fees, breakage costs, commitment and other fees, prepayment penalties, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith): (i) indebtedness for borrowed money, (ii) liabilities evidenced by bonds, debentures, indentures, notes or other similar instruments or debt securities, and (iii) guarantees and arrangements having the economic effect of a guarantee by the Company Group of any Indebtedness described in the other clauses of this definition of any other Person or secured by any Lien or security interest on the assets of the Company Group.
(rr) “Intellectual Property” means any and all intellectual or industrial property and all right, title, and interest therein and thereto recognized under the applicable Law of any jurisdiction (including the United States and foreign) or rights under international treaties, including all: (i) patents and patent applications, including any provisionals, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, and reexaminations thereof, and all foreign counterparts of any of the foregoing (including utility models) (“Patents”); (ii) works of authorship, copyrights, database rights, mask works, and all associated moral rights and special rights of authorship, in each case whether registered or unregistered (“Copyrights”); (iii) trademarks, service marks, brand names, corporate, trade, and business names, certification marks, logos, slogans, trade dress rights and other similar designation of origin and rights therein, in each case whether registered or unregistered (including all translations, adaptations, derivations, and combinations of the foregoing) and all goodwill associated therewith (“Marks”); (iv) rights in Software; (v) trade secrets and other proprietary confidential information, including formulas, compositions, unpatented inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, confidential financial and accounting data, technical data, customer lists, supplier lists, business plans, know how, formulae, methods (whether or not patentable), specifications, designs, analyses, processes, procedures, source code, object code, and techniques, research and development information, industry analyses, drawings, databases, data collections and related confidential information (“Trade Secrets”); (vi) domain names, social media accounts, and other handles, names and locators identifying the source of content on the Internet; (vii) rights of publicity; (viii) applications and registrations relating to any of the foregoing anywhere in the world; and (ix) any other intellectual property rights or similar or equivalent rights to any of the foregoing anywhere in the world, including the rights to sue, recover damages or other amounts for, and enjoin the past, present or future infringement, misappropriation, dilution, misuse, or other violation of any of the foregoing anywhere in the world.
(ss) “IP Contract” means any Contract to which a member of the Company Group is a party (i) pursuant to which a member of the Company Group grants to a third Person any license or other rights with respect to any Company Intellectual Property (including by means of a covenant not to sue), which contract or Intellectual Property is material to the operation of the business of the Company Group, other than any (1) reasonable non-disclosure agreements entered into in the ordinary course of business; (2) non-exclusive licenses (including software as a service or “SaaS” licenses and any rights granted under any terms of use for any website of any member of the Company Group) granted in the ordinary course of business (A) to customers or (B) to service providers for use for the benefit of any member of the Company Group; and (3) non-exclusive licenses that are incidental or ancillary to such Contract; and (ii) pursuant to which a third Person has granted to a member of the Company Group any license or other rights with respect to any Intellectual Property of a third party (including by means of a covenant not to sue), which contract or Intellectual Property is material to the operation of the business of the Company Group, other than any (1) non-disclosure agreements entered into in the ordinary course of business; (2) non-exclusive licenses of uncustomized, generally commercially available “off the shelf” Software licensed for less than $100,000 annually; (3) Contracts pursuant to which any rights are granted to the Company Group member by any current or former employees, consultants or contractors of a member of the Company Group in the ordinary course of business in the same (or substantially the same) form made available to Parent without any material deviations thereto or therefrom; (4) non-exclusive licenses that are incidental or ancillary to such Contract and (5) licenses to open source Software.
(tt) “IRS” means the United States Internal Revenue Service or any successor thereto.
(uu) “IT Systems” means any and all hardware (whether general or special purpose), Software, databases, data communication lines, telecommunications, operational technology and other electronic data processing systems, network and telecommunications equipment, and other information technology infrastructure, assets, and equipment (including any of the foregoing accessed pursuant to outsourced or cloud computing arrangements).
(vv) “Knowledge” (i) of the Company, with respect to any matter in question, means the actual knowledge of the individuals set forth in Section 1.1 of the Company Disclosure Letter, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question and (ii) of Parent or Merger Sub, with respect to any matter in question, means the actual knowledge of individuals set forth in Section 1.1 of the Parent Disclosure Letter, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question.
(ww) “Law” means any legislation, statute, constitution, law (including common law), ordinance, Order, rule, regulation, code, directive, determination, ruling or stock exchange listing requirement, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, as applicable.
(xx) “Legal Proceeding” means any claim, action, charge, complaint, audit, lawsuit, litigation, complaint, subpoena, arbitration, investigation, or other similar legal action or proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.
(yy) “Lien” means any charge, claim, lien (statutory or other), voting trust agreement, right of first refusal, mortgage, encumbrance, pledge, security interest, deed of trust, encroachment, right of way or other similar restriction of any kind (other than those created under applicable securities Law).

(zz) “Material Contract” means any of the following Contracts:
(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;
(ii) any Contract with any of the 20 largest customers of the Company Group, taken as a whole, determined on the basis of total revenue of the Company Group attributable to such customers for the 12 months ended December 31, 2023;
(iii) any Contract with any of the top 20 vendors (excluding Contracts with legal, accounting, tax and similar professional service providers whose Contracts may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less) to the Company Group, taken as a whole, determined on the basis of spend, excluding residual spend, by the Company Group, taken as a whole, for the 12 months ended December 31, 2023;
(iv) any Contract which is not otherwise a Material Contract (excluding Contracts with legal, accounting, tax and similar professional service providers whose Contracts may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less) that involves aggregate payments or consideration furnished (x) by the Company or by any of its Subsidiaries of more than $1,000,000 or (y) to the Company or to any of its Subsidiaries of more than $1,500,000 in each case, in the calendar year ended December 31, 2023 or any future calendar year;
(v) any Contract under which the Company Group has created, incurred, assumed or guaranteed any Indebtedness in an amount in excess of $500,000;
(vi) any Contract entered into on or after January 1, 2022 (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of a material amount of the assets of the Company Group, taken as a whole, or (B) pursuant to which the Company or any of its Subsidiaries has acquired or will acquire any ownership interest in any Person;
(vii) any joint venture, strategic alliance or similar Contract or other arrangement involving a sharing of profits;
(viii) any Contract requiring capital expenditures after the date of this Agreement in an amount in excess of $200,000 in the aggregate;
(ix) any IP Contract;
(x) any Collective Bargaining Agreement;
(xi) any Contract for the employment or engagement of any director, officer, employee or independent contractor providing for annual base salary in excess of $150,000;
(xii) any Contract (i) containing covenants of the Company or any of its Subsidiaries expressly (A) prohibiting or limiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) to engage in or compete with any Person in any line of business, (B) prohibiting or restricting the Company’s and its Subsidiaries’ (or, after the Closing Date, the Surviving Corporation’s) ability to conduct their business with any Person in any geographic area, or levying a fine, charge, or other payment for engaging in any of the foregoing, in each case, that has or would reasonably be expected to have a material and adverse effect on the business of the Company and its Subsidiaries (or, after the Closing Date, the Surviving Corporation) as currently operated, in each case other than customary non-solicitation and no hire provisions entered into in the ordinary course of business; or (C) limiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) to enter into any reseller, referral partner or similar partner agreements with third parties or (ii) of the Company Group pursuant to which any Person is granted most favored nation pricing, or containing any other similar pricing restrictions; and
(xiii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligations after the date of this Agreement; and

(xiv) any Contract authorizing, committing or agreeing to enter into any Contract of the types described in the foregoing clauses (i) through (xiii).
(aaa) “NYSE” means The New York Stock Exchange and any successor stock exchange.
(bbb) “Order” means any decision, decree, writ, award, ruling, judgment, injunction, or order, whether temporary, preliminary or permanent or other order of any Governmental Authority that is binding on any Person or its property under applicable Law.
(ccc) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on consolidated financial statements of the Company Group filed with the Company SEC Reports to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehousemen’s, repairmen’s, materialmen’s or other liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable Law (other than Tax Law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other non-monetary encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) liens securing indebtedness or liabilities that are reflected in the Company SEC Reports filed as of the date of this Agreement; (ix) non-exclusive licenses of Company Intellectual Property granted in the ordinary course of business (1) to customers or (2) to service providers for use for the benefit of any member of the Company Group in the ordinary course of business; (x) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; (xi) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto; and (xii) liens that will be released at or prior to the Closing.
(ddd) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.
(eee) “Personal Information” means any information classified as ‘personal information,’ ‘personal data,’ ‘personally identifiable information’ or analogous terms under applicable Privacy Laws.
(fff) “Privacy Laws” means all Laws applicable to the Company pertaining to the privacy and security of Personal Information, including all Laws governing the Processing of Personal Information, including, but not limited to: (a) Regulation (EU) 2016/679 (the “GDPR”), EU Directives 2002/58/EC and 2009/136/EC (each as implemented into the national Laws of EU Member States); (b) the UK GDPR, as defined in s.3(10) of the Data Protection Act 2018 (the “UK GDPR”); (c) the California Consumer Privacy Act (“CCPA”); and (d) any equivalent laws in any other part of the world; each to the extent applicable to the Company Group and each as amended, consolidated or replaced prior to the date of this Agreement.
(ggg) “Private Placement Warrant Agreement” means that certain Private Placement Warrants Purchase Agreement, dated as of February 10, 2021, by and between ION Acquisition Corp 2 Ltd. and ION Holdings 2, LP.
(hhh) “Private Placement Warrants” has the meaning assigned to such term in the Private Placement Warrant Agreement.
(iii) “Processing” means any operation or set of operations which is performed upon Personal Information, whether or not by automatic means, including but not limited to: collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, security, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

(jjj) “Proprietary Software” means any and all Software owned (or purported to be owned), in whole or in part, by any member of the Company Group.
(kkk) “Public Warrants” has the meaning assigned to such term in the Warrant Agreement.
(lll) “Registered Intellectual Property” means all United States, international and foreign (i) issued Patents and pending Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications for the registration of Marks); (iii) registered Copyrights and applications for Copyright registration; and (iv) domain names.
(mmm) “Rollover Shares” means, collectively, the shares of Company Common Stock contributed to TopCo by the Rollover Stockholder pursuant to the Rollover Agreement, as set forth in Exhibit B.
(nnn) “Rollover Stockholder” means the Company Stockholder set forth in Exhibit B who is party to a Rollover Agreement.
(ooo) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
(ppp) “SEC” means the United States Securities and Exchange Commission or any successor thereto.
(qqq) “Securities Act” means the Securities Act of 1933.
(rrr) “Software” means any and all (a) computer programs (including firmware, algorithms, heuristics, and models, whether in object code, source code, human readable form or other format) and all versions, updates, and patches thereof, (b) databases, whether machine readable or otherwise, (c) descriptions, flow-charts and other documentation used to design, plan, organize and develop any of the foregoing, (d) screens, user interfaces, report formats, development tools, templates, menus, buttons and icons, and (e) all documentation including developer notes, instructions, comments, source code comments and annotations, user manuals and other training documentation relating to any of the foregoing.
(sss) “Special Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, protocols or guidelines promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to any epidemic or pandemic, including the Coronavirus Aid, Relief and Economic Security Act, as may be amended, and the Families First Coronavirus Response Act, as may be amended.
(ttt) “Subsidiary” of any Person means any other Person (other than a natural Person) of which securities or other ownership interests (i) having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) representing more than 50% of the total outstanding securities or ownership interests of such first Person, in each case, are owned, directly or indirectly, by such first Person.
(uuu) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not solicited in breach of Section 5.3 and (ii) is on terms that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing), the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board deems relevant, and if consummated, would reasonably be expected to be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(vvv) “Tax” means any federal, state, local and foreign gross receipts, income, capital gains, profits, sales, use, production, occupation, value-added, ad valorem, transfer, documentary, franchise, registration, profits, license, lease, service, service use, capital stock, social security, disability, severance, environmental, stamp, premium, withholding, payroll, employment, unemployment, estimated, alternative minimum, windfall profits, excise, property (real or personal), customs, duties or other taxes, assessments, charges, fees, levies or other governmental charges in the nature of a tax (whether payable directly or by withholding, whether or not requiring the filing of a Tax Return, and whether disputed or not), together with all interest, penalties and additions imposed with respect to (or in lieu of) such penalties or additions or other foregoing amounts imposed by any Governmental Authority.
(www) “Tax Return” means any return, declaration, statement, claim for refund, schedule, disclosure, election, estimation, report or other information return or document that is filed or required to be filed with a Governmental Authority with respect to Taxes, including amendments and attachments thereto.
(xxx) “Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger.
(yyy) “Transaction Litigation” means any Legal Proceeding commenced or threatened in writing by a Company Stockholder against a Party or any of its Subsidiaries or Affiliates (or any of their respective directors or executive officers), in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties and their Affiliates or with the Financing Sources related to this Agreement or the Financing Commitments.
(zzz) “Treasury Regulations” means the regulations promulgated under the Code.
(aaaa) “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local Law.
(bbbb) “Warrant Agreement” means that certain Warrant Agreement, dated as of February 10, 2021, by and between ION Acquisition Corp 2 Ltd. and Continental Stock Transfer & Trust Company, a New York corporation.
(cccc) “Willful and Material Breach” means (x) a material breach of this Agreement that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching Party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, constitute a material breach of this Agreement, or (y) in the case of the Buyer Parties, failure to consummate the Equity Financing (i) when and as required to be consummated in accordance with the terms of the Equity Commitment Letters and this Agreement and (ii) when each Equity Funding Circumstance has been met.
1.2  Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Alternative Debt Financing	6.5(d)
Anti-Corruption Laws	3.28
Buyer Parties	Preamble
Bylaws	3.1
Cap	8.3(f)(ii)
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.10(c)
Charter	2.5(a)
Chosen Courts	9.12(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board	Recitals

Term	Section Reference
Company Board Recommendation	3.3(a)
Company CIC Plan	6.11(c)
Company Disclosure Letter	Article III
Company Equity Awards	3.7(b)
Company Financial Advisor	3.26
Company Option Consideration	2.8(b)
Company Related Parties	8.3(f)(i)
Company RSU Consideration	2.8(a)
Company SEC Reports	3.9(a)
Company Securities	3.7(d)
Company Stockholder Meeting	6.4(a)
Confidentiality Agreement	9.6
Consent	3.6
Continuation Period	6.11(a)
Copyrights	1.1(ss)
Current Insurance	6.10(c)
Debt Commitment Letter	4.11(a)
Debt Financing	4.11(a)
Debt Financing Commitment	4.11(a)
DGCL	Recitals
Dissenting Company Shares	2.7(d)(i)
Dollars	1.3(e)
DTC	2.10(d)
DTC Payment	2.10(d)
Effect	1.1(r)
Effective Time	2.2
Electronic Delivery	9.15
Employee Plan	3.18(a)
Enforceability Limitations	3.2
Equity Award Consideration	2.8(b)
Equity Commitment Letter	4.11(a)
Equity Financing	4.11(a)
ERISA Affiliate	3.18(b)
Event Notice Period	5.3(d)(i)(1)
Exchange Fund	2.10(b)
Financing	4.11(a)
Financing Commitments	4.11(a)
Indemnified Person	6.10(a)
Insured Persons	6.10(c)
Internal Financing	4.11(c)
Intervening Event	5.3(d)(i)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(ss)
Maximum Amount	6.10(c)
Merger	Recitals
Merger Sub Stockholder Approval	Preamble
New Plan	6.11(b)
No-Shop Period Start Date	5.3(a)
Other Required Company Filing	6.3(b)

Term	Section Reference
Owned Company Share	2.7(a)(iii)
Parent	Preamble
Parent Closing Accounts	4.11(c)
Parent Closing Amount	4.11(c)
Parent Disclosure Letter	Article IV
Parent Related Parties	8.3(f)(ii)
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	1.1(ss)
Payment Agent	2.10(a)
Payoff Letters	6.18
Per Share Price	2.7(a)(ii)
Permits	3.20
Prohibited Financing Modifications	6.5(b)(iv)
Proposal Notice Period	5.3(d)(ii)(3)
Proxy Statement	6.3(a)
Recommendation Change	5.3(c)(i)
Reimbursement Obligations	6.6(a)
Repaid Indebtedness	6.18
Representatives	5.3(a)
Required Amount	4.11(c)
Requisite Stockholder Approval	3.4
Sanctioned Country	3.22
Sanctions	3.22
Security Incident	3.15(g)
Support Agreement	Recitals
Surviving Corporation	2.1
Termination Date	8.1(c)
TopCo	Preamble
TopCo RSUs	2.8(a)
Trade Secrets	1.1(ss)
Uncertificated Shares	2.10(c)
Written	1.3(q)

1.3 Certain Interpretations.
(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.
(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”
(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.
(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”
(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.
(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.
(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.
(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.
(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.
(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.
(l) References to days mean calendar days unless otherwise specified. The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.
(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
(n) No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality.
(o) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
(p) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided” or “delivered” (or any phrase of similar import) by the Company if such documents, information or materials have been electronically delivered to the relevant Party no later than 5:00 p.m. Eastern Time one calendar day prior to the date of this Agreement by being (i) posted to a virtual data room managed by the Company at www.datasite.com with respect to the transactions contemplated by this Agreement

(including any “clean team room” or similar depository within such virtual data room) and made accessible therein to the Buyer Parties and their respective Representatives, subject to “clean team” procedures as agreed between Parent and the Company or (ii) filed with or furnished to the SEC and available on EDGAR.
(q) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.
ARTICLE II

THE MERGER
2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”
2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer Parties and the Company will cause the Merger to be consummated pursuant to the DGCL by the Company filing a certificate of merger substantially in the form of Exhibit A attached hereto (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance of record by the Secretary of State of the State of Delaware, or such other time as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).
2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) (a) as soon as practicable, and in no event later than the third Business Day, after the satisfaction or waiver (to the extent permitted by Law) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by Law) of such conditions at the Closing); provided that if any of the conditions set forth in Article VII are not satisfied or waived (to the extent permitted by Law) on such second Business Day, then the Closing shall take place on the first Business Day thereafter on which all such conditions have been satisfied or waived (to the extent permitted by Law) or (b) such other time, location and/or date as Parent and the Company mutually agree in writing; provided, however, that in no event shall the Closing occur prior to January 30, 2025, unless the Parties mutually agree otherwise. The date on which the Closing actually occurs is referred to as the “Closing Date.”
2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities, obligations and duties of the Company and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation.
2.5 Certificate of Incorporation and Bylaws.
(a) Surviving Corporation Certificate of Incorporation. Immediately following the Effective Time, Parent will cause the Certificate of Incorporation of the Company (the “Charter”) to be amended and restated in its entirety to read in the form of the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated certificate of incorporation will be the certificate of incorporation of the Surviving Corporation, except that all references to Merger Sub’s name shall be replaced by references to “Innovid Corp.”, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(b) Surviving Corporation Bylaws. Immediately following the Effective Time, subject to the provisions of Section 6.10(a), Parent will cause the bylaws of the Company to be amended and restated in their entirety in the form of the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, and such amended and restated bylaws will be the bylaws of the Surviving Corporation, except that all references to Merger Sub’s name shall be replaced by references to “Innovid Corp.”, until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
2.6 Directors and Officers.
(a) Directors of the Surviving Corporation. At the Effective Time, the Parties will take the necessary actions such that the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.
(b) Officers of the Surviving Corporation. At the Effective Time, the Parties will take the necessary actions such that the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.
2.7 Effect of Merger on Company Common Stock.
(a) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Parties, the Company or the holders of any of the following securities, the following will occur:
(i) each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;
(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $3.15, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12); and
(iii) each share of Company Common Stock that is (A) held by the Company Group or (B) owned by the Buyer Parties or any of their direct or indirect wholly owned Subsidiaries of the Buyer Parties as of immediately prior to the Effective Time, or (C) a Rollover Share (each, an “Owned Company Share”) will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.
(b) Rollover Shares. The Rollover Shares shall not be entitled to receive the Per Share Price pursuant to this Agreement and shall, immediately prior to the Closing, be contributed, to TopCo and contributed by TopCo and its Subsidiaries to Parent pursuant to the terms of the applicable Rollover Agreement and shall otherwise be treated in accordance with Section 2.7(a)(iii).
(c) Adjustment to the Per Share Price. The Per Share Price will be adjusted equitably (and subject to the terms of the Charter) to reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time; provided that nothing in this Section 2.7(b) shall be construed to permit the Company or any of its Subsidiaries to take any action with respect to its securities that is expressly prohibited by the terms of this Agreement.
(d) Statutory Rights of Appraisal.
(i) Notwithstanding anything to the contrary set forth in this Agreement, if required by the DGCL (but only to the extent required thereby), any share all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time (other than the Owned Company Shares) and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Holders of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL (it being agreed that such Dissenting Company Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Company Shares to the extent afforded by Section 262 of the DGCL), except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.10.
(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other demand, notice or instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in and, after the Effective Time, direct all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares.
2.8 Equity Awards.
(a) Treatment of Company RSUs.
(i) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company RSU, (i) a number of unvested Company RSUs not to exceed the RSU Cashout Amount shall be accelerated and fully vest effective as of the Effective Time and such Company RSUs (together with any other Company RSUs that have previously vested but not yet been settled) shall be cancelled, and shall convert into the right to receive a lump sum cash payment, without interest and net of applicable withholdings, equal to the product of (A) the Per Share Price multiplied by (B) the number of shares of Company Common Stock subject to such Company RSUs (the “Company RSU Consideration”), (ii) all remaining Company RSUs that are outstanding but unvested as of the Effective Time, including any such Company RSUs that do not become vested pursuant to clause (i) of this Section 2.8(a), shall be cancelled and replaced with restricted stock units (the “TopCo RSUs”) in TopCo with substantially similar terms as those terms applicable immediately prior to the Effective Time to such Company RSUs (provided that Parent may, in its sole discretion, seek to provide opportunities to the holders of the TopCo RSUs to defer taxation of vested TopCo RSUs beyond the applicable vesting dates to the extent practicable and subject to compliance with all applicable local Laws); provided that, (I) for each applicable holder of Company RSUs that are cancelled and replaced with TopCo RSUs under the foregoing clause (ii), the initial aggregate value of the TopCo RSUs received by such holder will be not less than the Per Share Price multiplied by the number of Company RSUs that are cancelled and replaced with TopCo RSUs under the foregoing clause (ii), (II) unless otherwise agreed between TopCo and the Company prior to the Closing Date, the TopCo RSUs that correspond to the “Addt’l RSU Roll” set forth on Section 2.8(a)1 of the Company Disclosure Letter (but, for the avoidance, not including Zvika Netter) shall be fully vested and shall be settled in vested limited partnership interests in TopCo upon the Effective Time (but net settled to account for any taxes payable in connection with such vesting and settlement), provided that, for applicable tax purposes, the value of such vested limited partnership interests in TopCo shall deemed to be paid in cash to the applicable holder net of withholding through the applicable Group Company’s payroll, with the net amount then reinvested in TopCo in exchange for such limited partnership interests, (III) upon settlement of any TopCo RSUs following the Closing, TopCo shall withhold (or cause to be withheld) the number of shares or equity units (or cash, if applicable) in TopCo from the TopCo equity interests (or cash, if applicable) otherwise issuable or deliverable upon or following the vesting of the TopCo RSUs necessary to satisfy all tax obligations associated with the vesting and settlement of with respect to the TopCo RSUs (which withholding shall be done at the maximum withholding rates permitted under applicable Law unless otherwise agreed with the applicable holder of such TopCo RSUs, and through the applicable Group Company’s payroll to the extent required under applicable law), and (IV) the determination of which particular Company RSUs shall vest under clause (i) or are cancelled and replaced with TopCo RSUs under clause (ii) for each individual holder thereof shall be made by prorating each vesting tranche of each such holder’s Company RSUs such that a prorated portion of each such vesting tranche shall vest under clause (i) and the remainder of each such vesting tranche shall be cancelled and replaced with TopCo RSUs under clause (ii), (V) subject to the forgoing subclause (IV), the board of directors of the Company (or an applicable committee or delegate thereof) will determine, in its sole discretion the amount of Company RSUs for each individual holder that shall vest under clause (i) or are cancelled and replaced with TopCo RSUs under clause (ii), (VI) any Company RSUs issued in accordance with the terms of this Agreement after September 21, 2024 shall be cancelled and replaced with TopCo RSUs under clause (ii), and (VII) any Company RSUs that were unvested as of September 21, 2024 but naturally vest after September 21, 2024 through and until the Closing and are unsettled immediately prior to Closing shall be cancelled, and shall convert into the right to receive the applicable Company RSU Consideration under clause (i); provided, further, that (x) the number of unvested Company RSUs that are cancelled and replaced with TopCo RSUs under clause (ii) held by each Person listed on Section 2.8(a)1 of the Company Disclosure Letter shall have a value no less than the aggregate amount set forth adjacent to such Person’s name thereon, and (y) the aggregate number of Company RSUs that shall vest, be cancelled and convert into the right to receive a lump sum cash payment under clause (i) or be cancelled and replaced with TopCo RSUs under clause (ii) are consistent with the treatment set forth in this Section 2.8(a).
(ii) In any jurisdiction mutually agreed to by the parties where a favorable tax ruling is necessary and customary in order to provide that the cancellation of Company RSUs and replacement with TopCo RSUs is not a taxable event for holders of Company RSUs in such jurisdiction (an “RSU Tax Ruling Jurisdiction”), the Company shall promptly seek any such tax rulings (with any application for such tax rulings to be provided in advance to Parent for review and comment) and, in the event any such favorable tax ruling is not obtained prior to the Closing and the failure to obtain such favorable tax ruling would result in the cancellation of Company RSUs and replacement with TopCo RSUs being a taxable event for the holders of Company RSUs in such RSU Tax Ruling Jurisdiction, (i) the unvested Company RSUs held by individuals in such RSU Tax Ruling Jurisdiction (except for those individuals set forth on Section 2.8(a)1 of the Company Disclosure Letter and Zvika Netter) will be cancelled and replaced with Company RSU Consideration under clause (i) of Section 2.8(a)(i) but payable pro rata on the dates on which the Company RSUs associated with such payments would have vested but for the cancellation of such Company RSUs pursuant to clause (i) of Section 2.8(a)(i) without interest; provided that, as to any such holder of Company RSUs, if such holder’s employment is terminated as a result of a voluntary resignation or a termination by the Company for cause, gross misconduct or similar term under applicable contract or law, such holder shall automatically forfeit any unpaid amounts that would have been payable to them in respect of such Company RSUs, without any further action required by any party (but subject to the protections set forth in the Company CIC Plan if such holder of Company RSUs is a participant in the Company CIC Plan), and (ii) with respect to the individuals set forth on Section 2.8(a)1 of the Company Disclosure Letter who are based in the mutually-agreed jurisdiction (but, for the avoidance of doubt, excluding Zvika Netter), TopCo will satisfy (or cause to be satisfied) the tax withholding obligations to the applicable taxing authority and will withhold or cause to be withheld from the TopCo RSUs otherwise deliverable to such individuals, a corresponding number of TopCo RSUs having a value equal to such tax amounts.
(iii) The “RSU Cashout Amount” shall be a number of Company RSUs equal to 7,164,386 minus (i) (A) 709,376 plus (B) the number of Company RSUs of Zvika Netter that are cancelled and replaced with TopCo RSUs (as a result of the provisions of Section 2.8(a)(ii)) in excess of 709,376, plus (C) the number of Company RSUs that equal the value of the Additional RSU Roll set forth on Section 2.8(a)1 of the Company Disclosure Letter (for the avoidance of doubt, not including any amount attributable to Zvika Netter), minus (ii) the number of Company RSUs that have vested during the period beginning on September 22, 2024 and ending immediately prior to the Effective Time (such period, the “Interim RSU

Period”), minus (iii) fifty percent (50%) of the number of unvested Company RSUs that are forfeited during the Interim RSU Period plus (iv) up to 619,910 Company RSUs that vest under clause (i) of Section 2.8(a)(i) as a result of the provisions of Section 2.8(a)(ii). If Zvika Netter contributes and exchanges any cash or shares of Company Common Stock for vested limited partnership interests in TopCo upon the Effective Time pursuant to the Rollover Agreement, the RSU Cashout Amount will be increased by the number of Company RSUs held by Zvika Netter that vest and are converted into the right to receive Company RSU Consideration under clause (i) of Section 2.8(a)(i).
(b) Treatment of Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any Company Option, each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time whose exercise price is less than the Per Share Price shall fully vest, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (A) the excess, if any, of the Per Share Price over the applicable exercise price per share of Company Common Stock subject to such Company Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Option (the “Company Option Consideration” and together with the Company RSU Consideration, the “Equity Award Consideration”).
(c) Payment Procedures. At or promptly after the Closing, Parent shall deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate Equity Award Consideration owed to all holders of Company RSUs and Company Options pursuant to Section 2.8(a) and Section 2.8(b), respectively. The Surviving Corporation or its Subsidiaries, as applicable, shall pay no later than the first regularly scheduled payroll date that is at least 3 Business Days following the Closing Date the Equity Award Consideration payable with respect to each of the Company RSUs and Company Options through the Company Group’s payroll to the applicable holders of such Company RSUs and Company Options. All amounts required to be paid to such holders of Company RSUs and Company Options pursuant to Section 2.8 shall be less any required withholding pursuant to Section 2.13 and other authorized deductions. The Company shall take all action necessary so that any Company Option whose exercise price is equal to or greater than the Per Share Price shall be cancelled without payment.
(d) Treatment of Company ESPP. At the Effective Time the Company ESPP will be terminated and no shares of Company Common Stock will be issued or become issuable thereunder. The Company will not commence any Offering Period (as defined in the Company ESPP) after the date of this Agreement.
(e) Further Actions. The Company shall pass resolutions approving, and take such other actions as may be reasonably necessary or required to effect, the treatment of the Company RSUs, Company Options and Company ESPP under this Section 2.8. As of the Effective Time, the Company Equity Plans shall be terminated, subject to the payment of the Equity Award Consideration and conversion of Company RSUs as provided in this Section 2.8.
2.9 Company Warrants. At the Effective Time, each Company Warrant that is issued and outstanding as of immediately prior to the Effective Time shall be treated in accordance with Section 4.4 of the Warrant Agreement.
2.10 Exchange of Certificates.
(a) Payment Agent. Prior to the Closing, (i) Parent will select a nationally recognized bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) Parent will enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.
(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock (other than holders of Dissenting Company Shares) become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash may be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or S&P Global Ratings, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.
(c) Payment Procedures. Promptly following the Closing (and in any event within three (3) Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”) and (ii) uncertificated shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Uncertificated Shares”): (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares, as applicable, in exchange for the Per Share Price, payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (subject to Section 2.13), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (subject to Section 2.13), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price, payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.10(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.
(d) DTC Payment. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date or as soon as practicable thereafter an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date or as soon as practicable thereafter.
(e) Transfers of Ownership. If payment of the Per Share Price is to be made to a Person other than the Person in whose name the surrendered Certificate or transferred Uncertificated Share in exchange therefor is registered, it shall be a condition of payment that (i) the Person requesting such exchange present proper evidence of transfer or shall otherwise be in proper form for surrender and transfer; and (ii) the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate or Uncertificated Share surrendered or shall have established to the reasonable satisfaction of Parent that such Tax either has been paid or is not applicable.
(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Closing Date, as applicable, will be delivered to Parent (as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock, for exchange pursuant to this Section 2.10 will thereafter look for payment of the Per Share Price without interest thereon, payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price, to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Closing Date, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
2.11 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable, in accordance with Section 2.7 and cease to exist; and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price, payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(d). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.
2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
2.13 Required Withholding. Each of the Payment Agent, Parent, Merger Sub, the Company, the Surviving Corporation, and any person who is a withholding agent for applicable Tax purposes (without duplication) will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
2.14 No Dividends or Distributions. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.15 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, then the directors and officers of the Company and Merger Sub will take all such lawful and necessary action.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, pursuant to the Exchange Act on or after January 1, 2023, and no later than two Business Days prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature); or (b) subject to the terms of Section 9.14, as set forth in the disclosure letter delivered by the Company to the Buyer Parties on the date of this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows:
3.1 Organization; Good Standing. The Company (a) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to the date of this Agreement. The Company is not in breach or violation of the Charter or the Bylaws.
3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement and each other Ancillary Agreements to which it is a party; (b) perform its covenants and obligations hereunder and thereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Transactions. The execution and delivery by the Company of this Agreement and each Ancillary Agreement to which it is a party, the performance by the Company of its covenants and obligations hereunder and thereunder, and the consummation of the Merger and the other transactions contemplated hereby have been duly authorized and approved by the Company Board, and except for obtaining the Requisite Stockholder Approval and filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery by the Company of this Agreement and each Ancillary Agreement to which it is a party; (ii) the performance by the Company of its covenants and obligations hereunder and thereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Transactions. This Agreement and each Ancillary Agreement to which it is a party has been (or will be) duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Limitations”).
3.3 Company Board Approval; Anti-Takeover Laws.
(a) Company Board Approval. The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved this Agreement and the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions upon the terms and subject to the conditions set forth herein; (iii) resolved to submit this Agreement to the Company Stockholders for consideration at a Company Stockholder Meeting; and (iv) subject to Section 5.3(d), resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement.
(b) Anti-Takeover Laws. Assuming that the representations of the Buyer Parties set forth in Section 4.6 and Section 4.10 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger, this Agreement, the Support Agreements, or the transactions contemplated hereby or thereby. No other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Charter or the Bylaws is, or at the Effective Time will be, applicable to the shares of the Company Common Stock or the Transactions.
3.4 Requisite Stockholder Approval. Except for the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL to adopt this Agreement (collectively, the “Requisite Stockholder Approval”), no other vote of the holders of any class or series of Company Common Stock is necessary pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.
3.5 Non-Contravention. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder, and the consummation of transactions contemplated hereby do not (a) violate or conflict with any provision of the organizational documents of the Company or any of its Subsidiaries; (b) violate, conflict with, require consent of or notice to a counterparty, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or result in a right of termination or acceleration pursuant to any Material Contract or material Lease; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company Group or by which any of its properties or assets are bound; (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or assets (including intangible assets) of the Company Group; or (e) give rise to or result in any Person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of any member of the Company Group or any of their respective assets or properties, except in the case of each of clauses (b), (c), (d) and (e), for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with (a) the execution and delivery by the Company of this Agreement; (b) the performance by the Company of its covenants and obligations hereunder; or (c) the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any applicable federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and other Antitrust Laws; and (iv) such other Consents the failure of which to obtain have not had, and would not reasonably be expected to have a Company Material Adverse Effect.
3.7 Company Capitalization.
(a) Capital Stock. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock. As of 5:00 p.m., Eastern time, on November 19, 2024 (such time and date, the “Capitalization Date”), (A) 148,561,159 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Common Stock were held by the Company in treasury and (C) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights, and not subject to or issued in violation of any purchase option, call option, right of first refusal, or any similar right pursuant to any provision of applicable Law or any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound. None of the issued and outstanding shares of Company Common Stock have been issued in violation of any foreign, federal, or state securities Laws.
(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 35,321,748 shares of Company Common Stock for issuance pursuant to the Company Equity Plans. As of the Capitalization Date, there were outstanding the following (collectively, the “Company Equity Awards”): (i) Company Options to acquire 8,028,031 shares of Company Common Stock having a weighted average exercise price of $1.24 per share, and (ii) Company RSUs in respect of 13,161,854 shares of Company Common Stock. As of the Capitalization Date, (i) the Company has reserved 6,938,541 shares of Company Common Stock for issuance pursuant to the Company ESPP and (ii) no Offering (as defined in the Company ESPP) has ever been made under the Company ESPP and no Offering Period has ever commenced thereunder. As of the Capitalization Date, 10,222,453 shares of Company Common Stock were issuable upon exercise of the outstanding Company Warrants.
(c) Options and RSUs. Section 3.7(c) of the Company Disclosure Letter sets forth, as of the date hereof, (A) all holders of Company Options, and with respect to each such holder, (i) the number of shares of Company Common Stock underlying such Company Options held by such holder; (ii) the grant date of each such Company Option, and (iii) the exercise price of each such Company Option; (B) all holders of Company RSUs, and with respect to each such holder, (i) the number of shares of Company RSUs underlying each award of Company RSUs, and (ii) the grant date of each award of Company RSUs. The Company has delivered to Parent true and complete copies of each Company Equity Plan and form of agreement evidencing each Company Option and Company RSUs, and has also delivered any other stock option agreements or RSU agreements to the extent there are variations from the form of agreement, specifically identifying the Person(s) to whom such variant forms apply.
(d) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no issued, reserved for issuance or outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no issued, reserved for issuance or outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, calls, commitments, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for such shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend, accelerate the vesting of or enter into any such option, call, commitment, warrant, right, convertible, exchangeable or exercisable security, or other similar arrangement or Contract relating to any capital stock of, or other equity or voting interest in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Common Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangement or Contracts to which the Company is a party or by which the Company is bound with respect to the voting or registration of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) except as provided in the Charter or the Bylaws and in the Company Loan and Security Agreement, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a stockholder rights plan in effect. The Company is not party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.
3.8 Subsidiaries.
(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization and schedule of stockholders or equity holders (other than any member of the Company Group) of each Subsidiary of the Company. The Company does not own, directly or indirectly, any capital stock of, or other equity, voting or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, voting or similar interest in, any other Person. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate (or similar) power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be so organized, validly existing and in good standing has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character or location of its properties owned or leased or the nature of its activities make such qualification or license necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or licensed or in good standing has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries holds any equity interests in any Person other than the Subsidiaries set forth on Section 3.8(a) of the Company Disclosure Letter. The Company has made available to Parent true and correct copies of the charter and bylaws (or equivalent organizational documents) of each of its Subsidiaries, each as amended to the date of this Agreement. None of the Subsidiaries of the Company is in material breach or violation of its charter or bylaws (or equivalent organizational documents). There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Subsidiaries of the Company.
(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) is owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.
3.9 Company SEC Reports; Company Information.
(a) Since January 1, 2023, the Company has filed or furnished all forms, reports, schedules, statements, prospectuses, registration statements and other documents with the SEC that have been required to be filed or furnished by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseding filing), in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder, each as in effect on the date that such Company SEC Report was filed. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. To the Knowledge of the Company, as of the date of this Agreement, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation. None of the Subsidiaries of the Company are required to file any forms, reports, schedules, statements or other documents with the SEC.
(b) The information supplied or to be supplied by the Company for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
3.10 Company Financial Statements; Internal Controls.
(a) Company Financial Statements. The consolidated financial statements (including, in each case, any related notes and schedules) of the Company filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present in all material respects, the consolidated financial position of the Company Group as of the respective dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any financial statements filed on Form 10-Q, to normal year-end adjustments and to any other adjustment described therein).
(b) Disclosure Controls and Procedures. The Company has established and maintains and enforces “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management, auditors and the audit committee of the Company Board as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, have made all certifications required pursuant to the applicable provisions of the Sarbanes-Oxley Act and the statements contained in such certifications are complete and correct.
(c) Internal Controls. The Company has established and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group or (C) any claim or allegation regarding any of the foregoing. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.
(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any material, written unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, and no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has, to the Knowledge of the Company, reported in writing credible evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the General Counsel, Chief Executive Officer or Chief Financial Officer of the Company.
3.11 No Undisclosed Liabilities; Transaction Expenses.
(a) Except as set forth in Section 3.11 of the Company Disclosure Letter, the Company Group has no liabilities, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Transactions or applicable Law, including expenses related thereto;

(c) incurred in the ordinary course of business on or after December 31, 2023; (d) liabilities for performance of obligations under Contracts binding upon any member of the Company Group (other than resulting from a breach thereof) or (e) that would not have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Section 3.11(b) of the Company Disclosure Letter contains the Company’s good faith estimate, as of the date hereof and subject to the assumptions set forth on Section 3.11(b) of the Company Disclosure Letter, of all the legal, accounting, financial advisory, transaction or consulting fees, costs and expenses expected to be incurred by the Company Group on or prior to the Closing in connection with the negotiation, preparation or execution of this Agreement and the Ancillary Agreements or the performance or consummation of the Transactions.
3.12 Absence of Certain Changes. Except as set forth in Section 3.12 of the Company Disclosure Letter, since January 1, 2024, through the date of this Agreement, (a) except as contemplated by this Agreement or in connection with the transactions contemplated hereby, the business of the Company Group has been conducted, in all material respects, in the ordinary course of business; and (b) there has not occurred (i) a Company Material Adverse Effect or (ii) except as otherwise set forth on the Company Disclosure Letter, any action taken by the Company or event that would have required the consent of the Company pursuant to Section 5.2(a) (solely with respect to the Company), Section 5.2(b), Section 5.2(d), Section 5.2(f), Section 5.2(g), Section 5.2(h), Section 5.2(k), Section 5.2(m), Section 5.2(n), Section 5.2(o), Section 5.2(r) or Section 5.2(u) (in the case of Section 5.2(u), to the extent relating to any of the foregoing) had any such action or event occurred after the date of this Agreement.
3.13 Material Contracts.
(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts, as of the date of this Agreement, to or by which any member of the Company Group is a party or is bound (other than any Employee Plans, Material Contracts contemplated by clause (i) of the definition of “Material Contract” and any Material Contracts listed in Section 3.18(a) of the Company Disclosure Letter), and a copy of each Material Contract has been made available to Parent; provided, that the Company is not required to list in Section 3.18(a) of the Company Disclosure Letter any statement of work, purchase order, sales or similar Contract entered into in the ordinary course of business.
(b) Validity. Each Material Contract (other than any Material Contract that has expired in accordance with its terms) is valid and binding on the Company or each such Subsidiary of the Company that is a party thereto and is in full force and effect, except where the failure to be valid and binding and in full force and effect has not had, and would not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, each of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except where such breach or default has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No party to any Material Contract has (i) exercised any termination rights with respect thereto, or (ii) given written notice of any material breach with respect to, or intent not to renew, any Material Contract, in the case of clauses (i) and (ii) except as had not had, individually or in the aggregate, a Company Material Adverse Effect.
3.14 Real Property.
(a) Owned Real Property. The Company Group does not own any real property.
(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses, sublicenses or other agreements pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property,” and each such lease, sublease, license, sublicense or other similar agreement, including amendments thereto and guarantees thereof, a “Lease”). The Company has made available to Parent true, correct and complete (in all material respects) copies of all Leases. With respect to each Lease and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) each Lease (other than any Lease that has expired in accordance with its terms) is valid and binding on the Company or each such Subsidiary of the Company that is a party thereto and is in full force and effect, (ii) to the Knowledge of the Company, there are no disputes with respect to such Lease; (iii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iv) there are no Liens (other than Permitted Liens) on the estate or interest created by such Lease and the Company or one of its Subsidiaries has a valid leasehold interest in each Leased Real Property.
3.15 Intellectual Property.
(a) Registered Intellectual Property. Section 3.15(a) of the Company Disclosure Letter sets forth a correct (in all material respects) and complete list as of the date of this Agreement of all Company Registered Intellectual Property. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group: (x) each item of the Company Registered Intellectual Property set forth on Section 3.15(a)(i) of the Company Disclosure Letter is subsisting, and to the Knowledge of the Company, valid and enforceable; (y) with respect to each material item of the Company Registered Intellectual Property, all necessary registration, maintenance and renewal fees have been paid, and all necessary documents and certificates have been filed with the United States Patent and Trademark Office or equivalent authority or registrar anywhere in the world, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property; and (z) all Patents included in Company Intellectual Property have been prosecuted in good faith, and the Company and each of its Subsidiaries have complied with all appliable duties of candor and disclosure to all applicable Governmental Authorities with respect to such Patents and have made no misrepresentations in connection with the prosecution or maintenance thereof.
(b) IP Ownership. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group, the Company Group (i) solely and exclusively owns all right, title, and interest in and to all Company Intellectual Property, free and clear of all Liens (except for Permitted Liens), and (ii) is licensed or otherwise possesses valid rights to use, and immediately after Closing will own or otherwise possess valid rights to use, all other Intellectual Property and IT Systems used in or necessary for the business of the Company Group as currently conducted; provided, however, that the representation and warranty in this Section 3.15(b) shall not constitute or be deemed or construed as any representation or warranty with respect to any infringement, misappropriation or violation by any member of the Company Group of any Intellectual Property, which is exclusively addressed in Section 3.15(c) below. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group, none of the foregoing will be adversely impacted by (nor will require the payment or grant of additional amounts or consideration as a result of) the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated hereby.
(c) No Infringement. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group: (i) the Company Group (and the operation of the business of the Company Group as currently conducted) does not, and did not since January 1, 2022 (but solely with respect to any Patents, in the past six (6) years), infringe, dilute, misappropriate, or otherwise violate the Intellectual Property of any third Person; (ii) to the Knowledge of the Company, no third Person is infringing, diluting, misappropriating, or otherwise violating any Company Intellectual Property; (iii) there are no pending, and since January 1, 2022 (but solely with respect to any Patents, in the past six (6) years), there have been no pending, Legal Proceeding (and no Legal Proceeding has been threatened, to the Knowledge of the Company) against any member of the Company Group (and neither the Company nor any of its Subsidiaries has received any written claim, demand, or notice (including invitations to license) from any third Person) (A) alleging that any member of the Company Group (or the operation of the business of the Company Group) infringes, dilutes, misappropriates, or otherwise violates the Intellectual Property of any third Person, or (B) challenges the ownership, validity, or enforceability of any Company Intellectual Property; and (iv) since January 1, 2022, the Company Group has not sent any third Person written notice (or brought any Legal Proceeding against any third Person) claiming that such third Person is infringing, diluting, misappropriating, or otherwise violating any Company Intellectual Property.
(d) Proprietary Information. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group: (i) the Company Group has taken commercially reasonable steps to protect the confidentiality of the Company Group’s Trade Secrets (including the source code for Proprietary Software) and any Trade Secrets provided to the Company Group under conditions of confidentiality; and (ii) neither the Company nor any of its Subsidiaries has disclosed any Trade Secrets to any third Person (including employees, consultants, and contractors) except pursuant to a valid written agreement adequately restricting the disclosure and use thereof and, to the Knowledge of the Company, there has not been any violation of any such agreement.
(e) Title to IP. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group: (i) the Company Group has obtained valid, written, and present assignments from all of the current and former employees, contractors, and other third parties who contributed to the creation or development of any Intellectual Property for or on behalf of the Company Group, in each case, of all of such Person’s rights, title, and interest in and to any such Intellectual Property that neither the Company nor any of its Subsidiaries otherwise own by operation of Law; and (ii) there are no currently pending or, to the Knowledge of the Company, threatened claims, from any Persons who have participated in the creation or development of any material Intellectual Property for the Company Group for compensation or remuneration for inventions or copyrighted works created or invented by any such Person, including under the Israeli Patents Law, 1967.
(f) Governmental/Institutional Funding and Standards. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group: (i) no Company Intellectual Property or Company Products were developed using any personnel, facilities, or resources of any universities, research institutions, or Governmental Authorities (including the Israel Innovation Authority, the Investment Center of the Israeli Ministry of Economy and Industry, the Israel Tax Authority (solely with respect to “benefit” or “approved” enterprise status or similar programs), the State of Israel (including the BIRD foundation), the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government); and (ii) neither the Company nor any of its Subsidiaries is obligated to grant licenses or rights to, or is otherwise subject to any restriction on the ability of the Company or any of its Subsidiaries to enforce, license or exclude others from using or practicing, any Company Intellectual Property as a result of the Company’s or any Subsidiary’s membership or affiliation with any standards setting bodies.
(g) Company IT Systems. The Company Group has implemented and maintains commercially reasonable measures designed to provide monitoring and alerting of material operational problems or issues with the Company IT Systems that are owned or controlled by the Company Group, except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group. Since January 1, 2022, there has not been any unauthorized access to or use of, or corruption or failure of, or interruptions to the availability of the Company IT Systems (including a ransomware or denial-of-service attack), or any unauthorized access to, or disclosure, use, or other corruption or loss of, Personal Information, Trade Secrets, or sensitive proprietary information (a “Security Incident”), except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group, the Company Group’s information technology and software applications are sufficient to operate the business of the Company Group as it is currently conducted. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group, (i) the Proprietary Software and the Company IT Systems that are owned by the Company Group do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” worms, viruses, spyware, keylogger software, or other malicious code, or damaging devices designed to adversely impact the functionality of or permit unauthorized access to or to disable or otherwise harm any Company IT Systems or Proprietary Software.
(h) Company Products. There are (i) no defects, bugs or errors in any Company Products that would prevent the same from performing in accordance in all material respects with the Company Group’s obligations and warranties to customers; and (ii) no viruses, worms, Trojan horses or similar disabling codes or malicious programs in any Company Products, in each case, except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group.
(i) Source Code. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group: (i) the Company Group possesses all source code for all Proprietary Software, and no third Person (other than Persons working with or on behalf of the Company Group and subject to reasonably protective confidentiality obligations) possesses, or has an actual or contingent right to access or possess (including pursuant to an escrow arrangement), a copy in any form of any source code for any such Proprietary Software; (ii) the Company and each of its Subsidiaries is in compliance in all material respects with all relevant licenses for open source Software used by the Company or any of its Subsidiaries, and no Company Products or Proprietary Software incorporate or are used, incorporated into, linked to or with, derived from, or distributed with any open source Software in a manner that subjects such Company Products or Proprietary Software to any Copyleft Terms, in whole or in part; and (iii) the Company Group has complied in all material respects with all applicable Laws applicable to its use of AI/ML (including the ethical or responsible use thereof).
3.16 Data Security and Privacy. The Company Group (i) is, and since January 1, 2022, has been at all relevant times, in material compliance with all applicable Privacy Laws, internal and external Company Group policies governing the Processing of Personal Information and binding contractual requirements with respect to the Processing of Personal Information in all relevant jurisdictions; and (ii) has implemented commercially reasonable security, in compliance with applicable Privacy Laws, designed to protect the confidentiality, integrity and security of Company IT Systems owned or controlled by the Company and the data and information thereon, including to the extent involved in the Processing of Personal Information, in the conduct of the business of the Company Group as currently conducted from unauthorized use, access, disclosure, theft and modification. Since January 1, 2022, the Company Group: (i) has not received any written notice of any complaints, claims, investigations, inquiries, written notices, enforcement proceedings, legal actions or actual or alleged violations of any applicable Privacy Laws or related to a Security Incident, by or before any Governmental Authority, or by any Person with respect to its Processing of Personal Information or a Security Incident (other than data subject requests to exercise their rights in accordance with applicable law in the ordinary course of business); (ii) has not notified in writing, or been required by applicable Privacy Laws or contractual requirements to notify in writing, any Person with respect to a Security Incident; and (iii) has not had any fines or other penalties imposed on, nor had written claims for compensation received by, any member of the Company Group, for violation of any Privacy Laws or in connection with any Security Incident. Except as has not had, and would not reasonably be expected to have, a material and adverse effect on the business of the Company Group, since January 1, 2022, the Company Group has not: (1) experienced any Security Incidents; or (2) been involved in any Legal Proceedings related to any violation of any Privacy Laws by the Company Group or any Security Incidents. To the Knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in any material violation of any applicable Privacy Laws or cybersecurity laws.
3.17 Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) The Company and each of its Subsidiaries has (i) timely and duly filed (or caused to be filed) with the appropriate Governmental Authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct, and complete in all respects and accurately reflect all of their liabilities for Taxes for the periods covered thereby; and (ii) paid in full all Taxes required to be paid by them, provided that all Taxes incurred but not yet due and payable (x) for periods covered by the financial statements of the Company filed with the Company SEC Reports have been accrued and adequately disclosed on such financial statements in accordance with GAAP, and (y) for periods not covered by such financial statements have been accrued on the books and records of the Company and its Subsidiaries in accordance with GAAP;
(b) There are no outstanding waivers or extensions regarding the application of the statute of limitations or assessment or deficiency period with respect to any Taxes or Tax Returns of the Company or any of its Subsidiaries that has not since expired;
(c) No deficiency for any Taxes has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries (or has been threatened or proposed in writing), except for deficiencies which have been satisfied by payment, settled or withdrawn. No audits, investigations, suits, or other examinations or proceedings with respect to Taxes of the Company or any of its Subsidiaries are in progress or are pending;
(d) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2);
(e) Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement, arrangement or obligation, other than any such agreement, arrangement or obligation solely between and among members of the Company

Group, or entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any liability for the Taxes of any Person other than another member of the Company Group by operation of Law, including pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) or as a transferee or successor, in each case, excluding pursuant to any Contract entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes;
(f) There are no Liens (other than Permitted Liens) for Taxes on any asset of the Company or any of its Subsidiaries.
(g) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying or intending to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two years prior to the date of this Agreement.
(h) No member of the Company Group will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed at or prior to the Closing (in each case, where there is a reference to the Code or Treasury Regulations, including any corresponding or similar provision of state, local or non-U.S. income Tax Law): (i) a ruling by, or written agreement with, a Governmental Authority, including any closing agreement pursuant to Section 7121 of the Code, (ii) an installment sale or open transaction disposition, (iii) a prepaid amount received or deferred revenue recognized outside the ordinary course of business, (iv) an intercompany item under Treasury Regulation Section 1.1502-13 or, to the Knowledge of the Company, an excess loss account under Treasury Regulation Section 1.1502-19, or (v) a change in or use of an improper accounting method, including pursuant to Section 481 of the Code. Neither the Company nor any of its Subsidiaries has made any election under Section 965(h) of the Code.
(i) Neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return provided for under the Laws of the United States, any non-U.S. jurisdiction or any state or locality with respect to Taxes for any taxable period (other than a group that includes solely members of the Company Group).
(j) Within the past five (5) years, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or the applicable Subsidiary is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, which claim has not been fully resolved.
(k) All Taxes that the Company or any of its Subsidiaries is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been timely paid over to the appropriate Governmental Authority to the extent due and payable.
(l) The Company and each of its Subsidiaries has remitted to the applicable Governmental Authority all amounts required to be remitted by them with respect to, and complied with, all escheat and unclaimed property Laws.
3.18 Employee Plans.
(a) Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans. For purposes of this Agreement, “Employee Plan” shall mean (collectively) (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other bonus, stock option, stock purchase or other equity-based, post-employment welfare benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, employment, severance, termination, retention, change in control compensation, fringe, welfare or other benefit plans, programs, agreements, contracts, policies or binding arrangements (whether or not in writing), (x) in each case that are sponsored, maintained or contributed to (or required to be contributed to) by any member of the Company Group; or (y) otherwise, under or with respect to which the Company Group has any obligation or liability, other than any plan required by applicable Law or that is sponsored or maintained by a Governmental Authority. With respect to each Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan and trust documents (and all amendments thereto) and the most recent summary plan descriptions (and all summaries of material modifications), (D) a written description of each Employee Plan if such plan is not set forth in a written document, (E) all material correspondence to or from the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority received since January 1, 2022 with respect to any Employee Plan.
(b) No member of the Company Group nor any other corporation or trade or business (whether or not incorporated) that would at any relevant time be treated as a single employer with the Company Group pursuant to Section 414 of the Code (each, an “ERISA Affiliate”) has, in the last six years, maintained, sponsored contributed to or has been required to contribute to or currently maintains, sponsors or participates in, contributes to or is required to contribute to: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), including by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.
(c) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, each Employee Plan has been established, maintained, funded and administered, in form and operation, in accordance with its terms and in all material respects with all applicable Law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. There are no material claims, disputes or Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, other than routine claims for benefits. No Employee Plan provides, and no member of the Company Group has any current obligation to provide for post-employment, post-ownership, post-service or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar state law.
(d) Each Employee Plan that is or was intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status, and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect such Employee Plan’s qualified status.
(e) Except has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company Group, any Employee Plan nor, to the Knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject the Company or any ERISA Affiliate to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code.
(f) Except as provided in Section 2.8 or expressly provided in this Agreement, none of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event, (i) entitle any employee, director, officer or independent contractor of the Company Group to severance pay or any material increase in severance pay, (ii) result in, or accelerate the time of payment, funding or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) or benefits becoming due under any Employee Plan; (iii) increase any compensation or benefits otherwise payable to any employee, director or independent contractor of the Company Group or under any Employee Plan; (iv) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Employee Plan, (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Plan on or following the Effective Time; (vi) require a “gross-up,” indemnification for, or payment to any individual for any taxes imposed under Section 409A or Section 4999 of the Code or any other tax, or (vii) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.
(g) Each Company Option and Company RSU was granted in material compliance with all applicable Laws and all of the material terms of the Company Equity Plan pursuant to which it was issued.

3.19 Labor Matters.
(a) Employees. The Company has made available to Parent a schedule containing true and correct information, as of the date set forth in such schedule, regarding the current job title or position, work location, annual base salary or hourly wage rate and target annual bonus for all employees and all individual independent contractors who provide services to the Company Group (the “Employee Census”).
(b) Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement or other Contract between a member of the Company Group and any labor union, works council or other labor organization or employee representative (each, a “Collective Bargaining Agreement”). No employees of the Company Group are represented by any labor union or other labor organization. As of the date of this Agreement, no Collective Bargaining Agreement is being negotiated, or required to be negotiated, by the Company Group. There are no pending or, to the Knowledge of the Company, threatened, and since January 1, 2022, there have been no strikes, lockouts, union organization activities (including, but not limited to, union organization campaigns or requests for representation), pickets, slowdowns, stoppages, material grievances or collective labor disputes or similar activity in respect of the business of the Company Group. The Company Group is not engaged in and, since January 1, 2022, have not engaged in any unfair labor practice that has resulted or could reasonably be expected to result, individually or in the aggregate, in any material liability to the Company Group.
(c) Wage and Hour and Legal Compliance. Except has not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company Group has complied, in all material respects with applicable Laws with respect to labor and employment (including applicable Laws regarding the payment of wages, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), discrimination, harassment and retaliation, whistleblowing, disability rights or benefits, equal opportunity, pay transparency, plant closures and layoffs (including the WARN), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, affirmative action, unemployment insurance, employee health and safety and collective bargaining). There is no pending or, to the Knowledge of the Company, threatened charge, complaint, arbitration, audit or investigation brought by or on behalf of, or otherwise involving, any current or former employee, any person alleged to be a current or former employee, any applicant for employment, or any class of the foregoing, or any governmental entity, that involve the labor or employment relations and practices of the Company Group that could reasonably be expected to result, individually or in the aggregate, in any material liability to the Company Group.
(d) Sexual Harassment. Since January 1, 2022, no allegations, charges or complaints of sexual or other unlawful harassment based on sex, race, or any other prohibited characteristic have been made, or threatened to be made, against any current or former officer or director of the Company Group.
(e) None of the members of the Company Group have since January 1, 2022 taken any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of, or would otherwise trigger notice requirements or liability under, the WARN Act.
3.20 Permits. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders, accreditations, registrations, certifications, qualifications, exemptions and approvals from Governmental Authorities that are required for the operation of the business of the Company Group as currently conducted (“Permits”). The Company Group complies with the terms of all Permits, and no termination, suspension, modification, revocation, non-renewal or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, termination, suspensions, modifications, revocations, non-renewals or cancellations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Permit is valid and in full force and effect and no Permit shall cease to be effective as a result of this Agreement or the consummation of the transactions contemplated hereby, except for such cessation to be effective as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
3.21 Compliance with Laws. (i) The Company and each of its Subsidiaries is, and since January 1, 2022, has been, in compliance in all material respects with all applicable Laws and (ii) none of the Company or any of its Subsidiaries have received any written notice from any Governmental Authority of material non-compliance, default or violation with respect to any Law applicable to the Company or any of its Subsidiaries.

3.22 Sanctions. Neither the Company nor any of its officers, managers, directors or, to the Knowledge of the Company, employees, agents or other Representatives, is a Person that is, or is 50% or more owned or controlled by Persons that are, (i) the target of any sanctions administered or enforced by the United States (including, but not limited to, the Department of the Treasury’s Office of Foreign Assets Control and the United States Department of State), the United Nations Security Council, the European Union and any Member State of the European Union, or His Majesty’s Treasury in the United Kingdom (collectively, “Sanctions”), or (ii) located, organized, or resident in a country or territory that is the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria and the Crimea, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic Regions of Ukraine) (hereinafter, each, a “Sanctioned Country”). Neither the Company nor any of its officers, managers, directors or, to the Knowledge of the Company, employees, agents or other Representatives is or has been, since April 24, 2019, engaged in any dealings or transactions with or involving any Person, or in or involving any Sanctioned Country, that at the time of such dealing or transaction is or was the target of Sanctions, in violation of applicable Sanctions. Neither the Company, its Subsidiaries and, to the Knowledge of the Company, their respective directors, officers, employees, consultants and Representatives has, since April 24, 2019, made any disclosure (voluntary or otherwise) with respect to an apparent violation of Sanctions or has been the subject of any actual or, to the knowledge of the Company, any asserted or threatened charge, proceeding, investigation or inquiry with respect to potential or actual violations of Sanctions. The Company, its Subsidiaries, and to the Knowledge of the Company, their respective Representatives have since April 24, 2019 complied with and are in compliance with all applicable Sanctions, and have implemented and maintain in effect policies and procedures reasonably designed to promote compliance with applicable Sanctions.
3.23 Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company Group or any of their respective properties or assets or, as of the date of this Agreement, against any present or former officer or director of the Company Group in such individual’s capacity as such, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) No Orders. None of the Company Group is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Merger or other transactions contemplated hereby or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.
3.24 Insurance. As of the date hereof, the Company Group has insurance policies covering the Company Group and employees, properties and assets. As of the date hereof, all such insurance policies are in full force and effect and all premiums due thereon have been paid in full, and no written notice of cancellation, termination, non-renewal or amendment has been received with respect to any such insurance policy, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company Group has not taken any action or failed to take action which would constitute a breach or default under any such policy or permit the termination or modification of such policy in any material respect, (b) there are no claims by any Company Group pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights, other than ordinary course reservations of rights and (c) the scope and level of coverage of such policies is sufficient to comply with applicable Law.
3.25 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or transactions between any member of the Company Group, on the one hand, and any Affiliate thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Reports filed prior to the date of this Agreement.
3.26 Brokers. Except for Evercore Group L.L.C. (the “Company Financial Advisor”), there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Transactions. Prior to the execution of this agreement, the Company has made available to Parent complete and accurate copies of all agreements (including the engagement letter between the Company and the Company Financial Advisor related to the Merger) pursuant to which the Company Financial Advisor would be entitled to any such fee or commission in connection with the Transaction.
3.27 Fairness Opinion. The Company Board has received the written opinion of the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualification, assumptions and other matters set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) in the Merger is fair, from a financial point of view, to such holders (it being understood that such written opinion is for the benefit of the Company Board and may not be relied upon by the Buyer Parties) and, as of the date of this Agreement, the foregoing opinion has not been withdrawn, revoked or modified in any respect.
3.28 Anti-Corruption. In the five (5) years prior to the date hereof, none of the Company Group, nor any of its officers, directors, nor to the Knowledge of the Company Group, its employees, any of its consultants, agents, or any other Person acting on behalf of the Company Group, has (a) unlawfully made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (i) any federal, state, provincial or local governmental official for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a federal, state, provincial or local Governmental Authority or subdivision thereof; (ii) any political party or official thereof or candidate for political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a Governmental Authority or subdivision thereof, in the case of clauses (i) and (ii) above in order to assist the Company Group to obtain or retain business for or direct business to the Company Group under circumstances which violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law relating to the prohibition or prevention of corruption or bribery (collectively “Anti-Corruption Laws”). The Company Group maintains in effect policies and procedures reasonably designed to promote compliance by the Company Group and its directors, officers, and employees with Anti-Corruption Laws.
3.29 Environmental. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (1) the Company and each of its Subsidiaries is, and since January 1, 2022, has been, in compliance with all applicable Environmental Laws and (2) the Company and each of its Subsidiaries holds and is in compliance with, and since January 1, 2022, has been in compliance with, all Environmental Permits.
3.30 No TID U.S. Business. Neither the Company nor any of its Subsidiaries is a TID U.S. business as defined at 31 C.F.R. § 800.248.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
Except as set forth in the disclosure letter delivered by the Buyer Parties on the date of this Agreement (the “Parent Disclosure Letter”), each of the Buyer Parties hereby represents and warrants to the Company as follows:
4.1 Organization; Good Standing.
(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of Parent to fully perform its covenants and obligations pursuant to this Agreement.
(b) Merger Sub. Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to have such power or authority would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of Merger Sub to fully perform its covenants and obligations pursuant to this Agreement.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its certificate of incorporation, bylaws or other similar organizational documents.
4.2 Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement and each Ancillary Agreement to which it is a party; (b) perform its covenants and obligations hereunder and thereunder; and (c) subject to receipt of the Merger Sub Stockholder Approval, consummate the Transactions. The execution and delivery by each Buyer Party of this Agreement and each Ancillary Agreement to which it is a party, the performance by each Buyer Party of its respective covenants and obligations hereunder and thereunder and, subject to receipt of the Merger Sub Stockholder Approval, the consummation of the Transactions have been duly and unanimously authorized and approved by all necessary actions on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery by each Buyer Party of this Agreement and each Ancillary Agreement to which it is a party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder and thereunder; or (iii) the consummation of the Transactions, subject to the receipt of the Merger Sub Stockholder Approval. This Agreement and each Ancillary Agreement to which it is a party has been (or will be) duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company, constitutes (or will constitute) a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.
4.3 Non-Contravention. The execution and delivery by each Buyer Party of this Agreement and each Ancillary Agreement to which it is a party, the performance by each Buyer Party of its covenants and obligations hereunder and thereunder, and the consummation of the Transactions do not (a) violate or conflict with any provision of the organizational documents of the Buyer Parties; (b) violate, conflict with, require consent of or notice to a counterparty, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, impair any Buyer Party’s rights or alter the rights or obligations under, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to the Buyer Parties or by which any of their properties or assets are bound; or (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or assets (including intangible assets) of the Buyer Parties, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates (a) in connection with the execution and delivery by each Buyer Party of this Agreement and each Ancillary Agreement to which it is a party; (b) the performance by each Buyer Party of its covenants and obligations hereunder or thereunder; or (c) the consummation of the Transactions, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and other Antitrust Laws listed on Section 4.4 of the Parent Disclosure Letter; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
4.5 Legal Proceedings; Orders.
(a) No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against the Buyer Parties or any of their respective properties or assets that would, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) No Orders. No Buyer Party is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Transactions or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement. As of the date of this Agreement, there has not been nor are there currently any internal investigations or inquiries being conducted by the Buyer Parties or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.
4.6 Ownership of Company Securities. None of the Buyer Parties nor any of their respective Affiliates is or has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company at any time during the past three years prior to the date of this Agreement.
4.7 Brokers. Except as set forth in Section 4.7 of the Parent Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company or its Subsidiaries in connection with the Transactions.
4.8 Operations of the Merger Sub. The authorized capital stock of Merger Sub consists solely of 5,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Merger Sub has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement and each Ancillary Agreement to which it is a party. Parent, or a wholly owned subsidiary of Parent, owns beneficially and of record all of the outstanding capital stock of, and other equity and voting interest in, Merger Sub free and clear of all Liens.
4.9 No Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Transactions. The adoption of this Agreement by the affirmative vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.
4.10 Stockholder and Management Arrangements. As of the date of this Agreement, except for the Support Agreements, the Rollover Agreements and as set forth in Section 4.10 of the Parent Disclosure Letter, none of the Buyer Parties or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any binding arrangements with any stockholder, director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Transactions; (ii) the Company or (iii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Closing; or (b) pursuant to which any (i) such stockholder would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such stockholder has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group has agreed to provide, directly or indirectly, equity investment to the Buyer Parties or the Company to finance any portion of the Merger.
4.11 Financing.
(a) Commitment Letters. Concurrently with the execution of this Agreement, Parent has delivered to the Company true, complete and correct copies of (i) the fully executed equity commitment letters (the “Equity Commitment Letters”), dated as of the date of this Agreement, pursuant to which the Investors (as defined therein) have committed, subject only to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of consummating the Merger (such financing, together with the Internal Financing, the “Equity Financing”) and (ii) the fully executed debt commitment letter, dated as of November 21, 2024, addressed to Parent (or its Affiliate) from the Financing Sources party thereto (together with all annexes, exhibits, schedules and other attachments thereto and as amended, supplemented or modified from time to time in accordance with its terms and to the extent permitted by Section 6.5, the “Debt Commitment Letter”) and the fee letter(s) referred to in the Debt Commitment Letter, which (A) may be redacted with respect to pricing terms, fee amounts, “price flex”, other economic or “flex” provisions and any other provisions that are customarily redacted in connection with merger agreements of this type, and (B) may not be redacted with respect to any terms that would have the effect of a Prohibited Financing

Modification (such fee letters, as redacted, “Redacted Fee Letters”, such Debt Commitment Letter and each such Redacted Fee Letter, collectively, the “Debt Financing Commitment” and, together with the Equity Commitment Letters, the “Financing Commitments”), pursuant to which, the Financing Sources party thereto have committed, on the terms and subject only to the conditions set forth therein, to provide (or cause to be provided) Parent (or its Affiliate) with debt financing in the amounts specified therein for the purpose of financing the Merger and the other transactions contemplated hereby and the related fees and expenses (such financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”). The Equity Commitment Letters provides that (x) the Company is an express third-party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.10(b) and (y) subject in all respects to Section 9.10(b), Parent will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that there is adequate remedy at law in connection with the exercise of any such third-party beneficiary rights.
(b) Validity; No Amendments. Each of the Financing Commitments is in full force and effect and constitutes the legal, valid and binding obligations of Parent or its Affiliate, as applicable, and each of the other parties thereto to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions, and is enforceable against Parent or its Affiliate, as applicable and, to the Knowledge of Parent, each of the other parties thereto, as applicable, in accordance with its terms, subject to the Enforceability Limitations. As of the date of this Agreement, (i) the Financing Commitments and the terms thereof have not been amended, supplemented or modified in any respect; (ii) no such amendment or modification is contemplated other than an amendment or modification solely to join additional Financing Sources thereto; (iii) the respective commitments contained therein have not been withdrawn, terminated, replaced or rescinded in any respect; (iv) no Buyer Party has any reason to believe that any Financing Source intends to withdraw, terminate or rescind any commitment in respect of the Financing, (v) no event has occurred which, with or without notice, lapse of time or both, would constitute a material breach or default on the part of Parent or any other party thereto under the Financing Commitments that could in either case result in the failure of the funding obligations thereunder; and (vi) Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. There are no other Contracts, agreements, side letters, arrangements or understandings (written or oral) relating to the Financing, other than as expressly set forth in the Financing Commitments.
(c) Parent Closing Account. Without limiting anything contained in this Agreement, (i) as of the date hereof, Parent and its Subsidiaries have and maintain bank accounts with certain nationally recognized banks or trust companies (or other banks of similar standing) in the ordinary course (together, such accounts, the “Parent Closing Accounts”), (ii) as of the date of this Agreement and at any time until the earlier of (x) the valid termination of this Agreement in accordance with its terms and (y) the Closing and the payment in full of Required Amount, the Parent Closing Accounts contain and will contain at least an aggregate balance of $125,000,000 freely usable cash (the “Parent Closing Amount”), $75,000,000 of which shall remain at all such times in a nationally recognized bank or trust company in the United States; (iii) the Parent Closing Amount (x) is and will remain freely usable, in the form of cash only, and is not and will not be subject to any Liens (other than any Liens granted to lenders under first lien and second lien credit agreements in effect (unmodified) as of the date of this Agreement), and (y) will continuously remain available for the purpose of funding the Required Amount (such funding of any portion of the Required Amount using the Parent Closing Amount, the “Internal Financing”), (iv) Parent (or its applicable Subsidiary) has the sole power to withdraw amounts from any Parent Closing Accounts holding some or all of the Parent Closing Amount, and (v) as of the date of this Agreement, there is no legal prohibition (including by way of Law, Contract or Order) of any kind or nature that would prevent or materially delay the ability of Parent to draw upon amounts in any Parent Closing Account holding some or all of the Parent Closing Amount and use such amounts to pay any portion of the Required Amount.
(d) Sufficiency of Financing. The net proceeds of the Financing, when funded in accordance with the Financing Commitments and assuming satisfaction of the conditions in Section 7.1 and Section 7.2, will be sufficient for the satisfaction of all of the Buyer Parties’ obligations under this Agreement and in the aggregate, shall provide for, at the Closing, funds sufficient in amount for the Buyer Parties to (i) make the payment of all amounts pursuant to Article II in connection with consummation of the Transactions; (ii) pay all amounts in connection with the refinancing or repayment of the Repaid Indebtedness; (iii) pay all fees and expenses required to be paid at or in connection with the Closing by the Buyer Parties in connection with the transactions contemplated hereby and the Financing; and (iv) satisfy all other payment obligations of the Buyer Parties contemplated hereunder required to be made at or in connection with the Closing, including with respect to the treatment of the Company Options, Company RSUs and Company Warrants (the amount contemplated by clauses (i) through (iv), collectively, the “Required Amount”). No Buyer Party’s obligation (or those of any of its Affiliates) to consummate the Transactions or any of the other transactions contemplated by this Agreement are in any way contingent upon or otherwise subject to any Buyer Party’s (or any Affiliate’s) consummation of any financing arrangements, any Buyer Party’s obtaining (or any of the Buyer Party’s Affiliates obtaining) any financing or the availability, grant, provision or extension of any financing to any Buyer Party (or to any of the Buyer Party’s Affiliates).
(e) Conditions to Commitments. There are no conditions precedent or other contingencies related to the funding of the full amount of Financing, other than the Financing Conditions. As of the date hereof, Parent has no reason to believe that it or, to the Knowledge of Parent, any other party thereto will be unable to satisfy on a timely basis any term of the Financing Commitments. The Financing Commitments provide that the only conditions precedent related to the funding of the Financing on the Closing Date that will be included in the Debt Financing Commitments will be the Financing Conditions contained in the Financing Commitments. As of the date hereof, no Buyer Party has any reason to believe that, assuming the satisfaction of the conditions in Section 7.1 and Section 7.2, (i) any of the Financing Conditions will not be satisfied, or (ii) upon satisfaction of the Financing Conditions, the Financing will not be made available to Parent (or its Affiliate) on the Closing Date. As of the date hereof, no Buyer Party has any reason to believe that, assuming the satisfaction of the conditions in Section 7.1 and Section 7.2, Parent will be unable to use the Internal Financing to pay any portion of the Required Amount at the Closing.
(f) No Exclusive Arrangements. None of the Buyer Parties or any of their respective Affiliates has entered into any Contract, arrangement or understanding, directly or indirectly, prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case, in connection with the Merger or any similar transaction relating to the Company Group.
4.12 Solvency. As of immediately after the Effective Time, after giving effect to the Merger and the Financing (including the funding of the full amount of the Financing and payment of all amounts due and payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), assuming the accuracy of the representations and warranties set forth in Article III, the compliance by the Company Group with the covenants set forth in Section 5.1 and Section 5.2, and the satisfaction or waiver of the conditions set forth in Section 7.1, (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured, taking into account refinancing alternatives; (b) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have incurred liabilities, including contingent and other liabilities, beyond their ability to pay such liabilities as they mature or become due, taking into account refinancing alternatives. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.
4.13 Information of Buyer Parties. The information supplied or to be supplied by the Buyer Parties for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first disseminated to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.14 Exclusivity of Representations and Warranties.
(a) No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, has made, or shall be deemed to have made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Transactions;
(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or the Ancillary Agreements or consummating the Transactions) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Transactions, in connection with presentations by the Company’s management or in any other forum or setting; or
(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
ARTICLE V

INTERIM OPERATIONS OF THE COMPANY
5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement or required by applicable Law; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; or (c) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to, use its respective commercially reasonable efforts to (i) conduct its business and operations in the ordinary course of business, consistent with past practice, in all material respects, (ii) preserve intact its current business organization, and (iii) preserve its current relationships with material suppliers, customers, vendors, distributors, partners, lessors, licensees, creditors, contractors and other Persons having material business relationships with the Company and its Subsidiaries. Notwithstanding the foregoing, no action by, or failure to act of, the Company Group in respect of the matters specifically addressed in, and in compliance with, any subsection of Section 5.2, including Section 5.2 of the Company Disclosure Letter, shall in and of itself be deemed a breach of this Section 5.1.

5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed); or (iii) as expressly required by the terms of this Agreement or required by applicable Law, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:
(a) amend, or propose to adopt any amendments to, the Charter or the Bylaws or any other similar organizational document of any member of the Company Group;
(b) make, declare, set aside, establish a record date for or pay any dividend, return of capital or other distribution of profits or assets (whether in cash, stock or property or other combination thereof), other than any dividends, return of capital or other distributions from any wholly owned Subsidiary of the Company either to the Company or any other wholly owned Subsidiary of the Company;
(c) enter into a Contract that would be a Material Contract or Lease if entered into prior to the date hereof, or modify, amend, terminate or waive any material right under any Material Contract or any Lease, in each case other than in the ordinary course of business or as permitted under Section 5.2(e) or Section 5.2(l);
(d) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(e) authorize for issuance, issue, sell, encumber, deliver, grant options or rights to purchase or receive, pledge, dispose of or deliver or agree or commit to issue, sell or deliver any Company Securities, except upon the exercise or settlement of, Company Options, Company RSUs or Company Warrants;
(f) except for transactions solely among the Company and its Subsidiaries or solely among the Subsidiaries of the Company, directly or indirectly, reclassify, split, combine, subdivide or redeem, repurchase, purchase or otherwise acquire or amend the terms of, directly or indirectly, any of its or its Subsidiaries’ capital stock or other equity or voting interest, other than (i) the acquisitions of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of such Company Options; (ii) the withholding of shares of Company Common Stock to satisfy Tax obligations incurred in connection with the exercise of Company Options and the settlement of Company RSUs; or (iii) the acquisition by the Company of Company Options and Company RSUs in connection with the forfeiture of such awards;
(g) (i) incur or assume any Indebtedness (including any long-term or short-term debt) or issue any debt securities; or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except solely with respect to obligations of any direct or indirect wholly owned Subsidiaries of the Company; provided that this Section 5.2(g) shall not apply to (A) trade payables, obligations pursuant to business credit cards and liabilities pursuant to or in connection with letters of credit or bank’s acceptances or similar items, in each case, incurred in the ordinary course of business; (B) Indebtedness under the Company Loan and Security Agreement (or replacements thereof on comparable or then-market terms) not to exceed $1,000,000 in the aggregate; and (C) intercompany loans or advances between or among the Company and its direct or indirect wholly owned Subsidiaries;
(h) make any loans, advances or capital contributions to, or investments in, any other Person, except for (i) prepayments and deposits paid to suppliers and other business counterparties of the Company or any of its Subsidiaries in the ordinary course of business, (ii) trade credit extended to customers of the Company or any of its Subsidiaries in the ordinary course of business, (iii) advances or other payments among the Company and its wholly owned Subsidiaries and (iv) advances in the ordinary course of business in compliance in all material respects with the Company’s Group’s policies related thereto of the Company or its Subsidiaries to employees, officers or directors of the Company or any of its Subsidiaries for business-related out-of-pocket expenses;
(i) make, authorize, enter into any commitment for or incur any new capital expenditure(s) in an amount in excess of $200,000 individually or $500,000 in the aggregate;
(j) (A) lease, license, sell, transfer, assign, allow to lapse, or otherwise abandon or dispose of, or subject to any liens (other than Permitted Liens) any material Company Intellectual Property, other than granting non-exclusive licenses of Company Intellectual Property in the ordinary course of business (i) to customers or

(ii) to service providers for use for the benefit of any member of the Company Group; (B) disclose to any third Person any material Trade Secrets of the Company Group, except pursuant to reasonably protective written confidentiality agreements entered into in the ordinary course of business; or (C) subject any Company Products or Proprietary Software to any Copyleft Terms;
(k) license, sell, transfer, assign or otherwise dispose of any material assets, rights or properties (other than the Company Intellectual Property), other than (i) the sale or license of goods and services to customers in the ordinary course of business, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete or otherwise warranted in the ordinary course of business, (iii) transactions among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries or (iv) pursuant in connection with financing transactions permitted by Section 5.2(g);
(l) except pursuant to an Employee Plan in effect on the date of this Agreement or as may be required by applicable Law, (i) enter into, adopt, amend or terminate any Employee Plan or other plan, program, agreement or arrangement that would constitute a material Employee Plan if in effect on the date of this Agreement, except for annual renewals of any Employee Plan providing health and welfare benefits in the ordinary course of business; (ii) increase the compensation of any director, officer, employee, individual consultant or other individual service provider of the Company Group other than increases to any such individuals in the ordinary course of business that do not exceed 20% individually or 3.5% in the aggregate, (iii) pay any special bonus to any director, officer, employee, individual consultant or other individual service provider of the Company Group; (iv) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor or other individual service provider of the Company Group; (v) grant any new awards under any Employee Plan; (vi) amend, modify or accelerate the vesting of any outstanding award under any Employee Plan, (vii) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan, (viii) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (ix) forgive any loans, or issue any loans (other than routine travel advances issued in the ordinary course of business) to any employees, directors, officers, or contractors of the Company Group, or (x) (A) hire or engage any new officer of the Company, other than as needed to replace an officer of the Company whose employment terminates for any reason or (B) hire or engage any new employee or individual consultant, in either case, with respect to this subclause (x), except in the ordinary course of business with respect to employees and individual consultants who are not executive officers of the Company or the Rollover Stockholder and whose annual base compensation does not exceed $180,000 or to replace a departed officer, employee or individual where the annual compensation of such replacement officer, employee or individual consultant, as the case may be does not materially exceed the annual compensation of the individual being replaced;
(m) take any action that would constitute a “Mass Layoff” or “Plant Closing” of employees of the Company Group within the meaning of, or would otherwise trigger notice requirements or liability under, the WARN Act;
(n) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (i) solely for monetary payments of, net of insurance recovery, no more than $500,000 in the aggregate and that does not involve any admission of wrongdoing; or (ii) settled in compliance with Section 6.14;
(o) except as required by GAAP or Law, make any material change in accounting principles or methods of financial accounting;
(p) (i) make (other than in the ordinary course of business), revoke, or change any material Tax election; (ii) settle or compromise any material Tax claim or assessment or surrender any right to claim a material Tax refund; (iii) change any material Tax accounting method; (iv) enter into any closing agreement with respect to any material Taxes; (v) except for requests for extensions of time to file Tax Returns, in the ordinary course of business, grant or request a waiver or extension of any limitation on the period for audit and examination or assessment and collection of any material Tax; or (vi) amend any material Tax Return;
(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404, except as permitted under Section 5.2(l);

(r) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein or enter into any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding commercial agreements that do not involve the formation of an entity with any third Person);
(s) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;
(t) enter into or amend any Contract with any broker, finder, investment banker or other Person under which such Person is or may be entitled to any brokerage, finder’s or other similar fee or commission (whether in connection with the Transactions or otherwise); or
(u) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.
5.3 No Solicitation.
(a) No-Solicitation. Subject to the terms of Section 5.3(b), during the period commencing on the date of this Agreement (the “No-Shop Period Start Date”) and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause its Subsidiaries and its and their respective directors, officers, and employees, and use its reasonable best efforts to cause its consultants, agents, representatives and advisors (collectively with its Subsidiaries, directors, officers, and employees, “Representatives”), to (i) promptly cease and cause to be terminated any solicitations, facilitation, discussions, encouragement or negotiations with any Person (other than Parent, Merger Sub, the Financing Sources and their respective Representatives) in connection with any Acquisition Proposal or any other proposal, offer, inquiry or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) promptly, and in any event within two (2) Business Days, request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement with respect to any proposal, offer, inquiry or request that constitutes, or would reasonably be expected to lead to, an Acquisition Transaction or Acquisition Proposal was entered into, or furnished to such Person’s Representatives or financing sources, and use its commercially reasonable efforts to have such information returned or destroyed, (iii) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives or financing sources, and (iv) terminate all access granted to any such Person (other than Parent, Merger Sub, the Financing Sources and their respective Representatives) and its Representatives or financing sources to any physical or electronic data room. Subject to the terms of Section 5.3(b), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Group will not, and will cause its Subsidiaries, directors, officers, and employees not to, and will use its reasonable best efforts to cause all of its other Representatives (in their capacity as such) not to, directly or indirectly, (A) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (B) furnish to any Person (other than to Parent, Merger Sub, the Financing Sources and their respective Representatives) any information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub, the Financing Sources and their respective Representatives), in any such case with the intent to induce, or that would reasonably be expected to, solicit or induce, the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes an Acquisition Proposal or that would reasonably be expected to lead to, an Acquisition Proposal; (C) participate or engage in discussions or negotiations with any Person (other than Parent, Merger Sub, the Financing Sources and their respective Representatives) in a manner to induce, encourage or facilitate an Acquisition Proposal (except, in each case, to notify such Person that the provisions of this Section 5.3(a) prohibit any such discussions or negotiations); (D) approve, endorse or recommend any offer or proposal that constitutes an Acquisition Proposal; (E) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (F) authorize or commit to do any of the foregoing. Without limiting the foregoing, the Company agrees that any violation of the restrictions on the Company set forth in this Section 5.3(a) by any Subsidiary or Representative of the Company shall be deemed a breach of this Section 5.3(a) by the Company.
(b) Superior Proposals. Notwithstanding Section 5.3(a) (but subject to the other limitations in this Section 5.3(b)), at any time from the No-Shop Period Start Date until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board may, directly or indirectly through one or more of their Representatives (including the Company Financial Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group solely pursuant to, and only following execution of, an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company a bona fide written Acquisition Proposal after the date of this Agreement and solely to the extent that (i) such Acquisition Proposal did not result from a breach of Section 5.3, (ii) the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and (iii) prior to taking such action, the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable Law; provided, however, that the Company shall promptly (and in any event within twenty-four (24) hours thereafter) make available to Parent and its Representatives, as applicable, any non-public information that is provided to any such Person or its Representatives that was not previously made available to Parent.
(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):
(i) (A) withhold or withdraw (or, amend, qualify or modify in any manner adverse to Parent), or publicly propose to withhold or withdraw (or, amend, qualify or modify in any manner adverse to Parent), the Company Board Recommendation; (B) adopt, authorize, approve, agree to, accept, endorse, recommend, submit to a vote of the Company Stockholders or otherwise declare advisable (or publicly propose to do any of the foregoing) an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent so requests in writing (or, if earlier, by the second (2nd) Business Day prior to the then-scheduled Company Stockholder Meeting), it being understood that the Company will have no obligation to make such reaffirmation on more than one occasion with respect to any specific Acquisition Proposal and on more than one occasion with respect to each material modification thereof; (D) make any recommendation or public statement in connection with a tender or exchange offer or publicly disclosed Acquisition Proposal, or fail to publicly reaffirm the Company Board Recommendation reasonably promptly after the launch of a tender or exchange offer or public disclosure of an Acquisition Proposal prior to the earlier of (1) ten (10) Business Days after commencement or disclosure thereof, and (2) the second (2nd) Business Day prior to the then-scheduled Company Stockholder Meeting or the date of commencement or disclosure thereof if commenced or disclosed after the second (2nd) Business Day prior to the then scheduled Company Stockholder Meeting, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication which is not otherwise a Recommendation Change); (E) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders; or (F) resolve, agree or publicly propose any action described in clauses (A) through (E) (any action described in clauses (A) through (F), a “Recommendation Change”); provided, however, that none of (1) the private determination by the Company Board that an Acquisition Proposal constitutes a Superior Proposal, solely to the extent such determination is not publicly disclosed by the Company, or (2) the delivery by the Company to Parent of any notice in compliance with Section 5.3(d) will, in and of itself, constitute a Recommendation Change; or
(ii) cause or permit any member of the Company Group to enter into an Alternative Acquisition Agreement.

(d) Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:
(i) other than in connection with a bona fide Acquisition Proposal, the Company Board (or a committee thereof) may effect a Recommendation Change pursuant to clause (A), (C) or (E) of Section 5.3(c)(i) in response to any positive material event, fact or development or material change in circumstances with respect to the Company that was not actually known to, or reasonably foreseeable by the Company Board as of the date of this Agreement; provided, however, that in no event shall the following events, facts, developments or changes in circumstances constitute an Intervening Event: (A) the receipt, existence or terms of any Acquisition Proposal or any offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (B) changes in the price or trading volume of the Company Common Stock or Company Warrants; or (C) the fact, in and of itself, that the Company Group meets or exceeds (x) any public analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period or (y) any internal projections or forecasts of its revenues, earnings or other financial performance (it being understood that the underlying cause of any of the foregoing in clause (x) or this clause (y) may be considered and taken into account) (each such event, fact, development or change, an “Intervening Event”), if the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:
(1) the Company has provided prior written notice to Parent at least four (4) Business Days (the “Event Notice Period”) in advance of such Recommendation Change to the effect that the Company Board (or a committee thereof) has (A) so determined; and (B) resolved to effect a Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the basis for such Recommendation Change, including a description of the applicable Intervening Event in reasonable detail; and
(2) prior to effecting such Recommendation Change, the Company and its Representatives, during the Event Notice Period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate), including providing Parent’s outside legal counsel the opportunity to discuss with the Company’s outside legal counsel such adjustments to the terms and conditions of this Agreement and/or the Financing Commitments that would permit the Company Board to determine that the failure to make a Recommendation Change in response to such Intervening Event would no longer be inconsistent with the Company Board’s fiduciary duties pursuant to applicable Law; and (B) taken into account any adjustments to the terms and conditions of this Agreement and/or the Financing Commitments proposed by Parent and other information provided by Parent in response to the notice described in clause (1) of this Section 5.3(d)(i);
(3) following such Event Notice Period, the Company Board (or a committee thereof) (after consultation with its outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and/or the Financing Letters) shall have determined in good faith that the failure of the Company Board to make such a Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(i) with respect to such new written notice (it being understood that the “Event Notice Period” in respect of such new written notice will begin a new two (2) Business Day period); or
(ii) if the Company has received a bona fide Acquisition Proposal after the No-Shop Period Start Date that has not been withdrawn and that the Company Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board may (A) effect a Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board shall not take any action described in the foregoing clauses (A) and (B) unless:
(1) the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company Group and its Representatives have complied in all material respects with the requirements of and their obligations pursuant to this Section 5.3;
(3) (i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Recommendation Change or termination, including the identity of the Person or “group” of Persons such Acquisition Proposal, and all the material terms and conditions of the Acquisition Proposal which enabled the Company Board to make the determination that such Acquisition Proposal constitutes a Superior Proposal and, to the extent not already provided, copies of all relevant documents relating to such Acquisition Proposal; (ii) prior to effecting such Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate), including providing Parent’s outside legal counsel the opportunity to discuss with the Company’s outside legal counsel such adjustments to the terms and conditions of this Agreement and/or the Financing Commitments that would permit the Company Board to determine that such Acquisition Proposal would cease to constitute a Superior Proposal and (2) taken into account any adjustments to the terms and conditions of this Agreement and/or the Financing Commitments proposed by Parent and other information provided by Parent during the Proposal Notice Period; provided, however, that in the event of any material modifications, revisions, updates or supplements to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will begin a new two (2) Business Day period);
(4) following the end of the applicable Proposal Notice Period, the Company Board (or a committee thereof) (after consultation with its outside legal counsel) concludes in good faith (after taking into account any revisions to the terms and conditions of this Agreement and/or the Financing Commitments proposed by Parent and any other information provided by Parent) that such Acquisition Proposal continues to be a Superior Proposal and that the failure of the Company Board to make such a Recommendation Change or to terminate this Agreement would be inconsistent with its fiduciary duties pursuant to applicable Law; and
(5) solely in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal which constitutes a Superior Proposal under sub-clause (2) of this Section 5.3(d)(ii), the Company will have validly terminated this Agreement in accordance with Section 8.1(h), and complied with its obligation to pay the Company Termination Fee in accordance with Section 8.3(b).
(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and in any event within twenty four (24) hours) notify Parent in writing if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by the Company or any of its Representatives, any material revisions to the terms and conditions of any pending Acquisition Proposals, or the Company or any of its Representatives receives any request for information that would reasonably be expected to lead to an Acquisition Proposal. Such notice shall include a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and in any event within twenty four (24) hours thereafter), with respect to any material changes in the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and any new, amended or revised written materials relating thereto provided by or to the Company or its Representatives and the status of any related substantive discussions or negotiations. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreements subsequent to the date of this Agreement which prohibit the Company from complying with this Section 5.3(e).

(f) Certain Disclosures. Subject to Parent’s rights pursuant to Section 8.1 and Section 8.3, nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) making any disclosure to the Company Stockholders as required by applicable Law, regulation or stock exchange rule or listing agreement; provided, that any such statement or disclosure made by the Company Board (or a committee thereof) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise modify the effect, if any, that any such action has under this Agreement or the obligations of the Company or the Company Board (or any committee thereof) and the rights of Parent under this Section 5.3; provided, further, that the Company Board shall publicly reaffirm the Company Board Recommendation in such disclosure and nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Recommendation Change other than in accordance with Section 5.3(d), and any public disclosure (other than any “stop, look and listen” statement) by the Company or the Company Board thereof relating to any determination or other action by the Company Board with respect to any Acquisition Proposal shall be deemed to be a Recommendation Change unless the Company Board expressly publicly reaffirms the Company Board Recommendation in such disclosure.
(g) Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any of its Representatives, including any failure of such Representatives to comply with the terms of Section 5.3(a), shall be deemed to be a breach of this Agreement by the Company.
ARTICLE VI

ADDITIONAL COVENANTS
6.1 Required Action and Forbearance; Efforts.
(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement (including subject to Section 6.2(b)), the Buyer Parties, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts, and shall cause each of their Subsidiaries to use their reasonable best efforts, to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, as promptly as practicable, the Transactions, including by:
(i) causing the conditions to the Merger set forth in Article VII to be satisfied;
(ii) (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;
(iii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and
(iv) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.
(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1, (but subject to and without limiting Section 6.2(b)) neither the Buyer Parties nor the Company Group will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), the provision of additional security (including a guarantee), or otherwise make any accommodation, commitment or incur any liability or obligation to any third party in connection with obtaining any consent pursuant to any Material Contract that are not conditioned upon the Closing.

6.2 Filings.
(a) Filing Under the HSR Act. Each of Parent and Merger Sub shall, on the one hand, and the Company (and its Subsidiaries, if applicable), shall on the other hand, use reasonable best efforts to file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within fifteen (15) Business Days following the date of this Agreement. No Party shall (or shall permit any of its Affiliates, as applicable, to) withdraw its filing, or commit to or agree with any Governmental Authority to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed). Each of Parent and the Company shall use reasonable best efforts to (A) cooperate and coordinate with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or reasonably requested by the Governmental Authorities; and (D) (1) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act; and (2) obtain any required consents pursuant to the HSR Act, in each case as promptly as practicable and, in any event, prior to the Termination Date. If any Party receives a request for additional information or documentary material (the “Second Request”) from any Governmental Authority with respect to the Merger pursuant to the HSR Act, then such Party will use reasonable best efforts to make (or cause to be made) as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request within five (5) months of receipt of the Second Request. Parent will be solely responsible for and pay all filing fees payable to any Governmental Authority under any Antitrust Law.
(b) Avoidance of Impediments. Each Buyer Party shall, on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, agrees to use, and to cause each of their respective Subsidiaries to use, reasonable best efforts to take all actions necessary to avoid or eliminate each and every impediment, obtain all consents and make all filings under any Antitrust Laws that may be required or requested by any foreign or U.S. federal, state or local Governmental Authority, in each case with competent jurisdiction, so as to enable the Parties to consummate the transactions contemplated by this Agreement, including the Merger, as promptly as practicable, including committing to or effecting, by consent decree, hold separate Orders, trust, or otherwise, the sale or disposition of (or limiting the freedom of action with respect to) such assets or businesses as are required to be divested in order to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order, that would otherwise have the effect of preventing or materially delaying the consummation of the Merger and the other transactions contemplated by this Agreement as promptly as practicable. Further, Parent will, and will cause its Subsidiaries to, use reasonable best efforts in order to ensure that (x) no requirement for any non-action by or Consent or approval of any foreign or U.S. Governmental Authority with respect to any Antitrust Laws, (y) no decree, judgment, injunction, temporary restraining Order or any other Order in any suit or proceeding with respect to any Antitrust Laws, and (z) no other matter relating to any Antitrust Laws, in each case of clauses (x), (y) and (z), would preclude consummation of the Merger by the Termination Date. If any Legal Proceeding is brought challenging any of the transactions contemplated hereby as violative of any Antitrust Laws, each of the Parties hereto shall use reasonable best efforts to contest, resist and defend against such Legal Proceeding, in order to avoid the entry of, or seek to have vacated, reversed or terminated, any Order (whether temporary, preliminary or permanent) that would restrain, enjoin, prohibit or delay the consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall any of the Buyer Parties or their Affiliates be required to take, and the Company shall not take without the prior written consent of Parent, any actions required by any Governmental Authority in connection with obtaining approval for the Merger under Antitrust Laws that would be material to the business, operations or financial condition of the combined business of Parent, the Company and their respective subsidiaries, taken as a whole after giving effect to the Transactions (collectively, a “Burdensome Condition”). Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, nothing in this Agreement shall require the taking of any action by, including the offering of any remedy with respect to, the CVC Network.
(c) Cooperation.
(i) Each of the Parties will furnish to the other such necessary information and reasonable assistance as the others may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other party of such inquiry, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, (iii) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority, and (iv) supplying each other with copies of all material correspondence, filings or communications between any Party and any Governmental Authority with respect to this Agreement, provided that such copies may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law; provided, further, that portions of such copies that are competitively sensitive may be designated as “outside antitrust counsel only”.
(ii) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such Party (and, in the case of Parent and Merger Sub) from any Governmental Authority in connection with this Agreement or the transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent.
(iii) Parent shall take the lead in, scheduling and conducting any meeting with any Governmental Authority, coordinating and making any applications and filings with, and resolving any investigation or other inquiry of, any agency or other Governmental Authority, obtaining the required statutory approvals, consents, and approvals from any Governmental Authority necessary, proper or advisable to consummate the Merger; provided, that, Parent agrees to consult with the Company reasonably in advance of taking any such action pursuant to Section 6.2(c)(i) and (ii) and consider in good faith the Company’s views related thereto.
(d) Other Actions. None of the Company or any of the Buyer Parties or their respective Subsidiaries shall take any action that would reasonably be expected to, individually or in the aggregate, prevent or materially delay the consummation of the Merger, including by (i) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consent of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increasing the risk of any Governmental Authority entering an Order prohibiting the consummation of the Merger; or (iii) materially increasing the risk of not being able to remove any such Order on appeal or otherwise.
6.3 Proxy Statement and Other Required SEC Filings.
(a) Proxy Statement. Subject to the Buyer Parties’ timely performance of its obligations under Section 6.3(c), the Company (with the assistance and cooperation of the Buyer Parties as reasonably requested by the Company) will use its reasonable best efforts to prepare and file with the SEC, within thirty (30) days following the date of this Agreement, a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company must include the Company Board Recommendation in the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable.
(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with the assistance and cooperation of the Buyer Parties as reasonably requested by the Company) will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company will not file the Proxy Statement or any Other Required Company Filing, or any amendment or supplement thereto, with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. The Company shall ensure that, on the date of filing and on the date of mailing to the Company Stockholders (if applicable) and the time of the Company Stockholder Meeting neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to information supplied by the Buyer Parties or any of their Affiliates for inclusion in the Proxy Statement or any Other Required Company Filing. The Buyer Parties shall ensure that, on the date of filing and on the date of mailing to the Company Stockholders (if applicable) and the time of the Company Stockholder Meeting, the information supplied by the Buyer Parties and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Buyer Parties with respect to information supplied by the Company or any of its Affiliates for inclusion in the Proxy Statement or any Other Required Company Filing.
(c) Furnishing Information. Each of the Company, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or any Buyer Party, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement or any Other Required Company Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.
(d) Consultation Prior to Certain Communications. Subject to any restrictions under applicable Law, the Company and its Affiliates, on the one hand, and the Buyer Parties and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff in response to any staff comments with respect to the Proxy Statement or any Other Required Company Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due good faith consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.
(e) Notices. The Company, on the one hand, and Buyer Parties, on the other hand, will advise the other, and supply the other with copies of, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement or any Other Required Company Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement or any Other Required Company Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Without limiting the application of Section 6.3(d), the Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff with respect to the Proxy Statement or any Other Required Company Filing.
(f) Dissemination of Proxy Statement. Subject to applicable Law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable (and in any event within five (5) Business Days) following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement; provided, that if, on the eleventh (11th) day following the filing thereof with the SEC (counting, for purposes of this proviso, the day of such filing), the Company has not received confirmation from the SEC that it is reviewing the Proxy Statement (or, for the avoidance of doubt, confirmation from the SEC that it will not review the Proxy Statement), the Company will use its reasonable best efforts to obtain confirmation from the SEC that it will not review the Proxy Statement.
6.4 Company Stockholder Meeting.
(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Exchange Act, the Charter, the Bylaws and the rules of the NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. As promptly as reasonably practicable after the date of this Agreement (and upon the reasonable request of Parent made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Company Stockholder Meeting will be 20 Business Days after the date the broker search is conducted. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the date that is 30 days following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3(d) and unless there has been a Recommendation Change in compliance with Section 5.3, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Without the prior written consent of Parent, obtaining the Requisite Stockholder Approval, voting to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to certain executive officers in connection with the Merger and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.
(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company may, following consultation with Parent, make (and if requested by Parent, shall be required to make) one or more successive postponements or adjournments of the Company Stockholder Meeting of not more than thirty (30) days individually (i) to allow additional solicitation of votes, if proxies granted by the time of the Company Stockholder Meeting are insufficient to obtain the Requisite Stockholder Approval; (ii) if there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; or (iii) if the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a request from the SEC or its staff, including to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the stockholders of the Company within a reasonable amount of time in advance; provided, that in no event shall the Company postpone or adjourn the Company Stockholder Meeting more than two (2) times pursuant to clauses (i) or (ii) or for an aggregate period of time in excess of sixty (60) days from the date on which the Company Stockholder Meeting was originally scheduled, in each case without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), it shall use reasonable best efforts to implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Stockholders Meeting, as so adjourned, postponed or delayed, other than as required by applicable Law.
6.5 Financing.
(a) Subject to the terms and conditions of this Agreement, each Buyer Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the Closing Date. Such actions shall include, but not be limited to, using commercially reasonable efforts to:
(i) maintain in effect and not cancelling any commitments under the applicable Financing Commitments that would constitute a Prohibited Financing Modification and, to the extent entered into prior to the Closing, the definitive agreements relating to the applicable Financing (subject to Parent’s or Merger Sub’s right to replace, restate, supplement, modify, assign, substitute, waive or amend the Financing Commitments in accordance therewith);
(ii) negotiating, executing and delivering definitive documents with respect to the Debt Financing that reflect (A) the terms contained in the Debt Commitment Letter (including any “market flex” provisions related thereto) or (B) such other terms as may be acceptable to both Parent and the applicable Financing Sources; provided that such other terms (x) do not contain any conditions precedent to the initial funding of the Financing that would constitute a Prohibited Financing Modification, and (y) would not reasonably be expected to materially delay or prevent the consummation of the Closing;

(iii) satisfy on a timely basis (taking into account the anticipated timing of the Closing) all Financing Conditions applicable to (and within control of) the Buyer Parties in the applicable Financing Commitments and, to the extent entered into prior to the Closing, the definitive agreements relating to the Financing;
(iv) fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letter as and when they become due in accordance with the terms of the Debt Commitment Letter;
(v) upon satisfaction of the Financing Conditions, enforcing its rights under or with respect to the Financing, including by seeking to cause the other parties thereto to fulfill their obligations under the Financing Commitments; and
(vi) upon the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in Section 7.2 and the satisfaction of all Financing Conditions, consummate the Financing and cause the Financing Sources to fund the Financing at (or substantially concurrently with) the Closing.
(b) Prior to the Closing Date, the Buyer Parties shall not, without the prior written consent of the Company, (x) agree to or permit any termination of or amendment, supplement, replacement, restatement or modification to be made to, or grant any waiver of any provision under, the Equity Commitment Letter(s) or (y) subject to the last sentence of this paragraph, agree to or permit any termination of or amendment, supplement, replacement, restatement or modification to be made to, or grant any waiver of any provision under, the Debt Commitment Letter or the Redacted Fee Letter if, in the case of this clause (y) such termination, amendment, supplement, modification or waiver would:
(i) reduce the aggregate amount of the Equity Financing or Debt Financing (including by increasing the amount of fees to be paid or original issue discount as compared to the fees and original issue discount contemplated by the Debt Commitment Letter on the date of this Agreement unless the amount of the Debt Financing or Equity Financing is increased by a corresponding amount) such that, after drawing upon or using available amounts contained in the Parent Closing Accounts, Parent or Merger Sub, as applicable, would not have sufficient available funds necessary to pay the Required Amounts on the Closing Date;
(ii) impose new or additional conditions precedent to the availability of the Debt Financing or expand or amend or modify any of the existing conditions precedent to the Debt Financing, in each case, in a manner that would reasonably be expected to make the funding of the Debt Financing less likely to occur or materially hinder, delay or prevent the Closing;
(iii) adversely affect the ability of Parent to enforce its rights against the other parties to the Debt Financing Commitments or the Redacted Fee Letters; or
(iv) otherwise reasonably be expected to materially hinder, delay or prevent the Closing (the foregoing clauses (i) through (iii), collectively, the “Prohibited Financing Modifications”). Notwithstanding the foregoing, any amendment, supplement or modification (1) to add or replace lenders, lead arrangers, bookrunners, syndication agents or other similar entities (or titles with respect to such entities) thereto or (2) contemplated by the terms of the Debt Commitment Letter as of the date of this Agreement, in each case, shall be permitted and shall not require written consent of the Company. Parent shall promptly deliver to the Company copies of any written amendment, amendment and restatement, replacement, modification, supplement, consent or waiver to or under any Debt Commitment Letter promptly upon execution thereof.
(c) Parent shall, upon Company’s reasonable written request, keep the Company informed on a reasonably prompt basis and in reasonable detail of the status of its efforts to arrange the Debt Financing. The Buyer Parties shall give the Company prompt written notice of:
(i) any material breach, default, termination, cancellation or repudiation by any party to any of the Financing Commitments of which any Buyer Party becomes aware;

(ii) the receipt by any Buyer Party of any written notice or other written communication from any Financing Source with respect to any actual or alleged (in writing) material breach, default, termination, cancellation or repudiation by any party to any of the Financing Commitments of any provisions of the Financing Commitments; and
(iii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Financing necessary to fund the Required Amount on the Closing Date, after drawing upon or using available amounts contained in the Parent Closing Accounts.
(d) Neither Parent nor any of its Affiliates shall take any action that could reasonably be expected to materially delay or prevent the consummation of the Debt Financing or Equity Financing on the Closing Date (after taking into account any available Equity Financing and available amounts contained in the Parent Closing Accounts). If, all or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letter and such portion is necessary to fund the Required Amount on the Closing Date (after taking into account any available Equity Financing and available amounts contained in the Parent Closing Accounts), Parent shall promptly notify the Company in writing and the Buyer Parties shall use their commercially reasonable efforts to arrange and obtain, prior to the Termination Date, alternative debt financing from the same or alternative sources in an amount sufficient, together with the remaining available Financing (after taking into account any available Equity Financing and available amounts contained in the Parent Closing Accounts), to fund the Required Amount on the Closing Date (after taking into account any available Equity Financing and available amounts contained in the Parent Closing Accounts) and with financial terms and conditions not less favorable and other terms and conditions (including market “flex” provisions) not materially less favorable, taken as a whole, to the Buyer Parties (or their respective Affiliates) than the terms and conditions set forth in the Debt Commitment Letter (“Alternative Debt Financing”). Parent shall deliver to the Company true, correct and complete copies of any commitment letters (including related fee letters) with respect to any Alternative Debt Financing (which fee letters may be redacted in a fashion consistent with the Redacted Fee Letter).
(e) Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.5 shall require, and in no event shall the commercially reasonable efforts of Parent or Merger Sub be deemed or construed to require, either Parent or Merger Sub to seek the Equity Financing from any source other than the Investors (as defined in the Equity Commitment Letters), or in any amount in excess of that contemplated by the Equity Commitment Letter(s), (y) incur or pay any fees to obtain a waiver of any term of the Debt Commitment Letter or pay any material fees that are, in the aggregate, in excess of those contemplated by the Equity Commitment Letters or the Debt Commitment Letter (including any market “flex” provisions contained herein) or (z) agree to financial terms and conditions not less favorable and other terms and conditions not materially less favorable, taken as a whole, to Parent or Merger Sub (or their Affiliates) than the terms and conditions set forth in the Debt Commitment Letter.
(f) For purposes of this Agreement, references to (x) the “Financing” shall include the financing contemplated by the Financing Commitments as permitted to be amended, modified, supplemented, waived or replaced by this Section 6.5 and any Alternative Debt Financing, (y) the “Debt Commitment Letter” shall include such documents as permitted to be amended, modified, supplemented, waived or replaced by this Section 6.5 and any commitment letter or other binding documentation with respect to any Alternative Debt Financing and (z) “Debt Financing” shall include the debt financing contemplated by the Debt Commitment Letter as permitted to be amended, modified, supplemented, waived or replaced by this Section 6.5 and any Alternative Debt Financing.
(g) For the avoidance of doubt, compliance by the Buyer Parties with this Section 6.5 shall not relieve the Buyer Parties of their obligations to consummate the transactions contemplated by this Agreement whether or not the Financing is available. The Parties acknowledge and agree that all obligations of the Buyer Parties relating to their respective efforts to obtain the Financing shall be governed exclusively by this Section 6.5.
(h) Parent Closing Accounts. Prior to the Closing: Without limiting anything contained in this Agreement:
(i) Parent and its Subsidiaries shall maintain the Parent Closing Accounts; and

(ii) the Buyer Parties shall, until the earlier of (x) the valid termination of this Agreement in accordance with its terms and (y) the Closing and the payment in full of Required Amount, ensure and be responsible that the Parent Closing Accounts contain, in the aggregate, the full Parent Closing Amount in the form of freely usable unrestricted cash.
(iii) It is understood and agreed that if (A) the Parent Closing Account cash balance decreases below the Parent Closing Amount at any time, and (B) in each such instance in clause (A), prior to the earlier of (x) one (1) Business Day prior to the date on which the Closing should have occurred in accordance with Section 2.3 assuming no deficiency in the Equity Financing, and (y) five (5) Business Days after the time any such deficiency first arose either (x) the Buyer Parties increased the balance such that the Parent Closing Accounts contain at least the full Parent Closing Amount; or (y) the amount of the Equity Financing under the Equity Commitment Letters was increased by an amount that, together with the remaining amount in the Parent Closing Accounts, equals the Parent Closing Amount, then the conditions precedent set forth in Section 7.3(a) or Section 7.3(b), as applied to Parent’s representations under Section 4.11(c) or Parent’s obligations under Section 6.5(g)(ii) shall be deemed to be satisfied;
(iv) Parent shall give the Company prompt written notice of the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent to draw upon any amounts contained in the Closing Accounts;
(v) within two (2) Business Days following the Company’s written request (not to be made more often than every 30 days) an authorized officer of Parent shall confirm in writing to the Company the matters set forth in clauses (i)-(iv) of Section 4.11(c) and compliance by Parent with this Section 6.5(h); and
(vi) neither Parent nor any of its Affiliates shall permit or enter into any Contract or other instrument that provides for any prohibition of any kind or nature that would prevent or materially delay the ability of Parent to draw upon amounts in any Parent Closing Account holding some or all of the Parent Closing Amount and use such amounts to pay any portion of the Required Amount.
6.6 Cooperation With Debt Financing.
(a) Prior to the Closing Date, the Company shall use its commercially reasonable efforts to provide, and shall cause its Subsidiaries and its and their respective personnel to use their commercially reasonable efforts to cause its and their respective Representatives to, use reasonable best efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole cost and expense but subject to the Reimbursement Obligations, such necessary, advisable or customary cooperation as is reasonably requested by Parent in connection with the arrangement of the Debt Financing, including:
(i) causing senior management of the Company, with appropriate seniority and expertise, to assist in preparation for and participate in a reasonable number of investor and lender meetings (including a reasonable and limited number of one-on-one meetings and calls that are requested in advance with or by the parties acting as lead arrangers or agents for, and prospective lenders of, the Debt Financing), presentations, drafting sessions and sessions with rating agencies in connection with the Debt Financing at reasonable times and locations mutually agreed (such agreement not to be unreasonably withheld, conditioned or delayed), and assisting Parent in obtaining ratings in connection with the Debt Financing;
(ii) providing assistance with the preparation by Parent and the Financing Sources of materials for rating agency presentations, bank information memoranda syndication memoranda, lender presentations and other customary marketing documents required in connection with the Debt Financing (collectively, the “Debt Marketing Material”); provided that Parent will deliver to the Company the items (if applicable) set forth in Section 6.6(a)(ii) of the Company Disclosure Letter in accordance with the terms provided therein;
(iii) assisting Parent in connection with Parent’s preparation of pro forma financial statements of the Company and its Subsidiaries of the type necessary or reasonably requested by the Financing Sources to be included in any bank information memoranda or other customary marketing materials, including by providing such financial and other pertinent information regarding the Company and its Subsidiaries and their respective businesses; provided that neither the Company nor any of its Subsidiaries or Representatives shall be required to provide any information or assistance relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates and fees and expenses relating to such debt and equity capitalization, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing or (C) any information related to Parent or any of its Subsidiaries or any adjustments that are not directly related to the acquisition of the Company;
(iv) (A) assisting in the preparation, execution and delivery of definitive financing documents necessary to satisfy a Financing Condition, including any credit agreement, notes, guarantee and collateral documents, pledge and security documents, customary closing certificates and documents in connection with the Debt Financing and other customary documents as may reasonably be requested by Parent or the Financing Sources and (B) facilitating the pledge of, grant of security interests in and obtain perfection of any liens on collateral in connection with the Debt Financing; provided that, (I) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (II) the effectiveness thereof shall be conditioned upon, or become operative as of or after, the occurrence of the Closing and (C) no liability shall be imposed on the Company or any of its Subsidiaries or any of their respective officers or employees involved prior to the Closing Date;
(v) providing all documentation and other information about the Company and its Subsidiaries as is reasonably requested under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018), in each case, at least four (4) Business Days prior to the Closing Date to the extent requested in writing at least nine (9) Business Days prior to the Closing Date;
(vi) delivering notices of prepayment within the time periods required by the Company Loan and Security Agreement to be delivered at the Closing, giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all Indebtedness required pursuant to Section 6.18 and cooperating in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of the Company or any of its Subsidiaries; and
(vii) taking all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent or any Financing Sources to permit the consummation of the Debt Financing; provided that no such actions shall be required to be effective prior to the Closing; provided further, that:
(1) in no event shall the Company or any of its Subsidiaries be required to provide any such cooperation to the extent it would interfere unreasonably with the ongoing operations of the Company and its Subsidiaries;
(2) in no event shall the Company or any of its Subsidiaries or any of their respective Representatives be required to incur any liability or obligation on account of the Debt Financing until the Closing Date and that is not contingent on the Closing;
(3) in no event shall the Company or any of its Subsidiaries be required to pay any commitment or other fee, enter into any definitive agreement relating to the Debt Financing Commitments or agree to provide any indemnity in connection with the Financing that, in each case, is not effective or conditioned, as applicable, upon the Closing or that would not terminate without liability to the Company or any of its Affiliates upon the termination of this Agreement;
(4) nothing in this Section 6.6 shall require any action that would conflict with, violate or result in a breach of or a default under the Company’s or any of its Subsidiaries’ organizational documents or any applicable Laws or result in, prior to the Closing Date, the contravention of any Material Contract to which the Company or its Subsidiaries is a party;
(5) neither the Company or its Subsidiaries nor any Persons who is a director, officer or employee of the Company or its Subsidiaries shall be required to (x) pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or (y) execute any Debt Financing Commitments (excluding the authorization letter referred to in Clause (iii) above) or Contract prior to the occurrence of the Closing in connection with the Debt Financing;
(6) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to disclose or provide any information in connection with the Financing, the disclosure of which, in the judgement of the Company, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation; provided that the Company or such Subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information, and in the case of any confidentiality obligation, Company shall, to the extent permitted by such confidentiality obligations, notify Parent if any such information that Parent, Merger Sub or any Financing Source has specifically identified and requested is being withheld as a result of any such obligation of confidentiality;
(7) none of the Company or its Subsidiaries or any of their respective Representatives shall be obligated to provide any financial (or other) information that (1) is not produced in the ordinary course of business or (2) cannot be produced or provided without unreasonable cost or expense;
(8) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to deliver any legal opinion or accountants’ comfort letters or reliance letters in connection with the Debt Financing;
(9) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action other than at Parent’s request and with reasonable prior notice;
(10) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would cause the Company or any of its Subsidiaries to breach any representation, warranty, covenant or agreement in this Agreement; and
(11) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to take any action that would reasonably be expected to subject any director, officer or employee or stockholder of the Company or any of its Subsidiaries to actual or potential personal liability.
Parent shall, on the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, (x) promptly, upon request by the Company, reimburse the Company and its Subsidiaries, as applicable, for all reasonable and documented out-of-pocket costs and expenses (including (A) reasonable and documented attorneys’ fees and (B) reasonable and documented fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) incurred by the Company or any of its Subsidiaries or their respective Representatives in connection with the cooperation of the Company and its Subsidiaries and Representatives contemplated by this Section 6.6(a) (it being understood that the reimbursement set forth in this paragraph shall not apply to any fees, costs and expenses incurred by, or on behalf of, the Company in connection with its ordinary course financial reporting requirements); and (y) indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing (including the performance of their respective obligations under this Section 6.6) and any information used in connection therewith, in each case other than to the extent any of the foregoing was suffered or incurred as a result of (I) fraud, bad faith or willful misconduct or (II) information provided by or on behalf of the Company, any of its Subsidiaries or their respective Representatives (collectively, the “Reimbursement Obligations”).
(b) The Company hereby consents to the use of its logos solely in connection with the Financing; provided that the Buyer Parties shall ensure that such logos are used solely (i) in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries the reputation or goodwill of the Company or any of its subsidiaries, (ii) in connection with a description of the Company, its business and products or the Merger and (iii) in a manner that will comply with the Company’s usage requirements to the extent made available to Parent prior to the date of this Agreement.
(c) Each Buyer Party acknowledges and agrees that the obtaining of the Financing, or any Alternative Debt Financing, is not a condition to Closing. If the Debt Financing has not been obtained, the Buyer Parties shall continue to be obligated, until such time as the Agreement is validly terminated in accordance with its terms and subject to the waiver or fulfillment of the conditions set forth herein, to complete the transactions contemplated by this Agreement, including by drawing on the Equity Financing.
(d) Notwithstanding anything to the contrary herein, it is understood and agreed that the conditions precedent set forth in Section 7.2, as applied to the Company’s obligations under this Section 6.6, shall be deemed to be satisfied unless the Debt Financing has not been obtained as a direct result of the Company’s Willful and Material Breach of its obligations under this Section 6.6.
6.7 Anti-Takeover Laws. The Company and the Company Board will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation is or becomes applicable to this Agreement, the Support Agreements or the Merger or any of the Transactions; and (b) if any “anti-takeover” statute or similar statute or regulation becomes applicable to this Agreement, the Support Agreements, the Merger or any of the Transactions, take all actions within their power to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.
6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours, upon reasonable advance notice, to the properties, books and records of the Company Group in each case, for the purpose of consummating the Transactions and at Parent’s sole cost and expense, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract (provided, that, at Parent’s request, the Company shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure); (d) access would result in the disclosure of any trade secrets (including source code) of the Company, any of its Subsidiaries or any third Persons; (e) such documents or information relate to pricing or other matters that are highly sensitive or competitive in nature or (f) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and any Buyer Parties and their respective Affiliates, on the other hand; provided, however, that with respect to the foregoing (a) – (e), the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable access or disclosure to the maximum extent that does not result in a loss of any such privilege or violation of any such Law or duty, including, in the Company’s sole discretion, pursuant to customary “clean-room” or other appropriate procedures. Nothing in this Section 6.8 shall be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Without limiting the generality of this Section 6.8, from the date of this Agreement until the earlier of the termination of this Agreement ten (10) Business Days prior to the Closing Date, the Company will use its reasonable best efforts to promptly furnish to Parent the following information within five (5) Business Days of the date on which any of the following prepared and finalized by the Company’s management: (i) monthly financial statements of the Company Group, including an unaudited balance sheet, income statement and statement of cash flows for each month through the Closing Date, as it may prepare for management’s internal use, (ii) monthly cash forecasts for the Company Group as it may prepare for business purposes unrelated to this Agreement or the Transaction, (iii) any update (but no more than once per calendar month) to the financial outlook of the Company Group for the calendar month, fiscal quarter or the balance of the fiscal year if and as it may prepare for management’s internal use, (iv) monthly updated Employee Census if and as it may prepare for management’s internal use, and (v) as soon as reasonably practicable following the time at which any employee with an annual base compensation of $180,000 or more is no longer employed by the Company, written notice thereof. Neither the Company nor any of its Subsidiaries (or any other Person) makes, has made, or shall be deemed to have made, any representation or warranty relating to any statements, forecasts, updates, census or other information provided pursuant to this Section 6.8. Any investigation conducted pursuant to the access contemplated by this Section 6.8 shall be conducted in a manner that (x) does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by officers, employees and other authorized Representatives of the Company or any of its Subsidiaries of their normal duties or (y) would create an unreasonable risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by any Buyer Party or any of their respective Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.
6.9 Section 16(b) Exemption. The Company will take (and will be permitted to take) all actions reasonably necessary or advisable hereto to cause any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.
6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.
(a) Organizational Documents and Contractual Agreements. For a period of six (6) years from and after the Effective Time, the Surviving Corporation and its Subsidiaries shall, (i) honor and fulfill, in all respects, the obligations of such member of the Company Group pursuant to any indemnification agreements between such member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (each such person, an “Indemnified Person”) and (ii) maintain the provisions with respect to indemnification, advancement of expenses and exculpation from liability as set forth in the certificates of incorporation, bylaws and other organizational documents of each member of the Company Group as of the Closing, which provisions shall not be amended, repealed or otherwise modified during such six (6) year period in any manner that could adversely affect the rights thereunder of any Indemnified Person in his or her capacity as such without his or her written consent except to the extent required by applicable Law.
(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a) from and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to, and the Surviving Corporation and its Subsidiaries shall, indemnify, exculpate and hold harmless, to the fullest extent permitted by applicable Law, each Indemnified Person from and against any costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any actual or threatened Legal Proceeding or other matter, whether civil, criminal, administrative or investigative, to the extent that such actual or threatened Legal Proceeding or other matter is based on, arising out of or relating to the fact that such Person is or was a director, officer, member, manager or employee of the Company Group or such Person is or was serving, at the request or with the knowledge and consent of the Company Group, as a director, officer, member, manager or fiduciary of any other Person and based on, arising out of or relating to any act, omission, fact, circumstance or other matter occurring or existing on or prior the Effective Time. Parent shall cause the Surviving Corporation and its Subsidiaries to advance such costs, fees and expenses incurred by or on behalf of the Indemnified Persons on a current basis (but no later than thirty (30) days after the submission of invoices) to the fullest extent permitted by applicable Law (subject to the applicable Indemnified Person executing an undertaking (that does not require any security) to repay such advances if it is determined in a final and non-appealable adjudication of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under applicable Law). Notwithstanding anything to the contrary in this Agreement, Parent, the Surviving Corporation and its Subsidiaries shall not settle or compromise or consent to the entry of any judgment or otherwise terminate any actual or threatened Legal Proceeding or other matter in which an Indemnified Person sought or could have sought indemnification, unless such settlement, compromise, consent or termination includes a full and unconditional release of such Indemnified Person.
(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect directors’ and officers’ liability, employment practices liability and fiduciary liability insurance covering the Indemnified Persons and the other natural persons insured by the Company Group’s directors’ and officers’ liability, employment practices liability and fiduciary liability insurance in effect as of the Closing (such persons, “Insured Persons” and such insurance the “Current Insurance”) in respect of acts, omissions, facts, circumstances and other matters existing or occurring at or prior to the Effective Time on terms and conditions, including limits and retentions, no less favorable to the Insured Persons than the

Current Insurance; provided, however, that the aggregate annual premium for such insurance shall not exceed three hundred percent (300%) of the premium for the Current Insurance (the “Maximum Amount”); provided further, that if such insurance is not available or the aggregate annual premium for such insurance exceeds the Maximum Amount, then the Surviving Corporation shall obtain the most coverage available for a cost not exceeding the Maximum Amount. Without limiting the foregoing, at or prior to the Effective Time, (i) Parent may substitute therefore (and require the Company to obtain, in which case the Company shall obtain), at the sole cost and expense of the Surviving Corporation, and (ii) if Parent does not so require, the Company may obtain, directors’ and officers’ liability, employment practices liability and fiduciary liability “tail” insurance covering the Insured Persons in respect of acts, omissions, facts, circumstances and other matters existing or occurring at or prior to the Effective Time on terms and conditions, including limits and retentions, no less favorable to the Insured Persons than the Current Insurance; provided that the aggregate premium for such “tail” insurance shall not exceed the Maximum Amount (and if the premium for such “tail” insurance would exceed the Maximum Amount, then the Company shall obtain the most coverage available for a cost not exceeding the Maximum Amount).
(d) Indemnitors of First Resort. With respect to any indemnification obligations of the Surviving Corporation and its Subsidiaries pursuant to this Section 6.10, the Surviving Corporation and its Subsidiaries acknowledge and agree that: (i) the Surviving Corporation and its Subsidiaries shall be the indemnitors of first resort with respect to all indemnification obligations of the Surviving Corporation and its Subsidiaries pursuant to this Section 6.10 (i.e., their obligations to an applicable Indemnified Person are primary, and any obligation of any other Person to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities incurred by such Indemnified Person are secondary) and (ii) the Surviving Corporation and its Subsidiaries irrevocably waive, relinquish and release any such other Person from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof; provided that nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or any of their respective directors or officers, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims under such policies.
(e) Third-Party Beneficiaries; No Impairment. The rights of each Indemnified Person and Insured Person under this Section 6.10 (i) shall survive consummation of the transactions contemplated by this Agreement; (ii) are intended to benefit, and shall be enforceable by, each Indemnified Person and Insured Person and their respective heirs, administrators, executors, successors, assigns and representatives (who shall be third party beneficiaries of this Section 6.10); and (iii) are in addition to, and not in substitution for, any other rights to indemnification, contribution or insurance that any such Indemnified Person or Insured Person (and their respective heirs, administrators, executors, successors, assigns and representatives) may have by contract (including any indemnification agreement), law, equity or otherwise. Nothing in this Agreement is intended to relieve, or shall be construed as relieving, any insurer of its coverage obligations existing now or in the future. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that could adversely affect the rights of any Indemnified Person or Insured Person without the prior written consent of such affected Indemnified Person or Insured Person.
(f) Advancement of Fees, Costs and Expenses in Enforcement of Rights. Parent, the Surviving Corporation and its Subsidiaries shall advance, and cause to be paid, on a current basis (but no later than thirty (30) days after the submission of invoices) all reasonable attorneys’ fees, costs and expenses that may be incurred by any Indemnified Person in enforcing his or her rights under this Section 6.10; provided that such Indemnified Person executes an undertaking, to the extent it has not already done so, to repay such advances if it is determined by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification.
(g) Successors and Assigns. If Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer or convey all or substantially all of its properties and assets to any Person, then, in each case, proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation, its Subsidiaries or any of their respective successors or assigns will assume all of the obligations of Parent, the Surviving Corporation and its Subsidiaries set forth in this Section 6.10.
(h) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.
6.11 Employee Matters. Without limiting anything contained in this Agreement:
(a) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”) the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee (i) base salary (or base wages, as the case may be) and annual cash bonus opportunity that is no less than the base salary (or base wages, as the case may be and annual cash bonus opportunity), as applicable, provided to such Continuing Employee immediately prior to the Effective Time; provided that the foregoing shall not restrict the Company Board from adjusting performance metrics applicable to such bonus opportunity (but not the target amount of such bonus opportunity) following the Closing to give effect to the Merger and the integration of the Company with Parent, and (ii) employee benefits (excluding equity compensation, long-term incentive compensation, retention and severance) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time.
(b) New Plans. To the extent that a benefit plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for service with the Company Group prior to the Effective Time for all purposes, except that (i) such service need not be credited to the extent that it would result in duplication of coverage, benefits or compensation and (ii) no service shall be required to be credited under any plan that provides for defined benefit pension or retiree welfare benefits. In addition, and without limiting the generality of the foregoing, the Surviving Corporation shall use commercially reasonable efforts to ensure that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all group welfare benefit plans sponsored by the Surviving Corporation and its Subsidiaries to the extent that coverage pursuant to any such group welfare benefit plans (the “New Plan”) replaces coverage previously provided under a comparable group welfare Employee Plan in which such Continuing Employee participated immediately before the Effective Time; and (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Corporation will use commercially reasonable efforts to cause all waiting periods, preexisting condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Corporation will use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(c) Acknowledgement of Change in Control. Parent acknowledges that a “change in control” (or similar phrase) within the meaning of each applicable Employee Plan (including the Innovid, Inc. Executive Change in Control Severance Plan (the “Company CIC Plan”)) will occur at or prior to the Effective Time, as applicable.
(d) No Third-Party Rights. The provisions of this Section 6.11 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.11 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Employee Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) amend any Employee Plans.
6.12 Obligations of Merger Sub. Prior to Closing, Parent will take all action necessary to cause Merger Sub to perform its obligations pursuant to this Agreement and to consummate the Transactions upon the terms and subject to the conditions set forth in this Agreement. After the Closing, Parent will take all action necessary to cause the Surviving Corporation to perform its obligations following the Closing pursuant to this Agreement. The Buyer Parties will be jointly and severally liable for the failure by any of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.
6.13 Public Statements and Disclosure. The initial press release concerning this Agreement and the Transactions of the Company, on the one hand, and the Buyer Parties, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company (other than with respect to the portion of any communication relating to a Recommendation Change), on the one hand, and the Buyer Parties, on the other hand, will obtain the consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Transactions or the other transactions contemplated by this Agreement, except that (i) the Company will not be obligated to engage in such consultation with respect to communications that are (1) required by applicable Law, regulation or stock exchange rule or listing agreement; (2) solely directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (3) solely to the extent related to a Superior Proposal, Intervening Event or Recommendation Change; or (4) with respect to any Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand, and (ii) Parent will not be obligated to engage in such consultation with respect to communications that (A) are required by applicable Law or regulation, or (B) are principally directed to any existing or prospective general or limited partners, equity holders, members and investors of Parent or its Affiliates, so long as in respect of Clause (B) such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication. Notwithstanding the foregoing, with respect to any communication required by applicable Law or any listing agreement with or rule of any national securities exchange or association, the Party required to make the communication shall use commercially reasonable efforts to afford the other Party reasonable time to consider the communication and include in such communication all comments reasonably proposed by the other Party.
6.14 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed on a current basis with respect to the status thereof and promptly furnish Parent with copies of communications received or documents filed. The Company will (a) consult with Parent on, and consider in good faith all of Parent’s comments to, all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, (b) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation, including by giving Parent the opportunity to attend and participate in any external meetings (whether in-person or otherwise), telephone or video calls or other conferences, and (c) consult with Parent with respect to the proposed strategy, material actions and significant decisions (including relating to defense, settlement and prosecution) with respect to any Transaction Litigation. The Company may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation prior to the Effective Time except for the settlement or compromise consent set forth above.
6.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Common Stock and Public Warrants from the NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock and Public Warrants pursuant to the Exchange Act as promptly as practicable after such delisting.
6.16 Parent Vote. Promptly following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent providing the Merger Sub Stockholder Approval in accordance with the DGCL.
6.17 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations.
6.18 Repaid Indebtedness. At the Closing, the Buyer Parties shall, on behalf of the Company Group, effect or cause to be effected, payment and, if applicable, cash collateralization, of all amounts specified in the Payoff Letters (as defined below) to fully discharge the then-outstanding obligations under all third-party Indebtedness under the Contracts set forth on Section 6.18 of the Company Disclosure Letter (other than (a) any contingent indemnification obligations as to which no claim has been asserted and (b) any other obligations which, by their terms, are to survive the termination of any such Contract) (such Indebtedness, collectively, the “Repaid Indebtedness”), in accordance with the payoff letters with respect to such Repaid Indebtedness; each such payoff letter shall be in customary form reasonably satisfactory to Parent and shall (A) set forth the aggregate amounts required to satisfy in full all of the corresponding Repaid Indebtedness (including any principal, interest, fees or penalties outstanding or accrued thereunder and incremental per diem increases in respect thereof to account for any delays as to the Closing as of the date of each such Payoff Letter) and, as applicable, (B) provide that, upon receipt of such specified amount, all Liens (and any guarantees) granted in connection therewith relating to the assets, rights and properties of the Company Group securing such Repaid Indebtedness (and any other obligations secured thereby) shall be released and terminated (such payoff letters, collectively, the “Payoff Letters”). The Company shall deliver, or cause to be delivered, substantially final forms of the Payoff Letters to Parent not less than two (2) Business Days prior to the Closing Date. The Buyer Parties shall reasonably cooperate with the Company’s efforts under this Section 6.18.
ARTICLE VII

CONDITIONS TO THE MERGER
7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the Buyer Parties and the Company to consummate the Merger are subject to the satisfaction or waiver by the Buyer Parties and the Company (where permissible pursuant to applicable Law and except with respect to Section 7.1(a), which will not be waivable) of each of the following conditions:
(a) Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval at the Company Stockholder Meeting.
(b) No Prohibitive Laws or Injunctions. No injunction or other judgment or Order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Merger will be in effect, and no Law will have been enacted, entered, enforced or deemed applicable to the Merger (and be in effect), that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger.
7.2 Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Merger will be subject to the satisfaction or waiver by Parent (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:
(a) Representations and Warranties.
(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and (iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except, in each case, for such failures to be true and correct that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii) The representations and warranties set forth in Section 3.1(a), Section 3.2, Section 3.3(a), the third sentence of Section 3.7(a), Section 3.7(b), Section 3.7(c), Section 3.7(d) (other than the first sentence of Section 3.7(d)) and Section 3.26 shall be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date).
(iii) The representations and warranties set forth in the first and second sentence of Section 3.7(a) and the first sentence of Section 3.7(d) will be true and correct as of the date of this Agreement and as of the Closing Date as if made and as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis.
(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with the covenants and obligations in this Agreement required to be performed and complied with by it at or prior to the Closing.
(c) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof and be continuing.
(d) Officer’s Certificate. The Buyer Parties will have received a certificate of the Company, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.
(e) HSR Waiting Period. The waiting periods, if any, (and any extensions thereof pursuant to an agreement with a Governmental Authority) applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto will have been obtained without the imposition of a Burdensome Condition.
7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company (where permissible pursuant to applicable Law) of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement will be true and correct as of the date of this Agreement and as of the Closing Date as if made at and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent the consummation of the Merger by the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) Performance of Obligations of the Buyer Parties. The Buyer Parties will have performed and complied in all material respects with all covenants and obligations in this Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing, provided that, the obligations of the Buyer Parties required to be performed and complied with by the Buyer Parties under Section 2.10 shall have been performed in all respects.

(c) Officer’s Certificate. The Company will have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
(d) HSR Waiting Period. The waiting periods, if any, (and any extensions thereof pursuant to an agreement with a Governmental Authority) applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto will have been obtained.
ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER
8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):
(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;
(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any injunction or other judgment or Order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Merger is in effect that, in each case, prohibits, restricts, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any Law has been enacted (and is in effect) that prohibits, restricts, makes illegal or enjoins the consummation of the Merger;
(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Closing has not occurred by 11:59 p.m., Eastern time, on the date that is six (6) months from the date hereof (as may be extended by this Section 8.1(c), the “Termination Date”); provided, that in the event that on such date all of the conditions set forth in Section 7.1 and Section 7.2 are capable of being then satisfied, other than Section 7.2(e) and Section 7.3(d), the “Termination Date” shall automatically be extended until 11:59 p.m., Eastern time, on the date that is nine (9) months from the date hereof; provided, further, that in the event that on such date (i) all of the conditions set forth in Section 7.1 and Section 7.2 are capable of being then satisfied, other than Section 7.2(e) and Section 7.3(d), and (ii) a Second Request has been received with respect to the Merger, the “Termination Date” shall automatically be extended until 11:59 p.m., Eastern time, on the date that is twelve (12) months from the date hereof, it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose material breach of its obligations under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to have occurred prior to the Termination Date;
(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement;
(e) by Parent, at any time prior to the Effective Time, if the Company has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.2, provided that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) that the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to Parent if it or Merger Sub is then in material breach of any of its or Merger Sub’s respective representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.1 or Section 7.3 as of the date of termination;

(f) by Parent, if at any time prior to the receipt of the Requisite Stockholder Approval the Company Board (or a committee thereof) has effected a Recommendation Change;
(g) by the Company, at any time prior to the Effective Time and whether prior to or after the receipt of the Requisite Stockholder Approval, if any Buyer Party has breached or failed to perform or there is any inaccuracy of any of their respective representations, warranties, covenants or other agreements of any Buyer Party contained in this Agreement, which breach, failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.3; provided that (i) if such breach, failure to perform or inaccuracy is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, failure to perform or inaccuracy delivered at least 30 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if such breach, failure to perform or inaccuracy has been cured prior to such termination, and (ii) that the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available to the Company if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 7.1 or Section 7.2 as of the date of termination;
(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal in accordance with Section 5.3; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; (iii) the Company has complied in all material respects with its obligations under Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or
(i) by the Company, at any time prior to the Effective Time if (i) all of the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing) have been satisfied or waived; (ii) any Buyer Party shall have failed to consummate the Closing by the time the Closing was required to occur under Section 2.3; (iii) the Company has irrevocably notified Parent in writing that, if the Buyer Parties perform their obligations hereunder and the Equity Financing is funded, the Company stands ready, willing and able to consummate, and will consummate, the Merger; (iv) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) if the Closing is not consummated; and (v) the Merger shall not have been consummated by the end of such three (3) Business Day period.
8.2 Manner and Notice of Termination; Effect of Termination.
(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver written notice thereof to the other Parties setting forth in reasonable details the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.
(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice thereof by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party or any direct or indirect partner, member, manager, equityholder, director, officer, employee, Affiliate, agent or other representative of any of the foregoing) to the other Parties, as applicable, except that Article I, the penultimate sentence of Section 6.8, Section 6.13, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing, nothing in this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement prior to or in connection with the termination of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms. None of the Financing Sources will have any liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any Willful and Material Breach) or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company, any of its Affiliates or any of its or their direct or indirect equityholders will have rights or claims against any of the Financing Sources hereunder or thereunder; provided, that nothing in this Section 8.2(b) shall limit the rights of the Company and its Affiliates from and after the Effective Time under any Debt Financing Commitment or the definitive debt documents executed in connection with the Debt Financing (but not under this Agreement) to the extent the Company and/or its Affiliates are party thereto. Notwithstanding anything to the contrary herein, nothing in this Section 8.2(b) shall limit or modify Section 8.3.
8.3 Fees and Expenses.
(a) General. Except as otherwise set forth in this Agreement, including Section 6.2, Section 6.8 and this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Transactions are consummated. Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Except for any Taxes described in Section 2.10(e), the Surviving Corporation will pay or cause to be paid all transfer, stamp, documentary, sales, use, real property transfer, recording, stock transfer and other similar Taxes and fees (including any penalties and interest but, for the avoidance of doubt, excluding any Taxes imposed on or with respect to income or gain (however denominated)) arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(d) or (y) Section 8.1(c) or Section 8.1(e), in the case of clause (y), at a time when the Requisite Stockholder Approval has not been obtained; (B) following the execution and delivery of this Agreement and prior to such termination of this Agreement, an Acquisition Proposal shall have been made to the Company or the Company Board or any Person shall have publicly announced or otherwise communicated to Company Stockholders such Acquisition Proposal and, in any such case, such Acquisition Proposal shall not have been withdrawn or otherwise abandoned prior to such termination; and (C) any Acquisition Transaction is consummated, or the Company enters into a definitive agreement with respect to any Acquisition Proposal within twelve (12) months following such termination of this Agreement, then the Company shall, concurrently with the consummation of such Acquisition Transaction, pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent. For purposes of this Section 8.3(b)(i), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.
(ii) If this Agreement is validly terminated by (A) Parent or the Company pursuant to Section 8.1(d) following any time at which Parent was entitled to terminate this Agreement pursuant to Section 8.1(e) (as a result of a material breach by the Company of Section 5.3) or (B) Parent pursuant to Section 8.1(f), then the Company must promptly (and, in any event, within three (3) Business Days) following such termination pay to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(iii) If this Agreement is validly terminated by the Company pursuant to Section 8.1(h), then the Company must prior to or concurrently with, and as a condition to, such termination pay or cause to be paid to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) Parent Payment.
(i) If this Agreement is validly terminated by Parent or the Company pursuant to (x) Section 8.1(c), at a time when the Company could otherwise terminate this Agreement pursuant to Section 8.1(i) or (y) Section 8.1(i), then, in either case of the foregoing clause (x) or (y), Parent shall promptly (and, in any event, within three (3) Business Days) following such termination pay to the Company $42,000,000 in cash (the “Parent Termination Fee”) by wire transfer of immediately available funds to an account or accounts designated in writing by Company.

(ii) In the event that this Agreement is validly terminated by (x) Parent or the Company pursuant to Section 8.1(b) or Section 8.1(c) at such time when all of the conditions set forth in Section 7.1 and Section 7.2 (other than the conditions set forth in Section 7.2(d)) are capable of being satisfied if the Closing were then to occur, other than any of the conditions set forth in Section 7.1(b), Section 7.2(e) or Section 7.3(d) and the injunction or other judgment, Order or Law preventing the consummation of the Merger is issued pursuant to or arises under Antitrust Laws; provided that the failure of the conditions set forth in Section 7.1(b), Section 7.2(e) or Section 7.3(d) to be satisfied or capable being satisfied did not directly result from the Company’s Willful and Material Breach of Section 6.2 or (y) by the Company pursuant to Section 8.1(g) (as a result of a material breach of Section 6.2 by Parent) at such time when all of the conditions set forth in Section 7.1 and Section 7.2 (other than the conditions set forth in Section 7.2(d)) are capable of being satisfied if the Closing were then to occur, other than any of the conditions set forth in Section 7.1(b), Section 7.2(e) or Section 7.3(d) and the injunction or other judgment, Order or Law preventing the consummation of the Merger is issued pursuant to or arises under Antitrust Laws, then, in any such case of the foregoing clause (x) or (y), Parent shall promptly (and, in any event, within three (3) Business Days) following such termination pay to the Company the Parent Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Company.
(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger and that without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amount due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, the Company shall pay to Parent or Parent shall pay to the Company, as the case may be, (i) its reasonable and documented out-of-pocket costs and expenses (including attorneys’ fees) incurred in connection with such Legal Proceeding, together with (ii) interest on such amount or portion thereof at the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received (but excluding the date of actual payment), or a lesser rate that is the maximum permitted by applicable Law; provided, that the liability of either Parent, or the Company, as applicable, under this Section 8.3(e) shall be limited to $3,000,000.
(f) Sole Remedy.
(i) Except in the case of any Willful and Material Breach (but subject to the Cap in the event of a Willful and Material Breach) or any breach of the Confidentiality Agreement, in either case, by any of the Buyer Parties, if this Agreement is terminated pursuant to Section 8.1 and in circumstances where the Parent Termination Fee is payable hereunder in connection with such termination pursuant to Section 8.3(c), the Company’s receipt in full of the Parent Termination Fee, any amounts owed by Parent pursuant to Section 8.3(e) and the Reimbursement Obligations will be the sole and exclusive remedy for money damages of the Company and the Company Related Parties against the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure and none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates and any holder of any equity, controlling person, director, officer, employee, Affiliate, member, manager, general or limited partner, stockholder and assignee of any of the foregoing (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination.
(ii) Except in the case of any Willful and Material Breach (but subject to the Cap in the event of a Willful and Material Breach) or any breach of the Confidentiality Agreement, in either case, by the Company, if this Agreement is terminated pursuant to Section 8.1 and in circumstances where the Company Termination Fee is payable hereunder in connection with such termination pursuant to Section 8.3(b), Parent’s receipt in full of the Company Termination Fee and any amounts owed by the Company pursuant to Section 8.3(e) will be the sole and exclusive remedy for money damages of the Buyer Parties and the Parent Related Parties against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable Law arising out of any breach, termination or failure and none of the Company Related Parties will have any further liability or obligation to any of (A) the Buyer Parties; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates, members, managers, general or limited partners, stockholders and assignees of each Buyer Party and its Affiliates and any holder of any equity, controlling person, director, officer, employee, Affiliate, member, manager, general or limited partner, stockholder and assignee of any of the foregoing (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination.
(iii) Notwithstanding anything in this Agreement to the contrary (but subject to and without in way limiting the rights of the Parties to seek specific performance or other equitable remedy pursuant to Section 9.10), except in the case of any breach of the Confidentiality Agreement by any of the Buyer Parties, or the Company, as applicable, the maximum aggregate liability of the Company Related Parties, on the one hand, and the Parent Related Parties, on the other hand, for monetary damages or other monetary remedies in connection with this Agreement and the other agreements contemplated hereby (including, for the avoidance of doubt, under Section 8.3(b), Section 8.3(c), Section 8.3(e), this Section 8.3(f), Section 9.10 and the Equity Commitment Letter, as applicable) and/or the transactions contemplated hereby and thereby shall be limited to an amount equal to $105,000,000 (the “Cap”), and in no event shall any Company Related Party or Parent Related Party, as applicable, seek or obtain, nor shall it permit any of its Representatives or any other person on its or their behalf to seek or obtain, any monetary recovery or monetary award or any monetary damages of any kind against the Parent Related Parties or the Company Related Parties, as applicable, in excess of the Cap.
(g) Liquidated Damages. Without in way limiting the rights of the Parties to seek specific performance or other equitable remedy pursuant to Section 9.10, the Company, Parent and Merger Sub acknowledge and agree that each of the Company Termination Fee and the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Buyer Parties, or the Company, as applicable, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.
ARTICLE IX

GENERAL PROVISIONS
9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms are to be performed at or after the Closing will survive the Closing in accordance with their respective terms.
9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) upon delivery if personally delivered by hand providing proof of delivery, (b) on the date sent by email (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (c) when delivered if sent by a nationally recognized overnight courier service (with confirmation of delivery), in each case to the intended recipient as set forth below:

(a)	if to the Buyer Parties to:

Mediaocean
120 Broadway, Floor 8
New York, NY 10271
Attention: Chris Stadler, Chris Baldwin and Yicong Liu
Email: ###

with a copy (which will not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Oliver Brahmst; Michael A. Deyong; Daniel Kozin
E-mail: ###

(b)	if to the Company (prior to the Effective Time) to:

Innovid Corp.
30 Irving Place, 12th Floor
New York, NY 10003
Attention: Anthony Callini
Email: ###

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Joshua M. Dubofsky; Eyal Orgad; Kyle Adams
Email: ###

From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.
9.3 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Company Board), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without again obtaining such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 8.2(b), Section 8.3(f), Section 9.5, Section 9.8, Section 9.10(b)(iii), Section 9.12(b), Section 9.13 and this Section 9.3 (and any provision of this Agreement to the extent an amendment, a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Section 8.2(b), Section 8.3(g), Section 9.5, Section 9.8, Section 9.10(b)(iii), Section 9.12(b), Section 9.13 or this Section 9.3) may not be amended, modified or altered in a manner materially adverse to any Financing Source without the prior written consent of the Financing Sources party to the Debt Commitment Letter.

9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, (i) any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein and (ii) the Termination Date may be extended by a mutual agreement in writing between Parent and the Company. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any failure or delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.
9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Corporation, (b) to any Financing Source pursuant to the terms of the Debt Financing solely for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing or (c) to any of their respective Affiliates, in each case, so long as such assignment does not and will not impede or delay the consummation of the Merger or otherwise impede the rights of the holders of shares of Company Common Stock, Company Warrants and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.
9.6 Confidentiality. The Buyer Parties and the Company hereby acknowledge that Parent and the Company have previously executed that certain Confidentiality Agreement, dated as of July 23, 2024 (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.
9.7 Entire Agreement. This Agreement and the Ancillary Agreements, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.
9.8 Third-Party Beneficiaries. This Agreement and the Ancillary Agreements are not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except (a) as set forth in or as contemplated by Section 6.10, (b) if the Closing occurs, for the right of the holders of Company Common Stock, Company Options and Company RSUs under Article II, including the right to receive the Per Share Price and the Equity Award Consideration, respectively, in each case after the Effective Time, (c) following the termination of this Agreement, subject to Section 8.2(b), the Company shall have the right to pursue damages, on behalf of its stockholders in the event of any Willful and Material Breach of this Agreement by any Buyer Party, which right is acknowledged by each Buyer Party and (d) with respect to the limitations on liability of the Company Related Parties set forth in Section 8.3(f). Notwithstanding anything to the contrary in this Agreement, (x) without limitation to the foregoing, the Buyer Parties expressly agree, following the termination of this Agreement at or after the time at which the Requisite Stockholder Approval shall have been obtained, the Company shall have the right, on behalf of its stockholders, and is hereby appointed as representative of its stockholders for such purposes, to pursue damages against any Buyer Party for the loss of the Per Share Price and Equity Award Consideration (as applicable), including, for the avoidance of doubt, damages based on the loss of the premium offered to each such holder, in the event of any Willful and Material Breach by any Buyer Party. The provisions of Section 8.2(b), Section 8.3(f), Section 9.3, Section 9.5, Section 9.10(b)(iii), Section 9.12(b), Section 9.13, and this Section 9.8 will inure to the benefit of the Financing Sources, the Parent Related Parties and the Company Related Parties, and each of their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).
9.9 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
9.10 Remedies.
(a) Remedies Cumulative. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not in and of itself preclude the exercise of any other remedy; provided, that the Parties acknowledge and agree that, while the Company may pursue a grant of specific performance prior to the valid termination of this Agreement, following a valid termination of this Agreement, under no circumstances shall the Company or the Buyer Parties be permitted or entitled to seek a grant of specific performance to cause the Closing to occur or to enforce any provision of this Agreement which does not survive such termination.
(b) Specific Performance.
(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 9.10(b)(iv), (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or the Buyer Parties, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Buyer Parties would have entered into this Agreement. It is explicitly agreed that, prior to a termination of this Agreement, the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing the Buyer Parties’ obligations to consummate the Merger.
(ii) Subject to Section 9.10(b)(iv), the Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or any Buyer Party, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Buyer Parties pursuant to this Agreement. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or any other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.
(iii) Notwithstanding anything contained herein to the contrary and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its

Affiliates and their direct and indirect equity holders shall have any rights or claims (whether in contract or in tort or otherwise) against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equity holders be entitled to directly seek any remedies against the Financing Sources (including any remedy of specific performance) in connection with this Agreement, the Debt Financing or any documents (including any joinder agreements or credit agreements entered into pursuant to the Debt Financing or relating thereto) against any Financing Source in their capacity as lenders or arrangers in connection with the Debt Financing.
(iv) Notwithstanding anything contained herein to the contrary, it is explicitly agreed that the right of the Company to seek specific performance or other equitable remedies in connection with the Equity Financing, or Parent’s obligation to cause the Equity Financing to be funded pursuant to the Equity Commitment Letters, shall be subject to the terms of the Equity Commitment Letters and this Agreement, and the requirements that (i) all conditions in Section 7.1 and Section 7.2 are satisfied or waived at the time as of the time the Closing was first required to occur under Section 2.3 (other than those conditions that by their terms cannot be satisfied until the Closing, but which conditions are capable of being satisfied if the Closing were to occur at such time), (ii) the Debt Financing has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded substantially concurrently therewith, and (iii) the Company has irrevocably confirmed in a written notice to Parent that if the Debt Financing and Equity Financing are funded, then the Company would take such actions required of them by this Agreement to cause the Closing to occur (clauses (i) through (iii), the “Equity Funding Circumstances”). For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive both (A) a grant of specific performance to require the Buyer Parties to consummate the transactions contemplated hereby and (B) payment of the Parent Termination Fee.
9.11 Governing Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.
9.12 Consent to Jurisdiction.
(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the Buyer Parties and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The Parties agree that any violation of this Section 9.12(a) shall constitute a material breach of this Agreement and shall constitute irreparable harm.

(b) Jurisdiction for Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, this Agreement, the Debt Commitment Letter, the Debt Financing or the performance of services thereunder or related thereto will be brought in and subject to the exclusive jurisdiction of the Supreme Court of the State of New York, county of New York sitting in the Borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable Debt Commitment Letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; (v) the provisions of Section 9.13 relating to the waiver of jury trial shall apply to any such Legal Proceeding; and (vi) except as specifically set forth in the Debt Commitment Letter, any such Legal Proceeding will be governed by, construed in accordance with and enforced under the laws of the State of New York.
9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AND/OR CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FINANCING COMMITMENTS OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.
9.14 Company Disclosure Letter. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure, notwithstanding the omission of any reference or cross-reference thereto. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by the Company to any third Person of any matter whatsoever, including (i) any violation of Law or breach of Contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Without limiting the foregoing, the disclosure of any matter or item in the Company Disclosure Letter that is not required to be disclosed under this Agreement to make a representation true and correct shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed herein or is material to a representation, warranty, covenant or condition set forth in this Agreement and shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality,” “Company Material Adverse Effect” or any word or phrase of similar import and does not mean that such matter or item would, with any other matter or item, have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.
9.15 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf,

.tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

MEDIAOCEAN LLC

By:	/s/ William Wise
	Name:	William Wise
	Title:	Chief Executive Officer

IGNITE MERGER SUB, INC.

By:	/s/ William Wise
	Name:	William Wise
	Title:	Director

[Signature Page to Agreement and Plan of Merger]

INNOVID CORP.

By:	/s/ Zvika Netter
	Name:	Zvika Netter
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
FORM OF CERTIFICATE OF MERGER
CERTIFICATE OF MERGER
OF
IGNITE MERGER SUB, INC.
WITH AND INTO
INNOVID CORP.

[•], 2025
In accordance with Section 251(c) of the General Corporation Law of the State of Delaware (as amended, the “DGCL”), the undersigned, Innovid Corp., a Delaware corporation (the “Company”), does hereby certify in connection with the merger of Ignite Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), as follows:
FIRST:   The name and state of incorporation of each of the constituent entities party to the Merger (the “Constituent Corporations”) are:

Name	State of Incorporation
Innovid Corp.	Delaware
Ignite Merger Sub, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, made and entered into as of November 21, 2024, by and among the Company, Merger Sub and Mediaocean LLC, a Delaware limited liability company (the “Merger Agreement”), has been approved, adopted, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.
THIRD:  The Company shall be the surviving corporation of the Merger and the separate corporate existence of Merger Sub will cease at the effective time of the Merger. The name of the corporation surviving the Merger shall be “Innovid Corp.” (the “Surviving Corporation”).
FOURTH: The certificate of incorporation of the Company as of immediately prior to the effective time of the Merger shall be the certificate of incorporation of the Surviving Corporation, until further amended in accordance with the provisions of the DGCL.
FIFTH:   An executed copy of the Merger Agreement is on file at the offices of the Surviving Corporation, located at 30 Irving Place, 12th Floor, New York, NY 10003, and a copy thereof will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.
SIXTH:   The Merger shall become effective at the time this Certificate of Merger is filed with the Secretary of State of the State of Delaware.
(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be signed by a duly authorized officer as of the date first set forth above.

INNOVID CORP.

By:
Name:	Zvika Netter
Title:	Chief Executive Officer

[Signature Page to Certificate of Merger]

EXHIBIT B
ROLLOVER STOCKHOLDER

Rollover Stockholder	Rollover Shares
Zvika Netter	The number of shares of Company Common Stock actually contributed to TopCo by the Rollover Stockholder pursuant to the Rollover Agreement.

Annex B
ANNEX B – APPRAISAL RIGHTS
If the Merger is consummated, holders of record and beneficial owners of Innovid Common Stock who do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Innovid Common Stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL (“Section 262”) and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. All references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of shares of Innovid Common Stock, (ii) to a “beneficial owner” are to a person who is the beneficial owner of shares of Innovid Common Stock held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Innovid’s Stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of Innovid Common Stock should carefully review the full text of Section 262 as well as the information discussed below. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights.
Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of Innovid Common Stock who (1) properly submit a written demand for appraisal of such holder’s or owner’s shares of Innovid Common Stock to Innovid prior to the vote on the Merger Proposal at the Special Meeting, (2) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (4) do not withdraw their demands or otherwise lose their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares of Innovid Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Innovid Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of Innovid Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of Innovid Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of Innovid Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of Innovid Common Stock eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. Innovid refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the

Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. If you fail to properly demand appraisal or waive your appraisal rights, you will receive the Merger consideration provided for in the Merger Agreement.
Under Section 262, if the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to Section 262 that appraisal rights are available and must include in the notice either a copy of Section 262 or information directing Innovid’s Stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Innovid’s notice to Innovid’s Stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares Innovid Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Per Share Price described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Innovid Common Stock, Innovid believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Innovid Common Stock must do ALL of the following:
•
the stockholder or beneficial owner must not vote in favor of the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•
the stockholder or beneficial owner must deliver to Innovid a written demand for appraisal of such holder’s or owner’s shares of Innovid Common Stock before the vote on the Merger Proposal at the Special Meeting and such demand must reasonably inform Innovid of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Innovid Common Stock (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Innovid Common Stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Innovid Common Stock for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger); and

•	the stockholder or beneficial owner must otherwise comply with Section 262.
Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of Innovid Stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Innovid Common Stock within the time prescribed in Section 262.

After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.
Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Innovid, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of Innovid Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal, in person at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A stockholder exercising appraisal rights must hold of record the shares of Innovid Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of Innovid Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
A holder of record of shares of Innovid Common Stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Innovid Common Stock by a holder of record must reasonably inform Innovid of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Innovid Common Stock. A demand for appraisal in respect of such shares of Innovid Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform Innovid of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Innovid Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the stockholder.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Innovid Corp.
30 Irving Place, 12th Floor
New York, NY 10003
Attention: Secretary
If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Innovid Common Stock in accordance with subsection (e) of Section 262, either within sixty (60) days after the effective time of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the court made under subsection (j) of Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty (60) days after the effective time of the Merger.
Notice by the Surviving Corporation
If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each record holder of shares of Innovid Common Stock who has properly made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the Merger Proposal, and any beneficial owner who has properly demanded appraisal in accordance with Section 262, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and Innovid’s Stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Innovid Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Innovid Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which Innovid has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Corporation.
At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
The Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Innovid Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any elements of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares of Innovid Common Stock is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although Innovid believes that the Per Share Price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Innovid Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Price. Neither Innovid nor Parent anticipates offering more than the Per Share Price to any stockholder or beneficial owner exercising appraisal rights, and each of Innovid and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the fair value of a share of Innovid Common Stock is less than the Per Share Price. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of Innovid Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Innovid Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.
From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of Innovid Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the effective date of the Merger, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the effective date of the Merger.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Per Share Price for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Annex C

November 21, 2024
The Board of Directors
Innovid Corp.
30 Irving Place, 12th Floor
New York, NY 10003
Members of the Board of Directors:
We understand that Innovid Corp. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Mediaocean LLC (“Parent”) and Ignite Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, at the effective time of the Merger (as defined below), Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, at the effective time of the Merger, each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”), other than (i) shares (a) held by the Company or the Company’s subsidiaries, (b) owned by Parent, Merger Sub or any of their direct or indirect wholly owned subsidiaries or (c) contributed to OceanKey TopCo LLP by the Rollover Stockholder (as defined in the Merger Agreement) pursuant to the Rollover Agreement (as defined in the Merger Agreement) (the “Rollover Shares”, and the shares described in the foregoing clauses (a) through (c), collectively, the “Owned Company Shares”) or (ii) Dissenting Company Shares (as defined in the Merger Agreement), will be converted into the right to receive $3.15 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) in the Merger is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;
(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);
(iii)
discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts (including their views on the risks and uncertainties of achieving the Forecasts);

(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;
(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;
(vi)
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated November 21, 2024, of the Merger Agreement; and
(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.
For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have

The Board of Directors
Innovid Corp.
November 21, 2024

not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger. In addition, we have relied, without independent verification, on the assessments of the management of the Company as to (i) the validity of, and risks associated with, the Company’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of the Company’s current and future products and services. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or any settlements thereof, to which the Company is or may be a party or is or may be subject, and this opinion does not consider the potential effects of any such litigation, actions, claims, other contingent liabilities or settlements.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off- balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to holders of the Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares), from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company or the holders of the Rollover Shares, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, the Support Agreements (as defined in the Merger Agreement), the Rollover Agreement and any consideration to be received or exchanged in connection with the Rollover Agreement or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the impact of

The Board of Directors
Innovid Corp.
November 21, 2024

the Merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the period from July 25, 2022 to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to any of the Company, Parent, ION Crossover Partners Ltd. and ION Asset Management (Israel) Ltd., a significant shareholder of the Company (collectively, “ION”), and we have not received any compensation from the Company, Parent or ION during such period. During the period from July 25, 2022 to the date hereof, Evercore Group L.L.C. and its affiliates have provided and are currently providing financial advisory services to CVC Capital Partners, a significant shareholder of Parent (“CVC”), and/or its affiliates or portfolio companies and received fees for the rendering of these services, and none of such fees were or are related to transactions with or involving the Company or Parent. In addition, during the period from July 25, 2022 to the date hereof, Evercore Group L.L.C. and its affiliates have provided and are currently providing financial advisory services to TA Associates, a significant shareholder of Parent (“TA”), and/or its affiliates or portfolio companies and received fees for the rendering of these services, and none of such fees were or are related to transactions with or involving the Company or Parent. We may provide financial advisory or other services to the Company, Parent, ION, CVC or TA or any of their respective affiliates or portfolio companies in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Parent.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock (other than holders of Owned Company Shares or Dissenting Company Shares) in the Merger is fair, from a financial point of view, to such holders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	Zaheed Kajani

Annex D
Execution Version
CONTRIBUTION AND EXCHANGE AGREEMENT
IN MAKING AN INVESTMENT DECISION, ROLLOVER STOCKHOLDER MUST RELY ON HIS, HER OR ITS OWN EXAMINATION OF TOPCO (AS DEFINED BELOW) AND ITS SUBSIDIARIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE PARTNERSHIP UNITS TO BE ACQUIRED HEREUNDER HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE OR NON-U.S. SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY. FURTHERMORE, NONE OF THE FOREGOING AUTHORITIES HAVE CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT.
THE PARTNERSHIP UNITS TO BE ACQUIRED HEREUNDER SHALL BE ACQUIRED SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF OCEANKEY TOPCO LP (AS AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, THE “TOPCO LP AGREEMENT”), BY AND AMONG THE PARTIES THERETO, AS SUCH TERMS AND CONDITIONS MAY BE AMENDED OR MODIFIED UNDER THE TERMS HEREOF. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE PARTNERSHIP UNITS SUBSCRIBED FOR HEREUNDER MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE TOPCO LP AGREEMENT. THE PERSON NAMED ON THE SIGNATURE PAGE HERETO AS “ROLLOVER STOCKHOLDER”, BY EXECUTION OF THIS CONTRIBUTION AND EXCHANGE AGREEMENT, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE TOPCO LP AGREEMENT TO THE EXTENT APPLICABLE TO ROLLOVER STOCKHOLDER BY THE TERMS OF SUCH TOPCO LP AGREEMENT, AS SUCH PROVISIONS MAY BE AMENDED OR MODIFIED UNDER THE TERMS HEREOF.
THE PARTNERSHIP UNITS TO BE ACQUIRED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) dated as of November 21, 2024, is made by and among OCEANKEY Topco LP, a Delaware limited partnership (“TopCo”), and the undersigned Person listed as “Rollover Stockholder” on the signature pages hereto (“Rollover Stockholder”).
WHEREAS, MediaOcean LLC, a Delaware limited liability company (“Parent”), Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Innovid Corp., a Delaware corporation (the “Company”), are parties to that certain Merger Agreement, dated as of November 21, 2024 (as the same may be amended, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation, and TopCo will indirectly acquire via such merger 100% of the shares of the Company (other than the Rollover Shares (as such term is defined below)) (such transaction, the “Merger”);
WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement;
WHEREAS, subject to the terms and conditions of this Agreement, prior to the Effective Time under the Merger Agreement, in connection with, and as part of, the transactions contemplated by the Merger Agreement, (a) Rollover Stockholder desires to rollover or contribute, and transfer and assign to TopCo all of its right, title and interest in a number of shares of Company Common Stock having an aggregate dollar value equal to the amount set forth opposite Rollover Stockholder on Schedule 1 hereto (any shares of Company Common Stock that are so contributed, assigned and transferred, the “Rollover Shares”, and such aggregate dollar value (including the value of the Rollover Shares), the “Rollover Amount”), solely in exchange for Common Series A Units in TopCo (the “TopCo Units”) having an aggregate value equal to the Rollover Amount (with each TopCo Unit having a value, for this purpose, equal to having a price per equal to the price per Common Series A Unit paid by OceanKey Holdings LP in connection with its investment in TopCo at the Closing), and (b) TopCo desires to accept the contribution, transfer and assignment of the Rollover Shares and the Rollover Amount, and, in exchange therefor, issue the TopCo Units to Rollover Stockholder (such contribution and exchange, the “Contribution and Exchange”); and

WHEREAS, it is intended that, for U.S. federal and applicable state and local income tax purposes, that the Contribution and Exchange qualifies as a contribution under Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TopCo and Rollover Stockholder hereby agree as follows:
1. The Contribution and Exchange Closing. The Contribution and Exchange shall take place immediately prior to the Effective Time, subject to the satisfaction (or valid waiver by the parties entitled to the benefit thereof) of the conditions to closing set forth in Section 5 (the “Contribution and Exchange Closing”).
2. Contribution and Exchange. Effective at the Contribution and Exchange Closing, subject only to the satisfaction (or valid waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 5, automatically and without any further action by the parties hereto, and in accordance with the terms and conditions hereof:
(a) (i) Rollover Stockholder hereby unconditionally, completely and irrevocably contributes, assigns, transfers, conveys and delivers to TopCo the Rollover Shares, free and clear of any and all Liens, except Liens under applicable securities laws, and (ii) in exchange therefor, TopCo shall issue to Rollover Stockholder the TopCo Units, free and clear of any and all Liens, except Liens under applicable securities laws; provided, that at least five (5) Business Days prior to Closing of the Merger, Rollover Stockholder may provide written notice to TopCo (a “Subscription Election”) to elect to reduce the number of Rollover Shares by a number of shares equal to up to 100% of the Rollover Amount (the “Reduction Amount”) and instead subscribe at the Closing (the “Subscription”) for and purchase a number of TopCo Units (“Subscribed Units”) for a purchase price payable to (and paid to) TopCo at the Closing equal to the Reduction Amount. At the Closing, to the extent a valid Subscription Election is made, Rollover Stockholder shall deliver to TopCo, by wire transfer of immediately available funds to an account designated by TopCo, an amount equal to the Reduction Amount. For the elimination of doubt, the number of TopCo Units issued to Rollover Stockholder will be decreased by the number of Subscribed Units issued to Rollover Stockholder.
(b) At the Contribution and Exchange Closing, Rollover Stockholder shall deliver to TopCo signed instruments of assignment and conveyance documents as are reasonably necessary to transfer to TopCo all of Rollover Stockholder’s right, title and interest in and to the Rollover Shares (including, if the Rollover Shares are certificated, the delivery of certificates evidencing the applicable number of shares of Company Common Stock owned, beneficially and of record, by Rollover Stockholder, duly endorsed to TopCo).
(c) Notwithstanding anything provided under the terms of this Agreement, the Contribution and Exchange and the TopCo Units and Subscribed Units (if any) issued to Rollover Stockholder shall, in each case, be subject in all respects to the terms and conditions set forth in Exhibit B hereto upon the effectiveness of the Contribution and Exchange Closing, Closing of the Merger Agreement and, if applicable, receipt by TopCo or its designee of the Reduction Amount.
3. Representations and Warranties of TopCo. TopCo hereby represents and warrants (as of the date hereof and as of immediately prior to the Contribution and Exchange Closing) to Rollover Stockholder as follows:
(a) It is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite legal and company power to enter into this Agreement and to perform its obligations hereunder.
(b) There is no Legal Proceeding before any Governmental Authority, pending or, to TopCo’s knowledge, threatened against TopCo that would materially and adversely affect TopCo’s performance under this Agreement or the consummation of the transactions contemplated hereby.
(c) All limited partnership action on the part of TopCo necessary for the execution and delivery by TopCo of this Agreement and the performance of its obligations hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of TopCo, enforceable in accordance with its terms, except as enforcement may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

(d) The execution and delivery by TopCo of this Agreement and the performance of its obligations hereunder shall not result in (i) any violation of its certificate of limited partnership or the TopCo LP Agreement, (ii) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which it or its property is bound or (iii) any violation of any applicable Law or court decree.
(e) When issued in accordance with the terms of this Agreement, the TopCo Units and Subscribed Units (if any) shall be duly authorized and validly issued, free and clear of all Liens, except (i) as set forth in the TopCo LP Agreement or any other agreement entered into between or among Rollover Stockholder, on the one hand, and TopCo or any of its Affiliates, on the other hand, (ii) Liens created by Rollover Stockholder and (iii) Liens under applicable federal, state and/or foreign securities Laws.
4. Representations and Warranties of Rollover Stockholder. Rollover Stockholder hereby represents and warrants (as of the date hereof and as of immediately prior to the Contribution and Exchange Closing) to TopCo as follows:
(a) In the event Rollover Stockholder is an entity, (i) Rollover Stockholder is validly existing and in good standing under the Laws of the jurisdiction of its establishment, (ii) Rollover Stockholder has all requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to this Agreement and (iii) Rollover Stockholder’s execution, delivery and performance of this Agreement has been duly authorized by it. In the event Rollover Stockholder is an individual, Rollover Stockholder is an adult with full power and capacity to execute and deliver this Agreement and to perform his or her obligations hereunder.
(b) There is no Legal Proceeding before any Governmental Authority, pending or, to Rollover Stockholder’s knowledge, threatened against Rollover Stockholder that would adversely affect Rollover Stockholder’s performance under this Agreement or the consummation of the transactions contemplated hereby.
(c) The execution and delivery of this Agreement by Rollover Stockholder and the consummation of the transactions contemplated hereby shall not result in (i) in the event Rollover Stockholder is an entity, any violation of its trust or governing documents, (ii) any breach of, or violation of the terms or provisions of, or constitute a default under, any indenture or other agreement or instrument by which Rollover Stockholder or Rollover Stockholder’s property or assets is bound, (iii) any violation by Rollover Stockholder of any applicable Law or court decree or (iv) any obligation of Rollover Stockholder to file any notice or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from any, Governmental Authority. Rollover Stockholder (1) has obtained such tax advice that it has deemed necessary; and (2) represents that Rollover Stockholder’s principal place of business or residence is as set forth on the signature page hereof.
(d) Rollover Stockholder is the record and beneficial owner of the Rollover Shares held by him, her or it and has good, valid and marketable title to any such Rollover Shares, free and clear of any Liens, except as may exist under applicable federal, state and/or foreign securities Laws. The Rollover Shares held by Rollover Stockholder have been issued in compliance with all applicable securities Laws and were acquired from the Company in compliance with all Laws.
(e) All action on the part of Rollover Stockholder necessary for the consummation of the transactions contemplated hereby and the execution and delivery by Rollover Stockholder of this Agreement and the performance of his, her or its obligations hereunder has been taken or shall be taken in accordance with the terms of this Agreement. This Agreement constitutes the valid and legally binding obligation of Rollover Stockholder, enforceable against Rollover Stockholder in accordance with its terms, except as enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).
(f) Rollover Stockholder is aware that no federal or state agency has passed upon the TopCo Units and Subscribed Units (if any) or made any finding or determination concerning the fairness of this investment.
(g) Rollover Stockholder understands that his, her or its investment in TopCo involves a high degree of risk and is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of Rollover Stockholder’s investment in such securities.
(h) Rollover Stockholder (i) has been provided with access to all information concerning the TopCo Units and Subscribed Units (if any), TopCo and its Subsidiaries (including the Company post-Closing), as he, she or it has requested and has had an opportunity to ask questions of management of the TopCo and / or its Subsidiaries, (ii) understands that information with respect to existing business and historical operating results of TopCo and its Subsidiaries (including the Company post-Closing) and estimates and projections as to future operations involve significant subjective judgment and analysis, which may or may not be correct, (iii) has not relied on any Person in connection with its investigation of the accuracy or sufficiency of such information or its investment decision, (iv) fully understands the nature, scope and duration of the limitations applicable to the TopCo Units and Subscribed Units (if any) it is acquiring, and (v) acknowledges that on the date hereof TopCo cannot, and does not, make any representation or warranty as to the accuracy of the information concerning the past or future results of TopCo and its Subsidiaries (including the Company post-Closing).
(i) Rollover Stockholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in TopCo and of making an informed investment decision with respect thereto.
(j) As a result of Rollover Stockholder’s relationship with the business of the Company and its Subsidiaries and their respective Affiliates and Rollover Stockholder’s review of the aforementioned documents, Rollover Stockholder is properly able to evaluate TopCo and its Subsidiaries (including after the consummation of the actions contemplated by the Merger Agreement, the Company and its Subsidiaries) and the risks inherent in an investment therein.
(k) The TopCo Units and Subscribed Units (if any) shall be acquired for Rollover Stockholder’s own account for investment purposes only. Rollover Stockholder (i) acknowledges that the TopCo Units and Subscribed Units (if any) have not been registered under the Securities Act or any applicable state and/or foreign securities Laws, (ii) is not purchasing or otherwise acquiring the TopCo Units and Subscribed Units (if any) with a view toward distribution in a manner which would require registration under the Securities Act and (iii) does not presently have any reason to anticipate any change in his, her or its circumstances or other particular occasion or event which would cause him, her or it to sell the TopCo Units and Subscribed Units (if any).
(l) Rollover Stockholder has received no representations or warranties from TopCo other than as set forth in Section 3 above and those representations and warranties to be set forth in the TopCo LP Agreement.
(m) Rollover Stockholder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, a copy of which rule is attached hereto as Annex A, which Rollover Stockholder has indicated by marking the appropriate box on the signature page hereto and by marking and initialing the appropriate box on Annex A the provision(s) of Rule 501(a) under which Rollover Stockholder qualifies as an “accredited investor.”
(n) Rollover Stockholder understands that (i) based in part on Rollover Stockholder’s representations on the signature pages hereto and Annex A, TopCo intends to rely on one or more exemptions from registration as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and (ii) Rollover Stockholder shall not be afforded the protections provided to investors in registered investment companies under the Investment Company Act.
(o) For purposes of the Investment Company Act and the Securities Act, including any applicable “look-through” rules thereunder, Rollover Stockholder constitutes one person at the time of the initial issuance of the TopCo Units and Subscribed Units (if any) and, in the event Rollover Stockholder is an entity, each of Rollover Stockholder’s beneficial owners is, and will be, an “accredited investor” as so defined.
(p) Neither TopCo nor any Person acting on behalf of TopCo has offered to sell or sold the TopCo Units and Subscribed Units (if any) to Rollover Stockholder by means of any form of general solicitation or general advertising.
(q) Rollover Stockholder has relied upon the advice of his, her or its own tax advisors in connection with the transactions contemplated by this Agreement. Rollover Stockholder acknowledges and agrees that TopCo makes no covenant, representation or warranty as to the tax treatment of the Contribution and Exchange, the other transactions contemplated hereby or the ownership of the TopCo Units and Subscribed Units (if any).

5. Conditions.
(a) Rollover Stockholder’s obligation to consummate the Contribution and Exchange contemplated hereby is subject to the following conditions: (i) TopCo shall have complied in all material respects with its obligations hereunder, (ii) TopCo’s representations and warranties in Section 3 of this Agreement shall be true and correct in all material respects and (iii) the Merger Agreement and the Merger and the Closing being reasonably anticipated to occur immediately following the Contribution and Exchange.
(b) TopCo’s obligation to consummate the Contribution and Exchange contemplated hereby is subject to the following conditions: (i) Rollover Stockholder shall have complied in all material respects with its obligations hereunder, including, without limitation, delivering the instruments of assignment and conveyance documents for the Rollover Shares to TopCo, (ii) Rollover Stockholder’s representations and warranties in Section 4 of this Agreement shall be true and correct in all material respects, and (iii) the Merger and the Closing being reasonably anticipated to occur immediately following the Contribution and Exchange.
6. No Proxies or Encumbrances. Except pursuant to the terms of this Agreement, the Voting and Support Agreement, if any, to which Rollover Stockholder is a party or the Merger Agreement, Rollover Stockholder will not, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of the Rollover Shares of Rollover Stockholder, or (b) otherwise sell, assign, transfer, encumber or dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, the Rollover Shares of Rollover Stockholder.
7. Tax Matters.
(a) The parties hereto intend that, for U.S. federal and applicable U.S. state and local income tax purposes, the TopCo Contribution and Exchange as to the Rollover Shares qualifies as a contribution under Section 721(a) of the Code (collectively, the “Intended Tax Treatment”). The parties hereto agree to, and the parties hereto agree to cause all of their Affiliates and Subsidiaries to, file all Tax Returns consistently with, and take no position in a Tax proceeding, audit or otherwise inconsistent with, the Intended Tax Treatment, in each case, unless otherwise required by a “determination” as defined in Section 1313(a) of the Code.
(b) Prior to the Contribution and Exchange Closing, Rollover Stockholder shall terminate or cause to be terminated any and all of the Tax indemnity, allocation, sharing, or similar agreements, arrangements or undertakings in effect, written or unwritten, as of immediately prior to the Effective Time, as between Rollover Stockholder or any predecessor or Affiliate thereof, on the one hand, and the Company Group, on the other hand, for all Taxes imposed by any Governmental Authority, regardless of the period in which such Taxes are imposed, and there shall be no continuing obligation to make any payments under any such agreements, arrangements or undertakings.
(c) At or prior to the Contribution and Exchange Closing, Rollover Stockholder shall deliver to TopCo an IRS Form W-9 of Rollover Stockholder or an appropriate IRS Form W-8 of Rollover Stockholder (or, in the case of non-U.S. Persons, alternative equivalent certificates, in the reasonable judgment of TopCo), in either case, dated as of the Closing Date.
(d) In consideration of the consummation of the transactions set forth herein (including the terms set forth in the term sheet attached as Exhibit B attached hereto), Rollover Stockholder agrees to be responsible for and shall reimburse the Company Group for any and all taxes required to be paid by the Company Group on behalf of Rollover Stockholder in connection with this Agreement, including any required withholding for Israeli taxes in connection with the RSU rollover. The Company Group shall be a third-party beneficiary solely for purposes of Section 7(d).
8. Termination. This Agreement shall terminate automatically, without any further action by any party hereto, upon the termination of the Merger Agreement in accordance with its terms; provided, that nothing herein shall relieve any party from liability for any breach hereof prior to the time of termination, and each party shall be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.
9. Limitation on Transfer. Rollover Stockholder acknowledges that he, she or it is aware that there are substantial restrictions on the transferability of the TopCo Units and Subscribed Units (if any) that shall be contained in the TopCo LP Agreement, subject to certain permitted transfers to be set forth therein and the terms and conditions set forth in Exhibit B hereto. In addition, since the TopCo Units and Subscribed Units (if any) have not been registered under the Securities Act or the securities Laws of any jurisdiction, such securities may not be disposed of unless they are subsequently registered and/or qualified under applicable federal, state and/or foreign securities Laws or Rollover Stockholder provides evidence reasonably satisfactory to the general partner of TopCo that an exemption from such registration and qualification is available.
10. Survival. All the agreements, representations and warranties made by Rollover Stockholder in this Agreement shall survive the consummation of the Contribution and Exchange, the transactions contemplated by this Agreement and the acceptance of Rollover Stockholder’s Contribution and Exchange by TopCo.
11. Joinder to TopCo LP Agreement. By execution and delivery of this Agreement and subject to satisfaction of the conditions set forth in Section 5, Rollover Stockholder hereby (i) agrees to become a party to the TopCo LP Agreement, as of the Closing (and at or prior to such time shall deliver to TopCo an executed counterpart signature page to the TopCo LP Agreement in the form attached hereto as Exhibit A, including, if Rollover Stockholder is married, the Spousal Consent referred to therein) and shall be fully bound by, and subject to, all of the agreements, terms and conditions contained therein, provided that, nowithstanding anything provided herein or in the TopCo LP Agreement, the terms and conditions set forth in Exhibit B attached hereto shall apply to Rollover Stockholder’s TopCo Units and Subscribed Units (if any) and (ii) makes, constitutes and appoints TopCo and such other Persons as may from time to time be designated by TopCo (individually and collectively, the “Representative”) with full power of substitution and resubstitution, his, her or its true and lawful agent and attorney-in-fact, for him, her or it and in his, her or its name, place and stead and for his, her or its use and benefit, to act as his, her or its proxy in respect of (A) the execution and delivery, on behalf of Rollover Stockholder, of the signature page of the TopCo LP Agreement and (B) the execution and delivery of such other documents as may be reasonably requested by TopCo solely to evidence Rollover Stockholder’s becoming a party to the TopCo LP Agreement. In acting for Rollover Stockholder pursuant to the proxy set forth in this section, the Representative shall not be responsible to Rollover Stockholder for any loss or damage Rollover Stockholder may suffer by reason of the performance by the Representative of its duties hereunder except in the case of fraud, willful misconduct or gross negligence. The appointment of the Representative shall be deemed to be coupled with an interest and as such shall be irrevocable and, if Rollover Stockholder is an individual, shall survive the death, incompetency, mental illness or insanity of Rollover Stockholder, and any Person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of Rollover Stockholder in all matters referred to in this Section 11.
12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be by delivery in person, by email, or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows: if to TopCo, addressed to TopCo, c/o CVC Advisors (U.S.) Inc., 712 Fifth Avenue, 44th Floor, New York, NY 10019, Attention: Yicong Liu, email: yliu@cvc.com; if to a Rollover Stockholder, at the address or email address set forth on the signature page hereto, or to such other Persons or addresses as may be designated in writing by the party to receive such notice. Rollover Stockholder hereby consents to receiving any and all notices from TopCo, including any notices given in accordance with the TopCo LP Agreement, be means of electronic mail. All notices, requests, claims, demands and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
13. Restrictive Covenants; Non-Disparagement; and Employment Agreement. Rollover Stockholder acknowledges and agrees that Rollover Stockholder shall receive substantial direct and indirect benefits by the consummation of the transactions contemplated by the Merger Agreement including specifically the consideration for the sale of equity interests (the value of which includes, among other things, goodwill) held directly or indirectly by Rollover Stockholder.
(a) Non-Solicitation. For a period of two (2) years immediately following the consummation of the Merger (the “Restricted Period”), Rollover Stockholder shall not induce any employee, consultant, supplier, or customer of the Company or any of its Subsidiaries or any of their respective Affiliates as of the Closing (the “Company Group”) to terminate or reduce its scope of relationships with the applicable Company Group entity. In addition, Rollover Stockholder will not, directly or indirectly, solicit or recruit any employee of the Company Group for the purpose of terminating their engagement with the applicable Company Group entity.

(b) Non-Competition. During the Restricted Period, Rollover Stockholder shall not engage, establish, open, or in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity which is reasonably likely to interfere with any of the Company Group’s proprietary information, property (including intellectual property), or goodwill or to be otherwise competitive with the business (or any part thereof) of the Company Group, as conducted or contemplated to be conducted at such time. Nothing in this Section 13(b) shall prohibit Rollover Stockholder from (1) purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment; or (2) making passive investments in any commingled investment fund or vehicle managed by a third party manager.
(c) Non-Exclusivity. Rollover Stockholder acknowledges that the covenants contained herein are separate from, in addition to, and not in substitution for, the restrictive covenants to which he, she or it may be subject pursuant to the TopCo LP Agreement or any employment agreement, non-compete agreement, equity incentive award agreement or other agreements with TopCo or any of its Subsidiaries and that nothing in this Agreement is intended to limit or curtail the covenants in such other agreements.
(d) Non-Disparagement. TopCo and Rollover Stockholder hereby agree not to, and to cause their respective controlled Affiliates not to, for a period of 12 months following the consummation of the Merger, make or publish any derogatory or disparaging written, oral, or electronic statements about (i) the other party or any of their respective Affiliates or any of their predecessors, equityholders and the present and former Representatives of the foregoing, individually and in their official capacities or (ii) any products, services, practices or operations of the other party or any of their respective Affiliates. Notwithstanding the covenants contained in this Section 13, Rollover Stockholder and his, her or its Affiliates shall not be prohibited or restricted from (1) making or publishing any such statements that Rollover Stockholder or his, her or its Affiliate, as applicable, reasonably believes in good faith to be necessary in responding to or initiating a bona fide claim involving such Person, and is otherwise not prohibited by the terms hereof, (2) answering truthfully if compelled to do so in a deposition, lawsuit or similar dispute resolution proceeding, (3) otherwise cooperating or communicating with any governmental agencies or entities or, to the extent applicable to TopCo or its Subsidiaries, self-regulatory organizations that may be investigating possible unlawful conduct, (4) rebutting in good faith statements made by any member of the Company Group (or any of their respective present or former Representatives) that are untrue or misleading, or (5) making statements in the good faith performance of Rollover Stockholder’s duties to the Company Group.
(e) Confidentiality.
(i) Rollover Stockholder acknowledges that he or she has and/or shall have access to, and is and/or shall become aware of, Confidential Information, and this Confidential Information has and/or shall have been acquired by or compiled by TopCo and its Subsidiaries at great expense and over a great amount of time. Rollover Stockholder expressly acknowledges and agrees that TopCo and its Subsidiaries derives material economic value from the protection of Confidential Information, the disclosure of which will cause substantial and irreparable harm to TopCo and its Subsidiaries. Rollover Stockholder further acknowledges that this Confidential Information gives TopCo and its Subsidiaries a competitive advantage over other businesses in TopCo’s and its Subsidiaries’ field of endeavor and TopCo and its Subsidiaries will be greatly and irreparably damaged by the release or use of this Confidential Information outside of the business of TopCo and its Subsidiaries. Rollover Stockholder agrees that commencing on the date hereof and at all times thereafter, he, she or it shall not, and he, she or it shall cause his, her or its Affiliates and Representatives not to, disclose or divulge, or use for the benefit of any person or entity other than TopCo and its Subsidiaries, this Confidential Information to anyone.
(ii) Notwithstanding the provisions of Section 13(e)(i) of this Agreement, if Rollover Stockholder or any of his, her or its Affiliates or Representatives are requested or required to disclose (after Rollover Stockholder has used its commercially reasonable efforts to avoid such disclosure and after promptly advising and consulting with the Company and TopCo about such party’s intention to make, and the proposed contents of, such disclosure) any of the Confidential Information (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand, regulatory or similar process), Rollover Stockholder shall, or shall cause such Affiliate or Representative, to, to the extent legally permitted, provide the Company and TopCo with prompt written notice of such request so that the

Company may, at its sole cost and expense, seek an appropriate protective order or other appropriate remedy. At any time that such protective order or remedy has not been obtained, Rollover Stockholder or his, her or its Affiliate or Representative may disclose only that portion of the Confidential Information which such Person is legally required to disclose or of which disclosure is required, giving the Company and TopCo prompt written notice of such disclosure, and Rollover Stockholder shall exercise its commercially reasonable efforts to obtain assurance that confidential treatment shall be accorded to such Confidential Information so disclosed.
(iii) Rollover Stockholder shall not issue any press release or make any public statement relating to the subject matter of this Agreement, the Merger Agreement or the matters and transactions contemplated hereby and thereby without the prior approval of Parent (it being understood that Parent may condition, withhold or delay approval of any economic terms (including the purchase price or any components thereof) in its sole discretion); provided, however, that the parties to this Agreement and their respective Affiliates may cause a public announcement or other communication to be made in respect of the transactions contemplated by this Agreement or the Merger Agreement as may be required to comply with the requirements of applicable Law (including securities laws, rules and regulations) or the rules or regulations of any applicable stock exchange.
(f) Good Reason Waiver. Rollover Stockholder acknowledges and agrees that, subject to the consummation of the transactions contemplated by this Agreement and the Merger Agreement, the changes to Rollover Stockholder’s authority, duties or responsibilities contemplated in Exhibit B hereto that apply as of immediately following the consummation of the Merger, shall not constitute “Good Reason” under Rollover Stockholder’s employment agreement, the Innovid Executive Change of Control Severance Plan or any other agreement with the Company or any of its Subsidiaries (including, for the avoidance of doubt, Innovid, Inc. and its Subsidiaries); provided however that, any subsequent changes to Rollover Stockholder’s authority, duties, or responsibilities, shall be eligible to give rise to “Good Reason” under Rollover Stockholder’s employment agreement, the Innovid Executive Change of Control Severance Plan or any other agreement with the Company or any of its Subsidiaries (including, for the avoidance of doubt, Innovid, Inc. and its Subsidiaries) subject to the applicable terms for, and definition of, Good Reason under the applicable agreement.
(g) Employment Agreement. The parties agree that Rollover Stockholder’s employment agreement with the Company or its Subsidiaries continues to apply mutatis mutandis notwithstanding the consummation of the transactions contemplated by this Agreement and the Merger Agreement in accordance with its terms, subject to the changes noted in Exhibit B hereto, clause (f) above or an employment agreement amendment to be signed by the Rollover Stockholder consistent with the terms set forth in Exhibit B hereto. The board of directors (or equivalent governing body) of TopCo will consult in good faith with the Chief Executive Officer of TopCo in respect of an initial allocation of management incentive plan units to Rollover Stockholder, to be issued at, or promptly following, the Closing, pursuant to the terms set forth in Exhibit B hereto.
(h) Definitions.
For purposes of this Section 13, the following terms shall have the meanings set forth in this clause (i):
(i) “Confidential Information” means all information (written or oral) that is confidential or proprietary to TopCo, the Company and their respective Subsidiaries and is not otherwise generally available to the public regarding TopCo, the Company and their respective Subsidiaries, including trade secrets, Software (including source code and object code), data and databases, files, proprietary designs, copyrights and other confidential or proprietary Intellectual Property, and business techniques not available to the public; provided, that the term “Confidential Information” shall not include information which (a) at the time of disclosure was in the public domain or (b) after disclosure, became part of the public domain other than as a result of a disclosure by Rollover Stockholder or any of his, her or its Affiliates or Representatives not permitted by this Agreement.
(ii) “Representatives” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, such Person or entity’s employees, officers, partners or management company or the attorneys or other representatives thereof.

14. Miscellaneous.
(a) Subject to applicable Law, this Agreement may be amended or modified only by written agreement executed and delivered by TopCo and Rollover Stockholder. Any purported amendment by any party or parties effected in a manner which does not comply with this Section 14(a) shall be void. Any agreement on the part of any party to any extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of such rights.
(b) This Agreement, together with the TopCo LP Agreement and Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(c) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Rollover Stockholder without the prior written consent of TopCo.
(d) If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. In the event that any term or other provision in this Agreement is invalid or unenforceable, each party intends that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law. The parties hereto agree that, if a court of competent jurisdiction determines that any term of Section 13 (Restrictive Covenants) of this Agreement is invalid or unenforceable, such court shall have the power to (and the parties intend that such court shall) reduce the scope, duration or area of any such term or provision, delete specific words or phrases or replace any invalid or unenforceable term or provision in Section 13 of this Agreement with a term or provision that is valid and enforceable to the maximum extent permitted by applicable Law and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.
(e) Governing Law; Jurisdiction; Waiver of Trial by Jury. This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware. Any and all disputes, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction. To the extent permitted by Law, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any state court sitting in the State of Delaware or United States federal court sitting in Wilmington, Delaware, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this Section 14(e). EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
(f) The parties hereto recognize that the performance of the obligations under this Agreement by Rollover Stockholder, including, without limitation, with respect to Section 13, is special, unique, and extraordinary in character, and agree and acknowledge that Rollover Stockholder’s breach or threatened breach of any term or provision of this Agreement shall materially and irreparably harm TopCo, and its Subsidiaries, including, after the Closing, the Company and its Subsidiaries such that money damages shall not be an adequate remedy for any breach of the provisions of this Agreement by Rollover Stockholder and that TopCo in its sole discretion and in addition to any other remedies that TopCo may have at law or in equity shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement. Each party hereto further agrees that neither the other party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 14(f), and each party hereto (i) irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and (ii) shall cooperate fully in any attempt by the other party in obtaining such equitable relief. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.
(g) This Agreement may be executed in one or more counterparts, any one of which may be by electronic submission such electronic mail or comparable technology (any such delivery, an “Electronic Delivery”), and all of which taken together shall constitute one and the same instrument. This Agreement, and any amendments hereto, to the extent delivered an Electronic Delivery, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
(h) Each party hereto acknowledges and agrees that this Agreement is not intended, and should not be construed to, grant Rollover Stockholder any right to employment or continued employment with TopCo or its Subsidiaries, including, after the Closing, the Company and its Subsidiaries, whether before and/or after the Closing, and further, Rollover Stockholder acknowledges and agrees that this Agreement is being executed as part of the transactions contemplated in the Merger Agreement. Rollover Stockholder acknowledges and agrees that any subsequent change or changes in Rollover Stockholder’s employment with TopCo or its Subsidiaries, including, after the Closing, the Company and its Subsidiaries, including the termination of such Rollover Stockholder’s employment for any reason and whether or not such termination occurs at any time before or after the Closing, shall not affect the validity or scope of this Agreement, and that the covenants and agreements contained in this Agreement shall survive the termination of Rollover Stockholder’s employment for any reason and at any time.
(i) To the extent Rollover Stockholder makes a valid Subscription Election, Rollover Stockholder agrees to (1) cause an amount equal to the Reduction Amount to be paid to TopCo (or its designee) at the Closing of the Merger, including, without limitation, by directing the paying agent or other applicable Person (the “Paying Agent”) to wire, in immediately available funds, in any letter of transmittal or other applicable document, to TopCo or its designee and (2) to make, constitute and appoints TopCo and such other Persons as may from time to time be designated by TopCo with full power of substitution and resubstitution, his, her or its true and lawful agent and attorney-in-fact, for him, her or it and in his, her or its name, place and stead and for his, her or its use and benefit, to act as his, her or its proxy in respect of directing and causing the Paying Agent to take the actions contemplated by clause (1) above. In acting for Rollover Stockholder pursuant to the proxy set forth in this section, TopCo shall not be responsible to Rollover Stockholder for any loss or damage Rollover Stockholder may suffer by reason of the performance by TopCo of its duties or rights hereunder except in the case of fraud, willful misconduct or gross negligence. The appointment of TopCo shall be deemed to be coupled with an interest and as such shall be irrevocable and, if Rollover Stockholder is an individual, shall survive the death, incompetency, mental illness or insanity of Rollover Stockholder, and any Person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of TopCo as the act of Rollover Stockholder in all matters referred to in this Section 14(i).

(j) In consideration of the consummation of the transactions set forth herein (including the terms set forth in the term sheet attached as Exhibit B attached hereto), and notwithstanding anything to the contrary in the Merger Agreement, the Company Equity Plans or otherwise, Rollover Stockholder expressly agrees and consents that any Company RSU Consideration otherwise payable to Rollover Stockholder in respect of 50% of Rollover Stockholder’s unvested Company RSUs (with such 50% amount determined on a tranche by tranche basis of Company RSUs), as determined in good faith by Parent) (the “Continuing Company RSUs”), shall be payable pro rata within 60 days following the dates on which the Continuing Company RSUs associated with such payments would have vested but for the cancellation and conversion of such Continuing Company RSUs into the right to receive a cash payment of Company RSU Consideration pursuant to Section 2.8(a) of the Merger Agreement, net of any applicable withholding tax and without interest (and, in respect of the remaining 50% of Rollover Stockholder’s unvested Company RSUs (determined on a tranche by tranche basis), such Company RSUs shall be treated in accordance with Section 2.8(a) of the Merger Agreement such that Rollover Stockholder shall receive a lump sum cash payment of Company RSU Consideration with respect to such Company RSUs, net of any applicable withholding tax); provided that, if Rollover Stockholder’s employment is terminated as a result of a voluntary resignation without Good Reason or a termination by the Company for Cause, Rollover Stockholder shall automatically forfeit any unpaid amounts of Company RSU Consideration that would have been payable to him in respect of such Continuing Company RSUs, without any further action required by any party. For the avoidance of doubt, any such forfeiture shall not otherwise impact the Rollover Stockholder’s Contribution and Exchange pursuant to this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date set forth above.

ROLLOVER STOCKHOLDER:

Zvika Netter
By:	/s/ Zvika Netter
Name:	Zvika Netter
Title:

Residence or Principal Business Address of Rollover Stockholder:		Address for Notices, if different from Residence or Principal Business Address:

###
###
E-mail:

ACCREDITED INVESTOR:
 ☐ Rollover Stockholder hereby represents and warrants that he, she or it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and Rollover Stockholder has marked and initialed the appropriate box(es) on Annex A hereto indicating the provision under which Rollover Stockholder qualifies as an “accredited investor.”
OR
 ☐ Rollover Stockholder hereby represents and warrants that Rollover Stockholder is not an “accredited investor” within the meaning of Rule 501(a) of the Securities Act.
[Signature Page to Contribution & Exchange Agreement – MediaOcean Rollover Holder]

SUBSCRIPTION FOR THE PARTNERSHIP UNITS
ACCEPTED THIS    DAY OF        , 2024

OCEANKEY TOPCO LP

By:	OceanKey GP, LLC

By:	/s/ William Wise
	Name:	William Wise
	Title:	Chief Executive Officer

[Signature Page to Contribution & Exchange Agreement]

Annex A
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Rollover Stockholder has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Rollover Stockholder and under which Rollover Stockholder accordingly qualifies as an “accredited investor.”
 ☐ Any bank, registered broker or dealer, registered investment adviser, exempted investment adviser, insurance company, registered investment company, business development company, or small business investment company;
 ☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
 ☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
 ☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
 ☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
 ☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;
 ☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
 ☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;
 ☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;
 ☐ Any entity, of a type not listed in box (2), (3), (4), (8), or (9) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;
 ☐ Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status;
 ☐ Any natural person who is a “knowledgeable employee,” as defined in rule 3c–5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;
 ☐ Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

 ☐ Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in the immediately preceding box and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) the immediately preceding box.
Additional Matters.
(a) Rollover Stockholder was not formed or reformed for the purpose of acquiring the TopCo Units and Subscribed Units (if any).
 ☐ Yes
 ☐ No
(b) Rollover Stockholder’s commitment to TopCo is less than forty percent (40%) of Rollover Stockholder’s assets (including committed capital).
 ☐ Yes
 ☐ No
(c) Rollover Stockholder is not managed as a device for facilitating individual investment decisions of its beneficial owners, but rather is managed as a collective investment vehicle (i.e., no beneficial owner of Rollover Stockholder has individual discretion over his, her or its investments).
 ☐ Yes
 ☐ No
(d) The governing documents of Rollover Stockholder require that each beneficial owner of Rollover Stockholder participates in all of Rollover Stockholder’s investments and no beneficial owner of Rollover Stockholder has the right to “opt out” of an investment.
 ☐ Yes
 ☐ No
(e) No beneficial owner of Rollover Stockholder may vary (on an investment-by-investment basis) the percentage of its contributions to Rollover Stockholder for investments made by or on behalf of Rollover Stockholder or the percentage of its profits and losses from such investments.
 ☐ Yes
 ☐ No
[Signature Page to Contribution & Exchange Agreement – MediaOcean Rollover Holder]

Schedule 1

Rollover Stockholder	Rollover Amount
Zvika Netter	$6,000,000*

*provided, however, such Rollover Amount shall be reduced by the aggregate value of (A) Rollover Stockholder’s Company RSUs to be converted into TopCo RSUs (as defined in the Merger Agreement), and (B) the Reduction Amount paid to TopCo at the Closing.

For the avoidance of doubt, (i) Rollover Stockholder will be permitted to allocate the particular shares of Company Common Stock to be contributed, assigned and transferred in exchange for TopCo Units and (ii) Rollover Stockholder will subscribe for Subscribed Units with cash paid to TopCo at the Closing to the extent the aggregate value of the Rollover Shares and Company RSUs is less than $6,000,000.

Exhibit A
Counterpart Signature Page to TopCo LP Agreement

[See Attached]

COUNTERPART SIGNATURE PAGE TO
LP AGREEMENT
By execution of this Counterpart Signature Page, the undersigned does hereby become a party to and agrees to be bound by the provisions of the Amended and Restated Limited Partnership Agreement, dated as of December 15, 2021 (as it may be amended, restated or modified from time to time, the “LP Agreement”) of OceanKey TopCo LP, a Delaware limited partnership (“TopCo”), by and among the parties listed on the signature pages thereto, and the undersigned hereby authorizes TopCo to append this Counterpart Signature Page to the LP Agreement as evidence thereof.

By:
Name:
Title:

Address:

Attn:

Telephone No.:

E-mail:

Signature Page to LP Agreement

LP AGREEMENT – SPOUSAL CONSENT
The undersigned is the spouse of          . The undersigned acknowledges that he or she has read the Amended and Restated Limited Partnership Agreement, dated as of December 15, 2021 (as it may be amended, restated or modified from time to time, the “LP Agreement”) of OceanKey TopCo LP, a Delaware limited partnership (“TopCo”) and clearly understands its provisions. The undersigned is aware that, by the provisions of the LP Agreement, he or she has agreed to sell or transfer all of his or her interest in TopCo including any community property interest, in accordance with the terms and provisions of the LP Agreement. The undersigned hereby expressly approves of and agrees to be bound by the provisions of the LP Agreement in its entirety, including, but not limited to, those provisions relating to the sales and transfers of interests in TopCo.

Dated: , 2024

Print Spouse’s Name:

Signature Page to Spousal Consent

Exhibit B
[Term Sheet to be attached]

Annex E
Execution Version
SUPPORT AGREEMENT
SUPPORT AGREEMENT, dated as of November 21, 2024 (this “Support Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder(s) of Innovid Corp., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Support Agreement, Parent, Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Parent;
WHEREAS, the Stockholders own the number of shares of Company Common Stock set forth on Schedule A hereto (collectively, the “Subject Shares”);
WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Support Agreement in connection with the Merger Agreement; and
WHEREAS, in consideration of the execution of the Merger Agreement by Parent, each Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Stockholders hereby agree as follows:
Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to only itself, himself or herself (severally and not jointly) to Parent as follows:
(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to such Stockholder in connection with the execution and delivery of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby or (ii) where the failure to obtain such consents, approval, order or authorization or make such registration, declaration or filing would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(c) No Conflict. The execution and delivery of this Support Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the

Stockholder will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder is bound, or any law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such (i) conflicts, breaches, violations, or defaults; (ii) rights of termination, amendment, acceleration or cancellation; or (iii) Liens created on any of the Subject Shares, in each case, as would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(d) The Subject Shares. The Stockholder is the beneficial owner of the Subject Shares listed on Schedule A hereto across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Support Agreement or under applicable federal or state securities laws). The Subject Shares constitute all of the outstanding shares of capital stock of the Company beneficially owned by such Stockholder as of the date hereof. The Stockholder has or will have the sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as contemplated by this Support Agreement. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership after the date of this Support Agreement and during the Support Period shall be deemed Subject Shares and subject to the terms and conditions of this Support Agreement.
(e) Absence of Litigation. There is no Proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of the Stockholder, threatened against or affecting, such Stockholder or the Subject Shares that would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f) Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.
Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:
(a) Authority. Parent has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Support Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Support Agreement, the performance by Parent of Parent’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. Parent has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Support Agreement, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.
(c) No Conflict. The execution and delivery of this Support Agreement by Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or any law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Support Agreement.
Section 3. Covenants of the Stockholders.
(a) Support. At all times during the Support Period (as defined below), each Stockholder covenants and agrees as follows:
(i) Agreement to Vote. At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Requisite Stockholder Approval, approval of the Merger or adoption of the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval), the Stockholder shall vote (including via proxy) all of such Stockholder’s Subject Shares, or shall cause each holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Subject Shares:
(A) in favor of (1) granting the Requisite Stockholder Approval, (2) approving the Merger and (3) adopting the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that could reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval); and
(B) against (1) any Acquisition Proposal (other than the Merger Agreement and the Merger) without regard to the terms of such Acquisition Proposal, (2) any other matter (including, without limitation, any amendment to the Company organizational documents and any change in the Company Board) that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (3) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Support Agreement (the obligations of each Stockholder described in this Section 3(a), the “Support Obligations”).
For the avoidance of doubt, any obligation pursuant to the foregoing clause (B) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (A).
(ii) Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within ten (10) Business Days of receipt and in any case at least three Business days prior to the meeting at which any of Support Obligations are to be considered, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any Support Obligations (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). For the avoidance of doubt, the Stockholder shall at all times retain the right to vote the Subject Shares (or to direct how such Subject Shares shall be voted) in the Stockholder’s sole discretion on matters other than Support Obligations.
(iii) Consents and Waivers. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which such Stockholder is a party or pursuant to any rights such Stockholder may have.
(b) No Transfer. From the date hereof until the earlier of the expiration of the Support Period and obtaining the Requisite Stockholder Approval, other than pursuant to this Support Agreement, each Stockholder shall not, directly or indirectly, Transfer (as defined below) any Subject Shares to any Person, in each case other than pursuant to the Merger. Notwithstanding the foregoing, a Stockholder shall be permitted to distribute all or any portion of the Subject Shares pursuant to (i) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (ii) any Transfer occurring by will, divorce decree, testamentary document or intestate succession upon the death of a Stockholder who is an individual, (iii) a “cashless exercise” to pay the exercise price of Company Options or to satisfy such Stockholder’s Tax withholding obligations in connection with such exercise, as permitted pursuant to the terms of any of the Company Equity Awards, (iv) to effect a “net settlement” of Company RSUs to satisfy such Stockholder’s Tax withholding obligations upon the settlement of a Company RSU, as permitted pursuant to the terms of any of the Company Equity Awards, or (v) in the case of a Stockholder that is not an individual, to an Affiliate of such Stockholder; provided, further, in the case of the foregoing clauses (i), (ii) and (v), that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes a joinder to this Support Agreement pursuant to which such transferee becomes a party to this Support Agreement and agrees to be bound by all the terms of this Support Agreement applicable to such Stockholder, and any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio.
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntary or involuntary, of any Subject Shares or any interest in any Subject Shares, (ii) entry into any Contract, option, swap or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), (iii) the deposit of such Subject Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Support Agreement) with respect to such Subject Shares or the grant of any proxy or power of attorney (other than this Support Agreement) with respect to such Subject Shares, (iv) to otherwise grant, permit or suffer the creation of any Liens (other than those created by this Support Agreement or under applicable securities laws), (v) to take or permit any other action that would prevent the performance of such Stockholder’s obligations hereunder or (iv) to offer, commit or agree, directly or indirectly, to take any of the foregoing actions.
The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time, (2) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (3) the Company Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (4) the time at which the Company Board makes a Recommendation Change.
(c) Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) each Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Support Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director or officer of the Company (including without limitation through the individuals that it has elected to the Company Board) or from complying with his or her fiduciary duties or other legal obligations under applicable law, other than in the capacity as a Stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).
(d) Appraisal Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise or assert, if applicable, any appraisal rights or rights of dissent (including, without limitation, under Section 262 of DGCL, a copy of which is attached hereto as Schedule B) in connection with the Merger; provided, that nothing in this shall restrict or prohibit Stockholder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Support Agreement or the Merger Agreement, or from enforcing its rights under this Support Agreement.
(e) No Solicitation. Each Stockholder agrees during the Support Period that it will not, and will cause each of its controlled Affiliates and its and their respective Representatives to not, directly or indirectly, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange

Act) in opposition to the Merger, (ii) initiate a stockholders’ vote with respect to any Acquisition Proposal, (iii) become a member of a “group” (as such term is used in Section 13(g) of the Exchange Act) with respect to any voting securities of the Company with respect to any Acquisition Proposal or (iv) take any action that the Company is prohibited from taking pursuant to Section 5.3 (No Solicitation), Section 6.4 (Company Stockholder Meeting) or Section 6.13 (Public Statements and Disclosure) of the Merger Agreement.
(f) New Shares; Obligation to Update Schedule A. Each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) during the Support Period shall automatically become, and shall be deemed to be, Subject Shares and will thereafter be subject to the terms and conditions of this Support Agreement to the same extent as if they comprised Subject Shares on the date hereof. Each Stockholder agrees that, in connection with any acquisitions or Transfers (to the extent permitted) of Subject Shares by such Stockholder, the Stockholder will, as promptly as practicable following the completion of such acquisition or Transfer (and in any event within two (2) Business Days), notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.
Section 4. Termination. This Support Agreement shall terminate upon the termination of the Support Period.
Section 5. Further Assurances. Subject to the terms and conditions of this Support Agreement, each Stockholder (i) shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Support Agreement and (ii) agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manger practicable, the Merger.
Section 6. General Provisions.
(a) Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 6(b) to the Company, Parent or Merger Sub in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice)).
(c) Interpretation. The terms of Section 1.3 of the Merger Agreement shall apply to this Support Agreement, mutatis mutandis.
(d) Severability. In the event that any term, provision, covenant or restriction of this Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Support Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Support Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(e) Stop Transfer Instructions. At all times during the Support Period, in furtherance of this Support Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Support Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the end of the Support Period.

(f) Specific Performance. The parties hereto acknowledge that Parent may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(f) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.
(g) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(h) Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
(i) Entire Agreement; No Third-Party Beneficiaries. This Support Agreement, together with Schedule A hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns any rights or remedies hereunder.
(j) Governing Law. This Support Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Support Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.
(k) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AND/OR CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OR CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(K).
(l) Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.
(m) Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 6(b) of this Support Agreement or in such manner as may be permitted by applicable Law, and nothing in this Section 6(l) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Support Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Support Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Support Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties agree that any violation of this Section 6(m) shall constitute a material breach of this Support Agreement and shall constitute irreparable harm.
(n) Disclosure. Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Subject Shares, and the terms of this Support Agreement (including, for the avoidance of doubt, the disclosure of this Support Agreement), in any press release, Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other Transactions.
(o) Expenses. All costs and expenses incurred in connection with this Support Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.
(p) Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

MediaOcean LLC

By	/s/ William Wise
	Name:	William Wise
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:

Name: Brian Hughes

/s/ Brian Hughes

SCHEDULE A

Stockholder	Type of Subject Shares	Number of Subject Shares
Brian Hughes	Common Stock	[***]

Notice

Brian Hughes
c/o Innovid Corp
30 Irving Place, 12th Floor
New York, NY 10003
United States of America
Email: [***]

with a copy (which shall not constitute notice to the Stockholders) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Joshua M. Dubofsky; Eyal Orgad;
Kyle Adams
Email: [***]

SCHEDULE B
Section 262 of the Delaware General Corporation Law
§ 262. Appraisal Rights. [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h)

of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex F
Execution Version
SUPPORT AGREEMENT
SUPPORT AGREEMENT, dated as of November 21, 2024 (this “Support Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder(s) of Innovid Corp., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Support Agreement, Parent, Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Parent;
WHEREAS, the Stockholders own the number of shares of Company Common Stock set forth on Schedule A hereto (collectively, the “Subject Shares”);
WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Support Agreement in connection with the Merger Agreement; and
WHEREAS, in consideration of the execution of the Merger Agreement by Parent, each Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Stockholders hereby agree as follows:
Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to only itself, himself or herself (severally and not jointly) to Parent as follows:
(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to such Stockholder in connection with the execution and delivery of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby or (ii) where the failure to obtain such consents, approval, order or authorization or make such registration, declaration or filing would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(c) No Conflict. The execution and delivery of this Support Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the

Stockholder will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder is bound, or any law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such (i) conflicts, breaches, violations, or defaults; (ii) rights of termination, amendment, acceleration or cancellation; or (iii) Liens created on any of the Subject Shares, in each case, as would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(d) The Subject Shares. The Stockholder is the beneficial owner of the Subject Shares listed on Schedule A hereto across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Support Agreement or under applicable federal or state securities laws). The Subject Shares constitute all of the outstanding shares of capital stock of the Company beneficially owned by such Stockholder as of the date hereof. The Stockholder has or will have the sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as contemplated by this Support Agreement. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership after the date of this Support Agreement and during the Support Period shall be deemed Subject Shares and subject to the terms and conditions of this Support Agreement.
(e) Absence of Litigation. There is no Proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of the Stockholder, threatened against or affecting, such Stockholder or the Subject Shares that would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f) Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.
Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:
(a) Authority. Parent has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Support Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Support Agreement, the performance by Parent of Parent’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. Parent has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Support Agreement, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.
(c) No Conflict. The execution and delivery of this Support Agreement by Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or any law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Support Agreement.
Section 3. Covenants of the Stockholders.
(a) Support. At all times during the Support Period (as defined below), each Stockholder covenants and agrees as follows:
(i) Agreement to Vote. At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Requisite Stockholder Approval, approval of the Merger or adoption of the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval), the Stockholder shall vote (including via proxy) all of such Stockholder’s Subject Shares, or shall cause each holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Subject Shares:
(A) in favor of (1) granting the Requisite Stockholder Approval, (2) approving the Merger and (3) adopting the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that could reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval); and
(B) against (1) any Acquisition Proposal (other than the Merger Agreement and the Merger) without regard to the terms of such Acquisition Proposal, (2) any other matter (including, without limitation, any amendment to the Company organizational documents and any change in the Company Board) that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (3) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Support Agreement (the obligations of each Stockholder described in this Section 3(a), the “Support Obligations”).
For the avoidance of doubt, any obligation pursuant to the foregoing clause (B) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (A).
(ii) Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within ten (10) Business Days of receipt and in any case at least three Business days prior to the meeting at which any of Support Obligations are to be considered, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any Support Obligations (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). For the avoidance of doubt, the Stockholder shall at all times retain the right to vote the Subject Shares (or to direct how such Subject Shares shall be voted) in the Stockholder’s sole discretion on matters other than Support Obligations.
(iii) Consents and Waivers. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which such Stockholder is a party or pursuant to any rights such Stockholder may have.
(b) No Transfer. From the date hereof until the earlier of the expiration of the Support Period and obtaining the Requisite Stockholder Approval, other than pursuant to this Support Agreement, each Stockholder shall not, directly or indirectly, Transfer (as defined below) any Subject Shares to any Person, in each case other than pursuant to the Merger. Notwithstanding the foregoing, a Stockholder shall be permitted to distribute all or any portion of the Subject Shares pursuant to (i) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (ii) any Transfer occurring by will, divorce decree, testamentary document or intestate succession upon the death of a Stockholder who is an individual, (iii) a “cashless exercise” to pay the exercise price of Company Options or to satisfy such Stockholder’s Tax withholding obligations in connection with such exercise, as permitted pursuant to the terms of any of the Company Equity Awards, (iv) to effect a “net settlement” of Company RSUs to satisfy such Stockholder’s Tax withholding obligations upon the settlement of a Company RSU, as permitted pursuant to the terms of any of the Company Equity Awards, or (v) in the case of a Stockholder that is not an individual, to an Affiliate of such Stockholder; provided, further, in the case of the foregoing clauses (i), (ii) and (v), that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes a joinder to this Support Agreement pursuant to which such transferee becomes a party to this Support Agreement and agrees to be bound by all the terms of this Support Agreement applicable to such Stockholder, and any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio.
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntary or involuntary, of any Subject Shares or any interest in any Subject Shares, (ii) entry into any Contract, option, swap or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), (iii) the deposit of such Subject Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Support Agreement) with respect to such Subject Shares or the grant of any proxy or power of attorney (other than this Support Agreement) with respect to such Subject Shares, (iv) to otherwise grant, permit or suffer the creation of any Liens (other than those created by this Support Agreement or under applicable securities laws), (v) to take or permit any other action that would prevent the performance of such Stockholder’s obligations hereunder or (iv) to offer, commit or agree, directly or indirectly, to take any of the foregoing actions.
The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time, (2) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (3) the Company Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (4) the time at which the Company Board makes a Recommendation Change.
(c) Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) each Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Support Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director or officer of the Company (including without limitation through the individuals that it has elected to the Company Board) or from complying with his or her fiduciary duties or other legal obligations under applicable law, other than in the capacity as a Stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).
(d) Appraisal Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise or assert, if applicable, any appraisal rights or rights of dissent (including, without limitation, under Section 262 of DGCL, a copy of which is attached hereto as Schedule B) in connection with the Merger; provided, that nothing in this shall restrict or prohibit Stockholder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Support Agreement or the Merger Agreement, or from enforcing its rights under this Support Agreement.
(e) No Solicitation. Each Stockholder agrees during the Support Period that it will not, and will cause each of its controlled Affiliates and its and their respective Representatives to not, directly or indirectly, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange

Act) in opposition to the Merger, (ii) initiate a stockholders’ vote with respect to any Acquisition Proposal, (iii) become a member of a “group” (as such term is used in Section 13(g) of the Exchange Act) with respect to any voting securities of the Company with respect to any Acquisition Proposal or (iv) take any action that the Company is prohibited from taking pursuant to Section 5.3 (No Solicitation), Section 6.4 (Company Stockholder Meeting) or Section 6.13 (Public Statements and Disclosure) of the Merger Agreement.
(f) New Shares; Obligation to Update Schedule A. Each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) during the Support Period shall automatically become, and shall be deemed to be, Subject Shares and will thereafter be subject to the terms and conditions of this Support Agreement to the same extent as if they comprised Subject Shares on the date hereof. Each Stockholder agrees that, in connection with any acquisitions or Transfers (to the extent permitted) of Subject Shares by such Stockholder, the Stockholder will, as promptly as practicable following the completion of such acquisition or Transfer (and in any event within two (2) Business Days), notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.
Section 4. Termination. This Support Agreement shall terminate upon the termination of the Support Period.
Section 5. Further Assurances. Subject to the terms and conditions of this Support Agreement, each Stockholder (i) shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Support Agreement and (ii) agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manger practicable, the Merger.
Section 6. General Provisions.
(a) Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 6(b) to the Company, Parent or Merger Sub in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice)).
(c) Interpretation. The terms of Section 1.3 of the Merger Agreement shall apply to this Support Agreement, mutatis mutandis.
(d) Severability. In the event that any term, provision, covenant or restriction of this Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Support Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Support Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(e) Stop Transfer Instructions. At all times during the Support Period, in furtherance of this Support Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Support Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the end of the Support Period.

(f) Specific Performance. The parties hereto acknowledge that Parent may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(f) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.
(g) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(h) Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
(i) Entire Agreement; No Third-Party Beneficiaries. This Support Agreement, together with Schedule A hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns any rights or remedies hereunder.
(j) Governing Law. This Support Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Support Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.
(k) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AND/OR CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OR CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(K).
(l) Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.
(m) Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 6(b) of this Support Agreement or in such manner as may be permitted by applicable Law, and nothing in this Section 6(l) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Support Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Support Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Support Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties agree that any violation of this Section 6(m) shall constitute a material breach of this Support Agreement and shall constitute irreparable harm.
(n) Disclosure. Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Subject Shares, and the terms of this Support Agreement (including, for the avoidance of doubt, the disclosure of this Support Agreement), in any press release, Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other Transactions.
(o) Expenses. All costs and expenses incurred in connection with this Support Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.
(p) Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

MediaOcean LLC

By	/s/ William Wise
	Name:	William Wise
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:

Name: Genevieve Juillard

/s/ Genevieve Juillard

SCHEDULE A

Stockholder	Type of Subject Shares	Number of Subject Shares
Genevieve Juillard	Common Stock	[***]

Notice

Genevieve Juillard
c/o Innovid Corp
30 Irving Place, 12th Floor
New York, NY 10003
United States of America
Email: [***]

with a copy (which shall not constitute notice to the Stockholders) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Joshua M. Dubofsky; Eyal Orgad;
Kyle Adams
Email: [***]

SCHEDULE B
Section 262 of the Delaware General Corporation Law
§ 262. Appraisal Rights. [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h)

of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex G
Execution Version
SUPPORT AGREEMENT
SUPPORT AGREEMENT, dated as of November 21, 2024 (this “Support Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder(s) of Innovid Corp., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Support Agreement, Parent, Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Parent;
WHEREAS, the Stockholders own the number of shares of Company Common Stock set forth on Schedule A hereto (collectively, the “Subject Shares”);
WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Support Agreement in connection with the Merger Agreement; and
WHEREAS, in consideration of the execution of the Merger Agreement by Parent, each Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Stockholders hereby agree as follows:
Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to only itself, himself or herself (severally and not jointly) to Parent as follows:
(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to such Stockholder in connection with the execution and delivery of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby or (ii) where the failure to obtain such consents, approval, order or authorization or make such registration, declaration or filing would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(c) No Conflict. The execution and delivery of this Support Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the

Stockholder will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder is bound, or any law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such (i) conflicts, breaches, violations, or defaults; (ii) rights of termination, amendment, acceleration or cancellation; or (iii) Liens created on any of the Subject Shares, in each case, as would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(d) The Subject Shares. The Stockholder is the beneficial owner of the Subject Shares listed on Schedule A hereto across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Support Agreement or under applicable federal or state securities laws). The Subject Shares constitute all of the outstanding shares of capital stock of the Company beneficially owned by such Stockholder as of the date hereof. The Stockholder has or will have the sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as contemplated by this Support Agreement. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership after the date of this Support Agreement and during the Support Period shall be deemed Subject Shares and subject to the terms and conditions of this Support Agreement.
(e) Absence of Litigation. There is no Proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of the Stockholder, threatened against or affecting, such Stockholder or the Subject Shares that would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f) Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.
Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:
(a) Authority. Parent has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Support Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Support Agreement, the performance by Parent of Parent’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. Parent has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Support Agreement, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.
(c) No Conflict. The execution and delivery of this Support Agreement by Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or any law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Support Agreement.
Section 3. Covenants of the Stockholders.
(a) Support. At all times during the Support Period (as defined below), each Stockholder covenants and agrees as follows:
(i) Agreement to Vote. At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Requisite Stockholder Approval, approval of the Merger or adoption of the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval), the Stockholder shall vote (including via proxy) all of such Stockholder’s Subject Shares, or shall cause each holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Subject Shares:
(A) in favor of (1) granting the Requisite Stockholder Approval, (2) approving the Merger and (3) adopting the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that could reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval); and
(B) against (1) any Acquisition Proposal (other than the Merger Agreement and the Merger) without regard to the terms of such Acquisition Proposal, (2) any other matter (including, without limitation, any amendment to the Company organizational documents and any change in the Company Board) that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (3) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Support Agreement (the obligations of each Stockholder described in this Section 3(a), the “Support Obligations”).
For the avoidance of doubt, any obligation pursuant to the foregoing clause (B) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (A).
(ii) Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within ten (10) Business Days of receipt and in any case at least three Business days prior to the meeting at which any of Support Obligations are to be considered, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any Support Obligations (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). For the avoidance of doubt, the Stockholder shall at all times retain the right to vote the Subject Shares (or to direct how such Subject Shares shall be voted) in the Stockholder’s sole discretion on matters other than Support Obligations.
(iii) Consents and Waivers. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which such Stockholder is a party or pursuant to any rights such Stockholder may have.
(b) No Transfer. From the date hereof until the earlier of the expiration of the Support Period and obtaining the Requisite Stockholder Approval, other than pursuant to this Support Agreement, each Stockholder shall not, directly or indirectly, Transfer (as defined below) any Subject Shares to any Person, in each case other than pursuant to the Merger. Notwithstanding the foregoing, a Stockholder shall be permitted to distribute all or any portion of the Subject Shares pursuant to (i) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (ii) any Transfer occurring by will, divorce decree, testamentary document or intestate succession upon the death of a Stockholder who is an individual, (iii) a “cashless exercise” to pay the exercise price of Company Options or to satisfy such Stockholder’s Tax withholding obligations in connection with such exercise, as permitted pursuant to the terms of any of the Company Equity Awards, (iv) to effect a “net settlement” of Company RSUs to satisfy such Stockholder’s Tax withholding obligations upon the settlement of a Company RSU, as permitted pursuant to the terms of any of the Company Equity Awards, or (v) in the case of a Stockholder that is not an individual, to an Affiliate of such Stockholder; provided, further, in the case of the foregoing clauses (i), (ii) and (v), that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes a joinder to this Support Agreement pursuant to which such transferee becomes a party to this Support Agreement and agrees to be bound by all the terms of this Support Agreement applicable to such Stockholder, and any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio.
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntary or involuntary, of any Subject Shares or any interest in any Subject Shares, (ii) entry into any Contract, option, swap or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), (iii) the deposit of such Subject Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Support Agreement) with respect to such Subject Shares or the grant of any proxy or power of attorney (other than this Support Agreement) with respect to such Subject Shares, (iv) to otherwise grant, permit or suffer the creation of any Liens (other than those created by this Support Agreement or under applicable securities laws), (v) to take or permit any other action that would prevent the performance of such Stockholder’s obligations hereunder or (iv) to offer, commit or agree, directly or indirectly, to take any of the foregoing actions.
The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time, (2) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (3) the Company Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (4) the time at which the Company Board makes a Recommendation Change.
(c) Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) each Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Support Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director or officer of the Company (including without limitation through the individuals that it has elected to the Company Board) or from complying with his or her fiduciary duties or other legal obligations under applicable law, other than in the capacity as a Stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).
(d) Appraisal Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise or assert, if applicable, any appraisal rights or rights of dissent (including, without limitation, under Section 262 of DGCL, a copy of which is attached hereto as Schedule B) in connection with the Merger; provided, that nothing in this shall restrict or prohibit Stockholder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Support Agreement or the Merger Agreement, or from enforcing its rights under this Support Agreement.
(e) No Solicitation. Each Stockholder agrees during the Support Period that it will not, and will cause each of its controlled Affiliates and its and their respective Representatives to not, directly or indirectly, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to the Merger, (ii) initiate a stockholders’ vote with respect to any Acquisition Proposal,

(iii) become a member of a “group” (as such term is used in Section 13(g) of the Exchange Act) with respect to any voting securities of the Company with respect to any Acquisition Proposal or (iv) take any action that the Company is prohibited from taking pursuant to Section 5.3 (No Solicitation), Section 6.4 (Company Stockholder Meeting) or Section 6.13 (Public Statements and Disclosure) of the Merger Agreement.
(f) New Shares; Obligation to Update Schedule A. Each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) during the Support Period shall automatically become, and shall be deemed to be, Subject Shares and will thereafter be subject to the terms and conditions of this Support Agreement to the same extent as if they comprised Subject Shares on the date hereof. Each Stockholder agrees that, in connection with any acquisitions or Transfers (to the extent permitted) of Subject Shares by such Stockholder, the Stockholder will, as promptly as practicable following the completion of such acquisition or Transfer (and in any event within two (2) Business Days), notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.
Section 4. Termination. This Support Agreement shall terminate upon the termination of the Support Period.
Section 5. Further Assurances. Subject to the terms and conditions of this Support Agreement, each Stockholder (i) shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Support Agreement and (ii) agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manger practicable, the Merger.
Section 6. General Provisions.
(a) Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 6(b) to the Company, Parent or Merger Sub in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice)).
(c) Interpretation. The terms of Section 1.3 of the Merger Agreement shall apply to this Support Agreement, mutatis mutandis.
(d) Severability. In the event that any term, provision, covenant or restriction of this Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Support Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Support Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(e) Stop Transfer Instructions. At all times during the Support Period, in furtherance of this Support Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Support Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the end of the Support Period.
(f) Specific Performance. The parties hereto acknowledge that Parent may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(f) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.
(g) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(h) Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
(i) Entire Agreement; No Third-Party Beneficiaries. This Support Agreement, together with Schedule A hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns any rights or remedies hereunder.
(j) Governing Law. This Support Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Support Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.
(k) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AND/OR CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OR CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(K).
(l) Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.
(m) Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 6(b) of this Support Agreement or in such manner as may be permitted by applicable Law, and nothing in this Section 6(l) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Support Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Support Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Support Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties agree that any violation of this Section 6(m) shall constitute a material breach of this Support Agreement and shall constitute irreparable harm.
(n) Disclosure. Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Subject Shares, and the terms of this Support Agreement (including, for the avoidance of doubt, the disclosure of this Support Agreement), in any press release, Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other Transactions.
(o) Expenses. All costs and expenses incurred in connection with this Support Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.
(p) Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

MediaOcean LLC

By	/s/ William Wise
	Name:	William Wise
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:

Name: Gilad Shany

/s/ Gilad Shany

SCHEDULE A

Stockholder	Type of Subject Shares	Number of Subject Shares
Gilad Shany	Common Stock	[***]

Notice

Gilad Shany
9 Sina Street
Hasharon, 4742009
Israel
Email: [***]

with a copy (which shall not constitute notice to the Stockholders) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Joshua M. Dubofsky; Eyal Orgad;
Kyle Adams
Email: [***]

SCHEDULE B

Section 262 of the Delaware General Corporation Law
§ 262. Appraisal Rights. [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h)

of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex H
Execution Version
SUPPORT AGREEMENT
SUPPORT AGREEMENT, dated as of November 21, 2024 (this “Support Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder(s) of Innovid Corp., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Support Agreement, Parent, Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Parent;
WHEREAS, the Stockholders own the number of shares of Company Common Stock set forth on Schedule A hereto (collectively, the “Subject Shares”);
WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Support Agreement in connection with the Merger Agreement; and
WHEREAS, in consideration of the execution of the Merger Agreement by Parent, each Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Stockholders hereby agree as follows:
Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to only itself, himself or herself (severally and not jointly) to Parent as follows:
(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to such Stockholder in connection with the execution and delivery of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby or (ii) where the failure to obtain such consents, approval, order or authorization or make such registration, declaration or filing would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(c) No Conflict. The execution and delivery of this Support Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the

Stockholder will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder is bound, or any law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such (i) conflicts, breaches, violations, or defaults; (ii) rights of termination, amendment, acceleration or cancellation; or (iii) Liens created on any of the Subject Shares, in each case, as would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(d) The Subject Shares. The Stockholder is the beneficial owner of the Subject Shares listed on Schedule A hereto across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Support Agreement or under applicable federal or state securities laws). The Subject Shares constitute all of the outstanding shares of capital stock of the Company beneficially owned by such Stockholder as of the date hereof. The Stockholder has or will have the sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as contemplated by this Support Agreement. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership after the date of this Support Agreement and during the Support Period shall be deemed Subject Shares and subject to the terms and conditions of this Support Agreement.
(e) Absence of Litigation. There is no Proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of the Stockholder, threatened against or affecting, such Stockholder or the Subject Shares that would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f) Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.
Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:
(a) Authority. Parent has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Support Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Support Agreement, the performance by Parent of Parent’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. Parent has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Support Agreement, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.
(c) No Conflict. The execution and delivery of this Support Agreement by Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or any law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Support Agreement.
Section 3. Covenants of the Stockholders.
(a) Support. At all times during the Support Period (as defined below), each Stockholder covenants and agrees as follows:
(i) Agreement to Vote. At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Requisite Stockholder Approval, approval of the Merger or adoption of the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval), the Stockholder shall vote (including via proxy) all of such Stockholder’s Subject Shares, or shall cause each holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Subject Shares:
(A) in favor of (1) granting the Requisite Stockholder Approval, (2) approving the Merger and (3) adopting the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that could reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval); and
(B) against (1) any Acquisition Proposal (other than the Merger Agreement and the Merger) without regard to the terms of such Acquisition Proposal, (2) any other matter (including, without limitation, any amendment to the Company organizational documents and any change in the Company Board) that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (3) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Support Agreement (the obligations of each Stockholder described in this Section 3(a), the “Support Obligations”).
For the avoidance of doubt, any obligation pursuant to the foregoing clause (B) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (A).
(ii) Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within ten (10) Business Days of receipt and in any case at least three Business days prior to the meeting at which any of Support Obligations are to be considered, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any Support Obligations (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). For the avoidance of doubt, the Stockholder shall at all times retain the right to vote the Subject Shares (or to direct how such Subject Shares shall be voted) in the Stockholder’s sole discretion on matters other than Support Obligations.
(iii) Consents and Waivers. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which such Stockholder is a party or pursuant to any rights such Stockholder may have.
(b) No Transfer. From the date hereof until the earlier of the expiration of the Support Period and obtaining the Requisite Stockholder Approval, other than pursuant to this Support Agreement, each Stockholder shall not, directly or indirectly, Transfer (as defined below) any Subject Shares to any Person, in each case other than pursuant to the Merger. Notwithstanding the foregoing, a Stockholder shall be permitted to distribute all or any portion of the Subject Shares pursuant to (i) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (ii) any Transfer occurring by will, divorce decree, testamentary document or intestate succession upon the death of a Stockholder who is an individual, (iii) a “cashless exercise” to pay the exercise price of Company Options or to satisfy such Stockholder’s Tax withholding obligations in connection with such exercise, as permitted pursuant to the terms of any of the Company Equity Awards, (iv) to effect a “net settlement” of Company RSUs to satisfy such Stockholder’s Tax withholding obligations upon the settlement of a Company RSU, as permitted pursuant to the terms of any of the Company Equity Awards, or (v) in the case of a Stockholder that is not an individual, to an Affiliate of such Stockholder; provided, further, in the case of the foregoing clauses (i), (ii) and (v), that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes a joinder to this Support Agreement pursuant to which such transferee becomes a party to this Support Agreement and agrees to be bound by all the terms of this Support Agreement applicable to such Stockholder, and any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio.
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntary or involuntary, of any Subject Shares or any interest in any Subject Shares, (ii) entry into any Contract, option, swap or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), (iii) the deposit of such Subject Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Support Agreement) with respect to such Subject Shares or the grant of any proxy or power of attorney (other than this Support Agreement) with respect to such Subject Shares, (iv) to otherwise grant, permit or suffer the creation of any Liens (other than those created by this Support Agreement or under applicable securities laws), (v) to take or permit any other action that would prevent the performance of such Stockholder’s obligations hereunder or (iv) to offer, commit or agree, directly or indirectly, to take any of the foregoing actions.
The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time, (2) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (3) the Company Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (4) the time at which the Company Board makes a Recommendation Change.
(c) Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) each Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Support Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director or officer of the Company (including without limitation through the individuals that it has elected to the Company Board) or from complying with his or her fiduciary duties or other legal obligations under applicable law, other than in the capacity as a Stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).
(d) Appraisal Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise or assert, if applicable, any appraisal rights or rights of dissent (including, without limitation, under Section 262 of DGCL, a copy of which is attached hereto as Schedule B) in connection with the Merger; provided, that nothing in this shall restrict or prohibit Stockholder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Support Agreement or the Merger Agreement, or from enforcing its rights under this Support Agreement.
(e) No Solicitation. Each Stockholder agrees during the Support Period that it will not, and will cause each of its controlled Affiliates and its and their respective Representatives to not, directly or indirectly, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange

Act) in opposition to the Merger, (ii) initiate a stockholders’ vote with respect to any Acquisition Proposal, (iii) become a member of a “group” (as such term is used in Section 13(g) of the Exchange Act) with respect to any voting securities of the Company with respect to any Acquisition Proposal or (iv) take any action that the Company is prohibited from taking pursuant to Section 5.3 (No Solicitation), Section 6.4 (Company Stockholder Meeting) or Section 6.13 (Public Statements and Disclosure) of the Merger Agreement.
(f) New Shares; Obligation to Update Schedule A. Each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) during the Support Period shall automatically become, and shall be deemed to be, Subject Shares and will thereafter be subject to the terms and conditions of this Support Agreement to the same extent as if they comprised Subject Shares on the date hereof. Each Stockholder agrees that, in connection with any acquisitions or Transfers (to the extent permitted) of Subject Shares by such Stockholder, the Stockholder will, as promptly as practicable following the completion of such acquisition or Transfer (and in any event within two (2) Business Days), notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.
Section 4. Termination. This Support Agreement shall terminate upon the termination of the Support Period.
Section 5. Further Assurances. Subject to the terms and conditions of this Support Agreement, each Stockholder (i) shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Support Agreement and (ii) agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manger practicable, the Merger.
Section 6. General Provisions.
(a) Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 6(b) to the Company, Parent or Merger Sub in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice)).
(c) Interpretation. The terms of Section 1.3 of the Merger Agreement shall apply to this Support Agreement, mutatis mutandis.
(d) Severability. In the event that any term, provision, covenant or restriction of this Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Support Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Support Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(e) Stop Transfer Instructions. At all times during the Support Period, in furtherance of this Support Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Support Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the end of the Support Period.

(f) Specific Performance. The parties hereto acknowledge that Parent may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(f) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.
(g) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(h) Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
(i) Entire Agreement; No Third-Party Beneficiaries. This Support Agreement, together with Schedule A hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns any rights or remedies hereunder.
(j) Governing Law. This Support Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Support Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.
(k) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AND/OR CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OR CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(K).
(l) Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.
(m) Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 6(b) of this Support Agreement or in such manner as may be permitted by applicable Law, and nothing in this Section 6(l) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Support Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Support Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Support Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties agree that any violation of this Section 6(m) shall constitute a material breach of this Support Agreement and shall constitute irreparable harm.
(n) Disclosure. Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Subject Shares, and the terms of this Support Agreement (including, for the avoidance of doubt, the disclosure of this Support Agreement), in any press release, Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other Transactions.
(o) Expenses. All costs and expenses incurred in connection with this Support Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.
(p) Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

MediaOcean LLC

By	/s/ William Wise
	Name:	William Wise
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:

Name: Michael Dipiano

/s/ Michael Dipiano

SCHEDULE A

Stockholder	Type of Subject Shares	Number of Subject Shares
Michael Dipiano	Common Stock	[***]

Notice

Michael Dipiano
c/o Innovid Corp
30 Irving Place, 12th Floor
New York, NY 10003
United States of America
Email: [***]

with a copy (which shall not constitute notice to the Stockholders) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Joshua M. Dubofsky; Eyal Orgad;
Kyle Adams
Email: [***]

SCHEDULE B

Section 262 of the Delaware General Corporation Law
§ 262. Appraisal Rights. [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h)

of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

Annex I
Execution Version
SUPPORT AGREEMENT
SUPPORT AGREEMENT, dated as of November 21, 2024 (this “Support Agreement”), among Mediaocean LLC, a Delaware limited liability company (“Parent”), and the undersigned stockholder(s) of Innovid Corp., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Support Agreement, Parent, Ignite Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented pursuant to its terms, the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Parent;
WHEREAS, the Stockholders own the number of shares of Company Common Stock set forth on Schedule A hereto (collectively, the “Subject Shares”);
WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Support Agreement in connection with the Merger Agreement; and
WHEREAS, in consideration of the execution of the Merger Agreement by Parent, each Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent and the Stockholders hereby agree as follows:
Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to only itself, himself or herself (severally and not jointly) to Parent as follows:
(a) Authority. The Stockholder has all requisite power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to such Stockholder in connection with the execution and delivery of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby or (ii) where the failure to obtain such consents, approval, order or authorization or make such registration, declaration or filing would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(c) No Conflict. The execution and delivery of this Support Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the

Stockholder will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder is bound, or any law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such (i) conflicts, breaches, violations, or defaults; (ii) rights of termination, amendment, acceleration or cancellation; or (iii) Liens created on any of the Subject Shares, in each case, as would not materially impair or materially and adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(d) The Subject Shares. The Stockholder is the beneficial owner of the Subject Shares listed on Schedule A hereto across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Support Agreement or under applicable federal or state securities laws). The Subject Shares constitute all of the outstanding shares of capital stock of the Company beneficially owned by such Stockholder as of the date hereof. The Stockholder has or will have the sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as contemplated by this Support Agreement. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership after the date of this Support Agreement and during the Support Period shall be deemed Subject Shares and subject to the terms and conditions of this Support Agreement.
(e) Absence of Litigation. There is no Proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of the Stockholder, threatened against or affecting, such Stockholder or the Subject Shares that would reasonably be expected to impair or adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f) Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.
Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:
(a) Authority. Parent has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Support Agreement, the performance by Parent of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Support Agreement, the performance by Parent of Parent’s obligations hereunder and the consummation of the transactions contemplated hereby.
(b) Execution; Delivery; Enforceability. Parent has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Limitations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Support Agreement, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.
(c) No Conflict. The execution and delivery of this Support Agreement by Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or any law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Support Agreement.
Section 3. Covenants of the Stockholders.
(a) Support. At all times during the Support Period (as defined below), each Stockholder covenants and agrees as follows:
(i) Agreement to Vote. At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Requisite Stockholder Approval, approval of the Merger or adoption of the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval), the Stockholder shall vote (including via proxy) all of such Stockholder’s Subject Shares, or shall cause each holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Subject Shares:
(A) in favor of (1) granting the Requisite Stockholder Approval, (2) approving the Merger and (3) adopting the Merger Agreement and any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that could reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Requisite Stockholder Approval); and
(B) against (1) any Acquisition Proposal (other than the Merger Agreement and the Merger) without regard to the terms of such Acquisition Proposal, (2) any other matter (including, without limitation, any amendment to the Company organizational documents and any change in the Company Board) that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (3) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Support Agreement (the obligations of each Stockholder described in this Section 3(a), the “Support Obligations”).
For the avoidance of doubt, any obligation pursuant to the foregoing clause (B) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (A).
(ii) Return of Proxy. Each Stockholder shall execute and deliver (or cause the holders of record to execute and deliver), within ten (10) Business Days of receipt and in any case at least three Business days prior to the meeting at which any of Support Obligations are to be considered, any proxy card or voting instructions it receives that is sent to stockholders of the Company soliciting proxies with respect to any Support Obligations (with Parent to be promptly notified (and provided reasonable evidence) of such execution and delivery of such proxy card or voting instructions). For the avoidance of doubt, the Stockholder shall at all times retain the right to vote the Subject Shares (or to direct how such Subject Shares shall be voted) in the Stockholder’s sole discretion on matters other than Support Obligations.
(iii) Consents and Waivers. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which such Stockholder is a party or pursuant to any rights such Stockholder may have.
(b) No Transfer. From the date hereof until the earlier of the expiration of the Support Period and obtaining the Requisite Stockholder Approval, other than pursuant to this Support Agreement, each Stockholder shall not, directly or indirectly, Transfer (as defined below) any Subject Shares to any Person, in each case other than pursuant to the Merger. Notwithstanding the foregoing, a Stockholder shall be permitted to distribute all or any portion of the Subject Shares pursuant to (i) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (ii) any Transfer occurring by will, divorce decree, testamentary document or intestate succession upon the death of a Stockholder who is an individual, (iii) a “cashless exercise” to pay the exercise price of Company Options or to satisfy such Stockholder’s Tax withholding obligations in connection with such exercise, as permitted pursuant to the terms of any of the Company Equity Awards, (iv) to effect a “net settlement” of Company RSUs to satisfy such Stockholder’s Tax withholding obligations upon the settlement of a Company RSU, as permitted pursuant to the terms of any of the Company Equity Awards, or (v) in the case of a Stockholder that is not an individual, to an Affiliate of such Stockholder; provided, further, in the case of the foregoing clauses (i), (ii) and (v), that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee executes a joinder to this Support Agreement pursuant to which such transferee becomes a party to this Support Agreement and agrees to be bound by all the terms of this Support Agreement applicable to such Stockholder, and any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio.
“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntary or involuntary, of any Subject Shares or any interest in any Subject Shares, (ii) entry into any Contract, option, swap or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Stockholder, by tendering into any tender or exchange offer, by operation of law or otherwise), (iii) the deposit of such Subject Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Support Agreement) with respect to such Subject Shares or the grant of any proxy or power of attorney (other than this Support Agreement) with respect to such Subject Shares, (iv) to otherwise grant, permit or suffer the creation of any Liens (other than those created by this Support Agreement or under applicable securities laws), (v) to take or permit any other action that would prevent the performance of such Stockholder’s obligations hereunder or (iv) to offer, commit or agree, directly or indirectly, to take any of the foregoing actions.
The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time, (2) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (3) the Company Stockholder Meeting at which a vote upon the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement is taken and (4) the time at which the Company Board makes a Recommendation Change.
(c) Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) each Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director or officer of the Company) and (ii) nothing in this Support Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director or officer of the Company (including without limitation through the individuals that it has elected to the Company Board) or from complying with his or her fiduciary duties or other legal obligations under applicable law, other than in the capacity as a Stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).
(d) Appraisal Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise or assert, if applicable, any appraisal rights or rights of dissent (including, without limitation, under Section 262 of DGCL, a copy of which is attached hereto as Schedule B) in connection with the Merger; provided, that nothing in this shall restrict or prohibit Stockholder from asserting (i) its right to receive the Per Share Price in accordance with the Merger Agreement and the DGCL or (ii) counterclaims or defenses in any proceeding brought or claims asserted against it by Parent, Merger Sub, the Company or any of their respective Subsidiaries or Affiliates and each of the successors and assigns relating to this Support Agreement or the Merger Agreement, or from enforcing its rights under this Support Agreement.
(e) No Solicitation. Each Stockholder agrees during the Support Period that it will not, and will cause each of its controlled Affiliates and its and their respective Representatives to not, directly or indirectly, (i) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange

Act) in opposition to the Merger, (ii) initiate a stockholders’ vote with respect to any Acquisition Proposal, (iii) become a member of a “group” (as such term is used in Section 13(g) of the Exchange Act) with respect to any voting securities of the Company with respect to any Acquisition Proposal or (iv) take any action that the Company is prohibited from taking pursuant to Section 5.3 (No Solicitation), Section 6.4 (Company Stockholder Meeting) or Section 6.13 (Public Statements and Disclosure) of the Merger Agreement.
(f) New Shares; Obligation to Update Schedule A. Each Stockholder agrees that any shares of Company Common Stock that such Stockholder purchases or with respect to which such Stockholder otherwise acquires record or beneficial ownership (including (a) any shares of Company Common Stock that such Stockholder acquires pursuant to the exercise or settlement of any Company Equity Awards or (b) pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) during the Support Period shall automatically become, and shall be deemed to be, Subject Shares and will thereafter be subject to the terms and conditions of this Support Agreement to the same extent as if they comprised Subject Shares on the date hereof. Each Stockholder agrees that, in connection with any acquisitions or Transfers (to the extent permitted) of Subject Shares by such Stockholder, the Stockholder will, as promptly as practicable following the completion of such acquisition or Transfer (and in any event within two (2) Business Days), notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.
Section 4. Termination. This Support Agreement shall terminate upon the termination of the Support Period.
Section 5. Further Assurances. Subject to the terms and conditions of this Support Agreement, each Stockholder (i) shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Support Agreement and (ii) agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manger practicable, the Merger.
Section 6. General Provisions.
(a) Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 6(b) to the Company, Parent or Merger Sub in accordance with Section 9.2 of the Merger Agreement and to a Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice)).
(c) Interpretation. The terms of Section 1.3 of the Merger Agreement shall apply to this Support Agreement, mutatis mutandis.
(d) Severability. In the event that any term, provision, covenant or restriction of this Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction or other Governmental Authority to be illegal, void or unenforceable, the remainder of this Support Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Support Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
(e) Stop Transfer Instructions. At all times during the Support Period, in furtherance of this Support Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares (and that this Support Agreement places limits on the voting and transfer of the Subject Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the end of the Support Period.

(f) Specific Performance. The parties hereto acknowledge that Parent may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(f) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.
(g) Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
(h) Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
(i) Entire Agreement; No Third-Party Beneficiaries. This Support Agreement, together with Schedule A hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns any rights or remedies hereunder.
(j) Governing Law. This Support Agreement shall be governed by, interpreted, construed and enforced in accordance with the Laws of the State of Delaware. Any and all claims, controversies and causes of action arising out of or relating to this Support Agreement, whether sounding in contract, tort or statute, shall be governed by the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the Laws or statutes of limitations of a different jurisdiction.
(k) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING AND/OR CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OR CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(K).
(l) Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.
(m) Consent to Jurisdiction. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 6(b) of this Support Agreement or in such manner as may be permitted by applicable Law, and nothing in this Section 6(l) will affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Support Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Support Agreement or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Support Agreement or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. The parties agree that any violation of this Section 6(m) shall constitute a material breach of this Support Agreement and shall constitute irreparable harm.
(n) Disclosure. Each Stockholder consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and holding of the Subject Shares, and the terms of this Support Agreement (including, for the avoidance of doubt, the disclosure of this Support Agreement), in any press release, Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other Transactions.
(o) Expenses. All costs and expenses incurred in connection with this Support Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.
(p) Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

MediaOcean LLC

By	/s/ William Wise
	Name:	William Wise
	Title:	Chief Executive Officer

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:

Name: Zvika Netter

/s/ Zvika Netter

SCHEDULE A

Stockholder	Type of Subject Shares	Number of Subject Shares
[***]	Common Stock	[***]
[***]	Common Stock	[***]
[***]	Common Stock	[***]
[***]	Common Stock	[***]

Notice

Zvika Netter
c/o ESOP Management and Trust Services Ltd.
25 Efaal St.
Petah Tikva, 4951125
Israel
Email: [***]

with a copy (which shall not constitute notice to the Stockholders) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Joshua M. Dubofsky; Eyal Orgad;
Kyle Adams
Email: [***]

SCHEDULE B

Section 262 of the Delaware General Corporation Law
§ 262. Appraisal Rights. [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60451-Z89262

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INNOVID CORP.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V60452-Z89262

Innovid Corp.
Proxy Solicited on Behalf of the Board of Directors of the Company for the Special Meeting of Shareholders
February 11, 2025, 10:00 a.m. Eastern Time

The undersigned shareholder(s) hereby appoint(s) Zvika Netter and Anthony Callini, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of common stock of Innovid Corp. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on February 11, 2025, at www.virtualshareholdermeeting.com/CTV2025SM, and any continuation, adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" each of the proposals in accordance with the Board of Directors' recommendations.

By executing this proxy, the undersigned shareholder(s) authorize(s) the proxies to vote in their discretion on any other matters as may properly come before the Special Meeting and any adjournment or postponement thereof.

Please mark, sign, date and return the proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side